Exhibit 10.1

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Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been omitted from this exhibit because it is both not material and is the type that Georgia Power Company treats as private or confidential. Such omissions are designated as "[***]."

AMENDED AND RESTATED SERVICES AGREEMENT
BETWEEN
GEORGIA POWER COMPANY, FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA, ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS
AND
WESTINGHOUSE ELECTRIC COMPANY LLC
AND
WECTEC GLOBAL PROJECT SERVICES INC.

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ARTICLE 23. EQUAL EMPLOYMENT OPPORTUNITY	49
ARTICLE 24. INSURANCE	50
ARTICLE 25. UNFORESEEABLE CONDITIONS	54
ARTICLE 26. CYBER SECURITY PROGRAM REQUIREMENTS	54
ARTICLE 27. COMPLIANCE WITH SITE AND SECURITY RULES AND POLICIES	55
ARTICLE 28. FITNESS FOR DUTY	58
ARTICLE 29. EMPLOYEE PROTECTION	59
ARTICLE 30. NO TOLERATION OF UNACCEPTABLE BEHAVIORS	60
ARTICLE 31. NON-ENGLISH SPEAKING SERVICE PROVIDER WORKERS	62
ARTICLE 32. COMMUNICATIONS	63
ARTICLE 33. MISCELLANEOUS	63
EXHIBIT A SERVICES AND DIVISION OF RESPONSIBILITY
EXHIBIT B DELIVERABLES
EXHIBIT C RATES AND INVOICING
EXHIBIT D FORM OF STAFF AUGMENTATION AGREEMENT
EXHIBIT E FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT F FACILITY IP LICENSE IN THE EVENT OF A TRIGGERING EVENT
EXHIBIT G IP LICENSE
EXHIBIT H SUBCONTRACTS AND PURCHASE ORDERS
EXHIBIT I RATES FOR LEASED EQUIPMENT
EXHIBIT J-1 DAVIS-BACON ACT REQUIRED PROVISIONS
EXHIBIT J-2 DAVIS-BACON ACT WAGE DETERMINATION(S)
EXHIBIT J-3 HEAVY WAGE DETERMINATION
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EXHIBIT J-4 BUILDING WAGE DETERMINATION
EXHIBIT J-5 HIGHWAY WAGE DETERMINATION

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AMENDED AND RESTATED SERVICES AGREEMENT
THIS AMENDED AND RESTATED SERVICES AGREEMENT (“Agreement”) is made and entered into this 20th day of July, 2017 (“Execution Date”), by and among GEORGIA POWER COMPANY, a Georgia corporation (“GPC”), for itself and as agent for OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, and THE CITY OF DALTON, GEORGIA, ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS, as “Owners,” and WESTINGHOUSE ELECTRIC COMPANY LLC, a Delaware limited liability company having a place of business in Cranberry Township, Pennsylvania (“Westinghouse”), and WECTEC GLOBAL PROJECT SERVICES INC., a Louisiana corporation having a place of business in Charlotte, North Carolina (“WECTEC”). Westinghouse and WECTEC will be referred to collectively as “Service Provider.” Owners and Service Provider may be referred to individually as “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Service Provider and GPC, for itself and as agent for the Owners, are parties to that certain Engineering, Procurement, and Construction Agreement dated April 8, 2008, as amended (“EPC Agreement”) to, among other things, design, procure, construct, test, and start up two new AP1000® nuclear units, Units 3 and 4, at the Vogtle Electric Generating Plant in Waynesboro, Georgia (“Project”); and
WHEREAS, under the EPC Agreement, Service Provider acted as the prime contractor for engineering, procurement, and construction activities for the Project; and
WHEREAS, on March 29, 2017, Service Provider and certain of its affiliates and subsidiaries commenced cases (“Bankruptcy Cases”) under Chapter 11 of Title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”); and
WHEREAS, Service Provider and the Owners entered into an Interim Assessment Agreement dated March 29, 2017 (as amended, the “Interim Agreement”); and
WHEREAS, following rejection of the EPC Agreement and termination of the Interim Agreement, Owners wish for Service Provider to provide certain technical support and construction support services in connection with the continued design, procurement, construction, testing, startup, and initial operation of the Project, and the Parties agree that Service Provider will do so only on a fully cost-reimbursable plus Fee basis, with its liability capped;
WHEREAS, the Parties entered into that certain Services Agreement, dated June 9, 2017 (the “Existing Services Agreement”);

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WHEREAS, this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate, in its entirety, the Existing Services Agreement.
NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, the Parties agree as follows:
ARTICLE 1. DEFINITIONS
1.1    “Affiliates” means, with respect to any Party, any other Person that, as of the Effective Date or at any time thereafter, (a) owns or controls, directly or indirectly, the Party, (b) is owned or controlled by the Party, or (c) is under common ownership or control with the Party, where “own” means ownership of fifty percent (50%) or more of the equity interests or rights to distributions on account of equity of the Party and “control” means the power to direct the management or policies of the Party, whether through the ownership of voting securities, by contract, or otherwise.
1.2    “ASME” means the American Society of Mechanical Engineers.
1.3    “COL” means the combined licenses issued by the NRC pursuant to 10 C.F.R. Part 52 for Vogtle Units 3 and 4, respectively.
1.4    “Corrective Action Program” or “CAP” means measures established to assure that conditions adverse to quality, including, but not limited to, failures, malfunctions, deficiencies, deviations, defective material and equipment, and non-conformances are promptly identified and corrected. The measures shall assure that the cause of the condition is determined and corrective action taken to preclude repetition. The Corrective Action Program shall comply with, among other things, NEI 08-02, “Corrective Action Processes for New Nuclear Power Plants During Construction” and is part of the Quality Assurance Program as defined in Section 13.1.
1.5    “DCD” means the AP1000® Nuclear Power Plant Design Control Document, as certified and approved by the NRC in 10 C.F.R. Part 52 Appendix D.
1.6    “Deliverables” shall have the meaning set forth in Exhibit B (Deliverables).
1.7    “Design Bases” shall have the meaning ascribed to it in 10 C.F.R. § 50.2.
1.8    “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Endangered Species Act, 16 U.S.C. §§ 1531- 1544 and all Laws (including implementing regulations) of any Government Authority having jurisdiction over the Project adressing the environment, human health, safety, natural resources,

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plant and animal species, cultural and archeological resources or the use or release into the environment of any Hazardous Materials.
1.9    “ERA” means the Energy Reorganization Act of 1974, as amended.
1.10     “Facility” means Vogtle Units 3 and 4 and the systems, structures and components that will be utilized by one or both Units.
1.11    “Facility IP” shall have the meaning set forth in Exhibit F (Facility IP License in the Event of a Triggering Event).
1.12    “Facility Purposes” has the meaning set forth in Section 14.4.
1.13    “Fee” has the meaning specified in Exhibit C (Rates and Invoicing).
1.14    “Financing Parties” means the lenders and financing institutions providing construction, interim and/or long-term financing for the Facility or any portion thereof, including any financing in the form of a synthetic lease or leveraged lease, and their assigns and a trustee or agent acting on behalf of the lenders or financing institutions. The U.S. Department of Energy, in its capacity as a guarantor of any indebtedness issued by any Owner, and any trustee or agent acting on behalf of the DOE, shall be deemed “Financing Parties.”
1.15    “Fitness for Duty” or “FFD” means the fitness-for-duty programs, developed pursuant to 10 C.F.R. Part 26, that provide reasonable assurance that nuclear facility personnel are trustworthy, will perform their tasks in a reliable manner, are not under the influence of any substance, legal or illegal, that may impair their ability to perform their duties, and are not mentally or physically impaired from any cause that can adversely affect their ability to safely and competently perform their duties.
1.16    “Government Authority” means a federal, state, county, city, local, municipal, foreign or other government or quasi-government authority or a department, agency, subdivision, court or other tribunal of any of the foregoing that has jurisdiction over Owners, Service Provider, the Facility or the activities that are the subject of this Agreement.
1.17    “Governmental Approval” means an authorization, consent, approval, clearance, license, ruling, permit, tariff, certification, exemption, filing, variance, order, judgment, no-action or no-objection certificate, certificate, decree, decision, declaration or publication of, notices to, confirmation or exemption from, or registration by or with a Government Authority relating to the Facility.
1.18    “Georgia PSC Certification Order” means the final, unappealable order issued by the Georgia Public Service Commission with respect to GPC’s application for certification of the recovery of the costs of the Units.
1.19    “Hazardous Materials” means each substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any

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Environmental Law and any petroleum or petroleum products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls that have been released into the environment in concentrations or locations for which remedial action is required under any applicable Environmental Law.
1.20    “Intellectual Property” or “IP” shall have the meaning set forth in Exhibit G (IP License).
1.21     “ITAAC” means the NRC inspections, tests and analyses and their associated acceptance criteria which are approved and issued for the Facility pursuant to 10 C.F.R. § 52.97(b).
1.22    “Law” means (a) a constitution, statute, law, rule, regulation, code, treaty, ordinance, judgment, decree, writ, order, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or any other governmental restriction or any similar form of decision of or determination by, or any binding interpretation or administration of any of the foregoing, by a Government Authority, whether now or hereafter in effect and (b) requirements or conditions on or with respect to the issuance, maintenance or renewal of a Governmental Approval or applications therefor, whether now or hereafter in effect, including, without limitation, the Licensing Basis, the Design Bases for the Facility and the COL.
1.23    “Licensed IP” shall have the meaning set forth in Exhibit G (IP License).
1.24    “Licensing Basis” means the ITAAC, COL, UFSAR (including, but not limited to, the plant-specific design-basis information defined in 10 C.F.R. § 50.2 documented therein) and other NRC rules, regulations, and requirements applicable to the Facility, including, but not limited to, the licensee’s written commitments for ensuring compliance with and operation within applicable NRC requirements and the Facility-specific design basis (including, but not limited to, all modifications and additions to such commitments that are docketed and in effect over the term of the COL). The Licensing Basis includes orders, license conditions, exemptions, and technical specifications.
1.25    “Loan Guaranty Agreements” means the respective Loan Guarantee Agreements between the U.S. Department of Energy, as Guarantor, and MEAG, OPC, and GPC, respecting the Project.
1.26    “NRC” means the United States Nuclear Regulatory Commission.
1.27    “Nuclear Safety Culture” means the core values and behaviors resulting from a collective commitment by leaders and individuals to emphasize safety over competing goals to ensure protection of people and the environment, as defined in the NRC’s Safety Culture Policy Statement, 76 Fed. Reg. 34773 (June 14, 2011).
1.28    “OSHA” means Occupational Safety and Health Administration.

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1.29    “OSHA of 1970” means Occupational Safety and Health Act of 1970, as amended.
1.30    “OSHA Log” means OSHA’s Form 300, Log of Work-Related Injuries and Illnesses, required to be maintained pursuant to 29 C.F.R. § 1904.
1.31    “OSHA Standards” means the OSHA and regulatory standards or state plan equivalent.
1.32    “Owner Persons Indemnified” shall have the meaning set forth in Article 16.
1.33    “Owners” means, collectively, GPC, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, each a Georgia limited liability company (“MEAG”), and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners.
1.34    “Owners’ Authorized Representative” means the Person who Owners designate in writing to act on behalf of Owners under this Agreement.
1.35    “Ownership Agreement” means Plant Alvin W. Vogtle Additional Units Ownership and Participation Agreement dated April 21, 2006, as amended.
1.36    “Person” means an individual, corporation, company, partnership, joint venture, association, limited liability company, trust, unincorporated organization, Government Authority or other entity.
1.37    “Prime Rate” means, as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.”
1.38    “Project Controls” refers to those processes and work activities (e.g., scheduling, planning, cost control, coordination, etc.) performed in the course of construction management of the Project.
1.39    “Project Schedule” means the integrated Project Schedule for the Project.
1.40    “QA” means quality assurance.
1.41    “Recoverable Costs” means the following: cancelation costs for all subcontracts and purchase orders listed on Exhibit H (Subcontracts and Purchase Orders) and subcontracts and purchase orders approved by Owners and executed by Service Provider after the Effective Date, demobilization costs, and other direct out-of-pocket costs that are permitted to be recovered by Service Provider under this Agreement and that are actually incurred by the Service

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Provider. For the avoidance of doubt, the definition of “Recoverable Costs” does include employee severance costs actually incurred and that are consistent with the Westinghouse and WECTEC severance programs that were effective immediately prior to the Westinghouse bankruptcy. The definition of “Recoverable Costs” does not include liabilities or damages arising from or related to Service Provider’s terminating or releasing employees as a result of Owners’ suspension or termination of this Agreement or Owners’ reduction, suspension or termination of Services under Section 4.3(b) (Changes to the Scope of Services After the Transition Period.)
1.42    “Representatives” means officers, directors, employees, members, or other authorized agents.
1.43    “Safety Program” means the comprehensive safety program that governs all of Service Provider’s activities at the Site in connection with its performance of the Services.
1.44    “Services” means all services the Service Provider is obligated to perform pursuant to this Agreement.
1.45    “Site” means the premises (or portion thereof) owned or leased by Owners on which the Facility is or will be located, including, but not limited to, construction laydown areas. “Site” shall not include the portions of the Vogtle site dedicated solely to Vogtle Units 1 and 2, except to the extent such portions are needed for access, ingress, egress, or will otherwise be impacted by construction or operation of the Facility.
1.46    “SNC” means Southern Nuclear Operating Company, Inc.
1.47    “Third Party” means a Person other than Owners, Service Provider, SNC or any of their Affiliates or employees.
1.48    “UFSAR” means the Vogtle Units 3 and 4 Updated Final Safety Analysis Report, as amended and updated from time to time.
1.49    “Unit” or “Units” means the electric generating plants, utilizing the AP1000® standard design as certified by the NRC in Appendix D to 10 C.F.R. Part 52, that are to be constructed and operated as either Vogtle Unit 3 or Vogtle Unit 4.
ARTICLE 2. INTERPRETATION
2.1    Titles, headings, and subheadings of the various articles and paragraphs of this Agreement are used for convenience only and shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement.
2.2    Words importing the singular only shall also include the plural and vice versa where the context requires. Words in the masculine gender shall be deemed to include the feminine gender and vice versa.

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2.3    Unless otherwise stated or the context otherwise requires, any reference to a document shall mean such document as amended, supplemented or otherwise modified and in effect from time to time.
2.4    Unless otherwise stated, any reference to a party shall include its successors and permitted assigns, and any reference to a Government Authority shall include an entity succeeding to its functions.
2.5    Wherever a provision is made in this Agreement for the giving of notice, consent, agreement or approval by a person, such notice, consent, agreement or approval shall be in writing, and the words “notify” and “agreement” shall be construed accordingly.
2.6    This Agreement and the documentation to be supplied hereunder shall be in the English language.
2.7    All monetary amounts contained in this Agreement refer to the currency of the United States unless otherwise specifically provided.
2.8    A reference contained herein to this Agreement or another agreement shall mean this Agreement or such other agreement, as they may be amended or supplemented, unless otherwise stated.
2.9    Words and abbreviations not otherwise defined in this Agreement which have well-known nuclear industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
2.10    Neither Service Provider nor Owners shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by the other, and this Agreement shall be construed as if drafted jointly by Owners and Service Provider and no presumption or burden of proof will arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement.
2.11    The word “hereby,” “herein,” “hereunder” or any other word of similar meaning refers to the entire document in which it is contained.
2.12    A reference to an Article includes all Sections and Subsections contained in such Article, and a reference to a Section or Subsection includes all subsections of such Section or Subsection including all exhibits referenced therein.
2.13    All exhibits referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

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ARTICLE 3. TERM; CONDITIONS PRECEDENT
3.1    Effective Date; Term. Except as provided in Section 3.4, this Agreement shall become effective upon the satisfaction of the Conditions Precedent in Section 3.2 (such date being the “Effective Date”) and, unless earlier terminated in accordance with the provisions of this Agreement, shall remain in full force and effect for a term ending upon the completion of startup and testing and the commencement of sale of electricity of both Units.
3.2    Conditions Precedent. Except as provided in Section 3.4, this Agreement shall not be binding unless and until each of the following conditions are satisfied (“Conditions Precedent”):
(a)    Service Provider has rejected the EPC Agreement;
(b)    Service Provider has obtained approval to enter into this Agreement from its Debtor-in-Possession lender;
(c)    Service Provider has obtained an order from the Bankruptcy Court approving Service Provider’s rejection of the EPC Agreement and execution of this Agreement;
(d)    Owners have obtained approval of this Agreement by the Department of Energy in accordance with the terms of the Loan Guaranty Agreements; and
(e)    Service Provider has obtained approval for this Agreement from its Boards of Directors.
3.3    Efforts to Satisfy Conditions. Commencing on the Execution Date, Service Provider and Owners shall use reasonable efforts to cause the satisfaction of the Conditions Precedent.
3.4    Failure of Conditions Precedent. If for any reason the Conditions Precedent are not satisfied by sixty (60) days from the Execution Date, this Agreement shall be deemed null and void unless the time period is extended by mutual agreement of the Parties. At any time, if the Parties agree in writing that one of the Conditions Precedent cannot be satisfied, this Agreement shall be deemed null and void upon the date of the Parties’ written agreement.
3.5    Effect of Prior Project Agreements. As of the Effective Date, all ongoing work performed by Service Provider in connection with the Project, regardless of whether such work was previously governed by the EPC Agreement or the Interim Agreement, shall be exclusively governed by this Agreement. Nothing in this Agreement shall constitute an amendment to, modification of or novation of the EPC Agreement. This Agreement is an independent agreement between Service Provider and Owners. Nothing in this Agreement shall constitute a waiver of any Party’s claims or right to make a claim or any Party’s defenses under the EPC Agreement or otherwise.

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ARTICLE 4. SCOPE OF WORK
4.1    Transfer of Control of Project. On the Effective Date, Service Provider shall transfer and Owners will assume control of the Site and project-level direction and control of the work required to complete the Facility, with ultimate decision-making and direction of all work residing in Owners subject to the terms of Article 13. For a period of ninety (90) days beginning on the Effective Date, Service Provider will provide engineering, procurement, and construction support services consistent with work currently being performed by Service Provider in connection with the Project, except as otherwise directed by Owners or agreed upon by the Parties (the “Transition Period”). During the Transition Period, Service Provider will support the transition of responsibilities to Owners or their designees, as directed, as efficiently and promptly as possible.
(a)    Access and Resource Commitment. Service Provider shall (i) make commercially reasonable efforts to maintain current staffing and resource levels, except as expressly authorized by Owners with respect to transferred responsibilities and the process described in Section 4.1(e) (Staffing and Resource Assessment); (ii) maintain Owners’ access to on-Site and off-Site facilities, construction equipment, temporary construction facilities and systems, and materials to support continuation of work on the Project and the transition of Project Controls to Owners; and (iii) to the extent required under Section 4.1(f), maintain and provide Owners access to Service Provider’s IT network (on-Site and off-Site) in order to support continuation of work on the Project and transition of Project Controls to Owners. Owners agree to comply with Service Provider’s applicable Westinghouse policies required for infrastructure access and end use any time Owners access Service Provider’s IT network, provided that Service Provider will provide a copy of such policies to Owners on a timetable that supports Owners’ access. Service Provider warrants that it will not apply such policies to Owners in a manner that will unreasonably inhibit Owners’ access to Service Provider’s IT network as contemplated under this Agreement, or cause Service Provider to fail to provide the access otherwise required under this Agreement. Service Provider shall not amend any such policies in a manner that will unreasonably inhibit Owners’ access to Service Provider’s IT network as contemplated under this Agreement or cause Service Provider to fail to provide the access otherwise required under this Agreement.
(b)    Transfer of Project Controls. Service Provider will support transition of the Project Schedule and Project Controls functions to Owners. The current integrated Project Schedule will be transferred in its native format (e.g., XER files). Following the transfer of the Project Schedule and Project Controls to Owners, Service Provider will provide ongoing Project Controls information to Owners to enable Owners to track the Project Schedule and costs.
(c)    Subcontracts. Service Provider shall assume and assign to Owners or their designee, and Owners or their designee shall assume, the contracts listed on Exhibit H, Part A; provided that Owners may elect, by giving written notice thereof to Service Provider within a reasonable time prior to the entry of an order authorizing the

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assumption and assignment of such contracts, not to accept any such contract, whereupon such contract will be removed from Exhibit H, Part A. Service Provider shall assume the contracts listed on Exhibit H, Part B as amended to include Owners as parties thereto, including the ability to exercise the rights and remedies thereunder and with a direct obligation to pay the counterparty for all liabilities thereunder; provided that Owners may elect, by giving written notice thereof to Service Provider within a reasonable time prior to the entry of an order authorizing the assumption of such contracts, not to have the Service Provider assume any such contract, whereupon such contract will be removed from Exhibit H, Part B. Owners shall be responsible for any amount required to be paid in order to assume such contracts. Owners agree to take such actions as may be required to obtain Bankruptcy Court approval of such assumptions. The terms “subcontracts” and “contracts,” as used within this Section 4.1(c), include and refer to subcontracts and purchase orders as listed on Exhibit H.
(d)    Refinement of Services, Deliverables, and Schedule. During the Transition Period, Owners and Service Provider will further define (i) the Services that Service Provider will perform, (ii) division of responsibilities, (iii) the Deliverables; and (iv) the schedule for completion of Services and delivery of Deliverables to support the updated Project Schedule that will be developed by Owners with Service Provider’s input. The Services and Deliverables defined in accordance with this Section 4.1 will be consistent with the high-level descriptions of Services and Deliverables set forth in Exhibit A (Services and Division of Responsibility) and Exhibit B (Deliverables) and any other applicable requirements in this Agreement.
(e)    Staffing and Resource Assessment.
(i)    Service Provider will support Owners’ identification of on-Site and off-Site personnel, facilities, equipment, and infrastructure needed to support completion of the Project.
(ii)    Throughout the term of this Agreement, Owners may, at Owners’ election, subject to applicable laws, rules and regulations, remove personnel from the Site for cause, and with reasonable notice where practicable. Owners may request relocation of Service Provider’s personnel to the Site, subject to Service Provider’s and the employee’s consent. In the case of relocation, Owners shall be responsible for reasonable relocation expenses (not to include any markup or additional fee).
(iii)     Service Provider and Owners will work together to adjust current staffing to levels necessary to perform the Services under this Agreement. Owners shall not be responsible for employee severance or other employee separation costs, liabilities, or damages that result in any way from the staff reductions made during the Transition Period.

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(iv)    Certain of Service Provider’s personnel will work at the direction and control of Owners’ personnel (such Services referred to herein as the “Secondment Services”). The Secondment Services will be governed by the terms and conditions of a Staff Augmentation Agreement between Service Provider and Owners, a form of which is attached hereto as Exhibit D (Form of Staff Augmentation Agreement).
(v)    Owners will have the right to offer employment to, hire, or offer another contractual arrangement to Service Provider’s employees and contract staff on-Site (subject to prior employment-related agreements between Service Provider and such personnel). Owners will have the right to offer employment to, hire, or offer another contractual arrangement to Service Provider’s employees and contract staff not working on-Site (subject to prior employment-related agreements between Service Provider and such personnel) only with the consent of Service Provider, which shall not be unreasonably withheld.
(vi)     The terms of this Section 4.1(e) shall be effective during and after the Transition Period.
(f)    Access to Project Management/Project Controls Information. Service Provider will make available and deliver as necessary to Owners in electronic format (where possible) data, documentation, and applications (including input files) necessary to support transition of the project management and the discrete scopes of work to be transferred to Owners. The information and data available to Owners will be that data and information required for Owners to (1) evaluate the status of the Project and work necessary for completion of the Project, (2) assume responsibility for scope previously performed by Service Provider (including historical information), and (3) perform project management functions. For the software applications required to fulfill items (1), (2), and (3) above, subject to applicable license restrictions, Service Provider will provide input files and data upon request and will work with Owners to evaluate which applications will be maintained by Owners for the balance of the Project and which will be maintained by Service Provider on Owners’ behalf (and with full Owners access). Except where unavailable, Service Provider will provide all information and data in the existing file format(s) used by the Service Provider where such format(s) is required to enable Owners’ use as contemplated herein. If such file format(s) is unavailable, Service Provider will work with Owners to provide information and data in a format that enables Owners’ use as contemplated herein. At Owners’ election and expense, this information and any other documentation/records agreed upon by the Parties will be transferred to a single Site document management system maintained by Service Provider or to Owners’ document management systems (e.g., CIMS, Documentum). The terms of this Section

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4.1(f) shall continue after the Transition Period as necessary for Owners to complete the Project.
(g)    Transfer of Program Responsibility. Service Provider will support the transition of control of the Site and the primary responsibility for the following Site-based programs to Owners: access; security; Fitness For Duty; Employee Concerns Program; communications; project accounting and finance; and such other safety, regulatory, or administrative programs as mutually agreed by the Parties. Service Provider will support transition to a single PI & CAP for the Site, which transition will include the development by the Parties of an interface protocol between Service Provider's existing PI & CAP and Owners’ existing PI & CAP. The interface protocol will control, at a minimum, the provision of PI & CAP related documentation from Service Provider to Owners, the treatment of any existing open issues within Service Provider's PI & CAP respecting activities which are not Services under this Agreement but nonetheless relate to the Site, and the systems and infrastructure which will be used for the single PI & CAP. Work performed by Service Provider under this section 4.1(g) is reimbursable.
(h)    Transfer of Regulatory Permits. During the Transition Period, the Parties will identify the permits held by Service Provider that Owners require to complete the Project, and Service Provider will facilitate the transfer of those regulatory permits to Owners’ or Owners’ designee that are required to complete the Project.
(i)    Insurance. Service Provider will provide a list of existing insurance policies related to the Project, facilities, and equipment within thirty (30) days of the Effective Date and maintain such policies until at least sixty (60) days after the Effective Date. Service Provider will support Owners’ efforts to obtain insurance coverage formerly held by Service Provider. Prior to cancellation of any existing insurance policies, Service Provider will provide prompt notice to Owners and at least within ten (10) days of knowledge that cancellation will occur.
(j)    Service Provider will support other transition efforts reasonably requested by Owners, including but not limited to regulatory compliance (including but not limited to Georgia Public Service Commission and Securities Exchange Commission reporting or approval requirements), and coordination and cooperation with subcontractors, vendors, suppliers, and consultants.
(k)    Service Provider may sell and Owners may purchase certain Service Provider facilities and/or construction equipment at the prices established by an independent valuation company mutually agreed upon by the Parties. Commencing on the Effective Date, Owners will lease certain construction equipment consistent with the terms of Exhibit C (Rates and Invoicing), subject to Owners’ election to stop using such equipment at any time during the term of this Agreement.

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4.2   Scope of Services. Service Provider will provide mutually agreed engineering, procurement, and construction support services, the categories of which are set forth in Exhibit A (Services and Division of Responsibility), as refined during the Transition Period, or otherwise agreed upon by the Parties.
4.3    Changes to the Scope of Services after the Transition Period.
(a)    Owners may desire additions to the scope of Services. Service Provider agrees to consider, in accordance with this Agreement, additions to the scope of Services which are related to the Services for the Project and which do not materially affect the nature of the Services or resource requirements of Service Provider.
(b)    Owners, in their sole discretion, shall have the right to reduce or terminate certain Services or portions thereof at any time for their convenience by providing written notice to Service Provider at least fifteen (15) days in advance of the date of termination or other minimally necessary time period required to comply with the WARN Act, as measured from the date of written notice of termination, with respect to employees who are not performing Secondment Services. Following such notice period, Service Provider shall require its employees and subcontractors to cease work thereon, except to the extent otherwise required by the notice itself or by industry safety practices or applicable law, rules or regulations. Owners shall be obligated to pay amounts due, in accordance with Exhibit C (Rates and Invoicing) herein, for Services performed prior to Owners’ reduction notice and for any Recoverable Costs associated with such reduction or termination.
(c)    Service Provider will not perform Services that it reasonably determines to be new or different or beyond those set forth herein and in Exhibit A (Services and Division of Responsibility) without prior written authorization from Owners’ Authorized Representative. To establish authorization for extra compensation for changes in the scope of Services, Service Provider will submit to Owners, in advance of performing the new or different Services, a proposal for the new or different Services, and will submit therewith such cost and schedule information as reasonably required for Owners to evaluate the proposal. Before beginning the new or different Services, Service Provider must secure written authorization from Owners. Service Provider agrees that it will not knowingly make any Claim for payment for new or different Services that Service Provider knew were not authorized in writing by Owners in advance of commencement of the performance of such Services.
4.4    Schedule. Service Provider shall endeavor to perform Services under this Agreement in a timely manner in order to support the Project Schedule. However, as provided for in this Agreement, Owners have the responsibility for the Project Schedule, and Service Provider shall have no liability for Project delays, costs, claims, damages, or losses arising from delays to the Project Schedule. Upon becoming aware that any Services are expected to be completed more than thirty (30) days after the projected date set forth in the Project Schedule, Service Provider will notify Owners in writing of their Service affected and the cause. Service

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Provider agrees to make reasonable efforts to comply with Owners’ requests to accelerate or recover the Project Schedule.
4.5    Qualification of Service Provider Personnel. Service Provider shall be properly licensed to perform that portion of the Services which require a professional license by law (e.g., engineering design work that must be performed by a licensed professional engineer) and shall be authorized and qualified to do business in all governmental jurisdictions in which the Services are to be performed and will maintain such licenses and qualifications as long as reasonably required to perform the Services. Upon reasonable advance written request of Owners, Service Provider shall furnish to Owners such evidence as Owners may reasonably require relating to Service Provider’s qualifications. The Parties agree that (1) Service Provider is not to be considered the constructor of the Project or otherwise responsible for the supervision of the construction of the Project, (2) that Service Provider may not be licensed as a contractor under the laws of the State of Georgia, (3) the Services being rendered under this Agreement do not constitute construction services under Georgia law, (4) the Services do not require a contractor’s license under Georgia law, and (5) Owners are not relying on Service Provider for any contractor license.
4.6    Subcontractors. The Services to be performed by Service Provider hereunder shall not be subcontracted nor shall Service Provider procure consultants or other outside services and facilities without the prior written approval of Owners, which Owners may withhold or provide in their discretion. Notwithstanding the foregoing, Service Provider may subcontract its Services in whole or in part to an Affiliate of Service Provider without the prior approval of Owners; provided, however, with the exception of Mangiarotti, WesDyne, and Nuclear Parts Organization (“NPO”), any Services performed by an Affiliate of Service Provider shall be subject to the same pricing terms contained in Exhibit C (Rates and Invoicing) as if Service Provider had performed such Services directly. Owners will incur no duplication of costs or multiple markups as a result of any subcontract. With regard to Mangiarotti, WesDyne, and NPO, such Affiliates will be treated as third party subcontractors, and Owners shall have review and approval rights with regard to these subcontracts.
4.7    Payment to Subcontractors and Vendors; No Liens. Service Provider shall be solely responsible for paying the subcontractors and vendors it engages on the Project. Service Provider shall obtain interim and final lien waivers in the forms provided by Owners from subcontractors and vendors. Service Provider shall provide Owners with copies of the lien waivers upon request. Service Provider shall notify Owners within five (5) days of receipt of knowledge of any liens filed against, or threatened to be filed against, the Facility, Site and/or equipment.
4.8    Support for Governmental Hearings. Service Provider understands and acknowledges that as a result of its performance of this Agreement and the special knowledge it possesses, and in order to defend and explain the decisions, procedures and standards applicable to its furnishing or performing the Services, Service Provider may be called upon to appear at governmental and other hearings. At Owners’ expense, including but not limited to the cost of Service Providers’ reasonable legal fees, Service Provider agrees that it will appear in such

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hearings when requested by GPC or Owners. At Owners’ expense, Service Provider will also assist GPC or Owners in the preparation of testimony, reports, or other documents required in any non-adverse lawsuits or governmental or other hearings when called upon to do so by GPC or Owners as part of the Services.
ARTICLE 5. OWNERS’ RESPONSIBILITIES AND RIGHTS; OVERSIGHT OF SERVICES
5.1    Independent Contractor. In its performance under this Agreement, Service Provider is and will at all times act as an independent contractor. Subject to the requirements of this Agreement and Owners’ ultimate direction of the work required to complete the Facility, Service Provider will be free to perform the obligations of this Agreement by such methods and in such manner as Service Provider may choose, furnishing necessary labor, tools, equipment and materials, and taking the requisite steps to perform the Services appropriately and safely, having supervision over and responsibility for the safety and health of its Representatives while on Owners’ premises. Service Provider shall maintain control over and responsibility for its offsite tools, equipment and materials. No partnership, joint venture, agency or employment relationship is created by this Agreement, and Service Provider is not and will not act as an agent or employee of Owners except as required and designated by Owners for procurement. Service Provider’s Representatives have no right to participate in any of Owners’ employee benefit plans, including but not limited to the provision of health insurance under the Patient Protection and Affordable Care Act of 2010 (“ACA”), as a result of providing the Services. Service Provider shall be solely responsible for (i) payment of all compensation to its employees, (ii) the withholding of federal, state, and local taxes from such compensation and the payment of all such withheld amounts to the appropriate agencies or authorities, (iii) payment to the appropriate agencies or authorities of state unemployment insurance, federal unemployment insurance, FICA and state disability insurance, (iv) paying workers’ compensation insurance, and (v) providing the workers with all necessary and appropriate benefits including, without limitation, any health and welfare coverage required under applicable law, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended or revised (“HIPAA”) or the ACA or other applicable federal and state health care requirements.
5.2    Appointment of Agents. Owners have appointed GPC as their agent for all purposes under this Agreement pursuant to the Ownership Agreement, with the power and authority to bind Owners to their obligations herein. All obligations required under this Agreement to be fulfilled by the Owners will be performed by or at the direction of GPC, as agent for the Owners. Copies of the Ownership Agreement have been provided to and received by Service Provider. Owners will not materially change (in terms of the effect of any change on the agent’s authority with respect to this Agreement) the agency authority granted to GPC (or a successor agent) under the Ownership Agreement without Service Provider’s prior written approval not to be unreasonably withheld. GPC, acting for itself and as agent for the other Owners, has appointed SNC as agent for the implementation and administration of this Agreement. SNC is the exclusive licensed operator of Vogtle Units 1 and 2 and is the licensed operator of the Facility having exclusive control over licensed activities at the Facility.

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5.3    Owners’ Authorized Representative(s). Owners shall appoint Owners’ Authorized Representative(s) (and shall have the right to appoint a successor or replacement Owners’ Authorized Representative(s)) with whom Service Provider may consult at all reasonable times and whose written instructions, requests and decisions shall be binding upon Owners as to all matters pertaining to this Agreement. Service Provider shall have the right to rely upon a communication from Owners’ Authorized Representative(s) as a communication on behalf of all of the Owners and shall not rely upon any instruction or direction issued by any other representatives of Owners other than Owners’ Inspector as provided in Section 5.4.
5.4    Owners’ Inspector. Owners reserve the right, but shall not be obligated, to appoint inspectors to follow the progress of the Services provided by subcontractors to the Service Provider (each, an “Owners’ Inspector”). Owners’ Inspectors shall be granted access to the Services being performed at vendor facilities as allowed in the respective subcontract or as required by law, and being performed at Service Provider facilities (not the Site) as reasonably requested and agreed to by Service Provider. Such access shall not be conditioned on Owners or Owners’ Inspector waiving the right to reasonably safe access and accommodations. Owners may, but are not obligated to, authorize an Owners’ Inspector to stop work, provide direction to Service Provider, or take other actions which are the right or responsibility of Owners under this Agreement. Owners will notify Service Provider in writing of the appointment of any Owners’ Inspector and the scope of the Owners’ Inspector’s authorization to bind Owners. All expenses incurred by Service Provider in connection with complying with the directives of Owners’ Inspector pursuant to this Section 5.4 shall constitute actual costs. Service Provider will in no event be considered in breach of any other provision of this Agreement due to its compliance with the directions of Owners’ Inspector unless such directions are known to the Service Provider to be outside the scope of the Owners’ Inspector’s ability to bind Owners.
5.5    Project Metrics. Service Provider will provide information reasonably requested by Owners to enable Owners to evaluate applicable and relevant schedule and cost information for the Project. Whether or not a request has been made by Owners, Service Provider will promptly notify Owners of any event or circumstance of which Service Provider becomes aware which has a material adverse effect on the performance, cost or schedule of completion of the Services. Such project metric documentation and services include, but are not limited to, the following:
(a)    Monthly Status Reports. On or before the tenth (10th) day of each month, Service Provider shall submit monthly Project reports in a form including such information as reasonably requested by Owners.
(b)    Project Controls Information. Service Provider will provide all schedule and cost information in its possession and reasonably requested by Owners to enable Owners to track Project cost and schedule information.
(c)    Schedule and Budgeting Plans. Thirty (30) days prior to the beginning of a calendar quarter, Service Provider will provide good faith estimated schedule information and cost-breakdowns, including supporting information as reasonably requested by Owners, for Services expected to be performed during the immediately

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forthcoming quarter. Such estimates shall be broken down into specific categories of Services as reasonably directed by Owners. Within fifteen (15) days of receipt of Service Provider’s estimate, Owners may, with respect to Services in the immediately forthcoming quarter: (i) issue a hold on some or all Services (provided that Owners continue to pay Service Provider for all resources dedicated to the Project and affected by the hold period); or (ii) establish a budget cap applicable to the Services or a portion of the Services. Service Provider agrees that it will take commercially reasonable actions to avoid expending or incurring more than any Owner-issued budget cap, except with Owners’ prior written approval.
5.6    Owners’ Access and Oversight Rights.
(a)    In accordance with facility protocol and during reasonable times, Owners will have the right to have its personnel or other representatives (including Third Parties) oversee the performance of the Services in order to determine that the Services comply with the requirements of this Agreement and also to determine that the Services will be performed at a rate that is consistent with or as provided in the Project Schedule. Owners’ oversight shall not be deemed to: (i) be supervision by Owners of Service Provider; or (ii) relieve Service Provider of any responsibility for performing the Services in accordance with this Agreement. Owners may report to Service Provider any unsafe or improper conditions or practices observed at the job site for action by Service Provider in correction or enforcement.
(b)    Upon receipt of reasonable notice, Owners shall have reasonable access to applicable parts of Service Provider’s and/or its subcontractors’ facilities engaged in performance of the Services, wherever located, at reasonable times and subject to the reasonable requirements of Service Provider or its subcontractors, and as necessary to enable Owners to monitor the performance of Services.
5.7    Owners’ Approval Rights. Service Provider shall obtain Owners’ written approval (which may be provided by Owners’ Authorized Representative), which Owners may withhold or provide in their sole discretion, prior to taking any of the following actions:
(a)    any change in the design of the Facility, based on an approval process to be defined by the Owners, with support of the Service Provider, to ensure effective control of design and execution of the work. Such process shall include definition of how approval shall be documented and recorded, as well as appropriate thresholds for approval requirements;
(b)    any change in the means of performing the Services that will require a change to the Licensing Basis (regardless of whether such licensing change requires NRC approval); or
(c)    modifying the means, methods, or schedule for Services such that Service Provider knows that the cost to Owners for the Services will materially increase.

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5.8    Right to Stop Work. Owners reserve the right to stop performance of any portion of the Services for any or no reason by providing Service Provider with a written stop work order from Owners’ Authorized Representative, provided that Owners continue to pay Service Provider for the resources to the extent allocated to the Project and directly affected by the stop work order, and the payment amount shall be commensurate with the percentage of allocation.
5.9    Removal of Personnel. Subject to applicable laws, rules and regulations, Owners, for reasonable cause, have the right to require Service Provider to remove any employee, subcontractor, or subcontractor employee from the Site or from performing Services hereunder. Owners shall provide Service Provider the basis for the removal.
5.10    Not Exclusive Dealings Agreement. This Agreement is not intended to be and shall not be construed to be an exclusive dealings agreement between Owners and Service Provider. Owners shall at all times, in their sole discretion, be free to self-perform any Services or have such Services performed by another party subject to and consistent with the IP licensing agreements in Exhibits F (Facility IP License in the Event of a Triggering Event) and G (IP License), provided that any associated reduction in Services will be only as provided in Section 4.3(b).
5.11    Safeguards Information; Security Related Information.
(a)    To the extent not previously provided, Owners shall review and approve all Service Provider Safeguards Information (“SGI”) and Security Related Information (“SRI”) control and access procedures for the Project and revisions and training requirements that could impact performance of Owners’ SGI activities prior to issuance or implementation. Service Provider shall perform a 100% Owners’ SGI inventory/accountability check annually. Notification shall be given to Owners prior to start of the inventory/accountability checks, and results from those checks shall be formally reported to Owners.
(b)    Service Provider will maintain all SGI and SRI contained in Facility-related documentation and materials retained by Service Provider in accordance with applicable NRC regulatory requirements.
ARTICLE 6. IP DELIVERABLES
6.1    Service Provider IP Deliverables. Throughout the term of this Agreement and as Services are performed, Service Provider will deliver certain Licensed IP in the form of documentation, drawings, Confidential and Proprietary Information, intellectual property, software, applications, databases, procedures, and manuals. The categories of IP Deliverables are set forth in detail in Exhibit B (Deliverables), which identifies the IP and other deliverables to be provided by Service Provider under this Agreement. Service Provider will deliver such Licensed IP to Owners electronically to enable Owners’ use of the IP Deliverables for Facility Purposes as set forth in this Agreement and in the IP License attached hereto as Exhibit G (IP License). Where available, Service Provider will deliver the “quality assurance record” (as that

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term is defined in 10 CFR Part 50, Appendix B, XVII) of the Licensed IP, which is in .pdf format. When requested by Owners, Service Provider will also deliver the Licensed IP in .doc or .dwg format. Owners acknowledge that any Licensed IP delivered by Service Provider in .doc or .dwg format may contain errors and omissions, and are therefore being provided “as is, where is,” without warranty or any assurance of accuracy.
Nothing in this Section 6.1 shall restrict Owners’ right to receive or take possession of Facility IP pursuant to Exhibit F (Facility IP License in the Event of a Triggering Event). Except where provided in Exhibit F (Facility IP License in the Event of a Triggering Event), in no event will Service Provider be required to deliver to Owners the following categories of Licensed IP: (i) detailed design calculations and methodologies used to create Licensed IP; (ii) computer code input files and source codes; (iii) manufacturing technology and associated information; (iv) nuclear fuel design information; (v) safety analysis methodologies; and (vi) third party information which Service Provider does not have the contractual right to provide.
6.2    Maintenance of Facility IP. Except to the extent expressly precluded by law or court order, and then only to the narrowest extent required by such law or court order, Service Provider will maintain Facility IP, including any Facility IP newly developed during the term of this Agreement, in a form that enables Service Provider to perform the Services and preserves Owners’ right under Exhibits F (Facility IP License in the Event of a Triggering Event) and G (IP License).
6.3    Access to Facility IP. Regardless of whether certain Facility IP is deliverable under this Agreement, Westinghouse will provide Owners electronic access (except where electronic versions are unavailable or impractical for the required purpose) at the Site to the Facility IP, including but not limited to design calculations and all documents referenced or cited in the DCD and required to be incorporated into or referenced in the COL, as needed (i) to meet all applicable regulatory requirements and (ii) to exercise Owners’ oversight role (including participation in the design change process) (“Accessible IP”). The NRC will have the same access as Owners with respect to item (i) herein. Where Service Provider maintains electronic versions of Accessible IP, Service Provider will provide Owners’ personnel with access to read-only versions of such Accessible IP from workstations supplied by Service Provider for use on-Site and at Owners’ off-Site corporate offices. Owners’ access to Accessible IP will be available at any time, without the need for prior notice or authorization, with full implementation of this requirement to occur as soon as reasonably possible after the Effective Date. Owners will not copy or otherwise reproduce any Accessible IP. For Accessible IP that does not exist in electronic form, Service Provider will provide hard copies at the Site promptly upon Owners’ request.
6.4    Facility IP Licenses.  Owners’ rights with respect to Facility IP shall be governed by the provisions of Exhibits G (IP License) and F (Facility IP License in the Event of a Triggering Event), which shall be executed in parallel to this Agreement and the terms of which are incorporated herein by reference. The sale or license of any Facility IP by Service Provider or its Affiliates shall not be free and clear of, or otherwise adversely effect, any license of Facility IP granted to Owners under the Agreement and Exhibits F (Facility IP License in the Event of a

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Triggering Event) and G (IP License), pursuant to Section 363 of the Bankruptcy Code or other applicable law.
ARTICLE 7. CONTRACT RATES
The rates charged to Owners for the Services are set out in Exhibit C (Rates and Invoicing).
ARTICLE 8. INVOICES AND PAYMENTS
8.1    The requirements and processes applicable to invoices under this Agreement are set out in Exhibit C (Rates and Invoicing).
8.2    Respective Payment Responsibility. Owners shall be severally, not jointly, liable for the payments due hereunder; provided, however, that GPC shall act on behalf of all Owners for purposes of the receipt of invoices and aggregating the payments received from the Owners prior to making payment in accordance with the provisions of this Agreement. Each individual Owner is responsible for that percentage of payments due hereunder that is equivalent to such individual Owner’s respective ownership interest percentage in the Project at the time such payment obligation accrues. In the event that an Owner does not pay in full the amount that is due from such Owner, and another Owner does not make such payment on behalf of such non-paying Owner, GPC shall notify Service Provider no later than the due date for the payment of the identity of the Owner(s) that did not pay in full and the amount of such shortfall in payment from such Owner(s).
ARTICLE 9. RECORDS; AUDIT
9.1    Subject to Service Provider’s established records retention policy, Service Provider shall maintain and shall cause its subcontractors and vendors to maintain all technical documentation and other work product relative to the Services performed or provided under this Agreement throughout the term of this Agreement or for a longer period as required by applicable laws.  If termination of this Agreement occurs prior to completion of the second Unit, Service Provider shall arrange for transfer of the lifetime quality records existing as of the date of the termination identified as Deliverables in Exhibit B (Deliverables) which Owners are required by NRC regulations or other applicable Law to retain as the NRC licensee for the Facility. The Service Provider may act as an authorized agent for retaining lifetime quality records in accordance with NQA-1-1994 as directed by Owners.
9.2    Except to the extent applicable laws require a longer retention, Service Provider shall maintain and shall cause its subcontractors and vendors performing services to maintain complete accounting records relating to the Services performed or provided and reimbursements from Owners due under this Agreement for a period of three (3) years after termination or completion of the Services, or such longer period as required by Law.  Service Provider shall retain accounting records in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.

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9.3    In addition to the obligations in Sections 9.1 and 9.2, Service Provider shall maintain its records in compliance with the applicable provisions of 10 C.F.R. § 50.71 and other applicable laws until such time as Service Provider delivers such records to Owners in accordance with this Agreement.  At Owners’ request, Service Provider shall allow Owners to audit and inspect its records related to the Services performed or provided under this Agreement in order for Owners to assess, verify, or demonstrate compliance with 10 C.F.R. § 50.71 and other applicable federal regulations.
9.4    At Owners’ expense, Owners’ third-party independent auditor will have the right not more than twice in a twelve month period to examine on Service Provider’s premises all reasonable information required by Owners to substantiate proper invoicing. Such audit will provide Owners with a reasonable opportunity to verify that all costs and charges have been properly invoiced in accordance with the terms of this Agreement.  In no event shall Owners have a right to demand an audit more than six months following the period to be audited. If an audit by the auditor reveals charges to or paid by Owners as charges or fees which are incorrectly charged, then Owners shall be entitled upon demand to a refund from Service Provider of such charges plus interest since the date of payment of the over-charges at a rate equal to the Prime Rate plus one percent (1%).  The limitation of liability in Section 17.2 shall not impair Owners’ entitlement to a refund under this Section 9.4. Notwithstanding anything in this Section 9.4 to the contrary, Owners shall not be restricted from any audit rights that they are required to have in order to comply with applicable laws, including without limitation the requirements of the NRC.
9.5    Service Provider shall provide, and shall use commercially reasonable efforts to require its subcontractors and vendors to provide, reasonable assistance to Owners in responding to requests and inspections by any Government Authority for information in connection with the Services.
ARTICLE 10. DEFECTIVE SERVICES AND EQUIPMENT WARRANTY
10.1    Professional Services. The Services under this Agreement which require a professional license under applicable law (e.g., engineering design work that must be performed by a licensed Professional Engineer) shall be performed (i) in a professional, prudent and workmanlike manner by qualified persons using competent, professional knowledge and judgment at the degree of skill and care customary to the nuclear power industry, and (ii) in accordance with Law, regulations, Licensing Basis, this Agreement, industry codes and standards. Subject to all limitations of Service Provider’s liability in this Agreement, in the event that any Services which are subject to this Section 10.1, and which are not Secondment Services, result in work product that is determined to be defective, such work shall be re-performed by Service Provider at Service Provider’s expense. Service Provider’s total liability for any claims under this section shall be limited to the insurance proceeds recoverable from a mutually agreeable professional liability insurance policy covering Service Provider and the Services.
10.2    Non-Professional Services. Other labor Services provided under this Agreement which do not require a professional license under applicable law will be performed by qualified

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personnel. For any such Services that are not Secondment Services that result in work product that is determined to be defective, Service Provider shall, at no cost to Owners, re-perform the Services.
10.3    Under this Agreement, work product shall only be deemed “defective” if it (i) contains clear and material errors in calculations, dimensions, configurations, specifications, or quantifications which cannot be dispositioned use-as-is; (ii) was created in a manner known to be contrary to written NRC regulations; or (iii) was created in a manner known to be contrary to the Licensing Basis. No work product shall be deemed defective if it is performed in accordance with the standard of care set forth in Section 10.1 or is a result of exercise of reasonable professional judgment. Re-performance of the Services shall be Owners’ exclusive remedy and Service Provider shall not be responsible for any project costs or delays resulting therefrom.
10.4    Service Provider agrees that, in the event of a dispute with Owners regarding whether a failure to comply with the above requirements and obligations in Sections 10.1 or 10.2 occurred, Service Provider will continue with the Services and take all action necessary to correct, perform, or re-perform the Services in accordance with Owners’ instructions to the extent allowed by law and reasonable professional judgment. Work performed under this section shall be invoiced and paid for in accordance with Exhibit C (Rates and Invoicing). No actions taken to remedy an alleged deficiency under this Section 10.4 shall prejudice Service Provider’s right to assert a Claim.
10.5    Equipment Warranty.
(a)    Third-Party Equipment. For any Facility equipment furnished through Service Provider, Service Provider shall (i) designate Owners as an express third-party beneficiary of such warranties, (ii) provide copies of all warranties and applicable contracts to Owners, and (iii) ensure that all available warranties are assigned to and operate for the benefit of Owners.
(b)    Service-Provider Equipment. For any Facility equipment manufactured by Service Provider or its Affiliates and delivered after the Effective Date, Service Provider agrees to provide a commercially reasonable equipment warranty as is customary in the nuclear industry, subject to prior agreement by Owners to the terms of such warranty, which will be set forth in the procurement documents applicable to such equipment. This warranty shall be subject to the limitations of liability in Sections 17.1(a) and 17.2.
ARTICLE 11. REPRESENTATIONS AND WARRANTIES
11.1    Representations, Warranties and Covenants of Service Provider. Service Provider represents and warrants to Owners as follows:
(a)    Organization and Power. Each entity constituting Service Provider is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the state of its formation. Each Service Provider

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entity is duly qualified as a foreign entity authorized to do business and is in good standing in every jurisdiction that such qualification is required, except where the failure to be so qualified would not have a material adverse effect on such entity.
(b)    Authority; Binding Effect. As of the Effective Date, Service Provider has all requisite power and authority to execute and deliver this Agreement and all related documents, as applicable, and to provide the Services. As of the Effective Date, all necessary action by the board of directors and stockholders of WECTEC and the manager and/or the members of Westinghouse required to have been taken by or on behalf of each by applicable law, their respective formation documents or otherwise, have been taken to authorize (1) the execution and delivery on their behalf of this Agreement, and (2) the performance of their respective obligations hereunder. This Agreement will constitute as of the Effective Date the valid and binding agreement of Service Provider, enforceable against Service Provider in accordance with its terms, except (1) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (2) for the limitations imposed by general principles of equity.
(c)    No Conflict, Approvals. The execution and delivery of this Agreement does not and will not, and the performance of the Services will not: (1) violate or conflict with the charter documents of either of WECTEC or Westinghouse, (2) to the best of Service Provider’s knowledge, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Service Provider or any of its properties or assets, except, in the case of clause (2), for any such breaches, conflicts or violations that would not reasonably be expected to have a material adverse effect on Service Provider and would not impair the ability of Service Provider to perform its obligations under this Agreement.
11.2    Representations and Warranties of Owners. Owners represent and warrant to Service Provider as follows:
(a)    Organization and Power. Each Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation. Each Owner is duly qualified as a foreign entity authorized to do business and is in good standing in every jurisdiction that such qualification is required, except where the failure to be so qualified would not have a material adverse effect on such entity.
(b)    Authority; Binding Effect. GPC has all requisite power and authority to execute and deliver this Agreement and all related documents, as applicable. All necessary action by the board of directors, stockholders, and/or manager of each Owner required to have been taken by or on behalf of such Owner by applicable law, its formation documents or otherwise, have been taken to authorize (1) the execution and delivery of this Agreement on its behalf and on behalf of such Owner, and (2) the performance of its obligations hereunder. This Agreement constitutes or will constitute

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when delivered to Service Provider, as applicable, the valid and binding agreement of Owners, enforceable against each Owner in accordance with its terms, except (1) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (2) for the limitations imposed by general principles of equity.
(c)    No Conflict, Approvals. The execution and delivery of this Agreement does not and will not, and the performance of its obligations hereunder will not, (1) violate or conflict with the charter documents of Owners, or (2) subject to the consents specified in Section 3.2, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which Owners is a party or by which it is bound, or (3) conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Owners, except, in the case of clauses (2) and (3), for any such breaches, conflicts or violations that would not reasonably be expected to have a material adverse effect on Owners and would not impair the ability of Owners to perform its obligations under this Agreement.
(d)    Governmental Approvals. Except as set forth in Section 3.2, neither the execution and delivery by GPC of this Agreement nor the performance by GPC and Owners of their obligations hereunder will require any Governmental Approval, except where the failure to obtain such Governmental Approval would not reasonably be expected to have a material adverse effect on Owners and would not impair the ability of Owners to perform their obligations under this Agreement.
ARTICLE 12. TITLE AND RISK OF LOSS
Title and risk of loss to all equipment that will become a permanent part of the Project or will be installed in the Project, and as provided under this Agreement, passes to Owners upon tender of such equipment to the carrier.
ARTICLE 13. QUALITY ASSURANCE REQUIREMENTS
13.1    (a)    Service Provider currently has a quality assurance program(s), which will be used in the performance of Services under this Agreement and which has been accepted by the NRC (“Quality Assurance Program”).  Service Provider will maintain its Quality Assurance Program and any changes thereto shall meet the requirements of 10 C.F.R. Part 50, Appendix B and ASME NQA-1 – 1994; provided however that compliance with ASME NQA-1 – 2008, including NQA-1a-2009 Addenda will be considered to be compliant with ASME NQA-1 – 1994. Any changes to Service Provider’s Quality Assurance Program shall be submitted to and, if necessary, accepted by the NRC consistent with 10 C.F.R. 50.54(a) and accepted by Owners.

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(b)    Service Provider’s Quality Assurance Program and associated policies and procedures shall address Service Provider’s Services, including without limitation systems, structures and components in a manner consistent with their classification with respect to their importance to nuclear safety (i.e., safety related, important to safety, non-safety related) or their importance to the capacity, operability and reliability of the Facility as classified in the Vogtle Units 3 and 4 UFSAR.
(c)    An interface document will be drafted and finalized prior to the conclusion of the Transition Period by the Service Provider and Owners to describe the interface between Service Provider and Owner Quality Assurance programs consistent with this Agreement.
(d)    Service Provider’s Quality Assurance Program is subject to review and audit by Owners for compliance with 10 C.F.R. Part 50, Appendix B and ASME NQA-1 - 1994.  Owners’ right to direct the quality assurance Services shall only extend to the Quality Assurance Program procedures and manuals applicable to the Project. Direction given by Owners shall be Project-specific and shall not require Service Provider to modify its Quality Assurance Program in such a way that the modification would impact other projects or Service Provider activities not being undertaken in support of the Project.
13.2 (a)    Service Provider shall be responsible to perform the quality control and inspection Services to the extent specified by Owners as determined in the Transition Period.  The quality control and inspection activities will be consistent with the nuclear safety quality classification of the system, structure or component under evaluation. The Persons performing quality control functions for Service Provider shall report organizationally such that inspection activities are performed consistent with 10 C.F.R. Part 50, Appendix B and NQA-1-1994.
(b)    Nothing in this Section 13.2 shall prevent Owners from performing any quality control and inspection activities themselves or designating a Third Party to so perform, in accordance with Section 4.3(b) governing the reduction or elimination of certain Services or portions thereof. In the event that Owners provide notice that any quality control and inspection activities will be transitioned to Owners or to a Third Party, Owners will specify the Services necessary from Service Provider to support such transition; provided that inspection activities during and after such transition will continue to remain consistent with ASME NQA-1 and 10 C.F.R. Part 50, Appendix B requirements. Owners will compensate Service Provider in accordance with Exhibit C (Rates and Invoicing) for such Services, and Service Provider will perform the specified Services in support of such transition.
13.3 (a)    For purposes of the ASME Code, Service Provider shall be designated as Owners’ agent as referenced in the Nuclear Development ASME Quality Assurance Manual (“NDAQAM”).  Westinghouse and WECTEC have provided Owners with the documentation regarding their existing ASME QA programs and ASME N-stamp certificates as referenced in NDAQAM, in accordance with ASME requirements.  Westinghouse and WECTEC agree that they will maintain those programs and certificates as they exist as of the Execution Date of this Agreement and will not take any action that will alter their ASME status for purposes of the

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Services covered by this Agreement for the Project.  Westinghouse and WECTEC may update their ASME QA programs and certificates as required to maintain compliance with the ASME Code in accordance with 10 C.F.R. §50.54(a).
(b)    Work performed at Vogtle Units 3 and 4, in accordance with this Agreement, which is subject to ASME Code shall be performed in accordance with Owners, Westinghouse and WECTEC ASME QA programs to meet the requirements of ASME Certificate Holder responsibilities. For the performance of ASME Code responsibilities, a specific ASME interface agreement will be maintained between the Parties.
(c)    The Parties recognize that ASME QA programs and ASME N-stamp certificates involve significant time and effort to obtain, are important to the Project, and that it would cause immediate, significant impacts to Owners should Service Provider cease to maintain its ASME status or cease performing the Services governed by ASME QA and N-stamp requirements. In recognition of the unique nature of ASME QA programs and N-stamp certificate requirements, Service Provider agrees to provide Owners with notice, in writing, six (6) months before taking any action that would impact its ASME status or ceasing to perform the Services governed by the ASME QA and N-stamp requirements. If Service Provider has provided such notice and Owners request support, then the Service Provider agrees to provide the applicable Services as necessary to support the transition of ASME QA and N-stamp requirements to Owners or its Representative as directed by Owners.
13.4    Some of the Services performed under this Agreement may be subject to the provisions of 10 C.F.R. Part 21 and 10 C.F.R. § 50.55(e).  A copy of Service Provider notifications relative to this Agreement to the NRC pursuant to 10 C.F.R. Part 21 or 10 C.F.R. § 50.55(e), if any, shall be transmitted to Owners.  Service Provider will notify Owners of nonconformances reportable to the NRC as well as nonconformances judged not reportable to the NRC but which are considered to be a “Significant Condition Adverse to Quality” pursuant to ASME NQA-1 – 1994 and are relevant to the AP1000® and the Project.
13.5    (a)    The Service Provider qualifies safety-related suppliers in accordance with the requirements in 10 C.F.R. Part 50, Appendix B and ASME NQA-1 – 1994 and maintains a list of these qualified suppliers. The Service Provider shall continue to maintain the qualification of the suppliers performing Services governed by this Agreement that are currently on Service Provider’s list of qualified suppliers. Suppliers who are no longer performing Services related to the Project may be removed from the list with Owners’ concurrence. Service Provider will provide (i) access pursuant to Section 13.6 for the qualified suppliers involved in the Services performed under this Agreement, and (ii) information described in Section 13.5(d) supporting Service Provider’s qualified suppliers list that Owners request in order to procure materials, components and/or services for the Project.
(b)    For those suppliers governed by Section 13.5 of this Agreement, the Service Provider will establish a method to communicate to Owners on an on-going basis current supplier status, for Project procurement activities, whether such procurement is performed by Owners, a Third Party, or Service Provider.

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(c)    Owners may request Service Provider to provide auditing, evaluation or source verification Services for new or current suppliers for the Project, and Service Provider will provide such auditing or evaluation Services regardless of whether the new suppliers will be included on Service Provider’s list of qualified suppliers or on Owners’ list of qualified suppliers. These auditing, evaluation, or source verification Services will be completed at a mutually agreed upon time among Owners, the Service Provider and the supplier.
(d)    Service Provider shall perform all annual evaluations and audits that are part of the Services provided pursuant to this Section 13 in compliance with applicable Law. Service Provider shall not use a grace period pertaining to the same without Owners’ prior written approval which shall not be unreasonably withheld. Service Provider shall provide the quality records as required by the Owners’ quality assurance program to utilize these suppliers. Audit reports produced under agreement by Third Party sources (example NIAC) are prohibited by agreement to be provided to Owners. For such audit reports only, Owners may receive the outcome, i.e. qualification status, or may review the associated quality records at the Service Provider’s facilities pursuant to Section 13.6.
13.6    Owners’ Representative(s) shall be given reasonable access to Service Provider’s facilities and records for inspection and audit of the Quality Assurance Programs.  Service Provider shall use commercially reasonable efforts to ensure that all future procurement purchase orders and contracts prepared by Service Provider include provisions for access by Owners or their Representative(s) to Service Provider’s and vendors’ facilities and records for similar inspection and audit.
ARTICLE 14. CONFIDENTIAL AND PROPRIETARY INFORMATION
14.1    As used in this Agreement, “Confidential and Proprietary Information” means the terms of this Agreement and any and all information, data, software, matter or thing of a secret, confidential or private nature identified as “confidential”, “proprietary” or the like by the Party which claims the information to be proprietary, relating to the business of the disclosing Party or its Affiliates, including matters of a technical nature (such as know-how, processes, data and techniques), matters of a business nature (such as information about schedules, costs, profits, markets, sales, customers, suppliers, the Parties’ contractual dealings with each other and the projects that are the subject-matter thereof), matters of a proprietary nature (such as information about patents, patent applications, copyrights, trade secrets and trademarks), other information of a similar nature, and any other information which has been derived from the foregoing information by the receiving Party; provided, however, that Confidential and Proprietary Information shall not include information which: (a) is legally in possession of a receiving Party prior to receipt thereof from the other Party; (b) a receiving Party can show by reasonable evidence to have been independently developed by the receiving Party or its employees, consultants, Affiliates or agents; (c) enters the public domain through no fault of a receiving Party or others within its control; or (d) is disclosed to a receiving Party by a third party, without restriction or breach of an obligation of confidentiality to the disclosing Party.

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14.2    Notwithstanding any prior agreements between the Parties governing the protection of Service Provider’s or Owners’ Confidential and Proprietary Information transferred or used in connection with the Project, including provisions in such prior agreements regarding the survival of the Parties’ confidentiality obligations in connection therewith, as of the Effective Date, the provisions of this Article 14 shall control the protection of all Confidential and Proprietary Information transmitted or used in connection with the Project regardless of whether such information was covered by a previous agreement between the Parties.
14.3    Use and Protection of Owners’ Confidential and Proprietary Information.
(a)    Title to Confidential and Proprietary Information provided by Owners to Service Provider and all copies made by or for Service Provider in whole or in part from such Confidential and Proprietary Information remains with Owners. Service Provider agrees that it will not, during or for fifteen (15) years after the term of this Agreement, disclose any Confidential and Proprietary Information of Owners and their Affiliates, which is provided to Service Provider during the performance of Services under this Agreement to any Person (other than subcontractors or vendors, as required for the performance of the Services, provided that such subcontractors or vendors agree in writing to be bound by the same obligation of non-disclosure and confidentiality as provided in this Section 14.3), or to the general public for any reason or purpose whatsoever without the prior written consent of Owners, and that such Confidential and Proprietary Information received by Service Provider shall be used by it exclusively in connection with the performance of its responsibilities relating to the Services to be performed hereunder. Notwithstanding the foregoing, the above fifteen (15) year period shall not apply to Confidential and Proprietary Information of Owners which is defined by Law as Owners’ trade secrets, which Confidential and Proprietary Information shall be maintained as confidential and proprietary by Service Provider as permitted under applicable Law. Nothing herein grants the right to Service Provider (or implies a license under any patent) to sell, license, lease, or cause to have sold any Confidential and Proprietary Information supplied by Owners under this Agreement. However, nothing herein shall prevent Service Provider from disclosing Confidential and Proprietary Information of Owners or their Affiliates as required by Law or an order of a Government Authority; provided that Service Provider shall, if Service Provider has adequate advance notice, give Owners reasonable notice so as to allow Owners to seek a protective order or similar protection. If, in the opinion of its legal counsel and in the absence of a protective order or waiver, Service Provider is legally compelled to disclose Owners’ Confidential and Proprietary Information, Service Provider will disclose only the minimum amount of such information or data as, in the opinion of its legal counsel, is legally required. In any such event, Service Provider agrees to use good faith efforts to ensure that the Confidential and Proprietary Information that is so disclosed will be accorded confidential treatment. In addition, Service Provider may, upon Owners’ written permission, which shall not be unreasonably withheld, and in accordance with the below, be authorized to receive and use certain Confidential and Proprietary Information of Owners for the limited use and purposes of performing or assisting in the performance of

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start-up, commissioning, licensing and start-up maintenance services for other AP1000® nuclear power plant owners. Any such request by Service Provider shall identify (i) the specifics of the Owners’ Confidential and Proprietary Information to be used, (ii) the specific use and purposes for which it is intended to be applied by Service Provider, including an explanation of why Service Provider requires Owner’s Confidential and Proprietary Information, (iii) whether Service Provider intends to disclose such information to Third Parties, and if so, the identity of such Third Parties, and (iv) Service Provider’s assurances that it will exercise reasonable efforts consistent with its efforts to protect against the unauthorized disclosure of its own Confidential and Proprietary Information, to preclude against the unauthorized disclosure or publication of Owner’s Confidential and Proprietary Information. Service Provider shall obtain written assurances from any Third Party recipients that they will not use, disclose or publish Owners’ Confidential and Proprietary Information except as expressly authorized by Owners for the limited use and purposes identified by Service Provider as required in (ii) above.
(b)    In the use of any Confidential and Proprietary Information of the other Party for the purpose of providing required information to, and/or securing Governmental Approvals from, any Government Authority, Owners and Service Provider will cooperate to minimize the amount of such information furnished consistent with the interests of the other Party and the requirements of the Government Authority involved.
(c)    Nothing herein shall prevent Service Provider from disclosing to the appropriate Government Authority any noncompliance or violation of Laws within the jurisdiction of such Government Authority.
(d)    Should Service Provider discover a breach of the terms and conditions of a non-disclosure and confidentiality agreement with a Third Party to which it is permitted to disclose Owners’ Confidential and Proprietary Information under this Agreement, Service Provider will promptly notify Owners of such breach and provide to Owners necessary information and support pertaining to any suit or proceeding brought by Owners against Recipient for such breach.
(e)    Owners shall not be responsible to Service Provider or Third Parties for the consequence of the use or misuse of Owners’ Confidential and Proprietary Information by Service Provider or Third Parties, and Owners make no warranties, express or implied, to the extent of any use or misuse of Owners’ Confidential and Proprietary Information by Service Provider or Third Parties.
14.4    Protection of Service Provider’s Confidential and Proprietary Information
(a)    Owners’ Use.
(i)    Owners agree to use Confidential and Proprietary Information provided by Service Provider and copies thereof, including Licensed IP and

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Deliverables, solely for the purposes of Facility (and associated simulators) construction, testing, completion of ITAACs, start-up, trouble-shooting, response to plant events, inspection, evaluation of system or component performance, scheduling, investigations, operation, maintenance, training, repair, licensing, modification, decommissioning and compliance with Laws or Government Authorities (collectively, the “Facility Purposes”). Nothing herein grants the right to Owners (or implies a license under any patent) to sell, license, lease, or cause to have sold any Confidential and Proprietary Information supplied by Service Provider under this Agreement.
(ii)    Title to Confidential and Proprietary Information provided by Service Provider to Owners and all copies made by or for Owners in whole or in part from such Confidential and Proprietary Information remains with Service Provider. Owners shall include Service Provider’s confidential or proprietary markings as provided by Service Provider on all copies thereof and excerpts made therefrom except with respect to excerpts made or used internally by Owners for Facility Purposes; provided, however, that Owners shall destroy any such excerpts which do not include Service Provider’s confidential or proprietary markings when no longer needed for the purpose for which they were made. Except as otherwise provided under this Section 14.4 or Section 14.5, Owners agree to keep such Confidential and Proprietary Information confidential, to use such Confidential and Proprietary Information only for the Facility Purposes and not to sell, transfer, sublicense, disclose or otherwise make available any of such Confidential and Proprietary Information to others (other than Affiliates and Representatives). However, nothing in this Article 14 shall prevent Owners from disclosing Confidential and Proprietary Information of Service Provider or its Affiliates as required by Law or an order of a Government Authority (including without limitation the COL and/or Georgia PSC Certification Order); provided that Owners shall, if Owners have adequate advance notice, give Service Provider reasonable notice so as to allow Service Provider to seek a protective order or similar protection. If, in the opinion of Owners’ legal counsel and in the absence of a protective order or waiver, Owners are legally compelled to disclose Confidential and Proprietary Information, Owners will disclose only the minimum amount of such information or data as, in the opinion of Owners’ legal counsel, is legally required. In any such event, Owners agree to use good faith efforts to ensure that Confidential and Proprietary Information that is so disclosed will be accorded confidential treatment.
(iii)    Service Provider hereby grants to Owners and their Affiliates, officers, directors, employees, attorneys and Representatives who have a need for access to know such Confidential and Proprietary Information reasonably related to the exercise of any rights of the Owners hereunder a transferable (but only as part of the sale or transfer of the Facility or the operating responsibilities related thereto), royalty-free, fully paid up, irrevocable, nonexclusive, perpetual license to

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use and copy Service Provider’s Confidential and Proprietary Information but only for the Facility Purposes (and for the associated simulators).
(b)    Owners’ Disclosure to Third Party Recipients.
(i)    The disclosure by Owners to Third Parties (hereinafter referred to as “Recipients” or “Recipient”) of Service Provider’s Confidential and Proprietary Information that has been furnished to Owners prior to or after the Effective Date of this Agreement, shall be governed exclusively by the provisions of this Agreement, and shall be made in accordance with the procedures and subject to the limitations set forth in Sections 14.4 and 14.5.
(ii)    Owners shall enter into a Confidentiality Agreement with the Recipient substantially on the terms set forth in Exhibit E (Form of Confidentiality Agreement); provided, however, that the Owners may disclose such Confidential and Proprietary Information without entering into such agreements to those persons to which access is required by any Government Authority or as necessary in order to comply with Law, or, in the case of Owners that receive financing from or are subject to the rules or regulations of the U.S. Rural Utilities Service and the U.S. Department of Energy, such Owners may disclose such Confidential and Proprietary Information without entering into such agreements to the U.S. Rural Utilities Service and the U.S. Department of Energy. Any Recipient that has executed a confidentiality agreement or acknowledgement in a form attached to the EPC Agreement or agreement otherwise agreed to by Service Provider in connection with the provision of Confidential and Proprietary Information associated with the Project shall not be required to execute a new confidentiality agreement in the form of Exhibit E (Form of Confidentiality Agreement), it being agreed by the Parties that the confidentiality agreement or acknowledgment signed by such Recipient shall remain in effect for the purposes of and shall satisfy the requirements of, and be considered a Confidentiality Agreement under, this Article 14.
(iii)    Should Owners discover a breach of the terms and conditions of a Confidentiality Agreement with a Third Party, Owners will promptly notify Service Provider of such breach and provide to Service Provider necessary information and support pertaining to any suit or proceeding contemplated or brought by Service Provider against Recipient for such breach.
(iv)    Service Provider shall not be responsible to Owners for the consequence of the use or misuse of Service Provider’s Confidential and Proprietary Information by Third Parties. Service Provider makes no warranties, express or implied, to the extent of any such use or misuse of Service Provider’s Confidential and Proprietary Information by Third Parties.

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(v)    Nothing herein shall prevent Owners from disclosing to the appropriate Government Authority any noncompliance or violation of Laws within the jurisdiction of such Government Authority.
(c)    Export Control.

(i)    Each Party agrees not to disclose, directly or indirectly transfer, export, or re-export any Confidential and Proprietary Information, or any direct or indirect products or technical data resulting therefrom to any country, natural person or entity, except in accordance with applicable export control Law.
(ii)     To assure compliance with the export control Laws and regulations of the United States government, specifically the U. S. Department of Energy export regulations of nuclear technology under 10 C.F.R. Part 810, the U.S. Nuclear Regulatory Commission export and import regulations related to nuclear equipment and material under 10 C.F.R. Part 110, and the U.S. Department of Commerce export regulations of commercial or dual-use technology under 15 C.F.R. Part 730 et seq. concerning the export of technical data or similar information to specific countries, locations, or entities, a Party shall not disclose or permit the disclosure, transfer or re-export, directly or indirectly, of any Confidential and Proprietary Information it receives hereunder that a receiving Party considers to be potentially subject to U.S. export control, or any product or technical data derived from such Confidential and Proprietary Information, except in compliance with such export control laws and regulations, which may be contingent on additional United States Governmental Approvals.

(iii)    Each Party shall cooperate in good faith with the reasonable requests of the other Party made for purposes of either Party’s compliance with such Laws and regulations. Service Provider acknowledges that Confidential and Proprietary Information which is subject to U.S. export control is contained within databases and/or servers located at the Site. Service Provider shall ensure that all Service Provider personnel granted access to the Site shall (a) not be included in any published lists maintained by the U.S. government of persons and entities whose export or import privileges have been denied or restricted and (b) either be a U.S. Person (defined as a U.S. citizen, lawful permanent resident, or protected individual under the Immigration and Naturalization Act of 8 U.S.C. § 1324b(a)(3)), person from a “generally authorized” country, the recipient of a “deemed export” authorization, or a person acting under continuance activities per the savings clause provision of 10 C.F.R. § 810.16(b), and Service Provider shall be required to maintain with Owner or obtain such authorizations as needed and comply with any and all corresponding reporting obligations. Nothing in this Section 14.4(c)(iii) shall limit Owners’ right to deny access to the Site to any Service Provider personnel where Owners determine that granting access would not comply with applicable Law. In the event the Parties agree that a formal

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technology control plan or an additional server or database is needed to maintain appropriate management of Confidential and Proprietary Information subject to export control, the Parties shall cooperate to agree and implement such additional measures.

(iv)    Notwithstanding any other provisions in this Agreement, the obligations set forth in this Section 14.4(c) shall be binding on the Parties so long as the relevant United States export control Laws and regulations are in effect.
14.5    Special Procedures Pertaining to Service Provider’s Confidential and Proprietary Information.
(a)    Categories of Service Provider Information. The Parties acknowledge and agree that certain Confidential and Proprietary Information of Service Provider delivered to Owners under this Agreement in accordance with Exhibit B (Deliverables) as Licensed IP may be disclosed on a confidential basis without the prior consent of Service Provider (“Service Provider Disclosable Information,” as described in Section 14.5(b)), and that certain other Confidential and Proprietary Information of Service Provider delivered to Owners as Licensed IP may not be disclosed by Owners to any Third Parties without the prior consent of Service Provider (“Service Provider Non-Disclosable Information,” as described in Section 14.5(d)). Owners agree to abide by the provisions of this Section 14.5 governing the release of Service Provider’s Confidential and Proprietary Information.
(b)    Service Provider Disclosable Information. Service Provider Disclosable Information consists of the following Confidential and Proprietary Information that has been developed by Service Provider, to the extent such information does not include Service Provider Non-Disclosable Information as described in Section 14.5(d), below:
(i)    Descriptions of the plant, its components, or its systems (physical characteristics, general outline drawings, equipment lists, termination drawings, general arrangement drawings, electrical drawings, and basic schematic drawings);
(ii)    Plant, component, or system data that can be measured by plant sensors;
(iii)    Information that may be acquired by physical measurement, such as location, dimensions, weight and material properties;
(iv)    Service Provider operating and maintenance manuals, and QA documentation;

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(v)    Erection and commissioning documentation such as installation and layout drawings, and control room panel assembly and location drawings;
(vi)    Information or calculations directly developed using publicly available methods or data;
(vii)    Final results of calculated information or input assumptions to calculated information such that calculations could be recreated by a Third Party using the Third Party’s own then-existing methods (excluding Service Provider-developed test or experience-based data, methodologies, correlations and models, which Service Provider will not release to the Owners);
(viii)    Design specifications for non-safety related equipment and system specification documents (“SSDs”) for non-safety related systems with the exception of the following: (A) all design specifications for non-safety Instrumentation & Control (“I&C”) systems, and (B) SSDs identified for the systems listed below:
(1)    Chemical and Volume Control System
(2)    Data Display and Processing System
(3)    Diverse Actuation System
(4)    Incore Instrumentation System
(5)    Operation and Control Centers
(6)    Plant Control System
(7)    Main Turbine Control and Diagnostics System
(8)    Main Generation System
(9)    Special Monitoring Systems; and
(ix)    Documents, materials, and underlying data created and provided under Section 5.5.
(c)    Procedures for Release of Service Provider Disclosable Information. Service Provider Disclosable Information may be disclosed by Owners to Third Parties without prior notice to Service Provider, provided that such disclosure is exclusively for the Facility Purposes and provided that:

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(i)    Owners shall take reasonable steps to minimize the disclosure of Service Provider’s Confidential and Proprietary Information to only that information necessary for a Recipient to perform its contracted functions;
(ii)    Owners shall execute a Confidentiality Agreement substantially in the form of Exhibit E (Form of Confidentiality Agreement) with the Recipient governing the disclosure of Service Provider’s Confidential and Proprietary Information consistent with Section 14.4(b)(ii);
(iii)    Service Provider has the right to audit Owners’ records and the contents of any agreements (subject to Owners right to protect confidential and proprietary information of Owners and Third Parties) executed between Owners and a Recipient governing the disclosure of Service Provider’s Confidential and Proprietary Information; and
(iv)    The provisions of Section 14.4(b)(iii), (iv) and (v) shall apply to such disclosure.
(d)    Service Provider Non-Disclosable Information. Service Provider Non-Disclosable Information consists of the following information that has been developed by Service Provider:
(i)    Calculation for safety-related equipment and systems;
(ii)    Plant Design Model;
(iii)    I&C functional system software and interface requirements and functional logic diagrams;
(iv)    Design specifications and qualification reports for safety-related equipment;
(v)    SSDs for safety related systems;
(vi)    I&C architecture diagrams, I&C software verification and validation documentation, I&C testing procedures and test results;
(vii)    Component data packages which include Manufacturing Deviation Notices, Certified Material Test Reports and Quality Releases (will typically be provided to the Owners in the final data package if the deviations exceed the official design/fabrication specifications); and

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(viii)    Information which contains confidential intellectual property of Service Provider’s subcontractors, vendors, or other Service Provider utility customers which is licensed to Service Provider and which Service Provider has the right to sub-license to Owners, or confidential intellectual property of Service Provider’s subcontractors or vendors licensed directly to Owners.
(e)    Procedures Pertaining to Service Provider Non-Disclosable Information. Upon written request by Owners in accordance with the provisions of this Section 14.5(e), Service Provider shall consider the disclosure of Service Provider Non-Disclosable Information. The request shall identify the information requested to be disclosed, the work that is to be performed and the name of the intended Recipient. The request shall be in writing sent to Service Provider. The request shall be reviewed by Service Provider for acceptability for disclosure based on the principle, agreed to by Owners and Service Provider, that Service Provider has the right to protect its proprietary information in which it has made a substantial investment and which required substantial innovation, balanced against whether such disclosure would jeopardize such proprietary rights of Service Provider and the principle that Owners have the right to assure that services associated with maintenance and operation of the Facility are in all respects prudent, including cost, and thus may need to be performed by Third Party service providers. The determination of whether or not to disclose the information shall be made by Service Provider in its discretion based on the above principles and with an agreement that information can be adequately protected by requiring Third Party employees to work solely for the Project and to segregate information from the Third Party’s corporate servers and other Third Party employees. Service Provider shall make commercially reasonable efforts to respond within five (5) business days of receipt of a written request from Owners to disclose specific Service Provider Non-Disclosable Information. If, at the end of fifteen (15) business days following such receipt by Service Provider of a written request from Owners to disclose specific Service Provider Non-Disclosable Information, Service Provider has not rejected the request to disclose specific Service Provider Non-Disclosable information, such request shall be deemed accepted by Service Provider. If Service Provider agrees to the disclosure of such information, the specific information to be provided to the Recipient (subject to Owners’ right to protect Confidential and Proprietary Information of Owners and Recipient) shall be subject to review and approval by Service Provider and shall be governed by the terms of the confidentiality agreement with the Recipient substantially in the forms set forth in Exhibit E (Form of Confidentiality Agreement).
(f)    Documents Containing Combined Information. Where a document marked “Confidential and Proprietary” or the like contains Service Provider Disclosable Information and Service Provider Non-Disclosable Information, Owners shall not disclose any Service Provider Non-Disclosable Information without Service Provider’s prior written consent. Owners shall have the right to:

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(i)    request Service Provider to prepare and verify the accuracy of a version of such document containing only Service Provider Disclosable Information;
(ii)    request Service Provider to prepare and verify the accuracy of a document which contains the specific information requested by the Third Party service provider; or
(iii)    itself extract the Service Provider Disclosable Information from such document and provide the Disclosable Information to the Third Party service provider in accordance with the procedures set forth in Section 14.5(c). All right, title and interest in Service Provider Disclosable Information contained in such document or material prepared by Owners remains with Service Provider and, for the avoidance of doubt, is hereby assigned to Service Provider. Owner shall make commercially reasonable efforts to give notice to Service Provider and access prior to disclosure of any extract of Service Provider Disclosable Information and will provide a copy of such upon Service Provider’s request.
Service Provider shall be reimbursed pursuant to Exhibit C (Rates and Invoicing) for the preparation and verification of documents for Owners under Section 14.5(f)(i) and (ii) above. Service Provider shall assume no liability for, and will not warrant the accuracy or validity of, any version of a document containing Service Provider Disclosable Information prepared by Owners pursuant to Section 14.5(f)(iii) above.
(g)    Additional Procedures. Owners and Service Provider shall each designate a contact person for the purposes of administering the release of Service Provider’s Confidential and Proprietary Information. Owners’ contact person shall be responsible for (i) ensuring that an agreement is executed with the Recipient governing the disclosure of Service Provider Confidential and Proprietary Information consistent with Section 14.4(b) before the information is released and (ii) making formal requests to Service Provider for the release of information designated as Service Provider’s Non-Disclosable Information. Service Provider’s contact person shall be responsible for (i) handling and expediting responses to Owners’ requests for release of information not specifically designated as Service Provider Disclosable Information and (ii) conducting periodic reviews of Owners’ records listing the Recipients and purposes of disclosure of Service Provider Confidential and Proprietary Information.
14.6    Software. Software provided to Owners by Service Provider shall be subject to the license provisions set forth in Exhibit G (IP License).
14.7    Nothing in this Article 14 limits Owners’ rights pursuant to Article 6 or the Exhibit F (Facility IP License in the Event of a Triggering Event); provided that Owners will comply with the provisions of Article 6 or the Facility IP License in the Event of a Triggering Event, as applicable, with respect to the sharing of Confidential and Proprietary Information with

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any third party. Each Party acknowledges that, during the term of this Agreement, it may have access to Confidential and Proprietary Information of the other Party and its Affiliates, including Third Party proprietary information, which represents a substantial investment. Unless the disclosing Party agrees otherwise in advance and in writing, or unless provided otherwise in this Agreement, the receiving Party agrees that it will limit access to such Confidential and Proprietary Information, including Third Party proprietary information, to its directors, officers, employees, and Representatives, who require the information in connection with activities under this Agreement.
(a)    Each receiving Party agrees to exercise reasonable efforts, consistent with or better than the efforts that it exercises to protect information of its own that it regards as confidential or proprietary, to keep such Confidential and Proprietary Information in confidence and not to copy or permit others to copy or access the information or disclose, redistribute, or publish the same to unauthorized persons.
(b)    Each receiving Party agrees that, except where Service Provider elects to do so in order to utilize service support located outside the United States, disclosing Party’s Confidential and Proprietary Information will exclusively be stored, processed, accessed and/or viewed in or from United States data centers and receiving Party will not export any such Confidential and Proprietary Information nor allow access by any foreign national contrary to the laws of the United States. The release of any Confidential and Proprietary Information to receiving Party will be subject to and in accordance with any applicable laws, including applicable United States export laws and regulations (if any).
(c)    Each receiving Party acknowledges and agrees that any disclosure or use of the disclosing Party’s Confidential and Proprietary Information, except as otherwise authorized herein or by disclosing Party in writing, would be wrongful and cause immediate and irreparable injury to disclosing Party or to any third party owner whose Confidential and Proprietary Information is under disclosing Party’s care and custody and agrees to cooperate with disclosing Party in obtaining an injunction if necessary to prevent further disclosure thereof.
(d)    Each receiving Party agrees to immediately notify disclosing Party of any unauthorized disclosure or use or any such Confidential and Proprietary Information of which receiving Party becomes aware, and receiving Party will be liable to disclosing Party for any such unauthorized disclosure or use of such Confidential and Proprietary Information.
14.8    Special Recipients.
(a)    The Parties acknowledge that Owners and the owners and operators of the V.C. Summer project (“VCS Owners”) may be working closely together on their respective AP1000® projects. Owners and VCS Owners may coordinate with, undertake joint work initiatives with, share information with, or make similar arrangements whereby Owners and the VCS Owners are seeking alignment, cost sharing, efficiency, or

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otherwise combining their efforts. Owners and the VCS Owners will have the right to discuss and share Confidential and Proprietary Information for purposes of discussing the Vogtle or V.C. Summer projects. For purposes of this Article 14, the VCS Owners will not be considered third parties but will be treated in the same manner as Owners’ employees.
(b)    For credit rating agencies (e.g., S&P, Moody’s) and any financial institution, bank, or Government Authority that is a lender or guarantor for any Owner(s), Owners shall have the right to disclose certain non-technical Confidential and Proprietary Information of Service Provider without requiring the Recipient to execute a non-disclosure agreement. The non-technical Confidential and Proprietary Information referred to in this section includes, by way of illustration and not limitation, this Agreement, status reports relating to the Project schedule and estimated Project costs, paid-to-date information, cost estimates, and agreements with respect to the assignment or potential assignment of this Agreement; provided, however, that Owners have reasonable assurance from the agency, institution, bank, or entity that the Confidential and Proprietary Information will receive confidential treatment.
ARTICLE 15. CONTRACT ADMINISTRATION NOTICES
All notices specifically related to the terms and conditions of this Agreement or otherwise required under this Agreement shall be effective only at the time of receipt thereof and only when received by the Parties to whom they are addressed at the following addresses:
If to Owners:

Georgia Power Company
Attn: David L. McKinney, Vice President-Nuclear Development
241 Ralph McGill Blvd., NE
BIN 102321
Atlanta, GA 30308
Email: dlmckinn@southernco.com

Southern Nuclear Operating Company, Inc.
Attn: Mark D. Rauckhorst
    Executive Vice President-Vogtle 3/4 Construction
7825 River Road
BIN 63031
Waynesboro, GA 30830
Email: mdrauckh@southernco.com

Balch & Bingham LLP
Attn: M. Stanford Blanton
1710 Sixth Avenue North
Birmingham, AL 35203
Email: sblanton@balch.com

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If to Service Provider:

Westinghouse Electric Company LLC
Attn: Michael T. Sweeney, Senior Vice President
          & General Counsel
1000 Westinghouse Drive
Cranberry Township, PA 16066
Email: sweenemt@westinghouse.com

WECTEC Global Project Services Inc.; Westinghouse Electric Company LLC
Attn: David Durham, President WECTEC; Senior Vice President New Project Business
3735 Glen Lake Drive
Charlotte, NC 28208
Email: durhamdc@westinghouse.com

ARTICLE 16. INDEMNITY
16.1    Service Provider Indemnity.  Except with respect to a Nuclear Incident, as that term is defined under the Atomic Energy Act of 1954, as amended (the “AEA”), Service Provider shall indemnify, hold harmless and defend Owners, their present and future Affiliates and the respective directors, officers, employees, representatives, agents, shareholders, attorneys, successors and assigns of each of them and all persons or entities claiming through them (collectively referred to as “Owner Persons Indemnified”), from and against (i) all third party claims associated with any injury of or death to natural persons or damage to or destruction of third party property to the extent that such injury, death or damage is proximately caused by or arises out of the negligence or willful misconduct of Service Provider in the performance or prosecution by Service Provider or its Representatives of the Services hereunder; (ii) any violation of Law to the extent such violation of Law is made by Service Provider, its subcontractors, or the Representatives of either acting within the scope of their employment; (iii) any and all claims, demands, causes of action, damages, liabilities, losses, penalties, costs and expenses (including reasonable attorneys’ fees) associated with (A) the release on or from the Site or any other location of any Hazardous Materials to the extent caused by the negligent acts or negligent omissions or willful misconduct of Service Provider, its subcontractors, or their Representatives acting within the scope of their employment, or (B) contamination of the environment or injury to natural resources resulting from Hazardous Materials to the extent caused by the negligent acts or omissions or willful misconduct of Service Provider, its subcontractors, or their Representatives acting within the scope of their employment; and (iv) any and all claims, losses, damages, liabilities, legal fees and expenses resulting from or arising in connection with any failure of Service Provider, its subcontractors, or their Representatives to pay salaries or wages, payroll taxes and employee benefits, or to withhold appropriate taxes. The Parties agree that the indemnity obligations of this section do not apply to any claims, demands,

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causes of action, damages, liabilities, losses, penalties, costs and expenses caused by acts or omissions of Service Provider employees seconded to Owners.
16.2    Owners’ Indemnity. Owners shall indemnify, hold harmless and defend Service Provider, its present and future Affiliates and the respective directors, officers, employees, representatives, agents, shareholders, attorneys, successors and assigns of each of them and all persons or entities claiming through them (collectively referred to as “Service Provider Persons Indemnified”), from and against (i) all third party claims associated with any injury of or death to natural persons or damage to or destruction of third party property to the extent that such injury, death or damage is proximately caused by or arises out of the negligence or willful misconduct of Owners or their Representatives in the performance or prosecution by Owners or its Representatives of work related to the Project; (ii) any violation of Law to the extent such violation of Law is made by Owners or their Representatives in the performance or prosecution by Owners or their Representatives of work related to the Project; (iii) any and all claims, demands, causes of action, damages, liabilities, losses, penalties, costs and expenses (including reasonable attorneys’ fees) associated with (A) the Release on or from the Site or any other location of any Hazardous Materials to the extent caused by the negligent acts or negligent omissions or willful misconduct of Owners or their Representatives in the performance or prosecution by Owners or their Representatives of work related to the Project, or (B) contamination of the environment or injury to natural resources resulting from Hazardous Materials to the extent caused by the negligent acts or omissions or willful misconduct of Owners or their Representatives in the performance or prosecution by Owners or their Representatives of work related to the Project; (iv) all third-party claims of delay, additional work, or other commercial claims, in all such cases arising after the Effective Date, by any third-party contractor having privity with Owners and performing work related to the Project, or by such contractor’s subcontractors, vendors or suppliers, performing work related to the Project; and (v) all third-party claims of delay, additional work, or other commercial claims, in all such cases arising after the Effective Date, by any third-party contractor having privity with Service Provider under a subcontract or purchase order listed on Exhibit H, Part B or a subcontract or purchase order the Owners direct the Service Provider to assume to permit Service Provider to perform the Services hereunder, or by such contractor’s subcontractors, vendors or suppliers, performing work related to the Project. This Owners’ indemnity obligation shall not apply to any claim arising out of Service Provider’s, its subcontractors’, or their Representatives’ (a) failure to comply with applicable Law, (b) reckless or intentionally wrongful conduct, including activities or actions that Service Provider knows are contrary to Owners’ written direction or position, which are not contrary to Law or the terms of this Agreement, or (c) actions other than those taken pursuant to this Agreement.
16.3    Notice of Third Party Claims.  If any Person that is not a Party to this Agreement or an Affiliate of a Party to this Agreement notifies any Persons Indemnified with respect to any matter that may give rise to a claim for indemnification against Service Provider or Owners under this Agreement, then the Persons Indemnified shall promptly notify the indemnifying Party of all relevant details thereof then known to the Persons Indemnified.  In the event that the Persons Indemnified fails to give prompt notice as stated above, the obligation to indemnify shall

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be waived to the extent that said notice failure causes actual and material prejudice to the indemnifying Party’s ability to defend the claim for which indemnity is requested. The Party providing the indemnity of any third-party claim shall have control of the defense of indemnified claims including the selection of defense counsel and settlement of all indemnified claims.
16.4    Intellectual Property Infringement.
(a)    Service Provider shall indemnify, hold harmless, release and defend Owner Persons Indemnified from all losses which may be incurred on account of alleged or claimed infringement of any United States patent or United States copyright, or misappropriation of any trade secret, trademark rights, proprietary rights or other intellectual property rights of any third party, arising out of the performance of Services by Service Provider. Owners shall promptly notify Service Provider of such claims, suits and actions in writing and Service Provider shall pay all costs, expenses, settlements and/or judgments resulting therefrom.
(b)    If a claim of infringement or misappropriation is made, Service Provider may, and if the Services provided hereunder by Service Provider are held by a court of competent jurisdiction to constitute an infringement or misappropriation of any United States patent or United States copyright, trade secret, trademark rights, proprietary rights or other intellectual property rights of any third party, and if the use of said Services is enjoined, Service Provider shall, at its sole expense, either:  (a) procure for Owners the right to continue using said Services; or (b) modify the infringing Services so they become non-infringing, to the extent reasonably possible without diminishing the capability and capacity of the Services.  In the event the above alternatives are unavailable to Service Provider, then, with the approval of Owners, Service Provider shall seek alternate ways and means to provide such Services for which it is obligated under this Agreement so long as such alternate means are reasonably acceptable to Owners.
(c)    Notwithstanding the above, Service Provider shall not compromise or settle any claim, action, suit or proceeding in which Owners are named without Owners’ prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld unless such settlement provides for the payment of money only by Service Provider and provides for a full, complete and unconditional (other than ceasing Services) release of Owners.
(d)    The foregoing indemnity shall not apply in situations where (i) the Services are furnished in accordance with designs supplied by Owner or to the extent any Service furnished hereunder is modified or combined by Owner or others with items not furnished hereunder, or (ii) Owners use the Services of Service Provider contrary to written instructions from Service Provider that specify in detail the use or uses of such Services which will constitute an infringement of any United States patent or United States copyright, or the violation of any trade secret, trademark right, proprietary right or other intellectual property right of any third party. In the event a suit or proceeding is brought against Service Provider as a result of such Owners’ design modification or combination, or actions not approved by Service Provider, Owners will indemnify and hold Service Provider harmless to the same extent as

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Service Provider has agreed to indemnify and hold Owners harmless hereunder; provided that Owners’ indemnity obligations under this Section 16.4(d) will not be limited by Section 17.4.
(e)    Any indemnities associated with third-party software shall be governed by the terms of the license agreements associated with such third-party software.
ARTICLE 17. LIMITATION OF LIABILITY
17.1    Limitations Applicable to Warranty Work.
(a)    Equipment Warranty Cap. Service Provider’s cumulative aggregate liability under all warranties applicable to Service Provider-manufactured equipment in Section 10.5(b) shall be five million dollars ($5,000,000).
(b)    Professional Services Warranty Cap. Service Provider’s liability for re-performance or repair in relation to defective professional services under Section 10.1 herein shall be limited to the insurance proceeds recoverable under the professional liability coverage required by Article 24.
17.2    Service Provider’s cumulative aggregate liability to Owners under or related to this Agreement for any and all claims, losses, re-work warranty obligations, expenses, damages, suits, judgments, fines, penalties, or liabilities of any kind arising out of or in connection with this Agreement shall not exceed the total amount of the Fee paid to Service Provider as of the date the liability arose under this Agreement; provided, however, that the foregoing limitation in this Section 17.2 shall not apply to the following, which shall not be considered in determining whether such aggregate liability cap has been exceeded: any loss or damage, to the extent insurance proceeds are available from the insurance required under this Agreement, it being the Parties’ specific intent that the limitations of liability hereunder shall not relieve the insurer’s obligation for such insured risks.
17.3    Except for breaches of Article 14 or use of Intellectual Property outside the permissible license scope, under no circumstances shall either Party be liable to the Persons Indemnified of the other Party for consequential losses or damages, including, but not limited to, in the character of (a) loss of use of power systems, production facilities or equipment, (b) loss of profits or revenues, (c) loss of tax credits, (d) cost of purchased or replacement power, (e) damages suffered by customers for service interruptions, or (f) costs of financing.
17.4    Owners’ Aggregate Liability Cap. Other than Owners’ indemnity obligations hereunder, Owners’ cumulative aggregate liability to Service Provider under this Agreement from any and all causes arising out of or in connection with this Agreement shall not exceed the total amount of payment actually paid and/or due to Service Provider in accordance with Exhibit C (Rates and Invoicing).
17.5    Springing License Exclusive Remedy. Upon the occurrence of a Triggering Event under Exhibit F (Facility IP License in the Event of a Triggering Event), Owners shall be entitled

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to exercise their license rights thereunder. The provision of such a license on a royalty-free basis and the disclosure of Facility IP thereunder shall be Owners’ sole and exclusive remedy and Service Provider’s sole liability, with respect to the acts or omissions giving rise to the Triggering Event.
17.6    Limitations on liability expressed in this Article 17 shall apply even in the event of the fault, negligence, or strict liability of Service Provider or Owners, as applicable, or otherwise and shall extend to the Parties’ directors, officers and employees, and to any affiliated entity of the Party hereto, and its directors, officers and employees.
ARTICLE 18. BENEFITED PARTIES
Service Provider understands and agrees that GPC is entering into this Agreement not only for its own benefit but also and equally for the direct benefit of Owners. By agreement, SNC has the right and obligation to construct, operate and maintain generating plants, which are owned jointly by GPC and the other Owners, and SNC has the right to enter into agreements for exercising said rights and performing said obligations.  As their interests appear, it is further agreed that each and every right, benefit and remedy accruing to GPC likewise accrues to the Owners including but not limited to the right to enforce this Agreement in their own name or names. For the avoidance of doubt, each of Owners and SNC are Owner Persons Indemnified under this Agreement. Notwithstanding the foregoing, as between GPC, Owners, and Service Provider, GPC shall remit (on behalf of Owners) all payments to Service Provider hereunder, and Service Provider shall submit all invoices to GPC for payment. Owners represent that Owners are the sole present owners (subject to mortgage indentures) of the Facility to which the Services relate and that GPC is authorized to bind, and does bind, all present Owners to the limitations of liability set forth in this Agreement. In the event that any other entity obtains any ownership interest in a facility for which Services are performed, then Owners agree to bind such entity to such limitations of liability.
ARTICLE 19. DISPUTE RESOLUTION
19.1    A “Claim” is a demand or assertion by one of the Parties seeking, as a matter of right, adjustment or interpretation of Agreement terms, payment of money, extension of time, or other relief with respect to the terms of this Agreement. The term “Claim” also includes other disputes and matters in question between Owners and Service Provider arising out of or relating to this Agreement (including the breach, termination or validity thereof, and whether arising out of tort or contract).
19.2    All Claims not otherwise resolved by the Parties shall be submitted to and decided by arbitration before a three-member panel (the “Panel”) pursuant to the then-current e.g., CPR Rules for Expedited Arbitration of Construction Disputes and the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Panel members shall be mutually agreeable to the Parties and are as of the date of this Agreement Jesse B. Grove, David Lane and Richard Alexander. Upon any vacancy on the Panel, the Parties shall endeavor to agree on a replacement member promptly, notwithstanding whether any Claim then is pending.
19.3    Either Party may commence arbitration by providing written notice of a Claim to the other and to the members of the Panel. Such notice shall include a written statement of the

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Claim along with substantiation for the Claim. The receiving Party shall respond with a statement of its position on the Claim and substantiation for its position within twenty-one (21) days of such notice.
19.4    No later than thirty (30) days after notice of a Claim, the Panel shall hold an initial pre-hearing conference for the planning and scheduling of the arbitration. The Panel may establish procedures and otherwise conduct the arbitration in such manner as it deems appropriate to assure an expeditious and fair resolution of the Claim. Unless extended by agreement of the Parties or by order of the Panel, in no event shall the Panel’s final decision be issued later than one hundred eighty (180) days after notice of a Claim.
19.5    The place of the arbitration shall be Atlanta, Georgia.
19.6    The decision of the Panel is final and binding and is not subject to further arbitration or litigation by either Party.
19.7    Notwithstanding anything in this Article to the contrary, a Party may file a complaint in a court of competent jurisdiction to seek enforcement of the agreement to arbitrate set forth in this Article, other injunctive relief or specific performance, or enforcement of any decision or award issued by the Panel.
ARTICLE 20. TERMINATION
20.1    Owners, in their sole discretion, shall have the right to terminate this Agreement without cause by providing written notice to Service Provider at least thirty (30) days in advance of the date of termination or other minimally necessary time period such that Service Provider complies with federal and state notice requirements (e.g., WARN Act) as measured from the date of written notice of termination. In the event of such a termination, Service Provider shall be compensated in accordance with the terms of Section 20.3. In no event shall termination costs include such costs as loss of anticipated profit.
20.2    Either Party may terminate this Agreement on the basis of a material breach by written notice of breach where the breaching Party fails to cure the default within thirty (30) days. For the avoidance of doubt, Service Provider may terminate this Agreement in the event that Owner fails to make payment on any invoice within thirty (30) days after the due date of such invoice and Owner fails to cure the non-payment default within thirty (30) days.
20.3    Termination Costs. In the event of Owners’ termination for convenience under Section 20.1, Service Provider shall recover from Owners, as complete, full, and final settlement for such terminated work, a sum equal to Service Provider’s actual direct costs for work performed as of the termination date. In addition, Service Provider shall recover from Owners its reasonable and direct costs incurred to terminate its subcontracts and purchase orders that support the Project. Service Provider shall in no event be entitled to recover indirect, special,

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incidental, consequential or exemplary damages, including but not limited to loss of profits or revenue on Services not performed. Service Provider shall also recover the following from the Owner in the event of termination for convenience:
(a)    Direct costs for storage, transportation, insurance and other costs incurred, reasonably necessary for the preservation, protection, or disposition of the materials or equipment;
(b)    Direct costs for demobilization, including removal of equipment or other materials, and personnel-related costs (i.e., internal administrative costs and severance (consistent with Westinghouse’s and WECTEC’s severance programs effective immediately prior to bankruptcy), but not liabilities or damages arising from Service Provider’s release or termination of an employee or employees); and
(c)    Any other costs approved in writing by Owners in advance of the termination date.

20.4    Service Provider shall not be paid for any Services performed by it or its subcontractors or costs incurred after receipt of a notice of suspension or termination, which Service Provider could reasonably have avoided, nor shall Owners be liable for any anticipated profits on Services not performed, or for any loss or damage with respect to any equipment, materials or property purchased or leased for anticipated use in the Services, unless such equipment, materials or property were specifically authorized by Owners. Payment as specified in this Article 20, and indemnity specified in Article 17, as applicable, shall be Service Provider’s sole and exclusive remedies and Owners’ sole and exclusive obligation and liability to Service Provider with respect to such termination.
20.5    Without limiting the terms of the Facility IP License in the Event of a Triggering Event (Exhibit F), from and after termination of this Agreement, Service Provider shall have no obligation to deliver any further Facility IP to Owners.
ARTICLE 21. ASSIGNMENT
Owners’ consent shall not be required for Service Provider’s assignment in connection with the Bankruptcy Cases of its rights or obligations under this Agreement; provided however, that the rights of Owners under the Bankruptcy Code are preserved in all respects. After the conclusion of the Bankruptcy Cases, Service Provider shall be entitled to assign its rights or obligations under this Agreement without prior approval of Owners. Owners shall not assign this Agreement in whole or in part without the prior written consent of Service Provider, which consent shall not be unreasonably withheld; provided, however, that this Agreement may be assigned in whole or part by the Owners to any agent, replacing GPC as agent for the Owners, pursuant to the provisions of the Ownership Agreement; and provided further that any Owner shall be permitted to assign this Agreement to another Owner or to an Affiliate in accordance with the Ownership

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Agreement or to any purchaser or any Financing Parties in connection with the transfer of control or ownership of the Facility.
ARTICLE 22. GOVERNING LAWS AND REGULATIONS, VENUE, AND COMPLIANCE WITH LAWS
22.1    With acknowledgment that the terms and conditions of this Article 22 have been expressly bargained for and are an essential part of this Agreement, the Parties agree that this Agreement will be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction. The Parties agree that the exclusive jurisdiction and venue for any action relating to this Agreement shall be as provided in Article 19. To the extent allowable under this Agreement, for any suit or action in a court of law relating to this Agreement, the Parties agree that the exclusive jurisdiction (personal and, as allowed, subject matter) and venue for any action relating to this Agreement shall be the United States District Court for the District of Columbia, and the Parties hereby consent to such jurisdiction and venue. Owners and Service Provider each hereby irrevocably waive their respective rights to a trial by jury in any action or proceeding arising out of this Agreement.
22.2    Service Provider represents that in performing the obligations of this Agreement, all applicable federal, state and local laws and regulations and Executive Orders of the President of the United States have been and will be complied with by Service Provider and its Representatives.
22.3    Without limiting the generality of the foregoing obligation, Service Provider agrees that it is responsible for obtaining all applicable permits, licenses, or other Governmental Approval necessary for and unique to Service Provider’s performance of the Services. Service Provider will adhere to applicable Laws including for example: (i) all labor laws and regulations including the use of U.S. citizens or properly documented alien workers under the Immigration Act of 1990 and the Immigration and Nationality Act of 1952, as amended; (ii) all applicable safety and health standards required by the NRC, the Atomic Energy Act of 1954, as amended, and the ERA, as well as all applicable safety and health standards promulgated under the OSHA of 1970, including but not limited to OSHA General Industry Regulations 1910.269 and 1926 Subpart V and all applicable state or local health or safety authority with jurisdiction over the Services performed or to be performed under this Agreement; (iii) the Department of Homeland Security’s E-Verify requirements as well as applicable State immigration laws; (iv) the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-I et seq. (as that act may be amended from time to time); (v) the Department of Energy’s regulations, including but not limited to the protection of special nuclear material and sensitive nuclear technology; and (vi) all applicable laws and regulations identified in this Agreement. Service Provider expressly agrees to indemnify, defend and hold harmless the Owner Persons Indemnified from and against all claims, fines or penalties of every kind and nature presented or brought for any claim or liability arising from or based on the violation of any Law on the part of Service Provider or its Representatives.

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22.4    Each Party hereby represents and warrants as follows at all times during the term of this Agreement: (i) all of its activities are authorized and in compliance with and not prohibited by 10 C.F.R. Part 810; (ii) neither it, nor any of its employees, authorized agents, subcontractors, principals or beneficial owners is a Specially Designated National as defined by U.S. Department of the Treasury Office of Foreign Asset Control (“OFAC”); (iii) neither it, nor any of its employees, authorized agents, subcontractors, principals or beneficial owners, is a citizen of a country subject to an OFAC Country Sanction; and (iv) it, and all of its employees, authorized agents, subcontractors, principals or beneficial owners, are in compliance with any and all applicable Laws and regulations relating to the prevention of money laundering and the financing of terrorism to which they are expressly subject.
22.5    Certain Owners are government contractors under an Area Wide Public Utilities Contract with the General Services Administration of the United States government. Service Provider agrees that each of the clauses contained in the Federal Acquisition Regulations referred to below, shall, as if set forth herein in full text, be incorporated into and form a part of this Agreement, and Service Provider shall comply therewith if the amount of this Agreement and the circumstances surrounding its performance require such Owner to include such clause in contracts between such Owner and others:
(1)      52.203-3       Gratuities (APR 1984);
(2)      52.203-6       Restrictions on SubService Provider Sales to the Government (SEP
                                2006);
(3)      52.203-7       Anti-Kickback Procedures (MAY 2014);
(4)      52.219-8       Utilization of Small Business Concerns (OCT 2014);
(5)      52.219-9       Small Business Subcontracting Plan (OCT 2014);
(6)      52.222-21     Prohibition of Segregated Facilities (FEB 1999);
(7)      52.222-26     Equal Opportunity (MAR 2007);
(8)      52.222-37     Employment Reports on Veterans (JUL 2014);
(9)      52.222-40     Notification of Employee Rights under the National Labor
                                Relations Act     (DEC 2010);
(10)    52.222-50     Combating Trafficking in Persons (FEB 2009);
(11)    52.222-54     Employment Eligibility Verification (AUG 2013); and
(12)    52.225-13     Restrictions on Certain Foreign Purchases (JUN 2008).

22.6    If Service Provider is subject to the requirements set forth in Federal Acquisition Regulations 52.219-9, Service Provider will (i) adopt a subcontracting plan (“Plan”) that complies with the requirements of 52.219-9; (ii) provide a written copy of the Plan to Owners, and (iii) upon written request, provide timely periodic reports to Owners that reflect the amounts paid to subcontractors who are a small business concern, veteran-owned small business concern, service-disabled veteran-owned small business concern, HUBZone small business concern, small disadvantaged business concern, or women-owned small business concern.
22.7    Service Provider represents and warrants that Service Provider is not debarred, suspended or proposed for debarment to any department, agency or other division of the United

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States government. In the event that Service Provider or any of its officers become debarred, suspended or proposed for debarment during the term of this Agreement, Service Provider will immediately notify Owners verbally and in writing.
22.8    Service Provider certifies that no federal funds have been paid or will be paid to any Person including any registered lobbyists for influencing or attempting to influence an officer or employee of any Federal agency in connection with this Agreement or subsequent amendments of this Agreement.
22.9    Davis-Bacon Act Required Contract Clauses.
(a)    The contract clauses contained under the heading "Davis-Bacon Act Required Provisions" in Exhibit J-1 (Davis-Bacon Act Required Provisions) to this Agreement shall, as if set forth herein in full text, be incorporated into and form a part of this Agreement, and Service Provider shall comply therewith if the amount of this Agreement and the circumstances surrounding its performance require any Owners to include such clauses in this Agreement.
    (1)    The Parties will cooperate in seeking appropriate exemptions from disclosure under the Freedom of Information Act, 5 U.S.C. § 552, and associated regulations for certified payroll data provided to federal agencies in the course of compliance with the Davis-Bacon Act and the Davis-Bacon Act regulations.
    (2)    Where necessary and required by law, Service Provider will support Owners with the maintenance of the DAVIS-BACON AND RELATED ACTS COMPLIANCE PROGRAM FOR VOGTLE UNITS 3&4 PROJECT.
(b)    The wage determinations set forth in Exhibits J-2 through J-5 are applicable to Services provided under this Agreement.
ARTICLE 23. EQUAL EMPLOYMENT OPPORTUNITY
23.1    Owners comply with all applicable federal and state fair employment Laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, all provisions of Executive Order 11246, as amended, 41 C.F.R. § 60-1, and all of the rules, regulations and relevant orders of the Secretary of Labor. Owners prohibit any acts of discrimination, or illegal harassment on the basis of race, color, religion, age, disability, veteran status, gender, sex, sexual orientation, gender identity, national origin or any other basis prohibited by law. Owners are committed to taking affirmative action as required by Law and to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, gender, color, religion, age, national origin, disability, veteran status, or any classification protected by federal, state or local law. Such action includes, but is not limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including

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apprenticeship. Owners will post in conspicuous places, available to employees and applicants for employment, all legally required notices stating that all qualified applicants will receive consideration for employment without regard to race, color, religion, age, national origin, sex, sexual orientation, gender identity, disability, or veteran status.
23.2    Service Provider will comply with all applicable federal and state fair employment Laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 and the Americans with Disabilities Act of 1990, and all provisions of Executive Order 11246, as amended, 41 C.F.R. § 60-1, and all of the rules, regulations and relevant orders of the Secretary of Labor. Service Provider will not discriminate against any employee or applicant for employment because of race, color, religion, age, disability, veteran status, genetic information, sex, sexual orientation, gender identity, national origin, or any classification protected by federal, state or local law. Service Provider shall take affirmative action as required by law and to ensure that applicants are employed, and that employees are treated during employment without regard to their race, gender, color, religion, age, national origin, disability, veteran status, or any classification protected by federal, state or local law. Such action will include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Service Provider agrees to post in conspicuous places, available to employees and applicants for employment, all government required notices stating that all qualified applicants will receive consideration for employment without regard to race, sex, sexual orientation, gender identity, color, religion, age, national origin, physical handicap, or veteran status.
23.3    In accordance with the U.S. Department of Labor’s regulations implementing the Vietnam Era Veterans Readjustment Assistance Act, as amended, at 41 C.F.R. Part 60-300, Owners and Service Provider shall abide by the requirements of 41 C.F.R. § 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans and requires affirmative action by covered prime Service Providers and subcontractors to employ and advance in employment qualified protected veterans.
23.4    In accordance with the U.S. Department of Labor’s regulations implementing Section 503 of the Rehabilitation Act of 1973, as amended at 41 C.F.R. Part 60-741, Owners and Service Provider shall abide by the requirements of 41 C.F.R. § 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.
ARTICLE 24. INSURANCE
24.1    Service Provider-Furnished Insurance for Off-Site Activities. Service Provider (and its subcontractors, if any) shall provide and maintain in effect during performance of the Services the following insurance with minimum limits as specified for each type of insurance to cover off-Site activities:

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(a)    Workers’ Compensation Insurance in accordance with statutory requirements and Employer’s Liability Insurance with limits not less than $1,000,000. Coverage should include claims for applicable workers’ compensation, occupational disease, personal injuries, and death to Service Provider’s employees in amounts required by statute.
(b)    Commercial General Liability Insurance, including with limits not less than $2,000,000 each occurrence, and annual aggregate, and including broad form contractual coverage, product liability and one (1) years’ completed operations coverage, broad form bodily injury and property damage coverage. Any deductible or self-insured retention cost shall be for the account of Owners, but such deductible or self-insured retention cost shall not exceed $250,000.
(c)    Excess Liability or Umbrella Liability Insurance for Bodily Injury and Property Damage Liability with $5,000,000 combined single limit each occurrence and in the aggregate. Any deductible shall be for the account of Service Provider. Any excess liability or umbrella policy will be applicable to the general liability, auto liability and employer’s liability policies that are required.
(d)    The Commercial General Liability and the Excess Liability or Umbrella Liability insurance coverages must name the Owners Persons Indemnified as well as their respective officers, directors, employees, agents, and representatives as additional insureds with respect to liability arising out of Services performed by or on behalf of Service Provider under this Agreement; provided that Service Provider’s insurance will not provide coverage for injury or damages to the extent resulting from the sole negligence of the Owners Persons Indemnified.
(e)    Other insurance as may be mutually agreed upon by the Parties.
24.2    Professional Liability. Service Provider will make all commercially reasonable efforts to maintain and renew as necessary its professional liability coverage currently in place. At Owners’ option, Owners and Service Provider will cooperate to obtain professional liability coverage in addition to that already in place, or if necessary to replace Service Provider’s existing professional liability coverage. Service Provider will maintain such professional liability coverage at Owners’ expense.
24.3    Service Provider’s Property. Service Provider will be responsible for providing and maintaining property insurance coverage, to the extent such property is not a permanent part of the finished Project and not covered by a separate Builder’s Risk Insurance Policy provided and maintained by Owners pursuant to Section 24.11.
24.4    Automobile Liability Coverage. Service Provider will be responsible for providing and maintaining Comprehensive Automobile Liability insurance, including coverage for owned, hired and non-owned automobiles, with a combined single limit not less than $2,000,000 per occurrence.

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24.5    Service Provider shall use commercially reasonable efforts to ensure the insurance required by Sections 24.1, 24.2, 24.3 and 24.4 shall contain a waiver of subrogation by Service Provider’s (or any subcontractor’s) insurance carrier against Owners and its insurance carrier with respect to all obligations assumed by Service Provider pursuant to this Agreement. All such insurance shall be with sound insurance companies. The liability policies under Section 24.1(b) shall not have any “other insurance” clause or language which would jeopardize the primacy of Service Provider’s insurance with respect to the Owners’ self-insured retention or excess insurance policies.
24.6    Service Provider shall require its insurer(s) to issue endorsements (if required) to add Owners, their subsidiaries, associated and/or affiliated companies, their successors and assigns, SNC and Southern Company Services, Inc., and the officers, directors, agents and employees of any of them, as additional insureds on Service Provider’s off-Site policies, established pursuant to Section 24.1, and Service Provider’s Automobile Liability Coverage, established pursuant to Section 24.4.
24.7    Service Provider must notify Owners at least thirty (30) days before the effective date of any cancellation (and ten (10) days due to nonpayment of premium) of any of the required policies.
24.8    Service Provider agrees to submit to Owners Certificates of Insurance evidencing the coverage prescribed by this Agreement and the expiration date(s) of each applicable policy. All such requested Certificates of Insurance will be submitted to Owners. In no event, however, will Owners’ collection and review of such certificates (or decision not to collect and review such certificates) create any responsibility on the part of Owners to verify the appropriateness and validity of Service Provider’s insurance, to notify Service Provider with regard to any matter related to its insurance, or to ensure that the insurance requirements above have been satisfied; nor does such collection and retention create a waiver by Owners of any of their rights in connection with such insurance.
24.9    Owner-Controlled Insurance Program. Owners will provide Service Provider with Workers’ Compensation Insurance, Commercial General Liability Insurance and Excess Liability Insurance for Services performed on-Site through its Owner-Controlled Insurance Program (“OCIP”). If at any time the OCIP is not maintained, Service Provider will be responsible for maintaining coverage identical to the coverage listed in Section 24.1.
24.10    Nuclear Insurance.
(a)    Owners will maintain insurance to cover the legal obligation to pay damages because of bodily injury or property damage caused by a Nuclear Incident, as that term is defined under the AEA, such policy to be provided by American Nuclear Insurers or the equivalent. The insurance will be in such form and in such amount to meet the financial protection requirements of NRC regulations and the AEA. As provided by the AEA, Service Provider and its subcontractors shall be included among the insureds or persons protected under the financial protection arrangements in the AEA.

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(b)    Owners will maintain a governmental indemnity agreement pursuant to NRC regulations and the AEA.
(c)    In the event that the financial protection system contemplated by Section 170 of the AEA is repealed or changed, Owners will maintain in effect, during the period of operation of the Facility, liability protection through governmental indemnity, limitation of liability and/or insurance which takes into account the availability of insurance, customary practice in the United States electric utility industry for plants of similar size and character, and other relevant factors in light of the then existing conditions.
(d)    As required by the NRC, the foregoing financial protection, indemnification agreement, and insurance will be maintained in effect from the time nuclear fuel or materials first arrive at the Site.
24.11    Property Insurance. Owners will also maintain such property insurance, including an insurer’s waiver of subrogation in favor of Service Provider, its subcontractors and suppliers, as is available at a reasonable cost and on reasonable limits from Nuclear Electric Insurance Limited, or other sources consistent with the regulations of the NRC and the current industry practice, providing protection against direct physical loss or damage to the Facility. Subject to Article 17 hereunder (Limitation of Liability), any deductible amount under such property insurance that may be applicable to any damage to the property of Owners will be borne by Owners. Owners waive any right of recovery from Service Provider, its subcontractors or suppliers for damage to any property located at the Site arising out of a Nuclear Incident as that term is defined under the AEA.
24.12    Employees’ Claims. Service Provider will promptly inform Owners in writing of any employee’s claim, whether workers’ compensation, tort liability or otherwise, for bodily injury allegedly caused by a nuclear energy hazard arising out of the Project, or during the course of transporting nuclear material from the Project. Service Provider’s written notice will provide the following information:
Name and address of claimant;
Time and place of alleged exposure to nuclear energy hazard, if known; and
Description of alleged bodily injury.

The notice is to be addressed to:
Southern Nuclear Operating Company, Inc.
Attention: Director, Supply Chain Management
Post Office Box 1295
Birmingham, Alabama 35201

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ARTICLE 25. UNFORESEEABLE CONDITIONS
Neither Party hereto shall be considered in default in the performance of its obligations hereunder to the extent that the performance of any such obligation is delayed due to acts of God, acts of civil or military authority, governmental priorities, fires, labor disputes, strikes (but not including strikes of Service Provider’s employees unless part of a nationwide or sector-wide strike), acts of the public enemy, floods, epidemic, war, riot, or like occurrences, provided such occurrences are beyond the control, and without the fault, of the Party seeking excuse hereunder; provided however that Owners’ payment obligations shall not be subject to any excuse for unforeseeable conditions. Any Party seeking excuse under this Article 25 shall promptly notify in writing the other Party of its delay and take all reasonable steps to mitigate the effect of such delay on the other Party, except that any Party shall have the right to settle its strikes or labor disputes in its sole discretion. The Party claiming excuse shall resume its obligations as soon as practical. The unaffected Party may take any actions available under this Agreement or available by law to mitigate or resolve the cause of the claimed excuse.
ARTICLE 26. CYBER SECURITY PROGRAM REQUIREMENTS
26.1    Protection of Digital Computer and Communication Systems and Networks. Service Provider understands that Owners are required under 10 C.F.R. § 73.54 to assure all Services performed related to digital computer and communication systems and networks are adequately protected against cyber-attacks, including the design basis threat described in 10 C.F.R. § 73.1, or Services associated with (i) safety-related and important-to-safety functions, (ii) security functions, (iii) emergency preparedness functions, and (iv) support systems and equipment which if compromised, would adversely impact safety, security, or emergency preparedness functions. Service Provider agrees that all related Services performed by Service Provider will be performed in compliance with Owners’ cyber security plan.
26.2    Procurement of Services. When providing cyber security related Services or any Services on critical digital assets (hardware, firmware, operating systems, or application software) at Owners’ facilities, such Services will be subject to the controls of the Service Provider’s Quality Assurance Program including the Quality Assurance Interface Agreement, including as follows (provided that in the event of a conflict, Owners’ Quality Assurance Program requirements will control):
(a)    Service Provider, before beginning permitted access to Owners’ network, will be made aware of and trained on Owners’ Quality Assurance Program and must agree to abide by the relevant policies; and Service Provider will at all times remain responsible for the compliance of its authorized Representatives and sub-tier contractors.
(b)    Service Provider will participate in Owners’ cyber security training programs or equivalent qualification from Service Provider, subject to Owners’ approval of such qualification.
(c)    Service Provider will require:

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(i)    configuration management of the Service Provider’s computers, hardware or other equipment to include virus protection, patch management, authentication requirements and secure internet connections;
(ii)    the maintenance and secure transfer and storage of information and code while off-Site to include appropriate encryption, security and deletion protocols;
(iii)    a duty to protect confidentiality;
(iv)    software quality assurance (“SQA”) procedures;
(v)    approved and disapproved software requirements tabulation;
(vi)    processes and procedures for background investigations; and
(vii)    Owners’ right to audit or access Service Provider’s cyber security program.
ARTICLE 27. COMPLIANCE WITH SITE AND SECURITY RULES AND POLICIES
27.1    Throughout the term of this Agreement, whenever any Service Provider Representatives are at the Site, Service Provider and its Representatives shall comply with all applicable rules, regulations, policies, programs, procedures and other requirements of Owners, including, but not limited to, applicable requirements relating to site, security, FFD, quality concerns, quality control, quality assurance, safety, radiation protection and control, environmental compliance and regulatory compliance, and electronic communications (collectively, “Site Rules”). If at any time during the term of this Agreement, Service Provider or its Representatives fail to comply with Owners’ Site Rules, Owners reserve the right to exercise all their legal remedies including the right to refuse Site entry to or have removed from the Site Service Provider or its Representatives. It is Owners’ expectation that these Site Rules be communicated by Service Provider to its Representatives before they are granted access to any of Owners’ locations.
27.2    Asbestos Responsibility. Certain areas for which Service Provider has contracted to perform work may contain asbestos. As used in this Section 27.2, the term “asbestos” includes “asbestos-containing material” and “presumed asbestos-containing material”, as these terms are defined in 29 C.F.R. § 1926.1101 and 29 C.F.R. § 1910.1001. Areas within the Site which are known by Owners to contain asbestos are posted. It is Service Provider’s responsibility to exercise caution while at the Site in light of the potential that the area in which Service Provider is working may contain asbestos. Service Provider shall take the following precautions, unless advised otherwise in writing by Owners: (1) Service Provider must check for postings in the area, and (2) Service Provider must be sensitive to the potential that asbestos might exist. If Service Provider determines that there is a potential that asbestos exists in the work area or

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component, Service Provider shall immediately stop work and notify Owners to investigate the potential asbestos-containing material to determine if, in fact, the material contains asbestos. If the material is found to be asbestos, Service Provider must coordinate any related Services with Owners. Under no circumstances shall work continue when asbestos is discovered without the specific approval of Owners. Unless authorized in writing by Owners in advance, Service Provider shall not use asbestos in the Facility.
27.3    Service Provider will obtain from Owners all Site Rules and procedures and educate its Representatives concerning such Site Rules and procedures before any of its Representatives enter any of Owners’ premises. Service Provider acknowledges that its Representatives may be required to successfully complete indoctrination classes and similar instructional classes concerning such procedures before admission to, or the performance of Services on, Owners’ premises.
27.4    Owners have a zero tolerance policy on firearms being brought onto Owners’ property. Under no circumstance is a Service Provider employee, agent, or Representative to bring firearms, explosives or any other incendiary devices onto any property owned or operated by Owners. This prohibition includes leaving such items in a vehicle that is parked in Owners’ parking lot. Violation of this policy could result in Service Provider or its Representatives being barred from all property owned or operated by Owners or their Affiliates.
27.5    Safety. Service Provider will be solely responsible for conforming to safety practices dictated by the nature and condition of the Services while at the Site, including compliance with OSHA of 1970. Service Provider and its Representatives must be trained in accordance with applicable OSHA Standards. Within a reasonable time following a specific request by Owners, Service Provider shall provide Owners copies of training records for its Representatives concerning a particular safety and health standard and/or particular substantive or technical training requirement of the job.
27.6    Reporting of Accidents and Noncompliance with Safety Requirements. Service Provider will promptly report to Owners, on such form and in such detail prescribed below, all accidents causing, or having the potential to cause, personal injury or property damage and other unsafe acts or conditions, arising from or otherwise connected with performance of the Services at the Site or Owners’ premises. In the event Owners provide written notification to Service Provider of any noncompliance with the provisions of this Section 27.6, Service Provider shall take corrective action promptly in a manner acceptable to Owners. Owners will not be obligated to identify, and notify Service Provider of, noncompliance with this Section 27.6 and any failure by Owners to identify, and notify Service Provider of, such noncompliance will not relieve Service Provider of any obligation or liability under this Agreement.
27.7    Medical/Injuries Reporting. Owners shall provide first aid to Service Providers Representatives on-Site. Injuries that require treatment beyond first aid will follow Owners’ emergency response procedures.

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27.8    Service Provider shall immediately notify Owners of any recordable injury or potential serious hazard to personnel on the job site. Service Providers shall submit a detailed, written report to Owners within forty-eight (48) hours of the recordable injury or serious incident. The injury report will contain the following information:
•Name of injured person and employee identification number,
•Date of injury,
•Names of any witnesses and employee identification numbers,
•Accident description,
•Cause of accident as evident at the time,
•Action taken to prevent re-occurrence, and
•Nature/Extent of injury.

All Service Provider personnel requiring medical attention on the Site or as a result of or relating to the Services performed on the Site will be drug screened by Owners as soon as possible and the test results must be forwarded to the designated Owners’ Representative.
Service Provider shall post and keep current its OSHA Log at their on-Site office while Service Provider is performing Services for Owners. A copy of this OSHA Log will be provided to Service Provider representatives upon request.
Owner’s Representative is responsible for reporting all serious incidents, injuries, and occupational illnesses that occur on-Site to Service Provider’s Representatives. Owners shall perform an investigation, and a Service Provider’s representative may participate in the investigation as determined by Owners’ management and Service Provider. The investigation results and corrective actions must be provided to Service Provider, and Service Provider reserves the right to require additional corrective measures.
For clarity, the above reporting obligation and other requirements of this Section 27.8 shall only arise in connection with the performance of Services at or on Owners’ property.
27.9    In the event that Service Provider requires access to the Vogtle Units 1 and 2 site, Service Provider will comply with all requests by Owners to facilitate such access, as required by NRC regulations and Owners’ procedures. Owners reserve the right, in preparation for the declaration of a protected area for the Project, to specify additional requirements with respect to Fitness for Duty and access authorization, with the consent of Service Provider which consent will not be unreasonable withheld.

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ARTICLE 28. FITNESS FOR DUTY
28.1    The NRC’s Fitness For Duty regulatory requirements, codified in 10 C.F.R. Part 26, require licensees authorized to construct and operate nuclear power reactors to implement an FFD program that includes contract personnel such as Service Provider and its Representatives. Service Provider agrees that, by performing hereunder, Service Provider accepts and shall strictly adhere to the following requirements that:
(a)    Service Provider will adhere to Owners’ FFD program;
(b)    Service Provider and its Representatives will provide support to Owners in connection with Owners’ FFD program, including without limitation making personnel available and providing documents and information reasonably requested by Owners;
(c)    Service Provider Representatives who have been denied access or have been removed from activities within the scope of 10 C.F.R. Part 26 at any nuclear power plant for violation of the FFD policy will not be assigned to work within the scope of 10 C.F.R. Part 26 without the knowledge and consent of Owners;
(d)    Service Provider supervisory Representatives, to the extent that they are covered by 10 C.F.R. Part 26, will be trained in techniques and procedures for initiating appropriate corrective action;
(e)    Owners are responsible to the NRC for maintaining an effective FFD program and that duly authorized representatives of the NRC may inspect, copy or take away copies of reports related to the implementation of Owners’ FFD program under scope of contracted activities;
(f)    Service Provider Representatives responding to work at Owners’ facilities shall be fit for duty within the scope of 10 C.F.R. Part 26 and able to fully perform the assigned work activities; and
(g)    all Service Provider Representatives shall report to work physically able to perform their job duties and that the Service Provider shall consider the scope of work required for each contract employee and the physical and mental requirements for each job (e.g., ladder climbing; work at elevations; working in extreme temperatures; heavy lifting; prolonged walking/standing; cognitive ability). Prior to an assignment under this Agreement, the Service Provider shall exercise due diligence to ensure that its Representatives who have pre-existing medical conditions that might contraindicate their work in these environments are appropriately evaluated prior to assignment.

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ARTICLE 29. EMPLOYEE PROTECTION
29.1    To the extent required by Law, Service Provider and its personnel shall comply with the requirements of Section 211, “Employee Protection,” of the Energy Reorganization Act of 1974, 42 U.S.C. § 5851, as amended; 10 C.F.R. § 50.7, “Protection of Employees Who Provide Information” and 29 C.F.R. Part 24.
29.2    Service Provider and its Representatives will maintain a safety conscious work environment (“SCWE”) in which all employees feel free to raise concerns without fear of harassment, intimidation, retaliation or discrimination.
29.3    Service Provider and its Representatives will be subject to Owners’ programs and procedures at all locations where Services under this Agreement are being performed to advise their personnel that they are entitled and encouraged to raise safety concerns to their management, to Owners, and to the NRC without fear of discharge or other discrimination. Owners’ programs to which Service Provider and its Representatives are subject will include a Project Employee Concerns Program (“Project ECP”) and a Project Corrective Action Program (“Project CAP”). The Project ECP and Project CAP will be reflected in written policies and procedures that employees may use to raise their concerns, and availability of the Project ECP and Project CAP will be broadly communicated. At the request of Owners and for the purposes of Owners’ administration of the Project ECP, Service Provider will provide access to its personnel, and non-privileged documentation and records, as well as provide support Services on an as-needed basis (provided Service Provider has the available personnel). At the request of Owners and for the purposes of Owners’ administration of the Project ECP, Service Provider will provide access to Service Provider’s proprietary ECP policies and procedures for the limited purposes of transitioning to a Project ECP and, after the transition to a Project ECP is complete, Owners shall have access only in the event that such access is necessary for Owners to comply with any regulatory obligation or to administer any Project ECP investigation. Service Provider will provide Owners’ Project ECP personnel with access to Service Provider’s Vogtle Site-related non-privileged ECP records for Owners’ use in maintaining and administering the Project ECP. For those ECP records generated prior to the Effective Date, Service Provider’s obligation to provide ECP records is limited to those records relevant to Owners’ administration of a Project ECP investigation or Owners’ administration of a referred allegation from the NRC and Service Provider reserves the right to withhold records which, in the opinion of Service Provider’s legal counsel, should be withheld.
29.4    As part of its employee training program for employees at Owners’ Site, Service Provider will provide training to its employees regarding requirements of Section 211 of the ERA, 10 C.F.R. § 50.7, and NRC’s Form 3. Employee training must also include information on Nuclear Safety Culture and SCWE. Owners shall have the right to audit training materials and the effectiveness of such training not less than every twelve (12) months during the term of this Agreement.
29.5    All employment decisions for Service Provider’s employees will be made by Service Provider. Owners are not a joint employer with Service Provider and do not direct or

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control Service Provider’s employees, except those seconded to Owners. Consistent with the confidentiality requirements of its own ECP, Service Provider will promptly notify Owners’ Project ECP representative of any allegation or complaint made by any Service Provider employee of harassment or intimidation under Section 211 of the ERA and 10 C.F.R. § 50.7 regarding the Project, or any investigation or proceeding relating to such an allegation or complaint. Service Provider will inform Owners promptly of any significant investigatory activity by the NRC and any enforcement action by the NRC related to any such allegation or complaint of harassment or intimidation under Section 211 related to the Project. If Service Provider takes any adverse employment action, limited to termination or demotion, of any Service Provider personnel involved in such allegation or complaint Service Provider will provide notification to Owners’ legal counsel of such adverse employment action contemporaneously with notification to the affected personnel. Nothing in this Section 29.5 shall limit Owners’ access to records and documentation related to such allegation or complaint in the event that such access is necessary for Owners to comply with any regulatory obligation.
29.6    Within two (2) business days of Service Provider’s ECP’s receipt of a nuclear safety or quality concern relating to the Services at the Project, Service Provider will provide notice of such concern to the Project ECP representative at the Vogtle site or corporate office. Service Provider will also ensure associated records and reports are maintained in accordance with applicable retention policies as specified by NRC regulations and provide a copy of such non-privileged records, with the exception of Service Provider’s proprietary ECP policies and procedures which shall be available per Section 29.3, at the request of the Project ECP representative.
29.7    Service Provider agrees to indemnify and hold harmless the Owner Persons Indemnified from any claims by Service Provider’s employees (except for those seconded to Owners) and associated costs (including costs of defense, attorney’s fees and court costs), expenses, fines, penalties or other liability arising solely from conduct of Service Provider or its Representatives found to be in violation of Section 211 of the ERA or 10 C.F.R. § 50.7.
29.8    In accordance with 10 C.F.R. § 50.7, this Agreement does not in any way prohibit or restrict or otherwise discourage the free flow of information from Service Provider or its Representatives to the NRC. Further, any associated subcontract affecting the terms, compensation, conditions and privileges of employment will not contain any provision which prohibits, restricts or otherwise discourages the free flow of information to the NRC.
ARTICLE 30. NO TOLERATION OF UNACCEPTABLE BEHAVIORS
30.1    The Parties and their Representatives shall at all times conduct their business activities pursuant to this Agreement in an ethical manner and in compliance with all applicable laws and regulations. Representatives shall not, at any time, exhibit the following behaviors:
(a)    Harassment or unlawful discrimination of any kind or character, including but not limited to conduct or language derogatory to any individual, race, color, religion, age, disability, veteran status, genetic information, sex, sexual orientation, gender

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identity, national origin, or any classification protected by federal, state or local law, that creates an intimidating, hostile or offensive working environment. Specific examples include, but are not limited to, jokes, pranks, epithets, written or graphic material, or hostility or aversion toward an individual or group on the basis of a legally protected status.
(b)    Any conduct or acts such as threats or violence that creates a hostile, abusive, or intimidating work environment. Examples of such inappropriate behaviors include, but are not limited to, fighting, abusive language, inappropriate signage, use or possession of firearms on Owners’ property, and destruction of any Party’s or any Party’s employee property at the worksite or the threat of any of the foregoing.
(c)    Service Provider’s practices that are unsafe or harmful to the natural environment.
(d)    Use of Owners’ or Service Provider’s computers, email, telephone or voice-mail system that in any way involves material that is obscene, pornographic, sexually oriented, threatening, or otherwise derogatory or offensive to any individual, race, color, religion, age, disability, veteran status, genetic information, sex, sexual orientation, gender identity, national origin, or any classification protected by federal, state or local law.
(e)    The use of, being under the influence of, or possession of alcoholic beverages or unlawful drugs on Owners’ property.
(f)    Engagement in any activity that creates a conflict of interest or appearance of the same, or that jeopardizes the integrity of Owners or Service Provider (including but not limited to providing gifts and gratuities to Owners’ employees).
(g)    Posting in any social media forum (Facebook, Twitter, blogs, etc.) or communicating in any other public setting in a manner that does not constitute protected speech or protected activity and violates any of the provisions of this Agreement, regardless of whether those postings or communication are made using Owners’ resources, Service Provider resources, or any Representative’s resources, during or outside of work hours. Examples include, but are not limited to, divulging Confidential and Proprietary Information or making harassing or discriminating statements about, or directed at, employees or customers of Owners or its Affiliates or Service Provider or its Affiliates. No Representative will imply or in any way indicate that he/she speaks on behalf of Owners or its Affiliates or Service Provider or its Affiliates in any social media forum or any other public setting. Each Party reserves the right to monitor all communication made by anyone on such Party’s equipment, including laptops, cellular telephones, and portable computing devices (e.g., Blackberry, Smart Phones) and no Person has any reasonable expectation of privacy in such communications. Each Party’s right to monitor includes, but is not limited to, the right to archive, store, and forensically recover electronic communications on such Party’s equipment.

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30.2    Owners and Service Provider shall communicate these required behaviors to all Representatives that work on the Project. If a Service Provider Representative observes an Owners’ employee doing or is ever asked by an Owners’ employee to do something the Representative considers to be unethical, illegal, or in violation of these behavior standards, Owners expect Service Provider to notify Owners’ management immediately.
ARTICLE 31. NON-ENGLISH SPEAKING SERVICE PROVIDER WORKERS
31.1    Service Provider shall at all times assure that an English speaking Representative of Service Provider is provided for non-English speaking Service Provider Representatives and its subcontractors (“Service Provider Workers”). The Representative must have the ability to communicate with and translate the foreign language of all nonEnglish speaking Service Provider Workers to assure that the ability to communicate vital information is readily available. If the non-English speaking Service Provider Workers are divided into work groups, it shall remain the responsibility of the Service Provider that an English speaking Representative of Service Provider is provided so as to assure that the ability to communicate vital information is still readily available to all non-English speaking Service Provider Workers. Service Provider represents and warrants that it has communicated and translated to its non-English speaking Service Provider Workers including all information and training required by applicable laws and regulations and all other safety and health requirements, in addition to all job related duties. These requirements include but are not limited to OSHA of 1970, the Service Provider’s Safety Program, the contract documents including contract safety requirements, any relevant manufacturer’s information such as Material Safety Data Sheets, and the specific project safety plan for the work to be performed for Owners, in addition to any relevant hazards and special Site conditions that Owners have notified Service Provider may be encountered by Service Provider and/or its Service Provider Workers.
31.2    Service Provider represents and warrants that it has communicated and translated to its non-English speaking Service Provider Workers including all information and training required by applicable laws and regulations and all other safety and health requirements, in addition to all job related duties. These requirements include but are not limited to OSHA of 1970, the Service Provider’s Safety Program, the contract documents including contract safety requirements, any relevant manufacturer’s information such as Material Safety Data Sheets, and the specific project safety plan for the work to be performed for SNC, in addition to any relevant hazards and special Site conditions that SNC has notified Service Provider may be encountered by Service Provider and or its Service Provider Workers.

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ARTICLE 32. COMMUNICATIONS
Service Provider will coordinate all media responses related to the Project with Owners, which must be approved in writing and aligned with Owners’ Nuclear Development Communications. To the extent reasonably practicable, Owners will coordinate press releases related to the Project with Service Provider. No right is granted to Owners to use as a trademark the name “Westinghouse”, the “Circle W” logo or the phrase “You Can Be Sure…”, either alone or in combination with any other word or symbol, without the written approval of Service Provider.
ARTICLE 33. MISCELLANEOUS
33.1    Severability. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Owners and Service Provider shall negotiate in good faith to reach an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions shall not be affected thereby.
33.2    Survival. All terms that by their nature and context extend beyond the expiration or termination of this Agreement shall survive its termination.
33.3    Waiver of Breach. The waiver by either Party of a breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by the other Party.
33.4    Entire Agreement. The Parties hereto enter into this Agreement intending to be legally bound hereby. This Agreement represents the entire agreement between the Parties with respect to and supersedes all prior agreements regarding the subject matter hereof, including the Existing Services Agreement.
33.5    Further Assurances. Each Party hereto shall, at the other Party’s reasonable request, do, execute, acknowledge and deliver all such further acts, conveyances, assignments, transfers, documents and other assurances necessary to effectuate the purposes and carry out the terms and intent of this Agreement.
(Signatures on following page)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their duly authorized officers as of the day and year first herein above written.
GEORGIA POWER COMPANY, FOR ITSELF                   WECTEC GLOBAL PROJECT
AND AS AGENT FOR OGLETHORPE                               SERVICES INC.
POWER CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION),
MUNICIPAL ELECTRIC AUTHORITY OF                        BY: ____/s/ David C. Durham
GEORGIA, MEAG POWER SPVJ, LLC,                            NAME:____ David C. Durham
MEAG POWER SPVM, LLC, MEAG POWER                                        (Typed or Printed)
SPVP, LLC, AND THE CITY OF DALTON,                       TITLE : ______President

GEORGIA, ACTING BY AND THROUGH ITS
BOARDOF WATER, LIGHT AND SINKING
FUND COMMISSIONERS

BY: ____________/s/ Chris Cummiskey

NAME: __________Chris Cummiskey
                                  (Typed or Printed)

TITLE: _Executive Vice President, Georgia Power Company

WESTINGHOUSE ELECTRIC
COMPANY LLC

BY: ______________/s/Jose E. Gutierrez

NAME: ____________Jose E. Gutierrez
                                         (Typed or Printed)

TITLE: _____________President and CEO

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EXHIBIT A
SERVICES AND DIVISION OF RESPONSIBILITY

Table A.1 – Scope of Services

	Service Provider Scope	Notes
ENGINEERING SERVICES
E1	Records management/document delivery for the Design Engineering	Will facilitate reconciliation of simulator modeling to Unit 3 configuration.
E2	Maintain design authority responsibility	Includes delegated ASME B&PV responsibility. Includes engineering support associated with design changes. Design changes will be authorized by SNC.(per Agreement, section 5.7(a))
E3	Support engineering management and design services to complete the AP1000® standard plant portion of the Vogtle Units 3 and 4 design	Includes Site and field and offsite engineering.
E4	Support engineering management and design services to complete the Vogtle Units 3 & 4 Site-specific design	Includes Site and field and offsite engineering.
E5	Engineering support for completion of security-related SSCs
Includes Building 304, Building 305, and Receiving Warehouse structures and equipment.
Includes related procurement support.
Includes support of system interfaces with Vogtle 1&2 security-related SSCs.

E6	Engineering support for security perimeter	Includes transitional boundary between Unit 3 and Unit 4. Includes related procurement support, computer system installation and testing, and security system ITAAC closure.
E7	Engineering support for civil work	Includes “No Man’s Land” between Unit 3 and Units 1&2. Includes related procurement support.
E8	Engineering support for site communications systems; security computer system; and alarm stations	Includes integration of Units 1&2 security and communications systems. Includes related procurement support.

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	Service Provider Scope	Notes
E9	Full implementation of Fuel Load Baseline (including Baseline 8 and post-Baseline 8) at the Site and Cranberry
Includes, but is not limited to, software development, testing, and installation; Baseline 8 simulator; Baseline 8 procedures; Integrated System Validation (ISV) and Human Factors Engineering (HFE) activities including final resolution of BL7 ISV, TSV and DV HED’s, classroom training development and delivery to the ISV subjects, ISV shakedown, development of APP-OCS-GER-420 and 520 reports to support ITAAC closure; and I&C hardware and software implementation.
In connection with I&C hardware and software implementation, Service Provider to support SNC’s procurement of spare parts based on lessons learned from other nuclear construction projects.

E10	Cyber security support, including support for ongoing CDA assessment, remediation, and validation scope	Includes providing documentation/procedures, design information, databases/tools and supporting updates to the same. Includes upgrade of core I&C systems for compliance with cyber security requirements.
E11	Complete CYS design, testing, and implementation	Includes software development, testing, and installation.
E12	Support for NRC core I&C inspections and cyber security program development	Support includes participation in NRC inspections and ITAACS for I&C systems, software and documentation utilized for recommending vendor upgrades to procured equipment and SNC Site cyber program development.
E13	Maintain Westinghouse ASME Program and N Stamp	Includes maintenance of ASME QA program(s).
E14	Safety analysis support for startup	Emergent safety analysis, transient, etc. support necessitated by changes to flows, temperatures, detectors, etc. Must ensure engineering changes do not affect safety analysis.
E15	Certified for Construction drawings	Service Provider will provide support for the development of “as-built” drawing.
CONSTRUCTION SUPPORT SERVICES
C1	Resident Engineer (with design authority approval capacity) located at the Site	Resident engineer will be an onsite engineer with the authority to sign-off on design change to the site specific design as well as the standard plant design
C2	Provide staffing, facilities, documentation, and program management platforms/programs to support ongoing implementation of construction security, FFD, and access and screening functions	--
C3	Maintain ASME programs	These programs include WEC ASME QA programs as required to comply with ASME code requirements.

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	Service Provider Scope	Notes
C4	Gathering and distributing to SNC lessons learned from China AP1000® projects, especially those lessons learned related to construction, testing, and startup activities.
C5	Provide schedule information and performance monitoring support services
Provide access to the live Primavera P6 Integrated Project Schedule for the Project until such time that the schedule can be migrated to a SNC domain; this access includes schedule(s) or schedule information that may reside within the VC Summer Primavera environment, if those schedule(s) or schedule information are applicable to the Project.
Provide staffing to support the SNC-led Project Controls department performance monitoring and usage of the Primavera P6 Integrated Project Schedule through the transition period.
Maintain licenses and applications, including Primavera P6, Deltek Acumen Fuse, SmartPlant, and Maximo software.

C6	Support of generation and revision control of the Construction Records Information Management (RIM) work packages
Review and closure of RIM packages to site data center (SDC).
Support for transfer of documents from SDC to SNC document management system (CIMS, Documentum).
Support coordination of RIM work packages (records) into SNC document management system and long term goal of usage of a single Site repository for document control.

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	Service Provider Scope	Notes
C7	Maintain and support IT solutions and IT infrastructure required to complete the Project, including the onsite IT team for support of the Site IT network and associated infrastructure
Charlotte, Canton, Cranberry and on-Site IT teams to provide full support for all construction and engineering support applications, network engineering, telephony and functional user support for the Project.
Includes provision and maintenance of WECTEC/Westinghouse databases and software including base software, application software, Third Party software, configuration data, software documentation; lifecycle maintenance and required upgrades; provision and management of all hardware and associated maintenance.
Includes maintaining the following such that applications and data are recoverable: source code for applications, archived vendor software installations along with configurations / customizations, archived data for applications, installation documentation for applications, installation documentation for any supporting applications, and application architecture diagrams.
Includes third party escrow of critical applications and data (example: Iron Mountain) in order to provide SNC Technology Solutions a means to recover applications and data should they become unavailable through WECTEC.
Includes support of all on-Site WECTEC IT infrastructure including network (wired and wireless), cameras, PC’s, switches, firewalls, telephony, and any other IT equipment. Includes provision and maintenance of network hardware and associated software configuration data, software/hardware documentation, lifecycle maintenance, and required upgrades.
Includes leaving all existing WECTEC Vogtle WAN/LAN infrastructure (Ethernet / Fiber) in place when Service Provider ceases to provide Services, regardless of the reason for Service Provider ceasing to provide Services.

C8	Provide the staffing support to complement SNC staffing for conducting the daily business of the OCC on a 24/7 basis
Operational Control Center (OCC) support will include facilitating and tracking issues, maintaining status and reporting critical activities as well as support for coordination of engineering, procurement, construction and startup and facilitating strategic planning for milestones to ensure performance consistent with the Post-Transition Schedule.
Staffing support includes coordinators, supervision admins, procurement, FE’s, DE’s, QC, schedulers, and data analysts.

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	Service Provider Scope	Notes
C9	Support for compliance with all environmental permit and regulatory obligations for Vogtle Units 3 and 4 (including Site facilities)
Includes provision of all required labor, equipment and consumable supplies.
Includes coordinating with construction organizations (Safety, Area Managers, Subcontractors, etc.); regulatory required inspections; performing required environmental observations, data collection, and sampling; waste management (Hazardous, Universal, Oil Debris, etc.); SPCC containment management; Spill Response/Spill Kit Management; and implementing construction storm water Erosion Sediment & Pollution Prevention Plans (Storm Water Maintenance).
Includes SNC access to existing WECTEC Storm Water Design Professionals.

C10	Provide the staffing support necessary to complement SNC staffing for scoping and building work packages, work package tracking, and work package closure	Includes oversight of involved subcontractors. Staffing support includes planners, procurement, FE’s, DE’s, QC, etc.
C11	Support of chemistry testing for testing and startup
C12	Oversight and Control of ASME Welding Processes	ASME welding – N-stamp certificate holder requirement
LICENSING SERVICES
L1	ITAAC Support
Includes ITAAC schedule activity management; subcontract scope review, support work package screening; vendor/supplier prioritization; Principle Closure Documentation (PCD) development; Completion Package (CP) development; PDP (Performance and Documentation Plan) development; and PCD tracking and maintenance.
Includes design, installation, analyses and testing information required to support ITAAC closure.

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	Service Provider Scope	Notes
L2	Preparation of Licensing Change Packages and departures (LAR and non-LAR)
Includes markups to the current Licensing Basis (e.g., UFSAR, Tier 1, Technical Specifications, etc.), results of screening activities, and Licensing Impact Reviews for engineering products.
Support NRC meetings for LARs and responses to NRC Requests for Additional Information at Owners’ request.
Includes risk release reviews upon request by Owners.
Service Provider shall ensure all engineering support (including arising out of Baselines, ITAAC, or construction support) related to licensing materials (either covered with the Services or licensing materials being prepared by Owners) is completed such that the licensing materials can be developed in compliance with the Post-Transition Schedule.
Support SNC and other owners before state/federal regulatory authorities.
Maintenance of LCP schedule ties, licensing construction holds, schedule and program management.

L3	Licensing support of emergent engineering issues	Owners may request input for development of licensing positions or development of DCPs. Includes participation in LRBs, CCBs, Operations Safety Committee, Offsite Operations Safety Committee and preparation/support of emergent tech spec changes.
L4	Support for NRC inspections, requests for information and Owner RFIs
L5	Support for any challenges, hearings, or proceedings before the NRC, including, but not limited to, related to license amendments and ITAAC closure	Support includes NRC inspections, topical report reviews that directly support the Vogtle project, industry and site Quality Assurance audits, and INPO assessments through plant construction and testing.
L6	Support 10 CFR Part 21, 10 CFR 50.55(e) and 10 CFR 50.46 evaluations and reports	Including continuing to report 10 CFR Part 21 and 50.55(e) issues and 10 CFR 50.46 evaluations in accordance with regulations.
PROCUREMENT SERVICES
P1	Procurement of Modules •Mechanical Modules •Structural Modules, including Book II and III Materials •Safety related structural steel platforms and structures	•Management of all direct procurement and support organizations, including: o Engineering (procurement and design) o Supply chain/commercial/legal o Licensing o Quality

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	Service Provider Scope	Notes
P2
Procurement of Engineered Components (includes ASME valves)
•Tagged mechanical and electrical equipment (ex., valves, pumps, tanks, heat exchangers, MCC, batteries, etc.)
•Standalone power source for security systems in the standard plant design
•Security system computer equipment and associated infrastructure for all plant buildings

o    Project controls
o    Management of assigned budgets and/or input into the SNC financial governance process
o    Document Management
•Interface with design authority
o    Cyber security modifications
o    Design changes/improvements and lessons learned
o    Disposition of vendor requests for changes and non-conformances
•Commercial grade dedication as required
•Incorporating design changes into Permanent    Plant    Equipment only, post-delivery
•Management of all quality/potential quality issues    (regardless of when identified)
•Maintain requisitioning, purchasing and vendor    interface for engineering, procurement and any    software purchases and licenses
•Transition specific software platform    responsibility    to SNC, as requested

Radiation monitoring equipment is supplied as part of the I&C package. Neutron sources are supplied under the fuels contract

P3	Procurement of ASME III Materials (Pipe/Pipe Supports and other ASME procurements)
P4	Procurement of Highly Engineered Materials (Rebar, Embeds, non-ASME Pipe/Pipe Supports)
P5	Procurement/management of consumables, spare parts, components, instrumentation, equipment, and outside services related to testing and startup	Includes support for development of spare parts lists to support startup testing and plant operation. Includes management of all non-safety issues.
P6	Maintain and continue execution of Westinghouse Human Factors Program with existing personnel	Plant equipment local control panels shall conform to human factors guidelines as described in APP-GW-GRP-001.
PROGRAM SERVICES
ONP1	QA/QC	In accordance with 10 C.F.R. Part 50, Appendix B and ASME 1-1994. See Agreement, Article 13
ONP2	Continue execution of Site ECP Program with existing personnel	Includes provision of requested information to SNC ECP leadership.

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	Service Provider Scope	Notes
ONP3	Maintain and manage Westinghouse QA program, including maintaining Westinghouse CAPAL program.
The Corrective Action Program is required to be compliant with 10 CFR Part 50 Appendix B for safety related SSCs.
Includes performance of Root Cause Analyses, Apparent Cause Analyses, and preparation of related supporting documentation (CAPAL attachments related to the Services)

ONP4	Implementation the Interface of Corrective Action Programs (ICAP) Agreement and supporting full implementation of SNC CAP process.	Support transition to a single PI & CAP for the Site and development and implementation of interface protocol between Service Provider’s Corrective Action Program and SNC’s PI & CAP.
ONP5	Nuclear Safety Culture (NSC) Program
ONP6	Fully implement a Lessons Learned Program for Vogtle Units 3 and 4
ONP7	Fully implement a Trending Program in accordance with corrective action programs
ONP8	Aging Management for Electrical Cables	SNC will support Service Provider in completion of TAN DELTA testing.
ONP9	Equipment Qualification
ONP10	Containment Leak Rate Testing
ONP11	MOV/AOV
ONP12	PSI/ISI & PST/IST
ONP13	Snubber programs
ONP14	Development, implementation, and maintenance of fire protection program for areas under Westinghouse control.	Includes compliance with SNC fire protection program for areas under SNC control.
ONP15	Flow Accelerated Corrosion Acceptance Criteria
ONP16	Construction Training	Support initial and requalification needs for the Site construction; review and oversight of qualification program and maintenance of programs; and provide for LMS entry, qualification structure, and content changes.
ONP17	Emergency Preparedness and Training
ONP18	QA letter responses	Related to the communication of Site D/Ns and/or supplier issues that are identified during audits and resolution of those items.
ONP19	Construction Procedure Maintenance	Service Provider to support for ASME procedures
ONP20	Welding Program	Service Provider to support for ASME procedures
ONP21	Project Management Functions
ONP22	Baseline Test Data Accumulation and Analysis

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	Service Provider Scope	Notes
ONP23	FOAK test programs	Include equipment
ONP24	Procurement / subcontract support
ONP25	Equipment labeling	Support
ONP26	Overall equipment maintenance program	Support
OPS READINESS SERVICES
OP1	Training	Support initial and requalification needs for the Site construction; review and oversight of qualification program and maintenance of programs; and provide for LMS entry, qualification structure, and content changes.
OP2	Support of physical security program implementation, including delivery of design information	Including work required to support fuel on-Site
OP3	Support of Initial Test Program (ITP) (includes Component, Pre-Operational, and Startup Testing) Performance Testing, and engineering support	Westinghouse will support SNC for site acceptance testing.
OP4	Development of testing specifications and procedures, preparation of SSCs for testing, conduct of testing and supporting programs/processes	Includes evaluation of test results, and resolution of RFIs, design issues, testing deficiencies, or other issues identified during testing. Development of test acceptance criteria and support approval.
OP5	Procedure preparation and updating for areas related to engineering support	Includes the drafting, updating, correction, and maintenance of all required procedures. Includes all standard plant procedures, except where directed otherwise by Owners.
OP6	Maintain and upgrade Unit 3 referenced simulators to successfully achieve Plant Referenced configuration including documentation and software changes necessary to implement baseline 8 design changes deferred to a later date.	Include all updated Simulator Training System (STS) documents

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	Service Provider Scope	Notes
OP7	Provide procedures in time to support operator and instructor GAP Training as per the SNC schedule (Update to BL 8.4 or greater)
Includes:
i.    Deliver remaining SOPs
ii.    Deliver remaining MTIS procedures
iii.    Deliver remaining FHS procedures
iv.    Deliver AOPs and associated background documents
v.    Deliver EOPs and associated background documents
vi.    Deliver GOPs
vii.    Deliver P72 procedures
viii.    Deliver SAMGs including FLEX and Fukushima regulatory-required updates
ix.    Deliver ARPs
x.    Deliver site specific procedures as identified by SNC
xi.    Perform simulator validation of EOPs and AOPs
Includes set-point data base to maintain ARPs in sync with procedures listed in i – viii above.

OP8	M&TE (Maintenance and Test Equipment)
OP9	Configuration management

Notes:
1.    Where the term “includes” or “including” or similar is used, it should be read to mean “includes, but is not limited to” or “including, but not limited to”.
2.    As provided in the Agreement, SNC may elect to transition certain Services or portions or Services from Service Provider to SNC or to a Third Party. Nothing in this Table A.1 limits SNC’s right to so elect, and Service Provider agrees to provide support for any such transition elected by SNC in accordance with the Agreement.
3.    For all program-related Services, SNC anticipates transition of responsibility for and management of all programs to SNC either during the term of the Agreement or as part of the winding down of Services under the Agreement. For program-related Services, the Scope of Services listed in this Table A.1 should be presumed to include Service Provider’s support for any such transition and continued support as directed by SNC after such transition.

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Table A.2 – Division of Responsibilities

Facilities and Functional Areas	Division of Responsibility
Asset Preservation to Maintenance	SNC with Service Provider support
Construction Engineering	SNC with Service Provider support*
Licensing	SNC with Service Provider support
ITAAC	SNC with Service Provider support*
Information Technology	SNC with Service Provider support
Construction	SNC with Service Provider support*
Procurement	SNC with Service Provider support
ITP	SNC with Service Provider support
PI & CAP	SNC with Service Provider support
Document Control	SNC with Service Provider support
Cyber Security	SNC with Service Provider support
Training	SNC with Service Provider support
Digital I&C, Baseline 8, Simulator (LSS/CAS/PRS), I&C support through ITP	Service Provider (subject to Owners’ approval of changes)
Fire Protection	SNC with Service Provider support
Operational Control Center	SNC with Service Provider support*
Plant Security and Communications	SNC with Service Provider support
Vogtle 3 & 4 Plant Design Authority and Vogtle 3 & 4 Plant Design	Service Provider (subject to Owners’ approval of changes)
Work Management	SNC with Service Provider support
Aging Management for Elec Cables	Service Provider
Equipment Qualification Program	SNC with Service Provider support
Containment Leak Rate Program	SNC with Service Provider support
MOV and AOV Program	SNC with Service Provider support
ISI Program	SNC with Service Provider support
PST/IST Program	SNC with Service Provider support
Snubber Program	SNC with Service Provider support
Project Controls and Project Management	SNC with Service Provider support*

*The Parties acknowledge that Service Provider’s support under the noted areas shall be limited to staff augmentation unless mutually agreed otherwise.

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EXHIBIT B
DELIVERABLES

The list of the types of Facility documentation to be provided to Owners will include the types of deliverable documents as provided in the table below. If appropriate and requested by the Owners, where there is a difference between the as-designed and as-built condition of the Facility, applicable Facility documentation shall reflect the as-built condition of the Facility. Each document shall be provided with all outstanding Non Conformances and EDCRs, as well as any outstanding configuration management system debt at time of turnover.

AP1000® Facility documentation classified as Proprietary Class 2 or Non-Proprietary Class 3 specifically related to the design, construction, operation and maintenance of the Facility and identified in the table and lists below shall be provided via a controlled website or similar electronic information portal (but not SharePoint).

Instructions for access and review of Facility documentation, including a listing of index fields and query options, shall be provided by the Service Provider and may be electronically posted via a controlled website or similar electronic information portal that allows Owners to download such documentation (but in no event shall Service Provider use SharePoint for this purpose). All controlled Facility documentation will be provided with revision level control, and be uniquely designated.

The proprietary or non-proprietary classification of all documents included in the Facility documentation will be defined on an individual document level. Classification shall be in accordance with Service Provider’s BMS-LGL-28, “Proprietary Information and Intellectual Property Management Policies and Procedures”. Owners’ treatment of Facility documentation is described in Article 14 of the Amended and Restated Services Agreement.

I.    Categories of Deliverables:

A.    Documentation
See detailed breakdown table below in Section D.

B.    Equipment
As part of its provision of the Services, Service Provider will deliver certain equipment, hardware and associated software, machinery, components, materials, and other items that will become a permanent part of the Facility (including certain items provided by Third Parties) (“Equipment”). During the Transition Period, the Parties will develop a schedule for the provision of the Equipment to support the Project Schedule.

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This section does not list all Equipment or all categories of Equipment that will be delivered by Service Provider in connection with the Services. Service Provider will provide such Equipment as part and parcel of its performance of the Services. However, for the avoidance of doubt, the following Equipment will be provided pursuant to this Amended and Restated Services Agreement (all items include related components, hardware, and software, as applicable):

1.    Limited-scope and plant reference simulators updated to Baseline 8+.
2.    CYS/CMS - Cyber Monitoring System
3.    SES - Security computer system (ARINC)
4.    Safety and non-safety I&C deliverables, including but not limited to:
•Application software logic diagrams
•I/O database with all I/O points
•Termination Lists/Drawings
•Software requirements traceability matrices
•Operation and Maintenance Manual (O&M Manual)
•Hardware change kits and FCN documentation
•Hardware installation instructions
•Ovation and Common Q Logic and graphics packages
•Instrumentation datasheets, specifications, and installation details
•Regression testing reports and analysis
•System design criteria and functional specification
5.    Standard Input-Output System (SIOS) test cart for PMS testing
6.    All safety and non-safety core I&C systems
7.    Permanent Plant Equipment
8.    Modules
9.    Engineered Material (Rebar, Embeds, Piping and Pipe Supports)
10.    ASME Material

C.    Software/Databases
1.    Baseline 8 (fully implemented for all applicable systems/functions)
•all software updates and any future I&C design changes
2.    NAP Monitor and Developer software tool
3.    Executable Software for I&C systems
4.    PLCs and any component software that interfaces with PLCs
5.    RITS data access
6.    Computerized Procedure System, including procedure builder executable software
7.    Wall Panel Navigation executable software
8.    DCIS application executable software

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9.    Provide base software and licenses required to support installation of I&C (Common Q, Ovation, etc.)
10.    All BL8 software delivery for ICE-TE

D.    Documentation

GENERAL AND ADMINISTRATIVE	Document Number Notes - Comments[1]
1. Design Control Document (Licensing), including information identified as “incorporated by reference” in DCD Table 1.6-1.	•APP-GW-GLR-700 (DCD Rev. 19) •Applicable Documents Specified in Table 1.6-1 of the DCD/FSAR (Documents Incorporated by Reference)
2. AP1000® and AP600 WCAPs and Technical Reports that Apply to the Implemented Design	•See above •APP-FSAR-GLN-XXX (Any Licensing Departures and Changes applicable to SNC)
3. AP1000® Documentation Guidelines and Document Numbering	•APP-GW-GMP-005 Latest Rev. (Document Numbering Procedure) •APP-GW-GMP-006 Latest Rev. (Component Numbering Procedure)
4. Core Reference Report for first core	•APP-GW-GLR-156 AP1000® Core Reference Report
5. Security Related information (Target Sets, Safeguards and SUNSI Information)	•APP-GW-GLR-066 (TR-94) AP1000® Safeguards Report •Other Assessments and Target Set Documents. •SUNSI information provided as applicable for each deliverable identified in this able
6. Onsite and Offsite dose analysis reports	•Agreed Documents – Document numbers will be defined.
7. Vendor manuals	•APP-xxx-VMM (Vendor Manuals) •APP-xxx-JED (Instrument Vendor Catalog)
8. WEC Emergency Preparedness Plan (SV-G1-GSH-004)	•SV0-G1-GSH-004.
9. Licensing documentation including a. Licensing Change Packages, including markups to the Current Licensing Basis (e.g.,	•APP-FSAR-GLN-XXX (Any Licensing Departures and Changes applicable to SNC along with checklists and forms providing supporting documentation)
1 Documents listed in this column are intended to provide a list of deliverables necessary to satisfy the deliverable obligations. It is understood that some needs may occur in which other documents may be required to complete the deliverable obligations and the parties will negotiate these requests in good faith on a case by case basis.

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UFSAR, Tier 1, Technical Specifications, etc.)
b.    Completed form detailing Engineering supporting documents
c.    All current native CAD files or other native file types that serve as the source files for figures in the UFSAR and Plant-specific Tier 1
•Native Drawing Files (FSAR drawing files)
PROJECT MANAGEMENT	Project Management Procedures are various numbered documents. The listed documents that will meet those definitions will be provided.
1. Project Execution Plan
2. Project Specific Control Procedures
3. Project Schedule (includes Engineering, Procurement, QA, ITP and Construction)
4. Project Change Notices (Scope, Budget, Schedule Variances)
5. Official Project Correspondence
6. Monthly Progress Reports (which includes project control reports, project schedule status updates, financial status, etc.)
7. PCC outstanding issues list

QUALITY ASSURANCE
1. Service Provider Quality Assurance Program	•Westinghouse QMS
2. QA Procedures produced specifically for Vogtle 3&4 Project which describe the interface with SNC	•Pursuant to the interface agreed per Section 13.1(c)
3. QA Data Packages, as relevant, including items such as:	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
a. Approved Non-Conformance Reports/ Dispositions (N&Ds)	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
b. Radiographic/Non-Destructive Test Data (Radiographs)	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document) •APP-xxx-VW (Equipment (formerly vendor) Welding and Non-Destructive Evaluation)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

c. Non-Destructive Examination Records (NDE)	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document) •APP-xxx-VW (Equipment (formerly vendor) Welding and Non-Destructive Evaluation)
d. Heat Treatment Records	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
e. Material Origin Certifications	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
f. Field Inspection Reports	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
g. Weld Data Reports	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
h. Final Quality Inspection and Release Documents or Certificate of Compliance	•APP-xxx-VQQ (Equipment (formerly vendor) QA/QC - Inspection Document)
4. Applicable Quality Records supporting the current suppliers on the Westinghouse QSL (Qualified Supplier List) applicable to Vogtle 3 & 4 Project	•See Section 13.5 Audit reports produced under agreement by Third Party sources (example NIAC) are prohibited by agreement to be provided to the Owners.
ENGINEERING
1. Systems
a. Applicable Calculations & calc notes
•APP-xxx-M3C-100 (Mech System Control Requirements)
•APP-xxx-M3C-101 (Instrumentation Requirements)
•APP-xxx-M3C-300 (Power Production Reliability)
•APP-xxx-E8C-100 (Elect System Control Requirements)
•APP-xxx-E8C-101 (Elect System Instrumentation Requirements)
•APP-xxx-E8C-100 (Elect System Power Production Requirements)
•APP-xxx-J7C (Component Functional Logic and Setpoint Calculations)
•Documents may also be 800100, 800101, and 800300

b. System Specification Documents (design criteria and functional specifications)	•APP-xxx-M3-001 (Mechanical System Specification Documents) •APP-xxx-E8-001 (AC Electrical System Specification Documents) •APP-xxx-J7-001 (Instrumentation and Control Systems)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

c. Piping and Instrumentation Diagram	•APP-xxx-M6- (Piping and Instrumentation Diagrams)
d. Piping Isometrics	•APP-xxx-PLW (Pipe Line Work Packages)
e. HVAC Duct and Support Drawings	•APP-Vxx-MD (Ductwork and Dampers) •APP-xxxx-SH (Hangers and Supports-Multipurpose)
f. Logic Diagrams	•APP-J3-xxx (I & C - Logic Diagrams, PBDs, Interlock Sheets)
g. Single Line Diagrams	•APP-xxx-E3 (System One-Line Diagrams)
h. Three Line Diagrams	•APP-xxx-E4 (System Three-Line Diagrams) •APP-xxx-E5 (Combined Wiring Diagrams)
i. Wiring Diagrams	•APP-xxx-E3 (System One-Line Diagrams) •APP-xxx-E5 (Combined Wiring Diagrams) •APP-xxx-ED (480V, 380V & 227V Distribution Panels)
j. Piping Specifications
•APP-PL02-Z0-101 (AP1000® Class 1 Piping and Non-Class 1 Extensions Design Specification)
•APP-PL02-Z0-102 (AP1000® Class 2, 3 Piping and B31.1 Extensions Design Specification)
•APP-GW-P1-200 (AP1000® Non-ASME III Piping Design Requirements)
•APP-PL02-Z0-007 (
•
•® Specification for Shop Fabricated Piping)
•APP-PL02-Z0-008 (AP1000® Field Fabricated Piping and Installation ASME III, Code Class 1, 2 and 3 and ASME B31.1)

k. Pipe Support Details	•APP-xxx(x)-PH (Pipe Supports)
l. ASME III Design Reports
•Piping and Pipe Hangers: ASME Section III final As-built design reports for piping (Unit Specific Design reports, P0R documents) and piping supports unit specific design reports.
•Equipment: Unit Specific Equipment (formerly vendor) Design Report (VDR documents)

m. Applicable AP1000® Safeguards Information (See Note 1)	See above in General Section.
n. Applicable AP1000® Equipment Databases (See Note 1)	•The following will be provided: SPF data, WEMMEX, PDS model information, MEL.
o. Master Equipment list	•MEL
p. Plant Specific Heat Balance	•APP (And Unit)-MG01-VD (Thermal Performance Heat Balance) •APP-GS-M4C-100 (Turbine Heat Balance Diagram Calculations)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

q. Applicable Set point Basis Documents	•APP-xxx-M3C-5xx (System Specification Calculation)
r. Radiation analysis reports	•APP-xxxx-N5 (Radiation Zoning)
s. Licensing planning and management database	•Licensing Change Matrix
t. Ovation and Common Q Logic and graphics packages	•See Section B for I&C software delivery.
u. Instrumentation datasheets, specifications, and installation details
•APP-xxx-J0-xxx (I&C - Multipurpose)
•APP-xxx-J1 (I&C - Design Criteria)
•APP-xxx-J5 (I&C - Loop Diagrams/Termination Documents)
•APP-xxx-J8 (I&C - Installation Details)
•APP-xxxx-J2 (I&C - Instrument Locations)
•APP-xxx-J3 (I&C - Logic Diagrams, PBDs, Interlock sheets)
•APP-xxx-J1-100 series (I&C - Design Criteria)

v. MOV/AOV vendor data sheets and design information	•Various, as provided by the vendor
w. Approved Design Change Packages (DCPs)	•APP-GW-GEE-XXXX (Design Change Proposals), applicable to SV0, SV3 or SV4.
2. Equipment
a. Applicable Design or Equipment Specifications (See Note 1)
•APP-xxx-Z0 (Functional Specifications)
•APP-xxx-Z0D (Data Sheets)
•APP-xxx-Z0R (Design Reports)
•APP-xxx-J1 (Automation Functional Specifications)
•APP-xxx-J4 (Application Functional Specifications)
•APP-xxx-PHP (WECTEC Design Reports and Data Sheets)

b. Outline Drawings	•APP-xxxx-V1 (Equipment - Outline Drawings)
c. General Assembly Drawings and Equipment location Drawings
•APP-xxx-P3 (Equipment Locations)
•APP-xxx-P3X (Equipment Locations)
•APP-xxx-E2 (Electrical Equipment Locations) APP-xxxx-P2 (General Arrangements)
•APP-xxx-P5 (Mounting Supports)
•APP-xxx-CE (Embedment Drawings)
•APP-xxx-SHX (Support Index Documents)

d. Wiring Diagrams
•APP-xxx-V4 (Equipment - Wiring Diagrams)
•APP-xxx-E0 (AC Electrical - Multipurpose)
•APP-xxx-E5 (AC Electrical - Schematic Drawings or Documents)
•APP-xxx-E5K (AC Electrical - Schematic Drawings or Documents - Engineering and Field Sketches)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

•APP-xxx-EW (AC Electrical - Wire and Cable) •APP-xxx-J8Y (I&C - Installation Details - Document)
e. Control Logic Drawings	•APP-xxx-J3 (I&C - Logic Diagrams, PBDs, Interlock sheets) •APP-xxx-J1-100 series (I&C - Design Criteria)
f. Electronic Equipment Software descriptions, versions and instructions	•APP-xxxx-GHY (Infor. Mgt Syst and Info. Technology Document)
g. Electronic Equipment Software Validation and Verification Packages	•APP-xxxx-T2R (Test Result Reports)
h. Equipment Qualification data packages	•APP-xxx-VBR (EQ Summary Reports) •APP-xxx-VDR (EQ Test Reports and some Design Reports) •APP-xxx-VQQ (Quality Release and C of C)
i. Environmental Reports (includes conclusions and summaries but not detailed test data)	•APP-xxx-VTR (Test Reports) •APP-xxx-VPR (EQ Test Reports)
j. Applicable Equipment Vendor Technical Manuals or Information Packages (See Note 1)	•APP-xxx-VMM (Vendor Manuals) •APP-xxx-JED (Instrument Vendor Catalog) •APP-xxxx-J0M (Technical Manual)
k. Vendor Schedules for Manufacture and Delivery of Commodities (including modules and Shield Building panels)	•Schedule information as available
l. Hardware installation instructions	Would be in Vendor Manuals or specific installation procedures for Westinghouse provided components.
m. Warranty related information (e.g., vendor warranty, warranty claims)	Would be in Vendor Manuals and provided by vendors.
n. Combustible Loading Calculations & Schedules	•Fire Protection Analysis Report APP-xxxx-N4R •APP-xxxx-AF (Fire Protection/Fire Boundaries)
3. AP1000® Building Drawings and Reports
a. General Arrangement Drawings
•APP-xxxx-P2 (General Arrangements)
•APP-xxx-E6 (Electrical Hazard maps)
•APP-xxx-E9 (General Notes)
•APP-xxx-EB (Bus Dusts)
•APP-xxx-EG (Grounding)
•APP-xxx-EL (Lighting)
•APP-xxxx-AF (Fire Protection/Fire Boundaries)

b. Concrete Outline Drawings	•APP-xxxx-CC(x) (Concrete)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

c. Rebar Drawings	•APP-xxxx-CR (Concrete reinforcement) •APP-xxxx-C3 (Key Concrete Reinforcement) •APP-xxxx-C8 (Concrete Reinforcement Placing & Fabrication Drawings)
d. Seismic Analysis Reports (results, not input calculation notes or models)	•APP-xxxx-VGR (Equipment (formerly vendor) Seismic Report) •APP-xxxx-VDR (Equipment (formerly vendor) Design Report)
e. Containment Penetration Drawings
•APP-xxxx-P0 (Piping Multipurpose-Penetrations)
•APP-xxxx-P0X (Piping Multipurpose-Penetrations List)
•APP-xxxx-M0 (Mechanical Multipurpose-HVAC Duct Penetrations)
•APP-xxxx-M0X (Mechanical Multipurpose-HVAC Duct Penetrations List)
•APP-ML05-V2-xx(x) (Platework, Liners, and Penetration Sleeves)
•APP-MV50-V1-xxx (Equipment - Outline Drawings)
•APP-MV50-V2-xxx (Equipment - Assembly Drawings)
•APP-xxxx-E0 (Electrical Multipurpose- Penetrations)
•APP-xxxx-E0X (Electrical Multipurpose- Penetrations List)
•APP-xxxx-V1 (Mechanical Multipurpose - Structure, Components Penetrations)
•    APP-xxxx-V6 (Mechanical Multipurpose - Structure, Components Penetrations)
•    APP-EY01 (AC Electrical Specialties, Penetrations)
•    APP-EY02 (AC Electrical Specialties, Penetrations)

f. Wall and Floor Penetration seal details and supporting test reports	•See above Penetration Details
g. Embedment and Attachment Drawings	•APP-xxxx-CE(x) (Concrete Embedded Metal)
h. Raceway and Raceway Support Drawings
•APP-xxxx-ER (Raceway (AC or DC))
•APP-xxxx-ERB (Raceway (AC or DC) BOM)
•APP-xxxx-SH (Hangers and Supports-Multipurpose)
•APP-xxxx-SH-Exxx (Hangers and Supports-Multipurpose)
•    APP-xxxx-S7 (Raceway/Duct/Instr. Location Drawings)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

i. Cable and Conduit Lists including routing data (cable database)
•APP-xxx-E0X (AC Electrical Multipurpose List)
•APP-xxxx-ERR-500 Series (Raceway AC or DC Report)
•APP-xxx-EW (AC Electrical - Wire and Cable)
•APP-xxxx-E0 (AC Electrical-Multipurpose)
•APP-AB01-xxxx (Architectural Blockouts and Barriers)
•Database output from Cable Manager

j. Cable Termination Details
•APP-xxx-EW (AC Electrical - Wire and Cable)
•APP-xxx-E3 (AC Electrical - Single Line Diagrams)
•APP-xxx-E5 (AC Electrical - Schematic Drawings or Documents)
•APP-xxx-E9 (AC Electrical - Notes, Symbols and Details)
•APP-xxx-J5 (I&C - Loop Diagrams/Termination Documents)
•APP-xxx-DDY (DC Distribution Panels Documents)
•APP-xxx-EAY (Low Voltage Distribution Panel Documents)

k. Structural Steel Frame Drawings	•APP-xxxx-SS(x) (Structural Steel)
l. Structural Modules Sub-Assembly Drawings	•APP-xx(x)-S5(x) (Structural Sub-Module Documents) •APP-xx(x)-S4(x) (Structural Sub-Assembly Documents) •APP-xx(x)-S8(x) (Structural Installations Documents)
m. Composite lay-out drawings	•APP-JC01-V1 (Equipment (formerly vendor) Outline drawing)
n. Module Drawings	•See above item m.
o. Instrument Tubing and Support Drawings	•APP-xxx-JTW (Instrument and Tubing Pipes Work Packages)
p. Plant 3D PDS Model files including WEMMEX	3D model is not a ‘quality record’, but is a provided as a quality tool to assist in plant management and operations. "As-Designed for Standard Plant". Only applicable to Standard Plant Buildings – including WEMMEX data and attributes. Method of delivery and access throughout project to be defined jointly with Owner

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

q. Civil Drawings and Lists (e.g. joint sealers, roofing, building sealers. doors and frames, stairs, room finish, ceilings, elevators, masonry, membranes/barriers, embedments, blockouts, etc.)
•APP-xxxx-AG (Architectural - General)
•APP-xxxx-AM (Architectural - Masonry)
•APP-xxxx-AR (Architectural-Rooms and Room Numbering)
•APP-xxxx-AT (Architectural - Thermal/Moisture)
•APP-xxxx-AW (Architectural - Woods, Plastics, Gypsum, Composites)
•APP-xxxx-A0 (Architectural - Multipurpose)
•APP-xxxx-A9 (Architectural - Notes, Symbols, and Details)
•APP-xxxx-AB (Architectural - Blockouts and Barriers)
•APP-xxxx-AD (Architectural - Doors, Hatches, and Windows)

r. Building Drawings and Schedules (floors, roofs, walls, elevations, framing, columns, base plates, cranes/hoists, stairs, platforms, equipment support, etc.)	•see above •APP-xxxx-AR (Rooms and Room Numbering)
4. Configuration management metadata including Design Debt from SmartPlant Foundation and Documentum	Metadata and document attributes in Documentum, EDMS documentum, and SmartPlant Foundation for SV0, SV3, and SV4.
5. Cyber Security Identification, Assessments and Remediation	•APP-GW-Y5R-001 (Identification Report) •APP-xxx-Y6R-001 (Assessments reports) •APP-GW-Y8 (Cyber Security - Specifications) •APP-GW-Y4 (Cyber Security -Drawings/Diagrams)
6. China Lessons Learned for AP1000®	•Not a document or database.
7. DCP database (information in Smart Plant Foundation)	•Metadata in SPF on DCPs.
8. Applicable E&DCRs	•XXX-XXX-GEF (E&DCRs applicable to SV0, SV3, and SV4)
9. Safety analyses reports (e.g., LOCA analysis	•Reports - does not include calculations or methodologies as described in the initial note.

PROCUREMENT	Procurement Documents are various numbered documents. The documents that will meet those definitions will be provided.
1. List of suppliers from the Westinghouse Qualified Suppliers List (QSL) and WECTEC (QRL)	The suppliers on these lists are limited to safety-related suppliers providing items or services to the Vogtle 3&4 project (see Section 13.5)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

2. Source Verification, Supplier Audits & Reports	Pursuant to Section 13.5
3. Site Receipt Inspection Procedures
4. Handling, Shipping, and Storage Procedures
5. Equipment Technical Specifications and related drawings
6. Vendor Contracts
7. Vendor Documentation, Records, Reports, etc. as provided to Westinghouse by vendor
CONSTRUCTION	Documents are various numbered documents. The listed documents that will meet those definitions will be provided.
1. Construction Execution Plan
2. Site Plan
•APP-xxxx-X4 (Surveys)
•APP-xxxx-X2 (Site Plans & Prospective)
•XXX-xxxx-X9 (General Notes)
•XXX-xxxx-XD (Site Drainage)
•XXX-xxxx-XE (Excavation)
•XXX-xxxx-XF (Fencing)
•XXX-xxxx-XR (Rail)
•XXX-xxxx-XS (Roads)
•XXX-xxxx-XP (Site drawings)
•XXX-xxxx-XG (Site grading drawings)
•XXX-xxxx-PL (Pipe Line Underground)
•XXX-xxxx-XP (Site Pilings and Caissons)

3. Construction Specifications
4. Applicable Construction Drawings (See Note 1)
5. Safety Reports
6. Safety Data Sheet
7. Field Purchase Orders, Receipt & Audit Reports for permanent plant equipment
8. Field Deficiency Reports
9. Welding Records (PQR, PQAR and WPS)
10. Field Engineering Procedures
11. System Flushing Index & Reports
12. Construction Testing Reports (included in Turnover Packages)
13. Work packages including all phases of work

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

14. Equipment / System / Area Turnover Packages
15. Construction Lifting, Handling & Erection Procedures
16. Construction procedures (Fluor)
17. Batch Plant Procedures
18. Construction Test and Inspection Records
19. Heavy Equipment Records (Operating procedures, inspection records, etc.)
20. Boundary Identification Packages
21. Lifting plans (e.g., CA01 lift plan)
22. Heavy Lift Derrick Removal Plan
23. Safe Load Plans and Supporting Calculations
24. Civil Material & Property Reports
25. Mechanical Property Records for Safety Related Components
26. PM records (warehouse and installed pms)
27. Mechanical, Civil, Electrical and I&C Installation and Inspection Procedures
28. Occupancy Inspections & Reports
29. Measuring and Test Equipment program documents and data
30. Records to support environmental reporting
31. Construction training materials
32. Well water use records/logs (MU3 & MU4 and the Dewatering system)
33. Construction Storm water Erosion, Sedimentation & Pollution Control(ES&PC) Plans for all NOI areas.
TESTING & STARTUP
1. AP1000® Standard Startup Site Administrative Manual
•SV0-GW-GBH-360 (Site Specific Commissioning Program)
•APP-GW-TSM-3XX (Startup Administration Manual)
•APP-GW-GJP-150 (Operating Procedures Verification And Validation)
•APP-GW-GJP-152 (Operation Procedure Development, Verification And Approval Process)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

•APP-GW-GJP-100 (Writer's Guideline For Operating Procedures) •APP-GW-TSP-105 (Preparation of AP1000® Startup & Operations Support Test Procedures and Specifications)
2. AP1000® Standard Pre Operational Testing Specifications and Procedures	•APP-XXX-T1-5XX (Test Specifications) •APP-XXX-T1P-5XX (Test Procedures) •APP-XXX-T1D-XXX (Testing Data Sheets) •APP-XXX-T1R0-XXX (Testing Requirements/Reports)
3. AP1000® Standard Structural Integrity Test Procedure	•APP -MV50-T1 (CV Structural Integrity Test Specification)
4. AP1000® Standard Integrated Leak Rate Test Procedure	•APP-CNS-GJP-801 (Type A - Integrated Leak Rate Testing Procedure)
5. AP1000® Standard Testing & Maintenance Procedures (Initial Start-up and Operations)
•APP -xxxx-T1P (Testing Procedures)
•APP -xxxx-GJP (General Operation Procedures)
•APP-XXX-T1-6XX (Startup Test Specifications)
•APP-XXX-T1P-6XX (Startup Test Procedures)
•APP-XXX-T1-65X (Test Specifications)
•APP-XXX-T1P-65X (Test Procedures)

6. AP1000® Standard Testing Acceptance Criteria (ITAAC) Closure Packages	•APP-XXX-ITH (ITAAC closure Plans) •ITAAC Database information •ITAAC Principle Closure Documents that are considered deliverables discussed in other parts of this table
7. AP1000® Standard Operating Procedures (e.g. Normal, Emergency)
•APP-GW-GJP-1XX (General Operation Procedures)
•APP-GW-GJR-1XX (General Operation Peports)
•APP-GW-GJP -2XX (Emergency Operation Procedures)
•APP-GW-GJR-2XX (Emergency Operation Background)
•APP-GW-GJP -3XX (Abnormal Operation Procedures)
•App-GW-GJR-3XX (Abnormal Operation Background)
• APP-XXX-GJP-40X (Alarm Response Procedures)
•APP-XXX-GJP-10X (System Operating Procedures))
•APP-XXX-GJP-8XX (Maintenance, Test, Inspection, & Surveillance Procedures)

8. Spare Parts Lists	•Not defined yet but will provide

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

9. Special Tools Lists	•Not defined yet but will provide
10. Calibration Procedures	•APP-xxxx-GJP (General Operation Procedures)
11. Measuring and Test Equipment program documents and data	•Not defined yet but will provide
12. Calibration, Startup and Performance Test Reports (including Calibration records)	•APP-xxxx-T1R (Testing Requirements/Reports)
13. Factory Acceptance Test reports	•Vendor Manuals •APP-xxx-T2R (Testing Report)
14. Chemistry Specifications and Requirements	•APP-GW-GEM-200 Chemistry Manual •APP-XXX-Z0 (Specifications) •APP-GW-Z0-604 (Coatings for CV) •APP-G1-X0-001 (Coatings Design Requirements)
15. Digital Test Strategy	•Document to be identified later.
16. Component Test Packages	•Would be in Work Packages or Construction documents.
17. [RESERVED]	[RESERVED]
18. Operator GAP Training Materials	•Document to be identified later.
19. Punch Lists	•Document to be identified later.
20. Special test instrumentation specs/requirements; data acquisition systems?	•Document to be identified later.
OTHER	Documents are various numbered documents. The listed documents that will meet those definitions will be provided.
1. Project-specific CAP/ICAP records when closed	Pursuant to the interface agreed per 4.1(g)
2. Simulator	Delivered
a. Design – simulator drawing package and model requirements documents
b. V&V records – simulator test reports
3. Physical security (SES)	See General Section Item 5.
a. Procurement documents
b. Design documents, reports
4. Aircraft Impact Assessment Reports	Document to be identified later.
5. Cyber Security Project Governing Documents	See Engineering Section Item 5.
a. Identification and Assessment Data
7. Human Factors Engineering (HFE) Plans and Reports	•APP-OCS-GEH (Human Factors - General

CONFIDENTIAL & PROPRIETARY
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•Engineering Plan) •APP-OCS-GER (Human Factors - General Engineering Report)

Note 1: “Applicable” being defined as that documentation for which the BMS-LGL-28, “Proprietary Information and Intellectual Property Management Policies and Procedures”, evaluation process permits delivery to Owners. Documents types that are not categorized as deliverable documents include models (computer, engineering and evaluation models), methods, inputs to methods, developmental or manufacturing test data, experience-based data, correlations and sensitivity studies.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
EXHIBIT C
RATES AND INVOICING
RATES AND REIMBURSABLE COSTS

1.     “Fee” shall mean the total of the amounts paid under Sections 3(e), 6, 7 and 13.
2.    This Agreement is a fully cost-reimbursable contract that covers the Services defined herein as well as those services that may be requested and/or directed by Owners in the future. The Parties agree that all direct and indirect costs and expenses of all Services or other items to be provided under the Agreement shall be fully paid for by Owners according to the terms of this Agreement and this Exhibit C.
3.    Domestic Labor:    Service Provider shall bill U.S. based services with three components: [***].
a.    [***]
b.    [***]
c.    [***]
d.    [***]
e.    Westinghouse shall be paid [***] on domestic labor costs (the total of each bare labor wage times its applicable labor multiplier) under this Agreement.
4.    Non-U.S. Based Labor:    Service Provider shall bill non-U.S. based services on a [***] as follows:
a.    [***] engineering labor shall be billed at [***].
b.    [***] engineering labor shall be billed at [***].
5.    Service Provider shall bill, and be reimbursed for, all project related travel expenses (incurred in accordance with its corporate Global Travel and Entertainment Policy), project related living allowances (incurred in accordance with its corporate US Domestic Assignment Procedure and Summary of VC Summer and Vogtle Domestic Assignment Package Terms and Conditions), and other direct costs as mutually agreed (to include but not be limited to reimbursement of project-specific insurance premiums and costs associated with and required transfers of regulatory permits), [***].
6.    For Westinghouse, Service Provider shall bill all third party costs (vendors, subcontractors, materials, services, etc.) on a cost-reimbursable basis and shall be paid a [***].

CONFIDENTIAL & PROPRIETARY
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7.    For WECTEC, Service Provider shall bill all third party costs (vendors, subcontractors, materials and services, etc.) on a cost-reimbursable basis, [***].
8.    Construction Equipment Rates
a.    For Service Provider owned construction equipment located on the Site as of the Effective Date, the Parties agree to a schedule of rates (included in Exhibit I (Rates for Leased Equipment)) based on [***]. Prior to the Effective Date, Owners will provide a schedule of Service Provider-owned construction equipment that Owners do not intend to use after the Effective Date which Owners may update from time to time throughout the term of this Agreement. Service Provider shall be responsible for demobilization of all Service Provider-owned equipment on Site after the Owners have informed Service Provider that Owners no longer intend to use this equipment; with the exception that for the Bigge Heavy Lift Derrick (HLD) crane, the Parties agree that:
i.    Owners shall be responsible to disassemble and load the HLD using Owner-provided craft and field non-manual staff and equipment;
ii.    Owners shall use best efforts to accomplish this demobilization as cost effectively as possible, will maintain demobilization-specific labor cost records, and will share these labor cost records with Service Provider;
iii.    Service Provider shall be responsible for the transportation arrangements and costs of the HLD components off-Site and their eventual disposition; and
iv.    [***]
b.    For leased construction equipment located on the Site as of the Effective Date, Owners will either assume Service Provider’s existing equipment rental subcontracts, will obtain replacement equipment from other vendors, or Service Provider will provide existing leased equipment on a cost pass-through basis. For subcontracts or leases not assumed by Owners, Service Provider or equipment vendor will be responsible for demobilization of leased equipment that is on the Site as of the Effective Date provided under such subcontracts or leases.
9.    [***].
10.    [***].
11.    [***]. Service Provider shall bill Owners for the Services performed under this Agreement to finish, update, develop, deliver, or provide the Deliverables in the same manner as for all other Services. The Parties agree to continue to negotiate

CONFIDENTIAL & PROPRIETARY
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separate agreements with commercially reasonable terms typical to the nuclear industry for products that the Parties mutually agree fall outside the scope of this Agreement. [***].
12.    [***]. Service Provider shall bill Owners for the Services performed under this Agreement to develop, provide access to, and deliver the Facility IP in the same manner as for all other Services.
13.     Incentives.    The Parties agree to pricing incentives that in the aggregate, permit Service Provider to earn an additional fee that in the aggregate, could total [***] of the amounts paid to Service Provider under this Agreement that is tied to the following performance incentives:
a.    Modules and engineered equipment and materials target cost savings sharing arrangement under which:
i.    The Parties will, prior to the Effective Date, agree to a target cost for costs to be incurred during the term of this Agreement for all Service Provider supplied modules and engineered equipment and materials.
ii.    The Parties acknowledge that the target cost may adjust during the term of this Agreement, and such adjusted target cost shall be applied for the purposes of this Exhibit. Prior to the Effective Date, the Parties will develop a mutually agreeable method for tracking such adjustments and re-establishing the target cost.
iii.    Upon completion of procurement activities for all Service Provider supplied modules and engineered equipment and materials:
1.    If Service Provider delivers all modules and engineered equipment and materials at a total cost [***] above the agreed target cost, Service Provider earns no cost savings sharing fee; or
2.    If Service Provider delivers all modules and engineered equipment and materials at a total cost [***] below the agreed modules and engineered equipment and materials target cost, Service Provider will earn cost savings sharing fee in an amount that is equal to the cost savings achieved that [***].
b.    Engineering target cost savings sharing arrangement. If Service Provider delivers all engineering services during the term of this Agreement at a total cost [***] below the agreed engineering target cost, Service Provider will earn cost savings sharing fee in an amount that is equal to the cost savings achieved that [***].

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c.    Engineering deliverables timeliness incentive fee ([***]), with specific deliverables and timeliness incentive fee dates and amounts to be mutually agreed.
d.    First fuel load milestone achievement fee ([***]) should first fuel load occur at or prior to the scheduled fuel load date identified by Owners at conclusion of the Transition Period.
14.    For services that are shared between the Vogtle and Summer AP1000® projects, Service Provider will apportion the billed amounts between the two projects.
15.    a.    Service Provider will receive an initial payment [***] of the Effective Date. The initial (and one-time) payment will approximate the first month’s estimated costs. A true up of the initial payment to actual costs will be performed [***] of the initial payment. The difference between the initial payment and the first month’s actual costs will be refunded (credited) to the Owners’ account within the [***] of the Agreement term. The amount of the initial payment that is not refunded (credited) to the Owners’ account [***] of the Agreement term will be paid back as follows:
•[***];
•[***]; and
•[***].
If either party terminates the Amended and Restated Services Agreement, the Service Provider will pay any portion of the initial payment not already paid to Owners’ account within thirty (30) days.
b.    Service Provider will invoice once per month (by the 10th of the month) beginning in the first month of this Agreement.  Payments will be due within 30 days of invoice date.  For late payment, Service Provider shall be entitled to interest equal to the Prime Rate plus one percent (1%).
16.    Invoices will be accompanied by reasonable detailed supporting documentation. At Owners’ expense, Owners’ independent auditor will have the right to examine on Service Provider’s premises all reasonable information required by Owners to substantiate proper invoicing.
INVOICING

A.    Invoices. Invoices for Services performed in a calendar month shall be transmitted to Owners on or before the tenth (10th) day of the following month. Each invoice shall be accompanied by the following documentation sufficient to demonstrate Service

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Provider’s right to the amount of such payment: (i) employee summary billing information and costs tied to project work breakdown structure; (ii) detail for Service-Provider-owned equipment charges; (iii) invoices for rented equipment; and (iv) vendor invoices for material purchases, including material description per item, quantities per item, freight, sales taxes, the reason for the purchase and any additional similar information respecting the amount invoiced by the vendor.
B.    Owners shall be responsible for all sales and use tax associated with the Services to be provided under this Agreement. However, if Service Provider is required by law to make any tax payments associated with Services to be provided under this Agreement, costs associated with such payments shall be passed through to Owners with no fee, adders, multipliers or interest.
C.    Owners’ payment of an invoice or portion thereof does not constitute approval or acceptance of any item or cost in that invoice nor shall it be construed to relieve Service Provider of any of its obligations under this Agreement. Payment shall not waive Owners’ right to dispute an invoice.
D.    Payment Disputes. If Owners determine that invoiced amounts are not due and payable to Service Provider, Owners shall notify Service Provider of Owners’ objection to the invoice in writing, as provided in Article 19 (Dispute Resolution).  Owners shall continue to pay all invoices during the pendency of negotiations or dispute resolution; provided, however, that in recognition of Owners’ agreement to pay one hundred percent (100%) of all invoices, even disputed amounts, Service Provider agrees that a payment dispute shall not give Service Provider the right to stop work. Provided however, that failure to pay any invoice shall give Service Provider the right to stop work and to exercise its termination rights under the Agreement.
E.    Lien Waivers. In order to be valid, each invoice submitted by the Service Provider must be accompanied by interim lien waivers and releases, in the form and substance as provided by Owners, executed by the Service Provider with respect to the Services completed prior to the date of such invoice.
   F.  Final Lien Release; Contractor’s Affidavit. In order to be valid, Service Provider’s invoice for the final payment from Owners under this Agreement must be accompanied by (i) lien releases and waivers executed by Service Provider in the form and substance as provided by Owners; and (ii) Service Provider’s affidavit in the form and substance as provided by Owners executed by Service Provider; provided, however, to the extent that one or more disputed claims is identified on the final lien releases and waivers form, then the Service Provider’s affidavit shall be provided contemporaneously with the resolution of such disputed claim(s).

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Exhibit D
FORM OF STAFF AUGMENTATION AGREEMENT

STAFF AUGMENTATION AGREEMENT
This STAFF AUGMENTATION AGREEMENT (“Agreement”), effective as of _____________ (the “Effective Date”) is entered into by and between Westinghouse Electric Company LLC, with offices in Cranberry Township, Pennsylvania (“Westinghouse”), WECTEC Global Project Services Inc., with offices in Charlotte, North Carolina (“WECTEC” and collectively with Westinghouse, “Service Provider”), and GEORGIA POWER COMPANY, a Georgia corporation, for itself and as agent for OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA AND THE CITY OF DALTON, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, as Owners (collectively, the “Customer”). Both Customer and Service Provider are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH
WHEREAS, Owners and Service Provider entered into an agreement on July 20, 2017 (“Services Agreement”) for Service Provider to provide services to Owners in connection with the development, design, procurement, construction and testing of two AP1000® nuclear units at the Vogtle Electric Generating Plant in Waynesboro, Georgia (the “Project”); and
WHEREAS, Customer and Service Provider desire to enter into an agreement under which seconded Service Provider personnel can be provided by Service Provider to work for Customer in order to support continued performance of work on the Project.
NOW THEREFORE, in consideration of the foregoing and the covenants herein recited, the Parties, intending to be legally and mutually bound, hereby agree as follows:

1.          DEFINITIONS

1.1.    Candidates shall mean any person referred to Customer by Service Provider to be considered as a potential Worker under this Agreement.
1.2.    Labor Rate shall mean the agreed hourly labor rate for the Worker in question.
1.3.    Owners shall mean Georgia Power Company; Oglethorpe Power Corporation (An Electric Membership Corporation); Municipal Electric Authority of Georgia; MEAG Power SPVJ, LLC; MEAG Power SPVM, LLC; MEAG Power SPVP, LLC; and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners.
1.4.    Secondment Services shall mean all work performed by Workers while seconded to Customer pursuant to this Agreement.
1.5.    Workers shall mean the personnel employed by Service Provider and seconded to Customer pursuant to this Agreement.

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2.    STAFF AUGMENTATION

2.1    Provision of Workers

A.        Customer may, from time to time, request from Service Provider Workers for Secondment Services to be performed. To request such Secondment Services, Customer shall issue a “Contract Labor Requisition Form” (a form of which is attached hereto as Attachment 1). The Contract Labor Requisition Form shall set forth any requirements for the Secondment Services to be performed including, but not limited to, the number of persons Customer believes are needed to perform the Secondment Services, the skill set, education, experience and qualifications of the Workers who would perform the Secondment Services, the specific types of Secondment Services to be performed, the expected duration of the Secondment Services, and the location (subject to Section 2.3B) where the Secondment Services would be performed. Customer may request specific Workers by name. Service Provider will use reasonable efforts to attempt to fulfill Customer’s request for specifically-named Workers.

B.        Service Provider shall then determine if it is able to fulfill, either fully or partially, Customer’s request. If Service Provider is unable to fulfill a Customer request, then Service Provider shall notify Customer within ten (10) days of the receipt of Customer’s request. If Service Provider is able to fully or partially complete Customer’s request, then Service Provider will complete the Contract Labor Requisition Form by providing information such as the names of the Candidates to perform the Secondment Services, the Candidates’ qualifications, the average salary for the function being performed, and estimated relocation costs (if any) and submit the completed Contract Labor Requisition Form to Customer within ten (10) days of the receipt of Customer’s request. Customer shall then review such completed requisition within five (5) business days of receipt and shall accept or reject, in full or in part, in writing, Service Provider’s completed requisition, as indicated on the Contract Labor Requisition Form for the designated Candidates. In the event any Candidate is rejected by Customer, Service Provider may submit a replacement Candidate within (5) business days for Customer’s acceptance or rejection within (5) business days. Customer shall accept or reject, in writing, any Candidate.

C.         If applicable, Service Provider shall be responsible for promptly gathering and transmitting to Customer all applications and supporting documentation for Candidates as necessary for Candidates to be evaluated by Customer to ensure compliance with NRC 10 C.F.R. Part 26, “Fitness for Duty Program” and related requirements, and Customer shall reimburse Service Provider for all associated reasonable, documented out-of-pocket expenses. Service Provider and Workers will adhere to Customer’s Fitness for Duty policy and all other Customer policies. Service Provider agrees to notify Customer of any Candidate or Worker who has been denied access or removed from activities within the scope of 10 C.F.R. Part 26 at any nuclear power plant for violation of a Fitness for Duty policy. Notwithstanding anything to the contrary herein, Customer may reject any Candidate or require Service Provider to immediately terminate or reassign any Worker for failure to qualify under or for violation of Customer’s Fitness for Duty policy.

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E.         Each Contract Labor Requisition Form issued by Customer for Secondment Services and accepted by Service Provider shall be governed by the terms and conditions of this Agreement and the Contract Labor Requisition Form. Each Contract Labor Requisition Form shall be independent of any previously issued or subsequently issued Contract Labor Requisition Form, unless specifically and expressly provided otherwise in a subsequently issued Contract Labor Requisition Form.

F.         If applicable, Service Provider shall be responsible for promptly gathering and transmitting to Customer all applications and supporting documentation for Workers as necessary for Candidates to be evaluated by Customer to ensure compliance with NRC 10 C.F.R. Part 26, “Fitness for Duty Program” and related requirements, and Customer shall reimburse Service Provider for all associated out-of-pocket expenses. Service Provider agrees to notify Customer of any Candidate or Worker who has been denied access or removed from activities within the scope of 10 C.F.R. Part 26 at any nuclear power plant for violation of a Fitness for Duty policy. Notwithstanding anything to the contrary herein, Customer may reject any Candidate or immediately terminate or reassign any Worker for failure to qualify under or for violation of Customer’s Fitness for Duty policy. Customer reserves the right, in preparation for the declaration of a protected area for the Project, to specify additional requirements with respect to Fitness for Duty and access authorization for such proposed protected area, with the consent of Service Provider (which consent will not be unreasonably withheld).

2.2    Revision to Requested Secondment Services
Should Customer choose to amend any of the requirements of the Secondment Services to be performed for a particular Contract Labor Requisition Form, then it shall issue a new Contract Labor Requisition Form.

2.3    Personnel
A.    Service Provider shall, for the Workers, pay all employment-related taxes, such as requirements for unemployment compensation, worker’s compensation for off-site activities, disability, required income and social security tax withholdings, and other legally mandated payments, for Workers provided by Service Provider. Customer shall have no liability or responsibility in this regard.
B.    Workers may be located at the Project site or at any other location agreed in writing by the Parties.

C.    Service Provider shall, for the Workers, handle all of the administration (including promptly obtaining any required work permits of any kind required for the Workers to perform the Secondment Services), medical needs/evacuation and travel in accordance with all appropriate laws and regulations. All required paperwork for any required Worker-related permits shall be promptly submitted by Service Provider or its Workers to ensure the timely access to the Project site in order to perform the Secondment Services. Service Provider shall not provide Workers who are foreign nationals as defined in 10 C.F.R. §810.3 without the

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prior written consent of Customer. When Service Provider provides Workers who are not U.S. Citizens or legal residents of the United States, Service Provider shall comply with all U.S. laws regarding foreign nationals working in the United States, including, if applicable, the laws and regulations concerning the transfer of nuclear-related technology (See 10 C.F.R. Part 810). All out-of-pocket expenses incurred by Service Provider in obtaining all necessary immigration documents, visas, work permits, medical needs and travel expenses necessary for the Workers to perform the Secondment Services for Customer shall be considered Reimbursable Costs. Service Provider shall include the estimated cost of such expenses in its monthly invoice submitted to Customer pursuant to Section 4. Customer shall pay such amount, and such amount shall be subject to true-up, in accordance with Section 4.

D.    Service Provider shall be solely responsible for all labor relations matters pertaining to all Workers described herein, including but not limited to, the selection, hiring, training, discipline, transfer, lay off, recall, promotion, reward, adjustment of grievances, compensation and retention in its employ of such personnel as Service Provider deems necessary in Service Provider’s reasonable judgment to fulfill its duties and obligations herein. Customer will not be involved in the labor relations of Service Provider and, with respect to all persons engaged by Service Provider as Workers, will not nor attempt to exercise any of the foregoing labor relations responsibilities.

E.    Customer and Service Provider shall assign coordinators for the purpose of providing local direction, decision-making and administration of this Agreement, as set forth in the table below:

Service Provider Corporate Coordinator: [TBC]	Customer Corporate Coordinator: [TBC]

The Service Provider Corporate Coordinator duties will include:
•Receiving and responding to all Contract Labor Requisition Forms;
•Actively participating in Customer’s strategic resource planning activities;
•Being Customer’s primary point of contact for this Agreement; and
•Providing reasonable and necessary assistance to resolve any payment/invoice discrepancies.

2.4    No Guarantee of Positions or Workers
The Parties agree that there is no guaranteed number of open positions, either expressed or implied, that will be requested by Customer. The Parties also agree that there is no guarantee that Service Provider will be able to fill any or all of Customer’s open positions.

2.5    Replacement of Workers
Customer shall have the right to request Service Provider to remove, replace or reassign any Worker for cause after notice of same. Upon receipt of Customer’s notice, Service Provider shall promptly comply with such notice, subject to compliance with applicable

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state and federal law and any relevant rules and regulations promulgated thereunder and, if available, provide replacement Candidates for Customer’s review and approval in accordance with Section 2.1.

2.6    Service Provider Remains Employer
Although Service Provider shall retain no right to direct, supervise or control the activities of Workers at the Project site, Workers shall remain at all times on Service Provider’s payroll and participate in Service Provider’s employee benefit programs, if eligible, and Service Provider may communicate with Workers for administrative purposes. Service Provider shall be responsible for the payment of Workers’ salaries or wages, payroll taxes and employee benefits, and for maintaining workers’ compensation insurance coverage for Workers. Service Provider shall indemnify, defend and hold Customer, Owners and their affiliates, and the respective officers, employees and agents thereof, harmless from and against any and all claims, losses, damages, liabilities, legal fees and expenses resulting from or arising in connection with any failure to pay such wages or benefits, or to withhold appropriate taxes as required hereby.

2.7    Responsibility for Work Product
Because Workers will be under the exclusive direction, supervision and control of Customer at the Project site, Service Provider shall have no liability to Customer for loss or damage arising out of or resulting from the activities of Workers at the Project site while seconded to Customer, including but not limited to, costs of re-performance or rework, injury to or death of persons, loss of or damage to property including property of Owners or others. Service Provider shall have no liability to Customer, Owners or others who may use or benefit from the work or Secondment Services of the Workers for any professional error or omission, workmanship deficiency, or direct or consequential losses or damages of any other kind arising from the activities of Workers at the Project site.

3.    RELATIONSHIPS WITH WORKERS
3.1    Independent Contractor Status
The Parties expressly intend and agree that Service Provider is acting as an independent contractor, and neither Service Provider nor any Worker is an agent or employee of Customer. Nothing in this Agreement shall be construed or implied to create a relationship of partners, agency, joint ventures or of employer and employee as between Service Provider and Customer. Further, neither Service Provider nor its personnel, agents, subcontractors nor Workers have any authority whatsoever, expressed or implied, by virtue of this Agreement, whereby such persons or entities are authorized to commit Customer, in any way, to perform in any manner or to pay money for purchased services or materials.

3.2    Service Provider Employees
The Parties agree that in the performance of this Agreement, the Workers shall remain solely as employees of Service Provider. Service Provider is responsible for the hiring, termination and administrative management, but not Project site management, of all such Workers. Customer shall not be obligated to provide Service Provider or the Workers with any of the rights and privileges established for Customer’s employees. If a secondment is terminated by Customer prior to the anticipated end of the secondment, then Customer shall be responsible for the costs to return such Worker to his or her point

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of origin and the costs to replace such terminated Worker, if required, and Customer shall reimburse Service Provider directly for all such costs.

3.3     Control of Work Sites
Customer shall at all times maintain full control of the work sites at the Project, including the direction of the Workers while the Workers are performing Secondment Services for Customer. Customer shall provide all necessary direction to Workers assigned to their respective work sites at the Project in order to properly complete the Secondment Services.

3.4    Day-to-Day Control
Workers shall be under the exclusive direction, supervision and control of Customer during such times as such Workers are seconded under this Agreement, and Service Provider shall retain no right to supervise, direct or control such Workers during such times. At no time during performance of specific or assigned tasks shall the Workers receive or act under instructions from Service Provider. The Workers shall comply with the applicable Project and office rules, regulations, and safety procedures and with all applicable laws and regulations including export control laws and regulations. If appropriate for the assignment, Customer shall be responsible for providing appropriate employee support functions and facilities such as office space that are similar to the facilities provided for other personnel similarly situated at that location and shall provide all needed office or site facilities, Information Systems & Technology computer and communication equipment, software, telephone, small tools, reprographics, supplies and support services for Workers working at the Project site.

3.5    Termination
In addition to the right to immediate dismissal under Section 2.5, Customer may terminate the secondment of any Worker at any time upon providing five (5) days’ advance notice to Service Provider or its local representative, if any.

4.    COMPENSATION

Pricing, rates and invoicing will be handled by the applicable terms in the Services Agreement.

5.    EQUIPMENT AND FACILITIES

5.1    Furnished Equipment
Customer shall, at no cost or expense to Service Provider, provide all necessary computers, mobile phones, office space, tools, equipment, patterns, scaffolding, rigging, supplies, materials, and protective clothing which are or may be required for the Workers to provide Secondment Services in accordance with the terms of this Agreement and the directions of Customer for so long as this Agreement is in effect.
5.2         Work Practices
A.    Customer will cause the Workers to comply with the standard work practices established at the Project site and any other site at which the Workers are performing Secondment Services. Such standard work practices will be provided in writing to the Workers providing Secondment Services at the Project site. These standard work practices shall include, but not be limited to, safety policies

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and regulations, security and cyber security policies and regulations, Fitness for Duty, quality concerns, quality control, quality assurance, radiation protection and control, environmental compliance and regulatory compliance, communications, work hours, use of cafeteria, medical facilities (if any), dress codes, phones, faxes and copy machines. Customer shall promptly notify the Workers, in writing, of any changes in such policies and procedures that are relevant to the Workers.

B.    The Parties acknowledge that Workers’ movements through accessible areas of a facility or plant may require that authorized personnel escort individuals that have not been accorded unescorted access status. Workers who require unescorted access to Customer’s facilities will be screened by Customer in accordance with applicable regulatory and industry requirements.

6.    QUALITY REQUIREMENTS

6.1    Quality Assurance
Customer shall cause the Workers to perform Secondment Services in accordance with the Quality Assurance Program provided by Service Provider to Customer under the Services Agreement, the details of which shall be provided, in writing, to the Workers.

6.2    Procurement of Secondment Services Related to Digital Computer and Communication Systems and Networks

A.      Any Secondment Services furnished under this Agreement that are classified as cyber security related shall be subject to the controls of Customer’s Quality Assurance and cyber security programs. The details, policies and requirements of such program will be provided to Workers prior to performing cyber security related Secondment Services.

B.        When providing Secondment Services on critical digital assets (hardware, firmware, operating systems, or application software) at Customer’s or Owners’ facilities, each Worker agrees to abide by Customer’s cyber security program as follows:
1.    Before beginning permitted access to Customer’s network, each Worker shall be made aware of Customer’s cyber security program and must agree to abide by the relevant policies.
2.    To participate in Customer’s cyber security training programs or equivalent qualification from Service Provider.
3.    To adhere to the following Customer cyber security policies:
(a)    Configuration management of the Service Provider’s computers, to include virus protection, patch management, authentication requirements and secure internet connections.
(b)    Maintain secure transfer and storage of information and code while off-site.
(c)    Duty to protect confidentiality.
(d)    Software quality assurance (“SQA”) procedures.
(e)    Approved and disapproved software requirements tabulation.
(f)    Requirements and procedures for background investigations.

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7.    INSURANCE

7.1.     Customer and Service Provider Insurance
If applicable, the insurance requirements of the Services Agreement are incorporated herein.

7.2    Additional Insurance
Customer may require Service Provider at any time, and from time to time during the term of this Agreement, to obtain and maintain in force additional insurance with coverage or limits in addition to those otherwise mandated above. The cost of premiums for any such additional insurance shall be considered a Reimbursable Cost and shall be invoiced to Customer in accordance with the invoicing and payment-related provisions in the Services Agreement, including Exhibit C (Rates and Invoicing). Service Provider shall provide the estimated cost of premiums for any requested additional insurance to Customer in writing for approval and, if approved, Service Provider will include the premiums in its monthly invoice submitted to Customer pursuant to Section 4.

8.    TERM AND TERMINATION
8.1    Term
Unless earlier terminated pursuant to Section 8.2, the term of this Agreement shall be effective on the Effective Date and be effective through the first to occur of (a) expiration of the term (as defined in the Services Agreement) of the Services Agreements and (b) termination of the Services Agreement.

8.2    Termination
Either Party may terminate this Agreement for convenience upon thirty (30) days’ advance-written notice to the other Party; provided that the term of this Agreement shall not extend beyond the date of termination of the Services Agreement.

8.3    Close-out
In the event of a termination of the secondment of any individual Worker by Customer, Service Provider shall comply promptly with instructions and directives contained in such notice regarding the demobilization of the Worker(s) as of the date of termination, as specified in the notice, and demobilization costs of such Worker(s) will be handled in accordance with the terms of the Services Agreement.

9.    RELEASE AND INDEMNITY

9.1    Customer Indemnity
Customer agrees to defend, indemnify and hold harmless, Service Provider and Workers from and against any and all third party claims, losses, damages, liabilities, legal fees and expenses, resulting from or arising in connection with the activities of Workers while on assignment pursuant to this Agreement and under the direction, supervision and control of Customer.

9.2    Indemnification Conditions
If any claim arises with respect to which the Service Provider believes it is entitled to indemnification, the Service Provider shall give written notice of such claim and a copy of such claim, process, and all legal pleadings with respect thereto (to the extent available

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to the Service Provider) to Customer within a reasonable period of time of being served with such claim, process, or legal pleading. Failure to give such notice in a timely manner shall not diminish the indemnification obligations of Customer except to the extent the failure or delay in giving such notice results in actual and material prejudice to Customer.

10.    CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

10.1    Confidentiality of the Workers
Service Provider agrees that Customer may require Workers to execute non-disclosure agreements to protect Customer’s or others’ confidential information.

10.2    Confidentiality between the Parties
The provisions of Article 14 of the Services Agreement respecting the treatment of Confidential and Proprietary Information shall apply to all Secondment Services. Article 14 of the Services Agreement is expressly incorporated into this Agreement as if it were fully set out herein.

10.3     Ownership of Work Product and Intellectual Property
Without limiting either Party’s rights and obligations with respect to the “Confidential and Proprietary Information” (as defined in the Services Agreement), all drawings and other data prepared by any Workers shall be and remain the property of Customer, or its designee, and may be used for any and all present and future project or purposes Customer deems advisable without payment to Service Provider or such Worker of any sum in excess of the compensation specified herein and without any claim or right thereon by Service Provider or any Worker. Any and all inventions, discoveries and improvements which any Worker conceives of or makes, in whole or in part, working alone or jointly with others during the period of their secondment to Customer, which relate to Customer’s business or arise out of, or result from the Secondment Services performed by the Worker shall be the sole and exclusive property of Customer, or Customer’s designee. Service Provider hereby agrees to, and by these presents does, assign, transfer and convey to Customer, or to Customer’s designee, any such intellectual property rights in any invention, discoveries and improvements.

10.4     Survival
The terms and covenants of this Section 10 shall survive the termination or expiration of this Agreement.
11.    RIGHT OF ASSIGNMENT
Assignment of this Agreement is governed by the assignment terms in the Services Agreement.

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12.    DELAYS

12.1    Force Majeure
Except for Customer’s obligation to make payment to Service Provider, neither Customer nor Service Provider shall be considered in default in the performance of its obligations hereunder to the extent that the performance of any such obligation is prevented or delayed by any cause beyond its reasonable control, including acts of God, strikes or other labor disputes, fires, floods, hurricanes, earthquakes, wars and actions or inaction of governmental authorities.

12.2    Notice
In the event that either Customer or Service Provider shall become aware (hereinafter the “Delinquent Party”) of an actual or potential delay in the performance of all or any portion of its contractual obligations, such Delinquent Party shall promptly give notice thereof to the other Party. The Delinquent Party shall promptly take such measures as may be necessary to prevent or minimize such delay and shall promptly notify the other Party in writing of the measures intended to be taken.

13.    DISPUTE RESOLUTION
All disputes connected with, arising out of or relating to the subject matter of this Agreement, including concerning a breach hereof, the obligation of either Party hereunder, or the interpretation of any provision hereof, shall be subject to the procedure described in Article 19 of the Services Agreement. Article 19 of the Services Agreement is expressly incorporated into this Agreement as if it were fully set out herein.

14.    COMPLIANCE WITH LAWS

14.1    Compliance with Laws
Each Party hereto shall comply at all times with applicable executive orders and federal, state, municipal and local laws applicable to the location in which the Secondment Services or this Agreement is performed; as well as all applicable rules, orders, requirements and regulations thereunder.

14.2    NRC Regulations
Service Provider acknowledges that, in connection with its provision of Workers under this Agreement, it and its personnel, agents and subcontractors may be subject to laws, regulations and policies involving matters within the regulatory responsibility of the U.S. Nuclear Regulatory Commission (the “NRC”). These laws, regulations, and policies include Section 211 of the ERA, 10 C.F.R. § 50.7, the NRC’s May 14, 1996 Policy Statement of “Freedom of Employee in the Nuclear Industry to Raise Safety Concerns Without Fear of Retaliation” (61 Federal Register 24336), and the NRC’s “Final Safety Culture Policy Statement” (June 14, 2011). The Parties agree to abide by such laws, regulations and policies, agree to maintain a working environment where Workers are free to raise safety concerns, and agree to not harass, intimidate, take adverse employment action against, or otherwise retaliate against any Worker because they bring or have brought matters related to this Agreement or related to the facility or location to which they are assigned or similar matters to the attention of the NRC, any state authority possessing authority delegated from the NRC, the U.S. Department of Labor or to any representative of Customer or to any other person or third party.

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14.3     Additional NRC Requirements
The Parties acknowledge that certain provisions of the NRC’s Confirmatory Order issued on September 25, 2014 to the Chicago Bridge and Iron Company (the “Confirmatory Order”) may apply to Workers under this Agreement, and, if applicable, agree to adhere to applicable provisions of the Confirmatory Order.
14.4    Notice of Retaliation
During the term of this Agreement, each Party agrees to notify the other Party, promptly in writing, when such Party becomes aware of any instance in which any Worker, in connection with the provision of this Agreement, files a claim at the U.S. Department of Labor or with the NRC, or any other governmental authority possessing authority delegated from the NRC, alleging that the employee or Worker has been harassed, intimidated, retaliated against or otherwise discriminated against for having engaged in activities involving this Worker that are protected as described hereunder. Each Party further agrees to notify the other Party promptly in writing when it becomes aware of any investigation undertaken by the NRC’s Office of Investigation into activities under this Agreement and of the material progress of such an investigation. Each Party also agrees to notify the other Party promptly in writing of the material progress of the action involving such filed claim or allegation and any decision, whether preliminary or final, by the U.S. Department of Labor, the NRC or any other governmental authority possessing authority delegated from the NRC in any case involving such claim or allegation.

14.5    Non-Discrimination
Each Party hereto agrees that it will not discriminate against its employees, agents or subcontractors, applicants for employment or engagement in providing or accepting Workers hereunder or Candidates it considers for secondment in connection with the Secondment Services described herein based on race, marital status, religion, color, national origin, sex, age, disability or veteran status.

15.    WARRANTY

15.1    Warranty
Service Provider represents and warrants that all Workers furnished to Customer, in response to filling specific job descriptions within this Agreement have the professional qualifications requested by Customer as stated in the Contract Labor Requisition Form. Service Provider shall, conditioned upon the availability of qualified Workers, at its sole expense, promptly replace any Worker who does not meet the foregoing warranty. Notwithstanding the foregoing, Customer shall have the right to immediately dismiss any Worker who fails to perform requested work in accordance with accepted regulatory and professional standards applicable to the job classification for which the Worker was seconded.

15.2    Sole and Exclusive Remedies
THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS OR IMPLIED(INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). THE REMEDIES SET FORTH, FOR THE TIME AND IN THE MANNER PROVIDED ABOVE, SHALL BE CUSTOMER’S

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EXCLUSIVE REMEDIES FOR FAILURE OF SERVICE PROVIDER TO MEET ITS WARRANTY OBLIGATIONS, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE.

16.    TAXES
The rates and charges herein include all taxes except: any federal taxes imposed or increased (to the extent of the increase) after the Effective Date of this Agreement; any state or local sales, use, gross receipts, duty, value added, excise, or similar taxes now or hereafter imposed. All of the aforementioned taxes are not included in the price and will be the responsibility of Service Provider.

17.    MISCELLANEOUS
17.1    Notices
Any notices pursuant to default, cancellation, termination or otherwise required pursuant to this Agreement shall be sent by recognized overnight courier service, registered or certified mail, or via email with receipt confirmed in writing to the Parties at the addresses shown below:

If to Customer:
Georgia Power Company
Attn:

Email:

If to Service Provider:
Westinghouse Electric Company LLC
Attn:

Email:

WECTEC Global Project Services Inc.
Attn:

Email:

Either Party may change all or any part of its address for providing notices upon submitting such change to the other Party in accordance with the requirements of this Section.

17.2    Choice of Law
This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, excluding its choice of law rules.

17.3    Limit of Liability
WITH THE EXCEPTION OF SERVICE PROVIDER’S INDEMNITY OBLIGATIONS UNDER SECTION 2.6 OF THIS AGREEMENT, SERVICE PROVIDER’S

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CUMULATIVE AGGREGATE LIABILITY TO CUSTOMER AND OWNERS FROM ANY AND ALL CAUSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000).

NEITHER CUSTOMER, OWNERS NOR SERVICE PROVIDER NOR THEIR AFFILIATES (NOR ANY OF SUCH PARTY’S OR AFFILIATE’S RESPECTIVE OFFICERS, AGENTS, SERVANTS, EMPLOYEES, SHAREHOLDERS, OR MEMBERS) WILL BE LIABLE TO THE OTHER PARTY OR THEIR AFFILIATES (NOR ANY OF THEIR RESPECTIVE OFFICERS, AGENTS, SERVANTS, EMPLOYEES, SHAREHOLDERS, OR MEMBERS) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER, ARISING OUT OF THIS AGREEMENT, INCLUDING, BUT NOT BE LIMITED TO, LOSS OF USE OR OPPORTUNITY, LOST PROFITS, ANTICIPATED INCOME, COSTS OF CAPITAL, OR SIMILAR LOSS.

THE RELEASES FROM AND LIMITATIONS ON LIABILITY AND INDEMNITY OBLIGATIONS EXPRESSED IN THIS AGREEMENT SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE RELEASED OR INDEMNIFIED PARTY, AND WHETHER LIABILITY IS FOUNDED IN CONTRACT, TORT, STRICT LIABILITY, OR OTHER BASIS OF LIABILITY, AND SHALL EXTEND TO SUCH PARTY AND ITS AFFILIATES AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
17.4    Entire Agreement; Binding Effect
The Parties hereto enter into this Agreement intending to be legally bound hereby. This Agreement represents the entire contract between the Parties with respect to the subject matter hereof. This Agreement may not be modified except by a modification, in writing, which has been executed by authorized representatives of both Customer and Service Provider. Any modifications to the contrary shall have no force and effect. This Agreement shall be binding upon the Parties hereto and their respective permitted successors and assigns.
17.5    No Waiver
The failure of either Party to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of such provision(s) or in any way affect the validity of this Agreement or any part hereof, or a Party’s rights and obligations hereunder, or the right of any Party to thereafter enforce each and every provision hereof.

17.6    Severability
Should any provision of this Agreement be found or adjudged to be unenforceable, the remaining provisions hereof shall remain in full force and effect.

17.7     Headings
The use of headings in this Agreement is for convenience of the Parties only and shall have no legal effect.

17.8    Publicity
    Service Provider shall not make or permit the making of any public statements or announcements concerning this Agreement or the relationship of the Parties with respect

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to the Project, without the Customer’s prior written approval, which may be given or withheld in its sole discretion.

17.9    Survival
The provisions of this Agreement which by their nature survive acceptance, performance and termination or expiration of the Secondment Services, including, without limitation, the provisions concerning payment, indemnity, warranty, limitation of liability, confidentiality and trade secrets and proprietary rights, will remain in full force and in effect following termination, cancellation, completion or expiration of this Agreement.

17.10    Counterparts
    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives:

CUSTOMER:
SOUTHERN NUCLEAR OPERATING COMPANY, INC.
________________________________________
(sign here)
________________________________________
(print name)
________________________________________
TITLE ________________________________________
(date)

SERVICE PROVIDER:
WESTINGHOUSE ELECTRIC COMPANY LLC

________________________________________
(sign here)
________________________________________
(print name)
________________________________________
TITLE ________________________________________
(date)

WECTEC GLOBAL PROJECT SERVICES INC.

________________________________________
(sign here)
________________________________________
(print name)
________________________________________
TITLE ________________________________________
(date)

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ATTACHMENT 1

Contract Labor Requisition Form

CUSTOMER NAME:_____________                 DATE OF REQUEST___________

JOB SITE____________

REQUESTED START DATE________             ANTICIPATED END DATE: __________

NUMBER & TYPE OF WORKERS REQUESTED

Title	Number

TOTAL NUMBER OF WORKERS REQUESTED:____________

Attachment 1 to Exhibit D– Page 1

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QUALIFICATIONS

Experience:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Skills: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Education:
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Licenses & Other Requisite Qualifications:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

SECONDMENT SERVICES TO BE PERFORMED (INCLUDING ANY DELEGATIONS OF AUTHORITY)

________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________

Attachment 1 to Exhibit D– Page 2

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EXHIBIT E
CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of the ___ day of _____________, 20__, by and between ___________________ (the “Disclosing Party’) and ________________ (the “Recipient”).

    WHEREAS, the Disclosing Party is a party to an Amended and Restated Services Agreement, dated as of July 20, 2017, between Georgia Power Company, for itself and as agent for Owners,2 with Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together “Westinghouse”) under which Westinghouse will perform certain agreed-to services for Disclosing Party directed to the completion of the Vogtle 3 & 4 nuclear power plants (“Agreement”); and

    WHEREAS, the Disclosing Party has been provided with certain confidential and/or proprietary information (“Confidential and Proprietary Information”) of Westinghouse or Owners, which the Disclosing Party desires to disclose to the Recipient as permitted in accordance with the provisions of the Agreement; and

    WHEREAS, under the terms of the Agreement, the Disclosing Party and the Recipient are required to enter into this Agreement as a condition to disclosure of such Confidential and Proprietary Information to the Recipient.

    NOW THEREFORE, for and in consideration of the premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Recipient shall maintain the confidentiality of all Confidential and Proprietary Information disclosed to it hereunder, and shall not use such Confidential and Proprietary Information for any purpose other than the purposes of Facility (and associated simulators) construction, testing, completion and defense of ITAACs, startup, trouble-shooting, response to plant events, inspection, evaluation of system or component performance, scheduling, investigations, operation, maintenance, training, repair, licensing, modification, decommissioning and compliance with laws or the requirements of governmental authorities (the “Purpose”).
2 Owners are defined as Georgia Power Company, a Georgia Corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, each a Georgia limited liability company, and The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners. Southern Nuclear Operating Company, Inc. (“SNC”) is the licensed operator of Vogtle 3 and 4 and is Owners’ agent for the purposes of implementation and administration of the Services Agreement.

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2.    Recipient shall not transmit or further disclose such Confidential and Proprietary Information to any third party, including, without limitation, parent organizations of Recipient, sister organizations of Recipient, subsidiaries of Recipient, consultants of Recipient or subcontractors of Recipient.

3.    In the event that the Recipient or any of its representatives are requested or required in any proceeding or by any governmental authority to disclose any of the Confidential and Proprietary Information, the Recipient shall provide the Disclosing Party with prompt written notice of such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Disclosing Party, the Recipient or any of its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose such information, it or its representatives may, without liability hereunder, disclose only that portion of the Confidential and Proprietary Information which such counsel advises the Recipient is legally required to be disclosed, provided that the Recipient exercises its best efforts to preserve the confidentiality of the Confidential and Proprietary Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential and Proprietary Information.

4.    Except where necessary in furtherance of the Purpose, Recipient shall not make any copy or in any way reproduce or excerpt such Confidential and Proprietary Information except as authorized by the Disclosing Party in writing prior to such reproduction or excerption. Any such copies or excerpts shall include all proprietary notices and designations. Upon the written request of the Disclosing Party, the Confidential and Proprietary Information provided hereunder and any such copies or excerpts thereof shall be returned to the Disclosing Party, or, at the sole option and request of the Disclosing Party, Recipient shall destroy such information and any such copies and/or excerpts and certify in writing to the Disclosing Party that such information has in fact been destroyed.

5.    Nothing herein shall apply to any information which is:

(a)    now generally known or readily available to the trade or public or which becomes so known or readily available without fault of the Recipient; or
(b)    rightfully possessed by the Recipient without restriction prior to its disclosure hereunder by the Disclosing Party; or
(c)    acquired from a third party without restriction, provided that the Recipient does not know, or have reason to know, or is not informed subsequent to disclosure by such third party and prior to disclosure by the Recipient that such information was acquired under an obligation of confidentiality.

6.    It is mutually understood that nothing herein shall be construed as granting or implying any right under any letters patent, or to use any Confidential and Proprietary Information claimed therein, or as permitting Recipient to unfairly obtain the right to use

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Confidential and Proprietary Information which becomes publicly known through an improper act or omission on its part.

7.    The Owners, Westinghouse and WECTEC make no warranty or representation whatsoever to the Recipient as to the sufficiency or accuracy of the Confidential and Proprietary Information provided hereunder, the ability of Recipient to use the
Confidential and Proprietary Information for its intended purpose, or as to the result to be obtained therefrom.

8.    Neither the Owners, Westinghouse, WECTEC, nor their suppliers or subcontractors of any tier shall be liable with respect to or resulting from the use (or the results of such use) or misuse of any Confidential and Proprietary Information furnished hereunder.

9.    Nothing in this Agreement shall obligate the Disclosing Party to provide any specific information that it otherwise desires to withhold.

10.    Recipient agrees to fully comply with all laws and regulations with regard to the Confidential and Proprietary Information transmitted hereunder.

11.    Recipient shall not, at any time file, cause or authorize the filing of any patent application in any country in respect of any invention derived from the Confidential and Proprietary Information supplied hereunder.

12.    Recipient shall indemnify and hold the Disclosing Party harmless from and against all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or related to any disclosure of Confidential and Proprietary Information by Recipient in violation of this Agreement.

13.    Recipient shall not assign this Agreement. This Agreement shall be binding upon the Recipient and its successors and shall benefit and be enforceable by the Owners, Westinghouse or WECTEC and each of their respective successors and assigns.

14.    If any of the terms of this Agreement are violated by Recipient, the Owners, Westinghouse or WECTEC shall be entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining the Recipient, as well as damages and any costs of collection, including but not limited to attorneys’ and other professionals’ fees and related charges and interest.

15.    If any provision of this Agreement is held invalid in any respect, it shall not affect the validity of any other provision of this Agreement. If any provision of this Agreement is held to be unreasonable as to the time, scope or otherwise, it shall be construed by limiting and reducing it so as to be enforceable under then applicable law.

16.    This Agreement shall be governed in accordance with the laws of the State of New York without giving effect to any choice of law, provision, or rule (whether of New York or

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any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New York.

IN WITNESS WHEREOF, the parties have hereto set their respective signatures to this Agreement.

DISCLOSING PARTY:

    By:______________________
    Name:____________________
    Title:_____________________
    Address:__________________

RECIPIENT:

    By:______________________
    Name:____________________
    Title:_____________________
    Address:__________________

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EXHIBIT F
FACILITY IP LICENSE IN THE EVENT OF A TRIGGERING EVENT
This FACILITY IP LICENSE IN THE EVENT OF A TRIGGERING EVENT (“Facility IP License”) is made as of July 20, 2017 (“Execution Date”), and becomes effective as of the Effective Date as defined in the Amended and Restated Services Agreement, by and between, on the one hand, GEORGIA POWER COMPANY, a Georgia corporation, for itself and as agent for Owners, as defined below, and, on the other hand, WESTINGHOUSE ELECTRIC COMPANY LLC, a Delaware limited liability company having a place of business in Cranberry, Pennsylvania (“WEC”), and WECTEC GLOBAL PROJECT SERVICES INC., a Louisiana corporation having a place of business in Charlotte, North Carolina (“WECTEC” and together with WEC, the “Service Provider”). Owners and Service Provider may be referred to individually as a “Party” and collectively as the “Parties.”

1. Definitions.
For purposes of this Facility IP License, the terms listed below shall have the meanings indicated beside them. Capitalized terms not otherwise defined below shall have the meanings ascribed to them in the Amended and Restated Services Agreement between the Parties of even date herewith (together with all Exhibits thereto, as amended or modified and as may be further amended or modified from time to time, the “Services Agreement”).
(a)    “Facility IP” means all Intellectual Property (and associated deliverables, products, and other materials described in this definition) of Service Provider or its Affiliates, whether now existing or hereafter developed, in or covering the Facility (including all equipment, components, hardware, software and other deliverables) as delivered under the Services Agreement or under the EPC Agreement (including Intellectual Property, deliverables, products, and materials underlying, supporting, or used to create deliverables under the EPC Agreement or Services Agreement, regardless of whether the same have been or will be provided to Owners, but excluding products delivered by Service Provider’s fuels group to Owners under separate commercial agreements), required or reasonably necessary for Owners to design, construct, test, startup, license, complete, maintain, improve, and operate the Facility, to defend challenges on ITAACs or respond to other requests made by any Government Authority or pursuant to applicable Law, including (i) patents, trademarks (but excluding the Westinghouse name or any trademarks related to AP1000®), copyrights, trade secrets, inventions, know-how, proprietary information, confidential information, documentation, materials and data; (ii) software required or reasonably necessary for Facility Purposes, including Service Provider (or its Affiliates)-owned and developed proprietary computer programs expressed in a source code language consisting of a full source language statement of programs and all related compiler command files, build scripts, complete maintenance documentation, application programming interfaces, graphical user interfaces, schematic diagrams and annotations which comprise the pre-coding detail design specifications, information management data bases (e.g., open item database, PCC outstanding issues list, DCP database, LAR database, ITAAC database), plans, designs, calculations and models (e.g., seismic models, structural models, stress analyses,

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hazards analyses – flooding, PRHA, probabilistic risk assessment, etc.), design basis information, computer source code for CYS monitoring system and all CYS design documents, cyber security databases (e.g., CDA identification database, LRM assessment database, cyber SharePoint site, etc.) and all cyber security supporting documentation, simulator designs; (iii) all AP1000®-related schematics, designs and information, included but not limited to AP1000® information referenced in the DCD or COL; and (iv) all other information, documentation, materials, data, technology, software and other property necessary to allow a reasonably skilled person to design, construct, test, license, startup, operate, improve, complete and maintain the Facility.
(b)    “Intellectual Property” means any and all intellectual property rights existing from time to time under any Law including patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law (together with all goodwill associated therewith (but excluding any rights to the Westinghouse name or any trademarks related to AP1000®)), unfair competition law, publicity rights law, or privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations of any of the foregoing, now or hereafter in force and effect worldwide. For purposes of this definition, rights under patent laws shall include rights under any and all United States patent applications (and patents issued therefrom) and patents (including letters patent and inventor’s certificates), including, without limitation, any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations in part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or stages thereof provided for under the laws of the United States.
(c)    “Owners” means Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners.
(d)    “Software” or “software” means any computer programming code (such as computer programs, procedures, rules or routines embodied in computer programs, databases and related computer files) consisting of instructions or statement in a form readable by individuals (source code) or machines (object code) and related documentation and supporting materials therefor, in any form or medium, including electronic media. Software includes any bug fixes, error-correction releases, updates, upgrades, enhancements, modifications, changes, new versions and replacements therefor.
(e)    “Triggering Event” means Service Provider’s complete failure to perform the Services under the Services Agreement for an uninterrupted period of at least fifteen (15) days, following written notice by Owners to Service Provider of such failure to perform the Services and after Service Provider has been granted reasonable opportunity and period of time under the circumstances (not to exceed sixty (60) days) to resume provision of the Services and fails to do so; provided, however, that Owners shall not be required to wait any period of time in the event Service Provider has publicly stated its abandonment of its obligations under the Services Agreement or Service Provider cannot provide any reasonable assurance that Service Provider will resume provision of the Services. As used herein, “complete failure” shall mean (a) failure

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by Service Provider to perform all of the Services requested by Owners (including delivery of Licensed IP (as that term is defined in Exhibit G (IP License) to the Services Agreement) and access to certain Facility IP) in accordance with the requirements of the Services Agreement coupled with either (x) failure to raise a good-faith claim that the Services conform to the Services Agreement or (y) failure, within fifteen (15) days of issuance of a final decision of the Panel concluding that the Services do not conform to the Services Agreement (issued per Article 19 of the Services Agreement), to perform the Services in accordance with such Panel decision; or (b) willful and complete abandonment or non-performance of all of the Services requested by Owners. Notwithstanding the foregoing, if Service Provider fails or ceases to perform only a portion of the Services (i.e., Service Provider fails or ceases to perform a particular type or category of Service which Service Provider agreed to perform in the Services Agreement, but continues to perform other Services), such failure or cessation shall be deemed a Triggering Event only as to the type or category of Services which Service Provider failed or ceased to perform, and Owners’ right to receive a copy of the then-existing Facility IP, Service Provider’s obligation to transfer a copy of the Facility IP, and Owners’ ability to exercise and enforce the license in and to the then-existing Facility IP shall only apply to that portion of the Facility IP applicable to and associated with the type or category of Service which Service Provider fails or ceases to provide, in order to fully enable Owners to self-perform or have a Third Party perform the Services without any support or technical assistance from Service Provider.
(f)    “Use” means to access, use, copy, reproduce, modify, prepare derivative works, make, have made (including export and import in compliance with applicable US law), distribute, perform and display for Facility Purposes and in compliance with the provisions of this Facility IP License.
2.    Grant of License.

(a)    Service Provider hereby grants, agrees to grant, and shall cause to be granted to Owners, and their Affiliates, and employees of Affiliates, effective as of the Effective Date and exercisable solely in accordance with Section 3 below, a royalty-free, fully paid-up, non-exclusive, transferable (solely in connection with any sale or transfer of the Facility), irrevocable and perpetual license, all subject to Section 10, under, in and to the Facility IP (as the same may exist at the time of a Triggering Event or later issue as a patent based on a patent application filed prior to the Triggering Event), to Use, and permit Third Parties to Use (all solely in accordance with Section 6 below), the Facility and all equipment, components, hardware, software and other deliverables, and the Facility IP (as the same may exist at the time of the Triggering Event or later issued as a patent based on a patent application filed prior to the Triggering Event), solely as necessary for Owners to design, construct, test, startup, license, complete, maintain, improve, and operate the Facility, and to complete and defend challenges on ITAAC or respond to other requests made by any Government Authority or pursuant to applicable Law, in all such cases without Service Provider’s support or technical assistance. Owners shall have the right to sublicense to Third Parties (subject to Section 6 below) the rights conferred upon Owners, provided that such sublicenses shall be limited to Use solely on Owners’ behalf and solely in connection with the Facility Purposes. The license rights granted by Service Provider to Owners pursuant to this Facility IP License do not include any rights in and to any

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Facility IP other than as specifically set forth in this Facility IP License, and do not include any right to use any Facility IP (i) with or for any facility other than the Facility (Vogtle Units 3 & 4), or (ii) for the manufacture or design of fuel assemblies for AP1000® reactors. The licenses granted herein are in addition to and not in lieu of any other licenses granted under the Services Agreement or other agreements between the Parties or between Service Provider and Owners. The restrictions set forth in this Facility IP License apply only to the license granted in this Facility IP License.

(b)    The license granted by Service Provider to Owners hereunder shall not prejudice the rights of Service Provider (or its Affiliates) to sell or license all or any portion of the Facility IP to others, or to use the Facility IP on an unfettered basis, shall not obligate Service Provider in any way to provide updates or improvements made to the Facility IP transferred to Owners after the date of the Triggering Event, and shall not obligate Service Provider in any way to file for or maintain intellectual property protections for any Service Provider intellectual property, including Facility IP (Owners are free to request Service Provider to pursue intellectual property protections for such Service Provider intellectual property at Owners’ expense), provided that the sale or license of any Facility IP by Service Provider or its Affiliates shall be subject to and not free and clear of this Facility IP License or any other licenses granted to Owners by Service Provider or otherwise adversely affect this Facility IP License Agreement including, without limitation, pursuant to section 363 of the Bankruptcy Code or other applicable Law.

3.    Owners’ Ability to Exercise and Enforce License Rights.

(a)    Owners acknowledge and agree that, although this Facility IP License is attached to and made a part of the Services Agreement and the license to Facility IP granted by Service Provider pursuant to Section 2 is made effective as of the Effective Date, the rights and licenses granted by Service Provider to Owners hereunder shall not become exercisable or enforceable by Owners, and Owners hereby covenant not to exercise, enforce or use their rights to Facility IP granted pursuant to this Facility IP License, unless and until such time that a Triggering Event occurs and any Service Provider opportunity to cure as described in Section 1.(e) has been exhausted, it being understood that this covenant will not impact any rights that Owners may have under any other license. As such, Service Provider’s obligations under this Facility IP License shall not become enforceable by Owners, and Service Provider shall not be obligated by this Facility IP License Agreement to transfer or provide a copy of the Facility IP to Owners by virtue of the requirements of this Facility IP License, unless and until such time that the Triggering Event occurs and any Service Provider opportunity to cure as described in Section 1.(e) has been exhausted.

(b)    If the Services Agreement is terminated for convenience by Owners or due to Owners’ material breach (pursuant to Section 20.2 of the Services Agreement), the Facility IP license granted to Owners hereunder shall immediately terminate (or, if the Services Agreement is terminated for such reasons before the occurrence of the Triggering Event, shall never become exercisable by Owners); provided, however, that if a Triggering Event has occurred prior to Owners’ termination of the Services Agreement for convenience, this Facility IP License shall

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not terminate with respect to Owners’ license to Facility IP that was the subject of the Triggering Event.

4.    Triggering Event.

Upon the occurrence of the Triggering Event and if Service Provider is unable to cure as described in Section 1.(e), Service Provider shall be obligated to promptly transfer to Owners a full and complete copy of the then-existing Facility IP in the file format(s) as they exist in Service Provider’s and its Affiliates’ systems and files, and Owners’ license with respect to the then existing Facility IP as described in Section 2 above, shall become immediately exercisable and enforceable by Owners. If Service Provider fails to perform a particular type or category of Services but continues to perform other types or categories of Services, such event will be considered a Triggering Event only as to the category of Service which Service Provider failed to perform. Accordingly, if Service Provider is unable to cure in this instance, Service Provider shall transfer a copy of the portion of the then-existing Facility IP corresponding to that category of Service which led to the Triggering Event and the terms herein shall apply to that licensed portion of Facility IP. Owners’ partial exercise of this Facility IP License shall not preclude or prejudice Owners from receiving or exercising any additional partial or full licenses of Facility IP pursuant to Sections 2 and 3 due to any additional Triggering Events.

5.    Assignment.

(a)    Owners shall have the right to, and shall, assign this Facility IP License (including all the rights and obligations hereunder) to any purchaser of the Facility or their successor in connection with their ownership interest in the Facility.
(b)    Owners’ consent shall not be required for WEC’s and WECTEC’s assignment of their rights and obligations under this Agreement in connection with an assignment of their rights and obligations under the Services Agreement in connection with the Bankruptcy Cases provided, however, that the rights of Owners under the Bankruptcy Code are preserved in all respects and WEC shall remain a party hereto and obligated hereunder unless the assignee in such a transaction also acquires substantially all of the Facility IP such that Owners’ rights under this Facility IP License are not adversely affected.
(c)    WEC shall ensure that any assignment, sale or exclusive license of any portion of this Facility IP License is subject to the rights and obligations of Section 2 and the covenant not to sue in Section 7(c) (but only with respect to IP Improvements of such Facility IP made by Owners as of or before such assignment, sale or exclusive license (“Covenant IP Improvements”)), and in a manner, by operation of law or otherwise, such that any further assignee, purchaser or exclusive licensee of such Facility IP takes such Facility IP subject to the rights and obligations of Section 2 and the covenant not to sue in Section 7(c) (with respect to Covenant IP Improvements). WEC shall also be entitled to assign to any assignee, purchaser or exclusive licensee of any portion of the Facility IP the right to enforce this Facility IP License against Owners, to the extent it relates to the Use or disclosure of Facility IP. In addition to the foregoing, WEC shall ensure that any assignment, sale, or exclusive license of its interest in and to its Facility IP, or any portion thereof,

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pursuant to which WEC divests possession of any portion of the Facility IP or is otherwise rendered unable to satisfy its obligations under Section 4 is subject to the assignee’s, purchaser’s or exclusive licensee’s agreement to be bound by the transfer obligations under Section 4 and the requirements of this sentence of Section 5. WECTEC shall have the right to, and shall, assign this Facility IP License (including all the rights and obligations hereunder) to any assignee of the Services Agreement in connection with any assignment of such agreement and shall, in connection with any such assignment, ensure that the rights of Owners under the US Bankruptcy Code are preserved in all respects.
(d)    Assignment rights for third-party software shall be subject to the terms of the associated third-party software license and may require ratification by the Third Party. Any assignment or transfer in violation of this Facility IP License will be null and void. This Facility IP License and the rights and obligations of either Party hereto will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns, including but not limited to any bankruptcy trustee appointed.
6.    Limitations on Sharing of Facility IP.

(a)    The right of Owners to share and/or subcontract the Facility IP (pursuant to Section 2), shall be subject to the limitations and conditions set forth in Section 3 with regard to the ability of Owners to exercise their rights in and to the Facility IP.

(b)    Owners must keep and maintain all Facility IP provided by Service Provider hereunder and marked “proprietary”, “confidential” or the like, as confidential and exercise at least the same degree of care to safeguard the confidentiality of the Facility IP as they do to safeguard their own proprietary or confidential information of equal importance, but not less than a reasonable degree of care, and may only share or disclose the Facility IP as necessary to exercise their rights hereunder, and subject to the following conditions: (i) any permitted sharing or disclosure by Owners of Facility IP shall be made subject to a written agreement which (A) restricts the use and disclosure thereof by the recipient in the same manner as Owners’ use and disclosure is restricted, (B) contains confidentiality obligations at least as protective as those contained in this Section 6, and (C) names Service Provider as a third party beneficiary; (ii) Owners shall be responsible for any breach by such third party recipients of Facility IP of such written agreements of their non-use and non-disclosure obligations with respect to the Facility IP; and (iii) any sharing of Facility IP by Owners shall be limited to only those portions of the Facility IP which are necessary to be shared in order for Owners to exercise their rights under this Facility IP License.

(c)    The foregoing obligations of confidentiality in Section 6(b) shall not apply to any sharing or disclosure of Facility IP by Owners which is required by any Government Authority or pursuant to applicable Law (provided, however, Owners shall not disclose Facility IP to the U.S. Patent Office or any other Patent Office or patent authority as part of a patent application) provided that Owners: (i) use reasonable efforts to provide Service Provider with written notice of such request or demand as promptly as practicable under the circumstances so that Service Provider shall have an opportunity to seek an appropriate protective order or other appropriate

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remedy; (ii) furnish only that portion of the Facility IP which is, in the opinion of Owners’ counsel, legally required; and (iii) take, and cause their representatives to take, all other reasonable steps necessary to try to obtain confidential treatment for any such Facility IP required to be furnished.

(d) Nothing in this Facility IP License or in any disclosures made hereunder shall be construed as granting to Owners the right to file for any intellectual property right (patent, copyright, trademark, etc.) related to or incorporating Facility IP.

7.    Ownership of Facility IP and Improvements thereon.

(a)    As between Service Provider and Owners, Service Provider shall own all right, title and interest in and to all Intellectual Property associated with the Facility IP provided hereunder.

(b)    To the extent Owners create any modifications or derivative works in the Facility IP, Owners shall own all right, title and interest in and to all Intellectual Property associated with such modifications or derivative works. Owners’ Use of any such modifications or derivative works is limited to Facility Purposes.

(c)    The Parties acknowledge that each Party may independently develop or have developed improvements to or derivative works of the Facility IP (hereinafter “IP Improvements”) that may infringe on the other Party’s Intellectual Property in its IP Improvements. Each Party intends that such development not block the other Party’s development activities, and, consequently: i) Service Provider covenants not to sue Owners, their Affiliates, or any Person authorized by Owners to Use such IP Improvements on Owners’ behalf, for infringement or misappropriation of the Service Provider’s Intellectual Property in such IP Improvements for Facility Purposes; and ii) Owners covenant not to sue Service Provider, its Affiliates, or any Person authorized by Service Provider to use such IP Improvements on Service Provider’s behalf, for infringement or misappropriation of the Owners’ Intellectual Property in such IP Improvements.

8.    No Warranty Regarding Sufficiency of Facility IP.

Service Provider represents and warrants that it owns all rights, title and interest in and to the Facility IP (excluding Third-Party IP as provided in Section 10 below) or has the right to license Facility IP to Owners. Service Provider makes no representation whatsoever (and none is to be implied or relied upon by Owners) as to the sufficiency or accuracy of the Facility IP, the ability of Owners to use the Facility IP for its intended purpose, or the results to be obtained from such use, and Service Provider expressly disclaims any and all warranties associated with the Facility IP, including any implied warranty of fitness for a particular purpose or merchantability, and any warranty (express or implied) of title, non-infringement, quality, usefulness, commercial utility, adequacy, compliance with any Law, domestic or foreign. For avoidance of doubt, the Facility IP is provided “as is,” and with all faults.

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9.    No Liability for Use of Facility IP.

Except to the extent Service Provider provides any Facility IP which knowingly infringes any third party Intellectual Property and fails to disclose such infringement prior to Owners’ Use thereof (in which case Service Provider shall fully indemnify and hold Owners harmless therefor), Service Provider shall not be liable with respect to or resulting from Owners’ use following a Triggering Event, or the results of such use, of any Facility IP licensed to Owners under this Facility IP License, and Owners shall be exclusively responsible and liable for, and shall defend, indemnify and hold harmless Service Provider (and its Affiliates, directors, officers, partners, employees, agents, consultants, contractors, advisors, and other representatives) from, any losses, claims or liability arising out of such use by Owners of Facility IP furnished hereunder or any errors therein or omissions therefrom.

10.    Third Party Licenses.

To the extent any Intellectual Property included in the Facility IP licensed to Owners hereunder is owned by a Third Party and licensed to Service Provider (“Third Party IP”), Service Provider shall identify all such Third Party IP at the time of delivery of the Facility IP and provide Owners with copies of all relevant licenses, if permitted. The license of such Third Party IP to Owners hereunder shall be subject to all of the terms and conditions of the relevant agreement between the applicable Service Provider party and such Third Party pursuant to which such Third Party IP has been licensed to Service Provider, or if elected by Owners, Owners may negotiate new agreements with such third parties for the use of the Third Party IP. For the avoidance of doubt, Service Provider shall have no obligation to grant Owners any license or sublicense rights to any Third Party IP included in the Facility IP if such grant to Owners would result in (i) the violation of any agreement between Service Provider and the applicable Third Party, (ii) the loss or impairment of rights in any Facility IP (including such Third Party IP), or (iii) an obligation to pay royalties on the part of Service Provider or any of its Affiliates (unless, with respect to such Third Party IP subject to an obligation to pay royalties, Owners request such Third Party IP be included in the Facility IP and pay or otherwise reimburse Service Provider or its applicable Affiliates for all such royalties).

11.    Termination.

Service Provider may terminate this Facility IP License and the rights and licenses granted to Owners under this Facility IP License with immediate effect upon notice to Owners if Owners commit a material breach of this Facility IP License and fail to cure such breach within thirty (30) days after Service Provider provides written notice of such breach to Owners (or such later period as may be provided in Service Provider’s notice). As used in this Section 11, a “material breach” shall mean Owners have exercised the license in Section 2 prior to a Triggering Event, have shared the Facility IP in violation of Section 6, or have exercised rights in the Facility IP not granted in this Facility IP License, in all such cases resulting in a materially adverse effect on Service Provider. A material breach does not include an exercise of rights to Facility IP granted to Owners under a separate license between the Parties. Except for the foregoing and as set forth in Section 3(b), this Facility IP License may only otherwise be terminated upon mutual written

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agreement by Service Provider and Owners. Except to the extent Facility IP is otherwise licensed to Owners under a separate agreement, upon any termination permitted by this Section 11, Owners must immediately cease all use of the Facility IP and return all Facility IP to Service Provider (and return or destroy all copies thereof); provided, however, that if Owners’ material breach only affects a portion of the Facility IP, then Owners’ rights shall only cease with respect to, and Owners shall only be obligated to return, that portion of the Facility IP that is affected by Owners’ material breach.

12.    Miscellaneous.
(a)    Dispute Resolution. In the event of any dispute under this Facility IP License, the Parties shall proceed in accordance with the dispute resolution process set forth in the Services Agreement, mutatis mutandis.
(b)    Applicable Law. This Facility IP License will be governed by Section 22.1 of the Services Agreement.
(c) Waiver. No Party will be deemed to have waived any provision of this Facility IP License unless such waiver is made explicit in writing and signed by the Party waiving such provision. No waiver will be deemed to be a continuing waiver unless so stated in writing.
(d) Amendment. No change, amendment, or modification of this Facility IP License will be binding upon the Parties unless such change, amendment, or modification is in writing and duly executed by the Parties.
(e) Severability. If any one or more of the provisions in this Facility IP License or any application of such provision is held to be invalid, illegal or unenforceable in any respect by a competent tribunal, the validity, legality and enforceability of the remaining provisions in this Facility IP License and all other applications of the remaining provisions shall not in any way be affected or impaired by such invalidity, illegality or unenforceability.
(f) Entire Agreement. This Facility IP License and the Services Agreement contains the entire agreement of the Parties, and there are no oral or written representations, understandings or agreements between the Parties respecting the subject matter of this Facility IP License that are not expressed herein.
(g) Notice. All notices and other communications hereunder shall be in writing and shall be delivered in accordance with the notice provisions contained in the Services Agreement.
(h) Other Licenses. Nothing in this Facility IP License is intended to reduce Owners’ rights to use, or Service Provider’s obligations to deliver and provide access to Facility IP in accordance with the requirements of the Services Agreement or any other licenses granted to Owners.
(i) Bankruptcy Code.

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(i) The Parties acknowledge and agree that the Facility IP is “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code, codified as 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), that has been licensed hereunder in a contemporaneous exchange for value.
(ii) In the event this Facility IP License is rejected pursuant to applicable law in a case under the Bankruptcy Code, Owners may elect to retain their rights under this Facility IP License as provided in Section 365(n) of the Bankruptcy Code.
    (j) Each of the Parties hereby acknowledges the existence, perfection and validity of the Secured Parties' (as defined in the DIP Term Loan Facility defined below) liens on and security interests in the Facility IP as granted and authorized by the (1) Final Order (I) Authorizing Debtors To Obtain Senior Secured, Superpriority, Postpetition Financing (II) Granting Liens and Superpriority Claims Pursuant to Bankruptcy Code Sections 105, 362, 363, 364 and 507, Bankruptcy Rules 2002, 4001, 6004, and 9014 and Local Rule 4001-2 and (III) Granting Related Relief and (2) that certain Guarantee and Collateral Agreement (DIP Term Loan Facility), dated as of May 26, 2017, among the Westinghouse Electric Company LLC, Toshiba Nuclear Energy Holdings (UK) Limited, TSB Nuclear Energy Services Inc., each other Pledgor identified therein and Citibank, N.A. Docket No. 565 entered in the Bankruptcy Cases.
(k) Owners waive (i) any administrative claims allowable under 11 U.S.C. Section 503(b) arising from the performance of the EPC Agreement and (ii) any right of setoff they may have with respect to the EPC Agreement under the Bankruptcy Code or applicable nonbankruptcy law. Facility IP developed under the EPC Agreement is as-is, where-is and without warranty or indemnity.

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        IN WITNESS WHEREOF, the Parties hereto have executed this Facility IP License as of the Execution Date.

GEORGIA POWER COMPANY, FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG Power SPVP, LLC and THE CITY OF DALTON, GEORGIA, ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT, AND SINKING FUND COMMISSIONERS

By: /s/ Chris Cummiskey_______
Name: Chris Cummiskey
Title: Executive Vice President – Georgia Power
    Company

Attest: /s/ Meredith M. Lackey_____
Its: Senior Vice President, General Counsel &
    Corporate Secretary

        (CORPORATE SEAL)

WECTEC GLOBAL PROJECT SERVICES INC. By:_/s/ David C. Durham______ Name: David C. Durham Title: President Attest: _/s/ Patricia L. Crown___ Its: Notary Public Patricia L. Crown (CORPORATE SEAL)
WESTINGHOUSE ELECTRIC COMPANY LLC

By:___/s/Jose E. Gutierrez_________
Name: Jose E. Gutierrez
Title: President and CEO

Attest: ___/s/ Patricia L. Crown_____
Its: Notary Public
Patricia L. Crown

        (CORPORATE SEAL)

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EXHIBIT G
IP LICENSE

    This IP LICENSE (“IP License”) is made as of July 20, 2017 (“Execution Date”), and becomes effective as of the Effective Date as defined in the Amended and Restated Services Agreement, by and between, on the one hand, GEORGIA POWER COMPANY, a Georgia corporation, for itself and as agent for Owners, as defined below, and, on the other hand, WESTINGHOUSE ELECTRIC COMPANY LLC, a Delaware limited liability company having a place of business in Cranberry, Pennsylvania (“WEC”), and WECTEC GLOBAL PROJECT SERVICES INC., a Louisiana corporation having a place of business in Charlotte, North Carolina (“WECTEC” and together with WEC, the “Service Provider”). Owners and Service Provider may be referred to individually as a “Party” and collectively as the “Parties.”

1.    Definitions. For purposes of this IP License, the terms listed below shall have the meanings indicated beside them. Capitalized terms not otherwise defined below shall have the meanings ascribed to them in the Amended and Restated Services Agreement between Owners and the Service Provider of even date herewith (together with all Exhibits thereto, as amended or modified and as may be further amended or modified from time to time, the “Services Agreement”).
(a)    “Configuration Data” means the Facility-specific data that is used in conjunction with the software, including without limitation, tuning and set point constants, graphical, pictorial and text files, that instantiate the software for the specific Facility environment.
(b)    “Facility IP” means all Intellectual Property (and associated deliverables, products, and other materials described in this definition) of Service Provider or its Affiliates, whether now existing or hereafter developed, in or covering the Facility (including all equipment, components, hardware, software and other deliverables) as delivered under the Services Agreement or under the EPC Agreement (including Intellectual Property, deliverables, products, and materials underlying, supporting, or used to create deliverables under the EPC Agreement or Services Agreement, regardless of whether the same have been or will be provided to Owners, but excluding products delivered by Service Provider’s fuels group to Owners under separate commercial agreements), required or reasonably necessary for Owners to design, construct, test, startup, license, complete, maintain, improve, and operate the Facility, to defend challenges on ITAACs or respond to other requests made by any Government Authority or pursuant to applicable Law, including (i) patents, trademarks (but excluding the Westinghouse name or any trademarks related to AP1000®), copyrights, trade secrets, inventions, know-how, proprietary information, confidential information, documentation, materials and data; (ii) software required or reasonably necessary for Facility Purposes, including Service Provider (or its Affiliates)-owned and developed proprietary computer programs expressed in a source code language consisting of a full source language statement of programs and all related compiler command files, build scripts, complete maintenance documentation, application programming interfaces, graphical user

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interfaces, schematic diagrams and annotations which comprise the pre-coding detail design specifications, information management data bases (e.g., open item database, PCC outstanding issues list, DCP database, LAR database, ITAAC database), plans, designs, calculations and models (e.g., seismic models, structural models, stress analyses, hazards analyses – flooding, PRHA, probabilistic risk assessment, etc.), design basis information, computer source code for CYS monitoring system and all CYS design documents, cyber security databases (e.g., CDA identification database, LRM assessment database, cyber SharePoint site, etc.) and all cyber security supporting documentation, simulator designs; (iii) all AP1000®-related schematics, designs and information, included but not limited to AP1000® information referenced in the DCD or COL; and (iv) all other information, documentation, materials, data, technology, software and other property necessary to allow a reasonably skilled person to design, construct, test, license, startup, operate, improve, complete and maintain the Facility.
(c)    “Intellectual Property” means any and all intellectual property rights existing from time to time under any Law including patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law (together with all goodwill associated therewith (but excluding any rights to the Westinghouse name or any trademarks related to AP1000®)), unfair competition law, publicity rights law, or privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations of any of the foregoing, now or hereafter in force and effect worldwide. For purposes of this definition, rights under patent laws shall be limited to rights under any and all United States patent applications (and patents issued therefrom) and patents (including letters patent and inventor’s certificates), including, without limitation, any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations in part (or in whole), continued prosecution applications, requests for continued examination, and other similar filings or stages thereof provided for under the laws of the United States.
(d)    “Licensed Documentation” shall mean that portion of the Licensed IP that includes any (i) materials created by or on behalf of Service Provider or its licensors, or by Third Parties, that describe or relate to the functional, operational, or performance capabilities of any Licensed IP regardless of whether such materials be in written, printed, electronic or other format; and (ii) user, operator, system administration, technical, support and other manuals, including but not limited to functional specifications, help files, flow charts, logic diagrams, programming comments, and acceptance plans, if any.
(e)    “Licensed IP” means (i) that portion of the Facility IP delivered by Service Provider to Owners, or to which Owners are given access by Service Provider pursuant to the Services Agreement (the types of Licensed IP that will be delivered to Owners are identified in Exhibit B of the Services Agreement); (ii) that portion of the Facility IP delivered by Service Provider to Owners under the EPC Agreement; and (iii) any Intellectual Property that is not capable of being delivered (e.g., patent rights) but is required to enable Owners’ Use of Facility equipment, components, hardware, and software delivered under the EPC Agreement or the Services Agreement.
(f)    “Owners” means Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power

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SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners.
(g)    “Permitted Users” means Owners, their employees, and the employees of their Affiliates, when they are acting as agent for the Owners. Permitted Users shall also include (i) Owners’ engineers, seconded employees and staff augmentation contractors, where acting as agent for Owners, through multiple tiers, engaged by Owners, and (ii) Facility contractors and subcontractors engaged by Owners for work in connection with the Facility, in each case subject to the requirements of Article 14 of the Services Agreement.
(h)    “Software” or “software” means any computer programming code (such as computer programs, procedures, rules or routines embodied in computer programs, databases and related computer files) consisting of instructions or statements in a form readable by individuals (source code) or machines (object code) and related documentation and supporting materials therefor, in any form or medium, including electronic media. Software includes any bug fixes, error-correction releases, updates, upgrades, enhancements, modifications, changes, new versions and replacements therefor.
(i)    “Service Provider Software” means the Software provided to Owners by Service Provider or Service Provider’s Affiliates or licensors through Service Provider, in connection with the Services performed under the Services Agreement or work performed under the EPC Agreement that is required or reasonably necessary for Facility Purposes. Software includes:
(i)    “base software”, which consists of the programs and tools that provide basic Facility system functions. The base software may include tools used to develop control strategies (function blocks, standard control algorithms, rules, etc.), operator graphics (e.g., symbol libraries), and database entries;
(ii)    “application software”, which consists of the project-specific implementation of the Facility requirements using the objects and tools provided by the base software. The application software is specific to a particular Facility; and
(iii)    “third-party software”, which consists of that portion of the software which is developed and owned by a Third Party. Third-party software may include freeware.
(j)    “Use” means to access, use, copy, reproduce, modify, prepare derivative works, make, have made (including export and import in compliance with applicable US law), distribute, perform, and display for Facility Purposes and in compliance with the provisions of this IP License.
2.    Licenses.
(a)    License. Service Provider hereby grants, agrees to grant, and shall cause to be granted to Owners and their Affiliates, a perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable (solely in connection with any sale or transfer of the Facility) right and license under, in and to the Facility IP, to Use the Facility and all equipment, components,

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hardware, software and other deliverables as such are delivered or made available to Owners, including Service Provider Software, and in each case, solely for Facility Purposes. Owners shall have the right to sublicense to Permitted Users the rights conferred upon Owners, provided that such sublicenses shall be limited to Use solely on Owners’ behalf and solely for Facility Purposes. Third-party software which is furnished by Service Provider shall be subject to separate license agreements and/or registration requirements and limitations on copying and use, and Owners agree to be bound by the terms of any such license agreements to the extent Owners have been provided a copy of the same or as may be negotiated between Owners and each third-party software provider. The license rights granted by Service Provider to Owners pursuant to this IP License do not include any rights in and to any Facility IP other than as specifically set forth in this IP License, and do not include any right to use any Facility IP (i) with or for any facility other than the Facility (Vogtle Units 3 & 4), or (ii) for the manufacture or design of fuel assemblies for AP1000 reactors.
(b)    Service Provider shall provide all third-party software on a pass-through basis as further described herein. Notwithstanding anything to the contrary herein, and without limiting the license above, the license granted herein grants and shall grant Owners and the Permitted Users the rights to:
(i)    Use the Licensed IP for the Facility Purposes;
(ii)    adapt and otherwise modify the Licensed IP, including but not limited to the Service Provider’s base software and application software;
(iii)    make a reasonable number of copies of the Service Provider Software for back-up, archival, testing, installation, maintenance, operation or disaster-recovery purposes, provided that any copyright or other proprietary rights notices included in the Service Provider Software are also reproduced in such copies. The right to copy specific third-party software shall be governed by terms of the license agreement specific to such third-party software provided to Owners;
(iv)    install the Service Provider Software on replacement hardware and adapt and modify the Service Provider Software to be used on other hardware, provided that the Service Provider Software as installed on such hardware is solely used for the Facility Purposes. The right to install specific third-party software as described in this subsection (iv) shall be governed by terms of the license agreement specific to such third-party software provided to Owners;
(v)    make the Licensed IP accessible to, or otherwise disclose Licensed IP, to the Nuclear Regulatory Commission and other Government Authorities as required or requested for Facility Purposes subject to Section 6.3 of the Services Agreement; and
(vi)    Use and disclose, subject to Article 14 of the Services Agreement, the output and other information derived from the Licensed IP (whether such Licensed IP is deliverable or only accessible) in support of the Facility Purposes and as otherwise required to comply with applicable Laws or requirements of requests from Government Authorities.

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(c)    License Restrictions. Except as may be otherwise provided herein, Owners shall not alone or with the assistance of others use any Licensed IP other than for the Facility Purposes. Except for the licenses granted herein or as otherwise provided in the Services Agreement, all right, title, and interest in the Licensed IP shall remain with Service Provider or its licensors.
(d)    Licensed Documentation Reproduction and Distribution. Service Provider hereby grants, agrees to grant, and shall cause to be granted to Owners a perpetual, irrevocable, transferrable (solely in connection with any sale or transfer of the Facility), fully paid-up, royalty-free, non-exclusive right and license to modify and create derivative works, reproduce and distribute to Permitted Users Licensed Documentation solely for the Facility Purposes. Rights and obligations regarding the modification, reproduction and distribution of third-party software documents shall be as set forth in the applicable third-party software license. Rights and obligations regarding the modification, reproduction and distribution of any other third party documents included in Licensed Documentation shall be as specified by the owners of the third party documents.
(e)    Other Computer Programs. Nothing shall prohibit the Permitted Users from using the Facility equipment to run computer programs other than the software or from using the equipment for purposes other than operation of the Facility, it being understood that Service Provider shall not be responsible for any failure of the software or equipment as a result of such activities, or loading such computer programs on, or removing such computer programs from, the Facility equipment.
3.    Representations and Warranties. Service Provider represents and warrants the following:
(a)    Licensing Rights. Service Provider owns all rights, title and interest in and to the Licensed IP (excluding third-party software, third-party software documentation or any other third party information or materials provided under the Services Agreement) or otherwise has the legal right to transfer, grant, sublicense, or, for third-party software, pass-through the rights and the licenses in the foregoing that are provided herein. In the event of a breach of this warranty, Service Provider shall obtain, at no additional cost to Owners, rights necessary for Owners to continue using the Licensed IP as contemplated by this IP License. For pass-through rights, third-party software and associated documentation shall be licensed directly from the third-party software developer to Owners as end user, and copies of all such licenses shall be provided to Owners. To the best of Service Provider’s knowledge, the Licensed IP is true, accurate and complete and represents all of the intellectual property to be provided to Owners under the Services Agreement, at the applicable time.
(b)    Media. The media on which the Licensed IP, including but not limited to software, is recorded shall be free from defects in material and workmanship for the Warranty Period set forth in (d) below. Service Provider will, at no additional charge, replace any defective media.

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(c)    Intellectual Property. Licensed IP and Licensed Documentation will not knowingly infringe, misappropriate, or otherwise violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of any Third Party.
(d)    Performance.    The Licensed IP, including but not limited to the software and Configuration Data shall be treated in accordance with Article 10 of the Services Agreement mutatis mutandis; provided, however, that Facility IP developed under the EPC Agreement shall be provided on an as-is, where-is basis and without warranty. In addition to re-performance under Article 10 of the Services Agreement (to the extent required thereby), Service Provider agrees to use commercially reasonable efforts during the term of the Services Agreement and subject to the terms and conditions therein, at Owners’ request and expense, to provide updates, corrections, replacements, repairs, and other work to ensure that Facility software, hardware, Configuration Data, or other physical deliverables meet Owners’ needs.
4.    Intellectual Property Indemnity.
(a)    Service Provider shall indemnify, hold harmless, release and defend Owner Persons Indemnified from any action brought against Owners, their Affiliates or any of their respective Representatives, to the extent based on a claim that any Licensed IP or any part thereof furnished hereunder, or the use thereof as permitted under this IP License, constitutes an infringement of any United States patent or United States copyright, or misappropriation of any trade secret, trademark rights, proprietary rights or other intellectual property rights of any Third Party; provided, however, Owners shall promptly notify Service Provider of any such claim, suits and actions in writing and Service Provider shall pay all costs, expenses, settlements and/or judgments resulting therefrom.
(b)    If a claim of infringement or misappropriation is made, Service Provider may, and if the use of the Licensed IP developed by Service Provider or any part thereof furnished hereunder is held by a court of competent jurisdiction to constitute infringement or misappropriation of any United States copyright, trade secret, trademark rights, proprietary rights or other intellectual property rights of any Third Party, and its use by Owners is enjoined, Service Provider shall, at its option and its sole expense, either: (i) procure for Owners the right to continue using said Licensed IP, or part thereof; or (ii) replace or modify the same with non-infringing Licensed IP, to the extent reasonably possible without diminishing the capability and capacity of the Licensed IP, or part thereof. In the event the above alternatives are unavailable to Service Provider, then, with the approval of Owners, Service Provider shall seek alternate ways and means to provide such Services for which it is obligated under this Agreement so long as such alternate means are reasonably acceptable to Owners.
(c)    Notwithstanding the above, Service Provider shall not compromise or settle any claim, action, suit or proceeding in which Owners are named without Owners’ prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld unless such settlement provides for the payment of money only by Service Provider and provides for a full, complete and unconditional (other than ceasing use of the applicable Licensed IP) release of Owners and each Permitted User.

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(d)    The foregoing indemnity shall not apply in situations where the Licensed IP is: (i) supplied pursuant to a design or drawing prepared by Owners wherein Service Provider has deviated from its normal course of performance; (ii) modified or combined by Owners or otherwise with items not furnished hereunder; or (iii) outside the scope of the Licensed Documentation and without the Service Provider’s approval or consent. In the event a suit or proceeding is brought against Service Provider as a result of such Owners’ actions, Owners will indemnify and save Service Provider harmless to the same extent as Service Provider has agreed to indemnify and save Owners harmless hereunder, except that the limitation of liability provision of Section 17.2 of the Services Agreement shall not apply.
(e)    This Section 4 is an exclusive statement relating to intellectual property indemnification regarding the Licensed IP. In no event shall Owners be entitled to duplicative recovery under this Section 4 and Section 16.4 of the Services Agreement.
(f)    Any indemnities associated with third-party software shall be governed by the terms of the license agreements associated with such third-party software. Where the third-party software is directly licensed to Owners by Third Parties, Service Provider shall have no obligation to indemnify Owners for any claims of infringement related to the use by Owner of such third-party software.
(g)    Service Provider’s liability under this Section 4 shall be subject to the limitation of liability provision of Section 17.2 of the Services Agreement.
5.    Assignment.
(a)    Owners shall have the right to, and shall, assign this IP License (including all the rights and obligations hereunder) to any purchaser of the Facility or their successor in connection with their ownership interest in the Facility.
(b)    Owners’ consent shall not be required for WEC’s and WECTEC’s assignment of their rights and obligations under this IP License in connection with an assignment of their rights and obligations under the Services Agreement in connection with the Bankruptcy Cases provided, however, that the rights of Owners under the Bankruptcy Code are preserved in all respects and WEC shall remain a party hereto and obligated hereunder unless the assignee in such a transaction also acquires substantially all of the Facility IP such that Owners’ rights under this IP License are not adversely affected.
(c)    WEC shall ensure that any assignment, sale or exclusive license of any portion of the Facility IP is subject to the rights and obligations of Section 2 and the covenant not to sue in Section 6(c) (but only with respect to IP Improvements of such Facility IP made by Owners as of or before such assignment, sale or exclusive license (“Covenant IP Improvements”)), and in a manner, by operation of law or otherwise, such that any further assignee, purchaser or exclusive licensee of such Facility IP takes such Facility IP subject to the rights and obligations of Section 2 and the covenant not to sue in Section 6(c) (with respect to Covenant IP Improvements). WEC shall also be entitled to assign to any assignee, purchaser or exclusive licensee of any portion of the Facility IP the right to enforce this IP License against Owners, to the extent it relates to the

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Use or disclosure of Facility IP. In addition to the foregoing, WEC shall ensure that any assignment, sale, or exclusive license of its interest in and to its Facility IP, or any portion thereof, pursuant to which WEC divests possession of any portion of the Facility IP or is otherwise rendered unable to satisfy its obligations under Section 4 is subject to the assignee’s, purchaser’s or exclusive licensee’s agreement to be bound by the requirements of this sentence of Section 5. WECTEC shall have the right to, and shall, assign this IP License (including all the rights and obligations hereunder) to any assignee of the Services Agreement in connection with any assignment of such agreement and shall, in connection with any such assignment, ensure that the rights of Owners under the US Bankruptcy Code are preserved in all respects.
(d)    Assignment rights for third-party software shall be subject to the terms of the associated third-party software license and may require ratification by the Third Party. Any assignment or transfer in violation of this IP License will be null and void. This IP License and the rights and obligations of either Party hereto will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns, including but not limited to any bankruptcy trustee appointed.

6.    Ownership of Licensed IP and Improvements thereon.
(a)    As between Service Provider and Owners, Service Provider shall own all right, title and interest in and to all Intellectual Property associated with the Licensed IP provided hereunder.
(b)    To the extent Owners create any modifications or derivative works in the Licensed IP, Owners shall own all right, title and interest in and to all Intellectual Property associated with such modifications or derivative works. Owners’ Use of any such modifications or derivative works is limited to Facility Purposes.

(c)    The Parties acknowledge that each Party may independently develop or have developed improvements to or derivative works of the Licensed IP (hereinafter “IP Improvements”) that may infringe on the other Party’s Intellectual Property in its IP Improvements. Each Party intends that such development not block the other Party’s development activities, and, consequently: i) Service Provider covenants not to sue Owners, their Affiliates, or any Person authorized by Owners to Use such IP Improvements on Owners’ behalf, for infringement or misappropriation of the Service Provider’s Intellectual Property in such IP Improvements for Facility Purposes; and ii) Owners covenant not to sue Service Provider, its Affiliates, or any Person authorized by Service Provider to use such IP Improvements on Service Provider’s behalf, for infringement or misappropriation of the Owners’ Intellectual Property in such IP Improvements.

7.    Miscellaneous.
(a)    Dispute Resolution. In the event of any dispute under this IP License, the Parties shall proceed in accordance with the dispute resolution process set forth in the Services Agreement, mutatis mutandis.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
(b)    Term. This IP License shall commence on the Effective Date and shall be coterminous with the Services Agreement; provided, upon any termination of this IP License, the perpetual licenses granted hereunder shall continue without interruption, and Sections 1, 4, 5, and 6 shall survive any such termination or expiration.
(c)    Applicable Law. This IP License will be governed by Section 22.1 of the Services Agreement.
(d)    Waiver. No Party will be deemed to have waived any provision of this IP License unless such waiver is made explicit in writing and signed by the Party waiving such provision. No waiver will be deemed to be a continuing waiver unless so stated in writing.
(e)    Amendment. No change, amendment, or modification of this IP License will be binding upon the Parties unless such change, amendment, or modification is in writing and duly executed by the Parties.
(f)    Severability. If any one or more of the provisions in this IP License or any application of such provision is held to be invalid, illegal or unenforceable in any respect by a competent tribunal, the validity, legality and enforceability of the remaining provisions in this IP License and all other applications of the remaining provisions shall not in any way be affected or impaired by such invalidity, illegality or unenforceability.
(g)    Entire Agreement. This IP License and the Services Agreement contain the entire agreement of the Parties, and there are no oral or written representations, understandings or agreements between the Parties respecting the subject matter of this IP License that are not expressed herein.
(h)    Notice. All notices and other communications hereunder shall be in writing and shall be delivered in accordance with the notice provisions contained in the Services Agreement.
(i)    Other Licenses. Nothing in this IP License is intended reduce or expand Owners’ rights under any other licenses granted to Owners, except that the licenses granted hereunder supersede and replace any licenses granted under the EPC Agreement.
(j)    Bankruptcy Code.
(i)    The Parties acknowledge and agree that the Licensed IP is “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code, codified as 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), that has been licensed hereunder in a contemporaneous exchange for value.
(ii)    In the event this IP License is rejected pursuant to applicable law in a case under the Bankruptcy Code, Owners may elect to retain their rights under this IP License as provided in Section 365(n) of the Bankruptcy Code.
(k)    Each of the Parties hereby acknowledges the existence, perfection and validity of the Secured Parties' (as defined in the DIP Term Loan Facility defined below) liens on and

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
security interests in the Facility IP as granted and authorized by the (1) Final Order (I) Authorizing Debtors To Obtain Senior Secured, Superpriority, Postpetition Financing (II) Granting Liens and Superpriority Claims Pursuant to Bankruptcy Code Sections 105, 362, 363, 364 and 507, Bankruptcy Rules 2002, 4001, 6004, and 9014 and Local Rule 4001-2 and (III) Granting Related Relief and (2) that certain Guarantee and Collateral Agreement (DIP Term Loan Facility), dated as of May 26, 2017, among the Westinghouse Electric Company LLC, Toshiba Nuclear Energy Holdings (UK) Limited, TSB Nuclear Energy Services Inc., each other Pledgor identified therein and Citibank, N.A., Docket No. 565 entered in the Bankruptcy Cases.
(l)    Owners waive (i) any administrative claims allowable under 11 U.S.C. Section 503(b) arising from the performance of the EPC Agreement and (ii) any right of setoff they may have with respect to the EPC Agreement under the Bankruptcy Code or applicable nonbankruptcy law. Facility IP developed under the EPC Agreement is as-is, where-is and without warranty or indemnity.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
    IN WITNESS WHEREOF, the Parties hereto have executed this IP License as of the Execution Date.

GEORGIA POWER COMPANY, FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG Power SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC AND THE CITY OF DALTON, GEORGIA, ACTING BYAND THROUGH ITS BORAD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS

By: __/s/ Chris Cummiskey_____
Name: Chris Cummiskey
Title: Executive Vice President – Georgia Power
    Company

Attest: /s/ Meredith M. Lackey_____
Its: Senior Vice President, General Counsel & Corporate Secretary

        (CORPORATE SEAL)

WECTEC GLOBAL PROJECT
SERVICES INC.

By:__/s/ David C. Durham_______________
Name: David C. Durham
Title: President

Attest: _/s/ Patricial L. Crown______________
Its: Notary Public
Patricia L. Crown

        (CORPORATE SEAL)

WESTINGHOUSE ELECTRIC COMPANY LLC

By:_/s/Jose E. Gutierrez_____________
Name: Jose E. Gutierrez
Title: President and CEO

Attest: _/s/ Patricial L. Crown______________
Its: Notary Public
Patricia L. Crown
        (CORPORATE SEAL)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
EXHIBIT H
SUBCONTRACTS AND PURCHASE ORDERS
A. Service Provider shall assume and assign to Owners or their designee, and Owners or their designee shall accept assignment of, the subcontracts and purchase orders listed below.

	Purchase Order/	SAP			Contract
	Subcontract	PO	Debtor	SubContractor/Vendor	Description/Title
1	132175F001086	WSPM004620	Stone & Webster Construction Inc	A&W OIL CO INC	Change Order to add Funding to PO 747595 for Lubricants for $25,000
2	132175F004697	WSPM009914	Stone & Webster Construction Inc	A&W OIL CO INC	PM Temp.Const.SG2565 Mobilux EP2 SG165 Multifak EP2,SG 564 XH 222,SG034 DTE24,SG034 DTE25,SG2427 DTELight,SG2382 ChevSRI
3	WVG3001455	WVG3001455	WECTEC Global Project Services, Inc.	A&W OIL CO INC	Mobilube HD Plus 85W-140 for Maintenance of the 220 ton Crane TI3
4	WVG3001314	WVG3001314	WECTEC Global Project Services, Inc.	A&W OIL CO INC	Grease for Turbine Island 3 220 Ton & 15 Ton Crane for PM to Start Up
5	132175F006084	WSPM004724	WECTEC Global Project Services, Inc.	AAA SIGN COMPANY INC	Electronic Sign Repair
6	132175F002381-A	WSPM004994	Stone & Webster Construction Inc	ABB ENTERPRISE SOFTWARE INC	VENTYX eSOMS Software
7	132175-EP01.01	WSPM015467	Stone & Webster Construction Inc	ABB INC	Turbine Generator Synchronization Control Panel
8	132176-EP01.01	WSPM015303	Stone & Webster Construction Inc	ABB INC	Turbine Generator Synchronization Control Panel
9	132175-C215.04	WSPM010031	Stone & Webster Construction Inc	AC CONTROLS CO INC	Butterfly Valves|
10	132176-C203.01	WSPM010032	Stone & Webster Construction Inc	AC CONTROLS CO INC	Threaded and Socket Weld Carbon Steel Valves|
11	132176-C215.01	WSPM010033	Stone & Webster Construction Inc	AC CONTROLS CO INC	Butterfly Valves|
12	J132175-C215.03	WSPM009810	Stone & Webster Construction Inc	AC CONTROLS CO INC	Valves|

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

13	WVG3000470	WVG3000470	WECTEC Global Project Services, Inc.	AC CONTROLS CO INC	Material to be left in place and used for building 315 for RWS, work package SV0-RWS-PLW-ME0917
14	132175-C203.03	WSPM010030	Stone & Webster Construction Inc	AC CONTROLS CO INC	Threaded and Socket Weld Carbon Steel Valves |
15	WVG3001549	WVG3001549	WECTEC Global Project Services, Inc.	ACE INDUSTRIES INC	MAB Overhead Cranes Quarterly Inspection /
16	132175-E032.01	WSPM003359	WECTEC Global Project Services, Inc.	ADVANCED CABLE BUS INC	600V Cable Bus System
17	132175-C811.02	WSPM010831	Stone & Webster Construction Inc	ADVANCED PRODUCTS AND SYSTEMS	Dielectric Gaskets for CWS
18	J132175-J800.03	WSPM013367	Stone & Webster Construction Inc	AGGREGATES USA LLC	Aggregates
19	132175F000882	WSPM004632	Stone & Webster Construction Inc	AGGREKO LLC	Replacement Chiller for Batch Plant
20	132175F004441	WSPM010663	Stone & Webster Construction Inc	AH HARRIS AND SONS INC	Construction Aid Material Nonpermanent Plant. For Use By Iron Workers NI3.
21	J132175-FPR12-02618	WSPM010292	Stone & Webster Construction Inc	AH HARRIS AND SONS INC	Concrete surface Nuclear Island 3 Basemat pour.
22	WVG3000189	WVG3000189	Stone & Webster Construction Inc	AH HARRIS AND SONS INC	Temporary Construction Aid for BOP Carpenters
23	132175F005164	WSPM005013	WECTEC Global Project Services, Inc.	AIKEN TECHNICAL COLLEGE	Rental Space for 16 hours for Offsite Transition Meeting January 27th and 29th 2016
24	132175F000365	WSPM014774	Stone & Webster Construction Inc	AIR LIQUIDE INDUSTRIALS US LP	Batch Plant - Add Funds PO 759556-3P - Air Liquide
30	132175F005863	WSPM010198	WECTEC Global Project Services, Inc.	AIRGAS INC	Respirator Fit Test for HSE Field Testing
31	WVG3001009	WVG3001009	WECTEC Global Project Services, Inc.	AIRGAS INC	Industrial Hygiene - Airgas Order
35	WVG3000680	WVG3000680	WECTEC Global Project Services, Inc.	AIRGAS NATIONAL WELDERS	HSE - Industrial Hygiene Supplies for site wide use
36	132175F005891	WSPM010208	WECTEC Global Project Services, Inc.	AIRGAS USA LLC	MSA Replacement Sensors - Environmental Use
37	WVG3000539	WVG3000539	WECTEC Global Project Services, Inc.	AIRGAS USA LLC	Special Ferrules for Welding to Vertical Surfaces
38	132175F000041-2	WSPM010524	Stone & Webster Construction Inc	AIRWAYS FREIGHT CORPORATION	Airways Freight to provide door to door pick up and delivery 365 x 24
39	J132175-FPR13-02070	WSPM002109	Stone & Webster Construction Inc	AL PATTERSON INC	To Install the precast panels in the Auxiliary Building

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

40	132175F000373	WSPM004653	Stone & Webster Construction Inc	ALERE TOXICOLOGY SERVICE INC	Change Attachment , FFD Special requirements for drug testing per NRC Regulations, to PO 681033-000 OP, Alere Toxicology Services, Inc
41	132175F000148	WSPM012396	Stone & Webster Construction Inc	ALLTEC LIFTING SYSTEMS LLC	Change Order to PO 849833 (Alltec Lifting Systems) 12 months extention on Rental
42	132175F001547	WSPM004667	Stone & Webster Construction Inc	ALLTEC LIFTING SYSTEMS LLC	Add additonal Funds to Alltec, PO 752386 on Lifting Beam and Plates
43	132175F002026	WSPM004436	Stone & Webster Construction Inc	ALLTEC LIFTING SYSTEMS LLC	Change Order to Extend Rental on Alltec Modular Lifting beam PO 745575 for 12 months
44	132175F003041	WSPM004469	Stone & Webster Construction Inc	ALLTEC LIFTING SYSTEMS LLC	CO to extend rental to Alltec Lifting Systems PO # 868741 for 12 months
45	132175000828 REL 007	WSPM013354	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET ORDER TRANSFER 831033 3P
46	132175F000828 REL 005	WSPM004641	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET ORDER REL 005
47	132175F000828 REL 006	WSPM004642	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET ORDER TRANSFER 831033 3P
48	132175F000828 REL 007	WSPM004643	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	N_6241203 - N_6241203-N/ACNN/A - Banner
49	132175F000828 REL 010	WSPM010364	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET RELEASE
50	132175F000828 REL 012	WSPM004644	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET ORDER RELEASE 012
51	132175F000828 REL 016	WSPM004645	Stone & Webster Construction Inc	ALUMA PANEL OF SC INC	BLANKET ORDER TRANSFER 831033 3P
52	132175F000828 REL 018	WSPM013395	WECTEC Global Project Services, Inc.	ALUMA PANEL OF SC INC	BLANKET ORDER RELEASE 018
53	132175F000828 REL 019	WSPM013394	WECTEC Global Project Services, Inc.	ALUMA PANEL OF SC INC	BLANKET ORDER RELEASE 019
54	132175F000828 REL 020	WSPM013393	WECTEC Global Project Services, Inc.	ALUMA PANEL OF SC INC	BLANKET ORDER TRANSFER 831033 3P
55	132175-C910.15	WSPM003468	Stone & Webster Construction Inc	AMERICAN PLASTIC PIPE AND SUPPLY LL	Corrugated HDPE Pipe
56	132175-C910.17	WSPM003467	Stone & Webster Construction Inc	AMERICAN PLASTIC PIPE AND SUPPLY LL	CWS, PWS, RWS, SDS, WWS, and YFS HDPE Piping and Fittings
57	132175-C910.19	WSPM010631	Stone & Webster Construction Inc	AMERICAN PLASTIC PIPE AND SUPPLY LL	HDPE Pipe and Fittings for U/G WLS

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

58	J132175-C910-05	WSPM002184	Stone & Webster Construction Inc	AMERICAN PLASTIC PIPE AND SUPPLY LL	HDPE Pipe and Fittings|
59	J132175-C910-07	WSPM002183	Stone & Webster Construction Inc	AMERICAN PLASTIC PIPE AND SUPPLY LL	HDPE PIPE
60	132175F004845	WSPM009887	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Temporary Construction Aid - NI4
61	132176-C913.07	WSPM003758	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Fiberglass Piping and Spider Supports for DOS
62	WVG3000788	WVG3000788	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	To be used for building bulkheads and bracing formwork
63	WVG3001320	WVG3001320	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	SS PLATE 4'X8'X1/8" THICK for CWS Pumps
64	WVG3001425	WVG3001425	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	temporary construction aid material to be used for fabrication shops-NOI-6 TI-3 LP Turbine Building overhead crane test frame
65	WVG3001434	WVG3001434	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Temporary construction aide material to be used to ensure anchorage shall not move for Unit 4 Turbine, work package SV4-2060-C0W-850000
66	WVG3001459	WVG3001459	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	BOP TEMPORARY CONSTRUCTION AID MATERIAL FOR TEST HEADER
67	WVG3001478	WVG3001478	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	CA37 Temporary Bracing
68	WVG4001245	WVG4001245	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Material to be left in place and used for fabrication of spring element plates for Unit 4 Turbine CA81 tabletop, work package SV4-2050-SSW-CV1823
69	WVG4001251	WVG4001251	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Material to be left in place and used for fabrication of beams (borrowed from Unit 3) and lateral bracing for Unit 4 Turbine CA81 tabletop, SV4-2050-SSW-CV1823
70	WVG4001253	WVG4001253	WECTEC Global Project Services, Inc.	AMERICAN STAINLESS & SUPPLY	Material to be left in place and used for fabrication of beams (borrowed from Unit 3) and lateral bracing for Unit 4 Turbine CA81 tabletop, SV4-2050-SSW-CV1823

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

71	132175-E102.03	WSPM005021	Stone & Webster Construction Inc	ANIXTER INC	Medium Voltage Power Cable
72	132175-EW82.01	WSPM001939	WECTEC Global Project Services, Inc.	ANIXTER INC	Non-Class 1E Fiber Optic Cable Connectors
73	132176-EW82.01	WSPM001263	WECTEC Global Project Services, Inc.	ANIXTER INC	Non-Class 1E Fiber Optic Cable Connectors
74	132175-G120.00	WSPM010363	Stone & Webster Construction Inc	APPLIED TECHNICAL SERVICES INC	Testing for Pressure Sensitive Tape
75	132175-J800.19	WSPM004550	Stone & Webster Construction Inc	APPLIED TECHNICAL SERVICES INC	Testing Of A490 Bolt From Unit 4 Turbine Building
76	132175-J800.22	WSPM004551	WECTEC Global Project Services, Inc.	APPLIED TECHNICAL SERVICES INC	Charpy V-notch Testing
77	879098-3P	WSPM004958	Stone & Webster Construction Inc	APPLIED TECHNICAL SERVICES INC	Additional Funding for PO 879098 for analysis for ATS swipe test PO. Additional funds will be added to cover future samples and the outstanding balance, total amount to be $37,000.00
78	WVG3000269	WVG3000269	Stone & Webster Construction Inc	APPLIED TECHNICAL SERVICES INC	Requisition for NDE services to be performed by ATS. Magnetic particle examination of closure nuts
79	WVG3000310	WVG3000310	WECTEC Global Project Services, Inc.	APPLIED TECHNICAL SERVICES INC	Add Funds ($150,000.00) to existing PO 866115
80	132175-MY50.00	WSPM003927	Stone & Webster Construction Inc	ARMSTRONG HUNT INC	Hot Water Unit Heaters and Duct Mounted Heating Coils
81	132176-MY50.00	WSPM003044	Stone & Webster Construction Inc	ARMSTRONG HUNT INC	Hot Water Unit Heaters and Duct Mounted Heating Coils
82	132175F000060-A	WSPM010689	Stone & Webster Construction Inc	ASCENDUM MACHINERY INC	Consumables For Equipment Example Bucket Cutting Edge
83	132175F002920	WSPM004412	Stone & Webster Construction Inc	ASCENDUM MACHINERY INC	Change Order to Extend Rental on PO 842430 From ASC Construction Equipment on Crawler Excavator for 12 months
84	132175F003088	WSPM004466	Stone & Webster Construction Inc	ASCENDUM MACHINERY INC	ASC VOLVO TO REPLACE MONITOR IN 480 EXCAVATOR DUE TO OPERATOR DAMAGE
85	4500714381	4500714381	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	PARTS
86	4500715367	4500715367	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	Parts Inv# P215045455

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

87	4500715709	4500715709	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
88	4500715755	4500715755	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	PARTS
89	4500715789	4500715789	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
90	4500715790	4500715790	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
91	4500716072	4500716072	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
92	4500716463	4500716463	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
93	4500716520	4500716520	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
94	4500716521	4500716521	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	Parts Inv# S215018628
95	4500716522	4500716522	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	Parts Inv# P215044857
96	4500716524	4500716524	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	Parts Inv# P215044856
97	4500716591	4500716591	WECTEC Contractors Inc	ASCENDUM MACHINERY INC	PARTS
98	4500717358	4500717358	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
99	4500717828	4500717828	WECTEC Global Project Services, Inc.	ASCENDUM MACHINERY INC	Equipment Repair Parts and Service
100	4500336244	4500336244	Westinghouse Electric Company LLC	ASCO	Three Way Compressed Air Solenoid Valves
101	132175F001876	WSPM004449	Stone & Webster Construction Inc	ASHLEY SLING INC	330198 Liebherr Crane Boom Hoist Cable
102	132175F003818	WSPM014122	Stone & Webster Construction Inc	ASHLEY SLING INC	UNIT# 330177 Liebherr Crane Boom Hoist Cable
103	132175F003836	WSPM014101	Stone & Webster Construction Inc	ASHLEY SLING INC	Splice and Rope For Use By Electricians In Nuclear Island 3.
104	WVG3000406	WVG3000406	Stone & Webster Construction Inc	ASHLEY SLING INC	TRANSFER OF FUNDS FROM 715426-3P
105	WVG3001132	WVG3001132	WECTEC Global Project Services, Inc.	ASHLEY SLING INC	1-1/4" x 4-1/2" HR125 SWIVEL HOIST RING 1016975 8000-240902
106	WVG3001103	WVG3001103	WECTEC Global Project Services, Inc.	ATCO STRUCTURES & LOGISTICS USA INC	to be used at fabrication shops in NOI-6 for buildings 4 ,5, 6 roofs

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

107	132175F003529	WSPM010419	Stone & Webster Construction Inc	ATLANTIC SUPPLY AND EQUIP CO INC	Temporary Construction - BOP
108	WVG3000927	WVG3000927	Stone & Webster Construction Inc	ATLAS VAN LINES INC	Transportation Service
109	WVG3000023	WVG3000023	WECTEC Global Project Services, Inc.	AUGUSTA COMMUNICATION	PM Check for Site Radio Network
110	WVG3000414	WSPM011030	WECTEC Global Project Services, Inc.	AUGUSTA COMMUNICATION	TRANSFER OF FUNDS FROM 967463-3P
111	132175-AM01.00	WSPM003325	WECTEC Global Project Services, Inc.	AUGUSTA CONCRETE BLOCK CO	Non-Safety Related Unit 3 Annex Building Masonry Walls
112	132175F002149A	WSPM004433	Stone & Webster Construction Inc	AUGUSTA ENGINE PARTS INC	N_SVC-ENGREPAIR - N_SVC-ENGREPAIR-N/ACNN
113	WVG3001427	WVG3001427	WECTEC Global Project Services, Inc.	AUGUSTA OVERHEAD DOOR SALES INC	TO BE LEFT IN PLACE AND USED FOR OVERHEAD DOOR AUXILIARY OUTPUT EXPANSION MODULE FOR GARAGE DOORS AT BLDG 315
114	630207-OP	WSPM004294	Stone & Webster Construction Inc	AUTOMATIC FIRE SYSTEMS AUGUSTA	Automatic Fire Systems
115	WVG3000600	WVG3000600	WECTEC Global Project Services, Inc.	AUTOMATIC FIRE SYSTEMS AUGUSTA	TEST AND INSPECTION SERVICE - 630207 TRANS
116	132175-G200A-01	WSPM003207	Stone & Webster Construction Inc	AVANTECH INC	FOB Jobsite (7828 River Road
117	620740	WSPM004297	Stone & Webster Construction Inc	B LAMAR MURRAY MD	Vogtle EPC-Unit 3 & Site
118	4500714190	4500714190	WECTEC Contractors Inc	B&M EQUIPMENT REPAIR AND CERTFCTN	Spare Parts
119	4500721297	4500721297	WECTEC Global Project Services, Inc.	B&M EQUIPMENT REPAIR AND CERTFCTN	Equipment Repair Parts and Service
120	4500721415	4500721415	WECTEC Global Project Services, Inc.	B&M EQUIPMENT REPAIR AND CERTFCTN	Equipment Repair Parts and Service
121	4500721417	4500721417	WECTEC Global Project Services, Inc.	B&M EQUIPMENT REPAIR AND CERTFCTN	Equipment Repair Parts and Service
122	4500696355	4500696355	Westinghouse Electric Company LLC	BARNHART CRANE & RIGGING CO	Jacking Hunches Load Test
123	4500714565	4500714565	WECTEC Contractors Inc	BASIS SOFTWARE INC	DAMAGE ASSESSMENT AND TESTING OF SN730
124	4500715840	4500715840	WECTEC Contractors Inc	BASIS SOFTWARE INC	PARTS
125	4500675306	4500675306	Westinghouse Electric Company LLC	BCP TECHNICAL SERVICES INC	Travel & Living

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

126	132175F002376	WSPM010238	Stone & Webster Construction Inc	BEASLEY FOREST PRODUCTS INC	Crane Mats for Site Support
127	132175F003292	WSPM010408	Stone & Webster Construction Inc	BEASLEY FOREST PRODUCTS INC	36 - 4'x1'x20' oak crane mats for site support.
128	132175F003533	WSPM010425	Stone & Webster Construction Inc	BEASLEY FOREST PRODUCTS INC	8ea 1'x4'x8' crane mats for MAB Up ender and 7ea 1'x4'x20' crane mats for site support
129	132175F004249	WSPM015404	Stone & Webster Construction Inc	BEASLEY FOREST PRODUCTS INC	Crane Mats for site support, Ron Lewis. 9x5x5 = 4, 12x4x20 = 60.
130	132175F004638	WSPM004922	Stone & Webster Construction Inc	BEASLEY FOREST PRODUCTS INC	40 - 30' Crane Mats, Site Support Ron Lewis.
131	132175F006023	WSPM010107	WECTEC Global Project Services, Inc.	BEASLEY FOREST PRODUCTS INC	Wood saddle to be used for temporary support of the MSR A/B at the MSR temporary staging area.
132	132175F000371	WSPM015492	Stone & Webster Construction Inc	BEST OFFICE SOLUTIONS LLC	Work Package/Blueprint Storage for MAB Documentum Office
134	132175F002428	WSPM004393	Stone & Webster Construction Inc	BEST OFFICE SOLUTIONS LLC	Office Supplies
135	132175F002721	WSPM010086	Stone & Webster Construction Inc	BEST OFFICE SOLUTIONS LLC	OSD&D TAGS
136	132175F003161	WSPM015457	Stone & Webster Construction Inc	BEST OFFICE SOLUTIONS LLC	Stud Weld Pre-Production Qualification Record (SWPPQR) Form
137	132175F003645	WSPM010275	Stone & Webster Construction Inc	BEST OFFICE SOLUTIONS LLC	GREEN ACCEPT TAGS
138	WSV3B00037	WSV3B00037	WECTEC Global Project Services, Inc.	BEST OFFICE SOLUTIONS LLC	Site copy paper/NTE $250,000.00 in 1 year
139	WVG3000038	WVG3000038	WECTEC Global Project Services, Inc.	BEST OFFICE SOLUTIONS LLC	Site Copy Paper/NTE - F000999-REL017
140	WVG3001061 - REL 020	WVG3001061	WECTEC Global Project Services, Inc.	BEST OFFICE SOLUTIONS LLC	Site Copy Paper/NTE $ 250,000.00 in 1 Year from APR 2016
141	WVG3001349	WVG3001349	WECTEC Global Project Services, Inc.	BEST OFFICE SOLUTIONS LLC	Site Copy Paper/NTE $ 250,000.00 in 1 Year
142	132175F001482	WSPM004601	Stone & Webster Construction Inc	BIG RED INC	Change Order to Extend Rental 24 months on T550RR Forklift, Big Red, Unit # 34307
143	132175F002053	WSPM004434	Stone & Webster Construction Inc	BIG RED INC	TAYLOR - BIG RED 360 FOR ADDITIONAL OPERATOR
144	132175F003281	WSPM004512	Stone & Webster Construction Inc	BIG RED INC	Rev 1 to PO 839969 extending rental on Big Red unit # 37958, XC350L forklift for 12 months

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

145	132175F004253	WSPM004870	Stone & Webster Construction Inc	BIG RED INC	Exchange Taylor Big Red TX-300 for a Taylor Big Red TX-350, Doug Smiths group.
146	132175F004791	WSPM009908	Stone & Webster Construction Inc	BIG RED INC	Taylor Big Red Forklift Forks Failed Inspection
147	132175F004984	WSPM004924	WECTEC Global Project Services, Inc.	BIG RED INC	REPLACE PO 888927, Big Red extending rent 2 years on unit # 38115.
148	132175F001312	WSPM004608	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	TENT END WALLS
149	132175F001521	WSPM009844	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	Removable Shelters for CA20 in NI3
150	132175F002814	WSPM004420	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	Big Top Tent Assembly *URGENT*
151	132175F003882	WSPM015505	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	BIG TOP TENT THAT WILL BE USED TO STORE TRANSFORMER PARTS
152	132175F004109	WSPM003342	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	Tents to be used for the pipe spool storage
153	132175F005682	WSPM004885	WECTEC Global Project Services, Inc.	BIG TOP MANUFACTURING INC	Replacement Parts for disappearing door on Big Top Tent at NOI-7
154	WVG3000564	WVG3000564	Stone & Webster Construction Inc	BIG TOP MANUFACTURING INC	Tent material to be used for level B storage for laydown areas
155	132175F001827	WSPM004453	Stone & Webster Construction Inc	BIGGE POWER CONSTRUCTORS	330198 LIEBHERR CRANE ENGINE PROBLEMS
156	132175F002544	WSPM004505	Stone & Webster Construction Inc	BIGGE POWER CONSTRUCTORS	330177 LIEBHERR CRANE MONITOR REPAIR
157	132175F003550	WSPM004459	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Furniture for New Buildings
158	132175F004668	WSPM004843	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Building 303 Cubical and Desk
159	132175F005112	WSPM004832	WECTEC Global Project Services, Inc.	BROWNS OFFICE CENTRE	Security Orientation Cards and Camera Cards
160	WVG3000266	WVG3000266	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	88 L Shaped Cubicles for field engineers, quality control inspectors, welding engineers, and design engineers.
161	WVG3000320	WVG3000320	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Tables & Chairs
162	WVG3000380	WVG3000380	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Elect Fab & Facilities

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

163	WVG3000518	WVG3000518	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Microwave & Refrig for 207, ASB, & Replacements
164	WVG3000542	WVG3000542	Stone & Webster Construction Inc	BROWNS OFFICE CENTRE	Furniture for Bldg 124
165	132175F003665	WSPM004463	Stone & Webster Construction Inc	C B EQUIPMENT INC	TRUCKS FOR WAREHOUSE USE
166	132175F004534	WSPM004815	Stone & Webster Construction Inc	C B EQUIPMENT INC	Trailer to replace unit # 67693.
167	132175F004698	WSPM004915	Stone & Webster Construction Inc	C B EQUIPMENT INC	Trailers for Site Support. 2 years rent.
168	132175F005070	WSPM004821	WECTEC Global Project Services, Inc.	C B EQUIPMENT INC	flatbed trailers for warehouse use issuing
169	132175F005313	WSPM004942	WECTEC Global Project Services, Inc.	C B EQUIPMENT INC	Warehouse deliveries
170	WVG3000718	WSPM007277	WECTEC Global Project Services, Inc.	C B EQUIPMENT INC	Three Refer Trailers to Conduct Ice and Water Distribution
171	132175F000108	WSPM010692	Stone & Webster Construction Inc	CARDIAC SCIENCE	Annual AED Service
172	132175F004127	WSPM004877	Stone & Webster Construction Inc	CAROL CRANE RIGGING AND	CO to PO 888352 Carol Crane Rigging, for steel crane mats. $2000 needed to cover rent thru 30 Aug 15, units will then be removed from rent.
173	132175-C203.04	WSPM015395	Stone & Webster Construction Inc	CAROTEK INC	Remaining Site Specific Valves
174	132175-C205.01	WSPM010287	Stone & Webster Construction Inc	CAROTEK INC	Check Valves for CWS
175	132175-PV53.00	WSPM000109	WECTEC Global Project Services, Inc.	CAROTEK INC	PV53-Plumbing and Specialty Valves for various NSR applications
176	132176-PV53.00	WSPM003035	WECTEC Global Project Services, Inc.	CAROTEK INC	PV53-Plumbing and Specialty Valves for various NSR applications
177	WVG3000948	WVG3000948	WECTEC Global Project Services, Inc.	CAROTEK INC	Material to be left in place and used for building 315, work package SV0-RWS-PLW-ME0917
178	132175F000855	WSPM014765	Stone & Webster Construction Inc	CARRIER COMMERCIAL SERVICE	Batch Plant - Blanket PO for Carrier Commercial Services
179	WVG3001260	WVG3001260	WECTEC Global Project Services, Inc.	CAVCO INC	To be left in place and used for bldg 315, Permanent Potable Water System Chem Add Skid (SV0-PWS-MS-501), work package SV0-PWS-01-CT001

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

180	132175F005787	WSPM004914	WECTEC Global Project Services, Inc.	CDW DIRECT	CISCO - IT Supplies (est. $125k)
181	132175-D100.15	WSPM013149	Stone & Webster Construction Inc	CHATHAM STEEL CORP	ZRS Pipe Support Material Building 315
182	132175-D220.17	WSPM010495	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Embed Plate Material
183	132175-D500.05 REL 1	WSPM011849	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Non-Safety Structural Steel
184	132175-D500.05-REL-008	WSPM010623	Stone & Webster Construction Inc	CHATHAM STEEL CORP	BLANKET RELEASE 008 STRUCTURAL STEEL
185	132175-D500.05-REL-014	WSPM010123	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	BLANKET RELEASE 014 STRUCTURAL STEEL
186	132175-D500.05-REL-019	WSPM003454	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	BLANKET RELEASE 019 STRUCTURAL STEEL
187	132175-D500.05-REL-020	WSPM000047	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	BLANKET RELEASE 020 STRUCTURAL STEEL
188	132175-D500.05-REL-022	WSPM000046	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	BLANKET RELEASE 022 STRUCTURAL STEEL
189	132175-D500.11	WSPM003378	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Structural Steel Non-Safety Related
190	132175-D500.17	WSPM011641	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Non-Safety Shims, Plates, and Hilti Anchors
191	132175-D500.20	WSPM001216	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Bearing Plates For Viscodampers In Turbine Building
192	132175F002560	WSPM014097	Stone & Webster Construction Inc	CHATHAM STEEL CORP	TEMPORARY CONSTRUCTION - New Weld Test Shop Steel
193	132175F002905-REL-009	WSPM011542	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	REL- 009 for Non-Safety Related Non-Safety
194	132175F002905-REL-011	WSPM001913	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	REL-011 for Non-Safety Related
195	132175F004345	WSPM010656	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Material Contamination Prevention during CA02 & CA20 Module Fit-up
196	132175F004486	WSPM004817	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Shims to be used for equipment installation
197	132175F004557	WSPM004839	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Construction aid material to be used for temporary use for the CA20 Platen modification, work package SV0-8200-MHW-CV7385

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

198	132175F005456	WSPM004933	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	Pipe to be used for spreader beams for CA03 installation
199	132176-D500.26	WSPM010410	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Damper Bearing Plates for Box Beams - Unit 4 - Turbine Building
200	J132175-FPR12-02522	WSPM010298	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Temp. constuction materials #4 condensers
201	J132175-FPR13-00751	WSPM004375	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Lifting/Rigging - Spreader bar pipe for miscellaneous lifts
202	J132176-FPR124-00016	WSPM010416	Stone & Webster Construction Inc	CHATHAM STEEL CORP	U4 Turbine Building Construction Aid Material
203	J132176-FPR134-00028	WSPM010265	Stone & Webster Construction Inc	CHATHAM STEEL CORP	Unit 4 Nuclear Island Permanent Construction Aids for Basemat
204	WVG3000183	WVG3000183	Stone & Webster Construction Inc	CHATHAM STEEL CORP	spreader pipe to be used for heavy lifts across site
205	WVG3000777	WVG3000777	WECTEC Global Project Services, Inc.	CHATHAM STEEL CORP	to be used on the unit 3-Initial Energization Temp Air for heating battery rooms
206	J132175-E101.01	WSPM009755	Stone & Webster Construction Inc	CHLORIDE INDUSTRIAL SYSTEMS	Double Throw Switch|
207	132175F001257	WSPM004611	Stone & Webster Construction Inc	CINTAS CORP	Add Funding to Cintas Blanket PO #700123 not to exceed $240,000 or 3 years
208	808831-3P	WSPM004360	Stone & Webster Construction Inc	CINTAS CORP	Add Funding to Blanket PO 808831 Cintas Tobacco Rd Not to Exceed $15,000.00 or 3 years.
209	854472-3P	WSPM004364	Stone & Webster Construction Inc	CINTAS CORP	Add Funding to Cintas Shredding PO 854472 not to Exceed $50,000 or 2 yrs
210	132175F002537	WSPM004507	Stone & Webster Construction Inc	CIT RAIL LLC	Extend Rental 12 months on PO-924069 Cit Rail (Progress Rail)
211	132175F004644	WSPM004841	WECTEC Global Project Services, Inc.	CMI	Est. Blanket PO for CMI, INC - not to exceed $4,000 or 3 years to pay Invoice 813383 and future Invoices
212	132175-J300.19-REL11	WSPM008629	WECTEC Global Project Services, Inc.	COASTAL CONSTRUCTION PRODUCTSINC	Release # 11 Xypex Admix C-500 NF
213	132175-J300.19-REL12	WSPM010855	WECTEC Global Project Services, Inc.	COASTAL CONSTRUCTION PRODUCTSINC	Release # 12 Xypex Patch N Plug (60 lb pails) SG:1705
214	132175F000833	WSPM004424	Stone & Webster Construction Inc	COCA COLA BOTTLING CO UNITED E	bottled water for craft

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

215	132175F002211	WSPM004430	Stone & Webster Construction Inc	COCA COLA BOTTLING CO UNITED E	Add Funding to PO 741021 Not to Exceed $150,000.00 or 2 yrs
216	WVG3000498	WVG3000498	WECTEC Global Project Services, Inc.	COCA COLA BOTTLING CO UNITED E	BOTTLED WATER
217	WVG3001094	WVG3001094	Stone & Webster Construction Inc	COCA COLA BOTTLING CO UNITED E	NTE Funding for Coke Cola for $75,000.00 or 3 months
218	132175F004562	WSPM004838	Stone & Webster Construction Inc	COMMAND ALKON	Batch Plant - Add funds to PO# 813458; Command Alkon.
219	132175F004100	WSPM010655	Stone & Webster Construction Inc	CONCRETE PUMP SUPPLY	2 - Shut off valve kits for boom tips, concrete pump trucks Robert Carr. 24 months rental.
220	WVG3000420	WVG3000420	WECTEC Global Project Services, Inc.	CONGER-ELSEA INC	CONSULTING SERVICES - CONGER & ELSEA INC
221	132175F003122	WSPM010062	Stone & Webster Construction Inc	CONSOLIDATED PIPE AND SUPPLY CO INC	McElroy Fusion Welder Certification
222	132175F004672	WSPM004844	Stone & Webster Construction Inc	CONSOLIDATED PIPE AND SUPPLY CO INC	Temporay Construction - McElroy Training Fittings
223	132175F004712	WSPM010608	Stone & Webster Construction Inc	CONSOLIDATED PIPE AND SUPPLY CO INC	Temporary construction aid -bulk material to be used as attachments for temporary lift frames, platen modification, and other functions in the MAB
224	WVG3001286	WVG3001286	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	Returning EF Fusion Machines for Calibrations Contact Jacob Matthes From Consolidated Pipe & Supply
225	132176-C121.07	WSPM003833	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	CAS and PGS System Underground Yard Pipe and Fittings Phase 6, 7, and 9
226	J132175-FPR12-02136	WSPM002173	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Construction Aids for U3 Containment Vessel Bottom Head
227	J132176-FPR124-00032	WSPM002098	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Construction Aids - U4 Nuclear Island Basemat, Mechanical
228	WSV3B00039	WSV3B00039	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
229	WVG3000591	WVG3000591	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	ADDITONAL NON-PERMANENT -NON SAFETY MATERIAL FOR TURBINE #3 FIRE PROTECTION SYSTEM
230	WVG3001016	WVG3001016	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Nonpermanent Plant. Construction Aid Material. For Use In Nuclear Island 4.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

231	WVG3001029	WVG3001029	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	material to be left in place and used for cable tray welded supports, work package SV3-2053-SHW-861955
232	WVG3001285	WVG3001285	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	I Beams for PM Labeling Conex Redi Roof to be Finished
233	WVG4001244	WVG4001244	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Material Left in Place Annex 4. Angle Iron due to E&DCR APP-SS01-GEF-850151
234	132175-C121.06	WSPM003279	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	CAS and PGS System Underground Yard Pipe and Fittings Phase 4 & 5
235	132175-C125.04	WSPM010056	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Stainless Steel Laterals for WRS and WLS
236	132175-C812.00A REL 11	WSPM004581	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
237	132175-C812.00A REL 8	WSPM004580	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
238	132175-C812.00A REL 9	WSPM004579	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
239	132175-C812.00A RELEASE 1	WSPM004578	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
240	132175-C812.00A RELEASE 2	WSPM004577	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Bolts Safety Class D-RTNSS - Blanket Order
241	132175-C812.00A RELEASE 3	WSPM004576	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	B31.1 Gaskets Safety Class D RTNSS - Blanket Order
242	132175-C812.00A RELEASE 5	WSPM004592	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	DDP Jobsite (7828 River Road
243	132175-C812.00A RELEASE 7	WSPM004593	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	XAAABAAPAK - I18644270 - Gasket, CL 150
244	132175-D100.11	WSPM003451	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	CA Module Material
245	132175-D500.18	WSPM003375	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Structural Steel for CA20 Module
246	132175-D500.30	WSPM003374	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Caps For Detector Well Assemblies In CA04 & Pipe Sleeve For CA01
247	132175F000212	WSPM010529	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Consumables for Training and Qualifying Remote Machine Welders
248	132175F000633	WSPM010592	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	SONOTUBES AND PIPES

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

249	132175F001056	WSPM003290	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Fabrication of rebar trusses to support top mat reinforcement Work Package Number SV3-4030-CCW-CV2187
250	132175F003614	WSPM010437	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Non-permanent Fire Protection system for unit 3. Non-safety material.
251	132175F003833	WSPM010333	Stone & Webster Construction Inc	CONSOLIDATED POWER SUPPLY	Temporary Construction Aid Material for CA20-71, 72, 73 & CA20-22B, 25 Assembly Bracing
252	132175F004964	WSPM013667	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Construction Aid Material For Use In Nuclear Island 3 Steel Fab Shop.
253	132175F005456A	WSPM004947	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Pipe to be used for spreader beams for CA03
254	132175F005552	WSPM004934	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Material for Weld Test Shop (Nightshift MAB Weld Testing)
255	132176-D500.45	WSPM009752	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Structural Steel For Unit 4 Mechanical Modules
256	WVG3000429	WVG3000429	WECTEC Global Project Services, Inc.	CONSTRUCTION EQUIPMENT PARTS INC	Batch Plant Consumables
257	WVG3000848	WVG3000848	WECTEC Global Project Services, Inc.	CONSTRUCTION EQUIPMENT PARTS INC	Batch Plant Materials
258	WVG3001108	WVG3001108	WECTEC Global Project Services, Inc.	CONSTRUCTION EQUIPMENT PARTS INC	Lubricator and Boot Gum Rubber
259	132175F000569-A	WSPM010583	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Parts for Trucks
260	132175F001011-B	WSPM009986	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Flapper Valves and Springs
261	132175F002100	WSPM010168	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Mixer Truck Parts
262	132175F002133	WSPM010174	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Switches for trucks
263	132175F002316	WSPM010114	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Relief valves for truck water tanks
264	132175F002361	WSPM004396	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Lights, Fold Back Chute, and Ball Joint for trucks
265	132175F002425	WSPM010241	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Rollers for trucks
266	132175F002449	WSPM010250	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Reverse lights and chutes for trucks
267	132175F002580	WSPM010193	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Decals, pump, and gaskets for turcks

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

268	132175F002999-002-REL	WSPM010421	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Continental
269	132175F002999-006-REL	WSPM004472	WECTEC Global Project Services, Inc.	CONTINENTAL MFG CO INC	Batch Plant - Continental (To Establish Blanket PO)
270	132175F003233	WSPM004510	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - Emergency Unloading Kit
271	132175F004885	WSPM009913	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	Batch Plant - truck lights
272	132175F005382	WSPM009727	WECTEC Global Project Services, Inc.	CONTINENTAL MFG CO INC	Batch Plant Order Control Cables
273	WVG3000230	WVG3000230	Stone & Webster Construction Inc	CONTINENTAL MFG CO INC	BO 2999 - Rel 11 Batch Plant - Continental
274	132175F003746	WSPM010336	Stone & Webster Construction Inc	CRAIGS CONSTRUCTION SPECIALTIES INC	Rebar chairs for support in Containment Vessel NI3.
275	132175F000521	WSPM013401	Stone & Webster Construction Inc	CRANE INSTITUTE OF AMERICA INC	Certified Mobile Crane Inspector Training On-Site for June 24th-27th
276	132175F001805	WSPM004456	Stone & Webster Construction Inc	CRUISE SECURITY SYSTEMS INC	Add Funding to existing PO607592 for Cruise Security Systems, Inc.
277	132175-V170.01	WSPM003906	Stone & Webster Construction Inc	CUMMINS INC	Non-Class 1E 480V Standby Diesel Generator
278	132175F001636	WSPM009779	Stone & Webster Construction Inc	DELTA RIGGING AND TOOLS INC	For use for the CA01 sub-modules
279	132175F003211	WSPM010620	Stone & Webster Construction Inc	DELTA RIGGING AND TOOLS INC	General handling equipment for the entire site
280	132175F006036	WSPM010012	WECTEC Global Project Services, Inc.	DELTA RIGGING AND TOOLS INC	Hoist - Chain 10Ton w/ 20' Load & 30' Pull Chain
281	WVG3000014	WVG3000014	WECTEC Global Project Services, Inc.	DELTA RIGGING AND TOOLS INC	10 TON CHAIN FALLS FOR RIGGING
282	WVG3001162	WVG3001162	WECTEC Global Project Services, Inc.	DELTA RIGGING AND TOOLS INC	HOIST EQUIPMENT FOR CWS PUMPS
283	132175F003626	WSPM010640	Stone & Webster Construction Inc	DILLON SUPPLY CO	Constrution aid material to be used in the ZFS Ductbank, Work Package SV0-ZFS-ERW-EL5909
284	132175F003653	WSPM010442	Stone & Webster Construction Inc	DILLON SUPPLY CO	Tagging ASME III Piping
285	132175F003781	WSPM004491	Stone & Webster Construction Inc	DILLON SUPPLY CO	REMOVABLE FORMWORK CONSTRUCTION AID FOR THE ELCTRICAL CABLE TRAY SUPPORTS AT THE 315 BUILDING. WORK PACKAGE SV0-0000-CCW-CV1583

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

286	132175F003804	WSPM010300	Stone & Webster Construction Inc	DILLON SUPPLY CO	For Cleaning Rust from Piping
287	132175F003919	WSPM010619	Stone & Webster Construction Inc	DILLON SUPPLY CO	Mechanical Module Valve Removal/Storage
288	132175F004082	WSPM010638	Stone & Webster Construction Inc	DILLON SUPPLY CO	For Rigging Forms
289	132175F004585	WSPM004920	Stone & Webster Construction Inc	DILLON SUPPLY CO	Louvers to be used for the tents
290	132175F004597	WSPM010601	Stone & Webster Construction Inc	DILLON SUPPLY CO	Temporary Construction - BOP
291	132175F004622	WSPM010602	Stone & Webster Construction Inc	DILLON SUPPLY CO	Temporary Construction - BOP Plumbing
292	132175F004629	WSPM010549	Stone & Webster Construction Inc	DILLON SUPPLY CO	SHIPPING SUPPLIES FOR M&TE CALIBRATION LAB
293	132175F004798	WSPM013317	Stone & Webster Construction Inc	DILLON SUPPLY CO	Temporary Construction Aid - TI4
294	132175F004827	WSPM004931	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	Temporary Construction Aid - Ice Machine reinstallation
295	132175F005131	WSPM009952	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	to be used for changes to the security post #1
296	132175F005416	WSPM009729	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	Temporary Construction - Testing For Nuclear Island 3 Piping Group
297	132175F005739	WSPM009805	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	Temporary Construction - Turbine Island 4 - Expansion Joints
298	132175F005775	WSPM010130	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	To be used at security post #1 to replace the damaged unit
299	J132175-FPR13-01107	WSPM002110	Stone & Webster Construction Inc	DILLON SUPPLY CO	Ex-Core conduit installation, No pkg yet, Construction Aid Material
300	WVG3000179	WVG3000179	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	Drawing clamps to be used in everyday work in Nuclear Island 3.
301	WVG3001301	WVG3001301	WECTEC Global Project Services, Inc.	DILLON SUPPLY CO	Non-Safety, Non-permanent plant material needed for Turbine overhead crane test frame-Plate - A36 1" X 6' X 8', QA Category III, Safety Class E, Storage Level D
302	132175F000304	WSPM013210	Stone & Webster Construction Inc	DIRECTV	To add additional funds to PO #660182-0P Direct TV
303	WVG3000468	WVG3000468	Stone & Webster Construction Inc	DIVERSIFIED INFORMATION SOURCES INC	INVESTIGATION SERVICE - 725612 3P TRANSFER

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

304	804026-3M	WSPM004358	Stone & Webster Construction Inc	DOCTORS HOSPITAL CENTER FOR OCC MED	Review Medical Questionaire
305	808756 3P	WSPM004359	Stone & Webster Construction Inc	DOCTORS HOSPITAL CENTER FOR OCC MED	Services for Audiograms and Hepatitis B
306	WVG3000301	WVG3000301	WECTEC Global Project Services, Inc.	DOCTORS HOSPITAL CENTER FOR OCC MED	Replace PO 808756 and add funds in the amount of $10,000.00
307	WVG3000473	WSPM015494	Stone & Webster Construction Inc	DOCTORS HOSPITAL CENTER FOR OCC MED	SPECIMEN COLLECTION - 844709 3P TRANSFER
308	132175-C121.04	WSPM004575	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	B31.1 Pipe and Fittings for Building 315
309	132175-C121.09	WSPM013106	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Carbon-Steel Piping and Accessories for YFS Pump
310	132175-C125.03	WSPM013105	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Piping and Fittings for the WRS and WLS Systems
311	132175-D220.09	WSPM011848	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Non-Safety Related Embed Plates
312	132175-D500.09	WSPM003379	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Structural Steel & Fasteners for Cat II/SC-D
313	132175-D500.13	WSPM003376	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Safety Related Anchors and Plates
314	132175-D500.38	WSPM003370	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Unit 3 Annex Building Headed Anchor Nelson Studs
315	132175-JT02.02 RELEASE 1	WSPM010069	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Non Class 1E Instrument Tubing
316	132176-D500.27	WSPM003198	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Nelson Studs and Ferrules for Unit 4 CA04 Module
317	132176-D500.46	WSPM003195	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Miscellaneous Structural Steel for Cat II/SC-D Applications
318	WVG3000858	WVG3000858	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Material to be left in place and used for fastening electrical cable trays to supports within the Unit 3 Turbine Building, work package SV3-2020-ERW-EL4488
322	J132175-G280.01	WSPM002107	Stone & Webster Construction Inc	E BEAUDREY AND CIE	Condenser Tube Cleaning Equipment|
323	J132176-G280.01	WSPM002276	Stone & Webster Construction Inc	E BEAUDREY AND CIE	Condenser Tube Cleaning Equipment|
324	J132175-J800B-00	WSPM009759	Stone & Webster Construction Inc	EARTHTEC INC	Nuclear Island MSE Wall Design and Materials Construction Su
325	132176-PY02.01	WSPM003034	Stone & Webster Construction Inc	EATON HYDRAULICS LLC	CDS Basket Strainers

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

326	132175-C900.02	WSPM015655	WECTEC Global Project Services, Inc.	ELEMENT MATERIALS TECHNOLOGY	Welding Procedure Qualification Testing Services
327	132176-MS10.00	WSPM000923	Stone & Webster Construction Inc	ELLIS & WATTS GLOBAL INDUSTRIES INC	MS10 Air Handling Units
328	132176-MS14.00	WSPM010395	Stone & Webster Construction Inc	ELLIS & WATTS GLOBAL INDUSTRIES INC	MS14 - Containment Recirculation Fan Coil Units
329	689076	WSPM004313	Stone & Webster Construction Inc	ELSOHLY LABORATORIES INC	Blind Quality control urine specimens
330	WVG3000601	WVG3000601	Stone & Webster Construction Inc	ELSOHLY LABORATORIES INC	BLIND QC SAMPLES - 689076 OP TRANS
331	132175F000572	WSPM004635	Stone & Webster Construction Inc	EMERGENCY EQUIPMENT SERVICE INC	Emergency Equipment Service - Establish New PO in SmartPlant Old PO 762134
332	J132175-K219-01	WSPM013366	Stone & Webster Construction Inc	ENDRESS AND HAUSER INC	Radar/Ultrasonic Level XMTRS
333	J132175-K305.02	WSPM009819	Stone & Webster Construction Inc	ENDRESS AND HAUSER INC	YFS Differential Pressure Transmitter (Tank Level)|
334	J132175-K416.01	WSPM009818	Stone & Webster Construction Inc	ENDRESS AND HAUSER INC	RTD Thermowell
335	132175-C802.07	WSPM004584	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Safety Class E Fasteners for the ASS, CDS, SWS, and TCS Systems
336	132175-C811.00A REL 1	WSPM004582	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Gaskets
337	132175-C910.20	WSPM003266	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	HDPE Pipe and Fittings - Building 304
338	132175F002044	WSPM004435	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Pipe for Weld Test
339	132175F004277	WSPM004875	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Temporary Construction - Testing
340	132175F004381	WSPM004860	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Temporary Construction - BOP - Testing/Plumbing
341	132175F004453	WSPM011192	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Pro Heat stiffener bars
342	132175F004755	WSPM011193	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Temporary Construction Aid - Shim Material for Tanks
343	132176-C913.01	WSPM003760	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Fire Protection System (FPS) Ductile Iron Piping and Fittings
344	132175-C913.01	WSPM003264	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Fire Protection System (FPS) Ductile Iron Piping and Fittings

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

345	132175-D100.10	WSPM003252	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Material for Fabrication of RWS Pipe Supports for Building 315
346	132175-D500.06 REL 002	WSPM003453	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	D500.06-010 - I17542563 - Channel, A36
347	132175-D500.06 REL 003	WSPM003452	Stone & Webster Construction Inc	ENERGY AND PROCESS CORP	Safety Related Miscellaneous Structural Steel Blanket
348	132175-D500.06 REL 005	WSPM003384	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Misc. Structural Steel
349	132175-D500.06-REL 006	WSPM003383	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	D500.06-019 - I17542572 - Tube - Square,
350	132175-D500.06-REL 007	WSPM003382	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Miscellaneous Structual Steel
351	132175-D500.06-REL 008	WSPM003381	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Miscellaneous Structual Steel
352	132175-D500.06-REL 010	WSPM003380	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related MiscMiscellaneous Structual Steel
353	132175-D500.06-REL 011	WSPM001223	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Misc. Structual Steel
354	132175-D500.06-REL-013	WSPM001222	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Safety Related Misc. Structual Steel
355	WSV3B00034	WSV3B00034	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	Release 14- Safety Related Misc. Structual Steel
356	132175-C913.06	WSPM010070	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Fiberglass Piping and Fittings for ZRS and DOS
357	132175-D500.48	WSPM003367	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Structural and Misc Steel for WWS Oil Separator
358	132175F003251	WSPM003086	Stone & Webster Construction Inc	ENGINEERED FLOW LLC	New Jockey Pump Rotation Check & Controller Setup After Installation
359	4500722495	4500722495	WECTEC Global Project Services, Inc.	ENGLEWOOD ELECTRICAL SUPPLY CO	Equipment Repair Parts and Service
360	132175F004756	WSPM013752	Stone & Webster Construction Inc	ENVIRONMENTAL EXPRESS INC	Commissioning - Bridge Lab Test Equipment
361	132175F004812	WSPM009915	Stone & Webster Construction Inc	ENVIRONMENTAL EXPRESS INC	COMMISSIONING WTR TREATMENT LAB - CONSUMABLES
362	132175F004813	WSPM009920	Stone & Webster Construction Inc	ENVIRONMENTAL EXPRESS INC	Commissioning - Water Treatment Lab Test Equipment
363	132175F004814	WSPM003817	WECTEC Global Project Services, Inc.	ENVIRONMENTAL EXPRESS INC	Commissioning - Water Treatment Lab Test
364	WVG3000088	WVG3000088	WECTEC Global Project Services, Inc.	ENVIRONMENTAL EXPRESS INC	Water Quality Lab Turbidimeter Sample Cells for testing .

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

365	WVG3001242	WVG3001242	WECTEC Global Project Services, Inc.	ER TECHNOLOGIES	TRAINING FOR SCBA
366	132175-G260.03	WSPM010230	Stone & Webster Construction Inc	EVOQUA WATER TECHNOLOGIES LLC	RWS Intake Screening System
367	WVG3000070	WVG3000070	Stone & Webster Construction Inc	EXAKTIME INNOVATIONS INC	ExacTime Time Keeping System
368	132175-C802.02	WSPM004585	Stone & Webster Construction Inc	FASTENAL CO INC	Fasteners for Pumphouse
369	132175-C802.11	WSPM011167	Stone & Webster Construction Inc	FASTENAL CO INC	WLS & WRS System Gaskets, Tubing Fittings and Nuts
370	132175-C802.12	WSPM011168	Stone & Webster Construction Inc	FASTENAL CO INC	Turbine Building Spare Materials
371	132175-D500.32	WSPM003373	Stone & Webster Construction Inc	FASTENAL CO INC	Fasteners for Unit 3 Turbine Building
372	132175-D500.36	WSPM003371	Stone & Webster Construction Inc	FASTENAL CO INC	Fasteners for Annex Building
373	132175F001329	WSPM004606	Stone & Webster Construction Inc	FASTENAL CO INC	Formwork for NI 3 (Jerry Steffey)
374	132175F001333	WSPM003052	Stone & Webster Construction Inc	FASTENAL CO INC	Construction Aides; Please mark Boxes III-E
375	132175F001691	WSPM004403	Stone & Webster Construction Inc	FASTENAL CO INC	Batch Plant - Hardware - nuts,bolts,washers,lock-washers
376	132175F002471	WSPM004411	Stone & Webster Construction Inc	FASTENAL CO INC	Temporary Construction - Plumbing - BOP
377	132175F003501	WSPM004527	Stone & Webster Construction Inc	FASTENAL CO INC	Construction Aid
378	132175F003921	WSPM011190	Stone & Webster Construction Inc	FASTENAL CO INC	Construction aid material to be used for the MAB End Wall Removal Screw, work package SV-847-SSW-TP1813
379	132175F004008	WSPM011191	Stone & Webster Construction Inc	FASTENAL CO INC	CA01 Module Leakchase Piping Temporary Supports
380	132175F004066	WSPM004852	Stone & Webster Construction Inc	FASTENAL CO INC	Temporary Electrical Material (Fasteners)
381	132175F004446	WSPM010488	Stone & Webster Construction Inc	FASTENAL CO INC	Temporary Fasteners for the CA05 Module Platen
382	132175F004716	WSPM004917	Stone & Webster Construction Inc	FASTENAL CO INC	Temporary Construction Aid - BOP
383	132175F004783	WSPM011194	Stone & Webster Construction Inc	FASTENAL CO INC	BOLTS AND WASHERS FOR ASSEMBLY OF READY ROOFS
384	132175F004886	WSPM004929	Stone & Webster Construction Inc	FASTENAL CO INC	Nonpermanent Plant Construction Aid Material. For use by reinforcing iron workers NI3.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

385	132175F004901A	WSPM004928	Stone & Webster Construction Inc	FASTENAL CO INC	Nonpermanent Plant Construction Aid Material. Fasteners For Use In Nuclear Island 4 By Carpenters.
386	132175F005074	WSPM009950	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Temporary Construction Aid - Turbine Island 4 - Use: Setting pumps and removed after completed
387	132175F005220	WSPM009957	WECTEC Global Project Services, Inc.	FASTENAL CO INC	*HOT ITEM* TEMPORARY CONST AID - FULLY THREADED METRIC CAP SCREWS FOR TI-4 START UP PUMPS
388	132175F005271	WSPM004944	WECTEC Global Project Services, Inc.	FASTENAL CO INC	U-bolts For Temporary Pipe Support. Nonpermanent Plant.
389	132175F005292	WSPM011195	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Construction Aid Material. Nonpermanent Plant. Containment NI3.
390	132175F005329	WSPM011164	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Construction Aids For Embeds, Containment NI3. Nonpermanent Plant.
391	132175F005493	WSPM004899	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Non-permanent plant construction aid.
392	132175F005567	WSPM004893	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Nonpermanent Plant Construction Aid Material. Fasteners For Use By The Carpenters NI3.
393	132175F005602	WSPM004880	WECTEC Global Project Services, Inc.	FASTENAL CO INC	1/2" Cable for Tent tie down across site due to wind
394	132175F005773	WSPM002963	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Touch up coatings on non-safety related conduit (work package SV4-CA20-ERW-EL6714)
395	132175F005789	WSPM004705	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Magnets for securing safety netting/Micellaneous items to modules (Night Shift)
396	132175F005791	WSPM011897	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Material to be left in place and used for repairing sheet metal and flashing at the 315 building pumphouse, work package SV0-0000-SSW-CV7453
397	132176-C802.13	WSPM004728	Stone & Webster Construction Inc	FASTENAL CO INC	Turbine Building and Condenser Spare Materials

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

398	132176F000019	WSPM003134	Stone & Webster Construction Inc	FASTENAL CO INC	Unit 4 turbine building construction aid materials for el 100'-0"
399	132176F000033	WSPM003133	Stone & Webster Construction Inc	FASTENAL CO INC	Install for repair/rework of damaged studs in accordance with EDCR SV0-SS01-GEF-000037. Turbine Building Units 4
400	132176F000064	WSPM011154	Stone & Webster Construction Inc	FASTENAL CO INC	U-Bolts
401	J132175-FPR12-02393	WSPM010470	Stone & Webster Construction Inc	FASTENAL CO INC	Installation for 300 series bldgs YFS
402	J132175-FPR12-02397	WSPM010415	Stone & Webster Construction Inc	FASTENAL CO INC	Installation for 300 series buildings PWS
403	WVG3000155	WVG3000155	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Material to be left in place and used for repairing sheet metal and flashing at the 315 building pumphouse (used for 132175F005791), wp SV0-0000-SSW-CV7453
404	WVG3001252	WVG3001252	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Temporary Construction Aide to be Abandoned in Concrete, for Nuclear Island 3 Carpenters to secure embeds to rebar.
405	WVG3001280	WVG3001280	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Material to complete redi roof for labeling conex for PM
406	WVG3001325	WVG3001325	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Non Permanent plant construction aide to be used in Unit 3 CA20 module to aide in installation of nelson studs.
407	WVG3001332	WVG3001332	WECTEC Global Project Services, Inc.	FASTENAL CO INC	BOP TEMPORARY CONSTRUCTION AID USED FOR THE SES CV-2055
408	WVG3001336	WVG3001336	WECTEC Global Project Services, Inc.	FASTENAL CO INC	spray foam for NI4-craft tents
409	WVG3001350	WVG3001350	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Material to complete Redi Roof for labeling connex for PM
410	WVG3001370	WVG3001370	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Material needed to build valve stands for CRSP
411	WVG3001380	WVG3001380	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Fasteners. Construction Aid Mateiral. Nonpermanent Plant. NI3 Carpenters.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

412	WVG3001388	WVG3001388	WECTEC Global Project Services, Inc.	FASTENAL CO INC	BOP TEMPORARY CONSTRUCTION AID FOR UNIT 4 WWS SYSTEM SV4-MT71-00-85001
413	WVG3001389	WVG3001389	WECTEC Global Project Services, Inc.	FASTENAL CO INC	BOP TEMPORARY CONSTRUCTION AID FOR UNIT 4 WWS SYSTEM SV4-MT71-00-85001
414	WVG3001403	WVG3001403	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Annex 3 Temporary Construction Aide
415	WVG3001441	WVG3001441	WECTEC Global Project Services, Inc.	FASTENAL CO INC	BOP TEMPORARY CONSTRUCITON AID MATERIAL USED FOR CONCRETE FORMS ON STAINLESS STEEL EMBEDS
416	WVG3001457	WVG3001457	WECTEC Global Project Services, Inc.	FASTENAL CO INC	BOP TEMPORARY CONSTRUCTION AID MATERIAL WP# CV-6004
417	WVG3001460	WVG3001460	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Carpenters Consumable Material
418	WVG3001469	WVG3001469	WECTEC Global Project Services, Inc.	FASTENAL CO INC	OFF-SITE WAREHOUSE/EQUIPMENT CLEANING FOR PM GROUP
419	WVG3001470	WVG3001470	WECTEC Global Project Services, Inc.	FASTENAL CO INC	Flat Washers for use by the carpenters in Nuclear Island 3. Nonpermanent Plant.
420	WVG3001479	WVG3001479	WECTEC Global Project Services, Inc.	FASTENAL CO INC	TI 4 TEMPORARY CONSTRUCTION AIDE
421	WVG3001492	WVG3001492	WECTEC Global Project Services, Inc.	FASTENAL CO INC	WASHER -FLAT 1" X2" OD THRU HARDENED PLAIN STEEL F436
422	WVG3001509	WVG3001509	WECTEC Global Project Services, Inc.	FASTENAL CO INC	THESE ARE USED ON THE ROOF PACKAGES.
423	WVG3001511	WVG3001511	WECTEC Global Project Services, Inc.	FASTENAL CO INC	TI3 CARPENTERS ROOF PACKAGES
424	844635-3M	WSPM004362	Stone & Webster Construction Inc	FERRELLGAS LP	Funding to be added to PO 844635 (Ferrell Gas), Donny Johnson
425	4500663963	4500663963	Westinghouse Electric Company LLC	FICKESS PUMPS	Gear Type Positive Displacement Pumps
426	132175F005411	WSPM003574	WECTEC Global Project Services, Inc.	FIRE TECHNOLOGY LLC	FIRE TECH LLC TO PERFORM (2) 5YR INTERN. TANK INSPEC.SPEC #SV0-MT40-Z0-002. ID# MT40A & MT40B NEAR 315 BLDG.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

427	J132175-FPR13-02089	WSPM015354	Stone & Webster Construction Inc	FISCHER ENGINEERING CO	Weld coupons for Welder Qualification
428	WVG3001275	WVG3001275	WECTEC Global Project Services, Inc.	FISCHER ENGINEERING CO	WELD TEST COUPONS
429	132175F001561	WSPM009940	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	PM Group Testing set up for Deionized water **RUSH PER HUGH BOURQUE***
430	132175F001631	WSPM009761	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	Chemicals for the water quality lab **** rush Hugh Bourque ****
431	132175F002461	WSPM010052	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	Water Quality Consumabels PM Group
432	132175F003988A	WSPM010657	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	Water Lab Consumables - Electrode Filling Solution
433	132175F004445	WSPM004866	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	ULTRA TAPE FOR TEMPORARY ACTIVITIES PM ACTIVITES
434	132175F004561	WSPM009922	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	WATER LAB EQUIPMENT (METERS, CONDUCTIVITY PROBE AND MODULES)
435	132175F004651	WSPM009906	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	Commissioning - Water Treatment Lab Equipment
436	132175F005192	WSPM009961	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	Graduated Cylinders water lab
437	132175F005244A	WSPM009728	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	PM Water Quality Lab Supplies Pipette tips 100 to1000 microlite P/N 21R685 and stir bars
438	132175F005267	WSPM009730	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	WQL SUPPLIES weigh. dishes, cond cell pipette 10-100
439	132175F005328	WSPM009724	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	WQL Supplies, Timer, Hotplate, ATC Probe
440	132175F005498	WSPM010196	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	SG 893 2-propanol,SG 2498 Stoddard Solvent PM Temp. Const. activities fasteners on ACC/ SSC's @ Wboro WH. WP# SV3-PXS-MT-02A
441	WVG3000873	WVG3000873	Stone & Webster Construction Inc	FISHER SCIENTIFIC CO LLC	2" and 3" White , Blue Stripe tape for PM Activities
442	WVG3001344	WVG3001344	WECTEC Global Project Services, Inc.	FISHER SCIENTIFIC CO LLC	3" White, Blue Stripe Tape for CRSP to retape VPCI during walk downs
443	132175F003770-A	WSPM015406	Stone & Webster Construction Inc	FLEETPRIDE	Batch Plant - photoeye, tubing, solenoid

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

444	132175-P110.05	WSPM003924	WECTEC Global Project Services, Inc.	FLOWSERVE PUMP DIVISION	Inspection / Refurbishment Services for RWS and CWS Pumps and Motors
445	J132175-P810.02	WSPM009809	Stone & Webster Construction Inc	FLOWSERVE PUMP DIVISION	RWS Well Water Make-up Pump
446	J132175-P810.03	WSPM010147	Stone & Webster Construction Inc	FLOWSERVE PUMP DIVISION	River Water & Screen Wash Pumps|
447	J132175-P110.01	WSPM009820	Stone & Webster Construction Inc	FLOWSERVE US INC	RWS Well Water Transfer Pumps
448	132175F001649	WSPM004458	Stone & Webster Construction Inc	FORTRANS INC	Batch Plant - Increase funding PO# 714067 - Fortrans - For one Year
449	132175F003116	WSPM010098	Stone & Webster Construction Inc	FORTRANS INC	Batch Plant - pH Sensors
450	132175F003131	WSPM010097	Stone & Webster Construction Inc	FORTRANS INC	Batch Plant - PLC for pH System
451	J132175-D700.01	WSPM010150	Stone & Webster Construction Inc	GAFFEY	Crane Rail Procurement
452	132175-EW06.01	WSPM015608	Stone & Webster Construction Inc	GENERAL CABLE INDUSTRIES	Class 1E Low Voltage CRDM and DRPI Cables
453	132175-EW21.01	WSPM015640	Stone & Webster Construction Inc	GENERAL CABLE INDUSTRIES	Instrumentation and Thermocouple Extension Cables
454	132175-EW60.01	WSPM015641	Stone & Webster Construction Inc	GENERAL CABLE INDUSTRIES	Class 1E Control Cables
455	132176-EW21.01	WSPM015642	Stone & Webster Construction Inc	GENERAL CABLE INDUSTRIES	Instrumentation and Thermocouple Extension Cables
456	132176-EW60.01	WSPM015644	Stone & Webster Construction Inc	GENERAL CABLE INDUSTRIES	Class 1E Control Cables
458	132175F001078	WSPM004622	Stone & Webster Construction Inc	GENERAL EQUIPMENT AND SUPPLY	Establish a Blanket PO for Refurbishment of Site Equipment: Print Shacks, Fire Cabinets & Gang Boxes
459	132175F003970	WSPM004669	Stone & Webster Construction Inc	GENERAL EQUIPMENT AND SUPPLY	Rebar bender to be used to allow ANnex Construction to field fabricate/bend rebar due to extensive E&DCR issues
460	132175F005560	WSPM004896	WECTEC Global Project Services, Inc.	GENERAL EQUIPMENT AND SUPPLY	REBAR BENDER 2 YEAR RENTAL FOR USE AT ANNEX 3/4 TRANSFORMER 3/4 AND DIESEL GENERATORS. ASSIST IN FIELD FABRICATION/BEND REBAR
461	132175F005616	WSPM004882	WECTEC Global Project Services, Inc.	GENERAL EQUIPMENT AND SUPPLY	ROD CHOMPER FOR ANNEX 3/4 - TRANSFORMER 3/4 - FABRICATION OF REBAR 2 YEAR RENTAL

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

462	132175F005715	WSPM004891	WECTEC Global Project Services, Inc.	GENERAL EQUIPMENT AND SUPPLY	Temporary Construction - BOP - Circulating Water System
463	WVG3000751	WVG3000751	Stone & Webster Construction Inc	GENERAL EQUIPMENT AND SUPPLY	Rebar Equipment for Fabrication Shop
464	WVG3001340	WVG3001340	WECTEC Global Project Services, Inc.	GENERAL EQUIPMENT AND SUPPLY	Required Equipment for sheet metal fab shop. (Safety issue)
465	132175-PY55.00	WSPM003914	Stone & Webster Construction Inc	GENERAL RUBBER CORPORATION	PY55 - Non-Metallic Expansion Joints
466	132176-PY55.00	WSPM003141	Stone & Webster Construction Inc	GENERAL RUBBER CORPORATION	PY55 - Non-Metallic Expansion Joints
467	WVG3000410	WVG3000410	WECTEC Global Project Services, Inc.	GEORGIA POWER CO	TRANSFER OF FUNDS FROM 885042-3P
468	4500721598	4500721598	WECTEC Global Project Services, Inc.	GERALD JONES FORD LINCOLN	Equipment Repair Parts and Service
469	132175-E108.01	WSPM003355	Stone & Webster Construction Inc	GEXPRO	Well Water Cable Tray|
470	132175-E112.03	WSPM003354	Stone & Webster Construction Inc	GEXPRO	Fittings|
479	132175F001339	WSPM004604	Stone & Webster Construction Inc	GEXPRO	Gexpro Min/Max Warehouse Services
512	WVG3001317	WVG3001317	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for HVAC thermostat to control temperature in various rooms for bldg 315
513	WVG3001341	WVG3001341	WECTEC Global Project Services, Inc.	GEXPRO	NI4 Scaffold Consumables
514	WVG3001502	WVG3001502	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 3 transformer yard, work package SV3-ZAS-ERW-EL3254
515	WVG3001508	WVG3001508	WECTEC Global Project Services, Inc.	GEXPRO	MATERIAL NEEDED FOR BOXES AND DOORS.
517	WVG3000869	WVG3000869	WECTEC Global Project Services, Inc.	GEXPRO	BOP TEMPORARY CONSTRUCTION AID FOR BATHRROOMS/ USE ON ENTIRE SITE
518	WVG3001025	WVG3001025	WECTEC Global Project Services, Inc.	GEXPRO	MATERIAL LEFT IN PLACE ANNEX 3 CONDUIT INSTALLATION FOR BATTERY MONITORS IE WP SV3-4031-ERW-861316,861317,861318 & 861319

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

519	WVG3001206	WVG3001206	WECTEC Global Project Services, Inc.	GEXPRO	Crimp Tool Force Gauge, Panduit (Huskie)
520	WVG3001266	WVG3001266	WECTEC Global Project Services, Inc.	GEXPRO	HVAC area heater to be left in place for ZRS diesel generator room for building 315
521	WVG3001284	WVG3001284	WECTEC Global Project Services, Inc.	GEXPRO	20"X24"X4" PLEATED PRE-FILTER 91-956
522	WVG3001288	WVG3001288	WECTEC Global Project Services, Inc.	GEXPRO	120 VOLT LED LIGHTING TO ILLUMINATE SHELVING IN SHOP IN THE 184 BLDG.
523	WVG3001307	WVG3001307	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 3 ELS Transformer Yard Lighting, work package SV3-0000-ELW-EL7683
524	WVG3001324	WVG3001324	WECTEC Global Project Services, Inc.	GEXPRO	Integrated Head Package (IHP) Consumables
525	WVG3001327	WVG3001327	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for selector switch to control HVAC fans and louvers for bldg 315
526	WVG3001351	WVG3001351	WECTEC Global Project Services, Inc.	GEXPRO	Material left in place. Replacement Multiple Switch Contactors on PWS Skid Building 315 WP# SV0-PWS-EWW-EL3561 / SV0-010-EWW-861550
527	WVG3001352	WVG3001352	WECTEC Global Project Services, Inc.	GEXPRO	(IHP) AIR COMPRESSOR ELECTRICAL CONNECTION
528	WVG3001356	WVG3001356	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for dowel in rebar into concrete for the Unit 3 WWRB housekeeping pad per design, work package SV3-WWS-CCW-CV3367
529	WVG3001360	WVG3001360	WECTEC Global Project Services, Inc.	GEXPRO	to be used for bldg 315 temporary well pump 3 & 4 VFD, work package SV0-RWS-T4Y-001
530	WVG3001365	WVG3001365	WECTEC Global Project Services, Inc.	GEXPRO	To be used for bldg 315, relay to control HVAC fans and louvers
531	WVG3001372	WVG3001372	WECTEC Global Project Services, Inc.	GEXPRO	Temporary Construction Aid - Annex 3 Sikaflex to seal formwork & concrete placement WP# SV3-4051-CCW-CV8905, SV3-4041-CCW-CV3182

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

532	WVG3001381	WVG3001381	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 3 ELS Transformer Yard Lighting, work package SV0-0000-ELW-EL7397
533	WVG3001395	WVG3001395	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for caulking the gap seals for IE rooms 20501, 20502 and 20503, work package SV3-2050-SSW-CV8966
534	WVG3001398	WVG3001398	WECTEC Global Project Services, Inc.	GEXPRO	VpCI 126 BAGS FOR PM SCHEDULED ACTIVITYS
535	WVG3001399	WVG3001399	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for bldg 315, SV0-ZRS-JD-MCP001, work package SV0-EDS-11-IT002
536	WVG3001400	WVG3001400	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for BLDG 315 SV0-ZRS-JD-MCP001, work package SV0-JQ70-JDB-800000
537	WVG3001420	WVG3001420	WECTEC Global Project Services, Inc.	GEXPRO	Equipment for M&TE
538	WVG3001443	WVG3001443	WECTEC Global Project Services, Inc.	GEXPRO	Mechanical Modules (R251, R261, R219 & KB33) Grounding Clamps for Cable Trays
539	WVG3001489	WVG3001489	WECTEC Global Project Services, Inc.	GEXPRO	fLOOR SWEEP ROY FIELDING PTT: 395
540	WVG3001495	WVG3001495	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 3 ELS Transformer Yard Lighting, work package SV0-0000-ELW-EL7397
541	WVG3001497	WVG3001497	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 3 Transformer yard, work package SV3-0000-ELW-EL7397
542	WVG4001241	WVG4001241	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 4 ZAS transformer yard lighting, work package SV0-0000-EGW-EL3556
543	WVG4001250	WVG4001250	WECTEC Global Project Services, Inc.	GEXPRO	Material to be left in place and used for Unit 4 ELS Transformer Yard Lighting, work package SV4-0000-EL-001

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

544	WSV3B00033	WSV3B00033	WECTEC Global Project Services, Inc.	GEXPRO	132175-E112.06-REL-022 Non-Safety Electrical Blanket Order
545	WSV3A00003	WSV3A00003	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for replacement of SV0-PWS-JE-LT506B, work package SV0-YFS-01-IT002/SV0-YFS-01-IT003
546	WSV3M00010	WSV3M00010	WECTEC Global Project Services, Inc.	GEXPRO	to be left in place and used for yard fire water tank temperture transmitter, work package SV0-YFS-01-1T001
548	132175F005235	WSPM004946	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	HEPA Filters for PAPR's
549	132175F005336	WSPM004938	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Annex 3 / Transformer Blue Recycling Tilt Trash Bin
550	132175F005767	WSPM010121	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	sink and shelves used for cleaning station in bldg.142A and batch patch
551	132175F006003	WSPM010209	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Totes to carry work packages. NI3 Structural group.
552	132175F006018	WSPM010210	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	KEY BOX-12-1/64"H X 8-3/16"WX 2 3/4" D-40 KEY CAP. STEEL FOR TURBINE #3 ELECTRICIANS
553	132175F006021	WSPM010211	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Locks to be used for equipment clearance and tagging during the initial test program
554	132175F006022	WSPM010022	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Temporary Construction - Bolting @ Building 315 - BOP
555	WVG3000013	WVG3000013	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Band saw coolant for cutting metal
556	WVG3000219	WVG3000219	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Computer Presentation Workstation
557	WVG3000355	WVG3000355	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Replacement Brush Heads, Cart Trash Bag
558	WVG3000391	WVG3000391	Stone & Webster Construction Inc	GLOBAL EQUIPMENT CO INC - INDL	Material to be used as temporary supply and return for the climate control of installed permanent plant equipment
559	WVG3000699	WVG3000699	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	Annex 3 Night Shift - Heaters used in Battery Rooms

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

560	WVG3000789	WVG3000789	WECTEC Global Project Services, Inc.	GLOBAL EQUIPMENT CO INC - INDL	to be used on the Unit 3 Initial Energization Temp Air for heating battery rooms
561	132175F004659	WSPM010547	Stone & Webster Construction Inc	GRAPHIC PRODUCTS INC	labeling materials for Preventive Maintenance temporay Construction activities
562	132175F005614	WSPM009786	WECTEC Global Project Services, Inc.	GRAPHIC PRODUCTS INC	PM Labeling team to labeling supplies to label material at the 315 Bldg. in prep to turn bldg over the SNC .
563	132175-ER01.02	WSPM002959	Stone & Webster Construction Inc	GRAYBAR ELECTRIC COMPANY INC	Non-Class 1E Cable Tray and Fittings for Mechanical Modules
564	132176-ER01.02	WSPM003960	Stone & Webster Construction Inc	GRAYBAR ELECTRIC COMPANY INC	Non-Class 1E Cable Tray and Fittings for Mechanical Modules
565	132175F000828 REL 027	WSPM004646	WECTEC Global Project Services, Inc.	GRIMCO INC	BLANKET ORDER TRANSFER 831033 3P
566	132175F000828 REL 029	WSPM004647	WECTEC Global Project Services, Inc.	GRIMCO INC	BLANKET ORDER TRANSFER 831033 3P
567	132175F005362	WSPM009721	WECTEC Global Project Services, Inc.	GRIMCO INC	Plexi-Glass, Paint Shop, Robert Hutto.
568	132175-E054.03	WSPM010277	Stone & Webster Construction Inc	GUTOR Electronic LLC	UPS Systems for RWI & TSC
569	4500712914	4500712914	WECTEC Contractors Inc	H&E EQUIPMENT SERVICES INC	Spare Parts
570	4500714034	4500714034	WECTEC Contractors Inc	H&E EQUIPMENT SERVICES INC	Spare Parts
571	4500714077	4500714077	WECTEC Contractors Inc	H&E EQUIPMENT SERVICES INC	Spare Parts
572	4500721413	4500721413	WECTEC Global Project Services, Inc.	H&E EQUIPMENT SERVICES INC	Equipment Repair Parts and Service
573	4500722095	4500722095	WECTEC Global Project Services, Inc.	H&E EQUIPMENT SERVICES INC	Equipment Repair Parts and Service
574	4500722207	4500722207	WECTEC Global Project Services, Inc.	H&E EQUIPMENT SERVICES INC	Equipment Repair Parts and Service
575	WVG3001500	WVG3001500	WECTEC Global Project Services, Inc.	H&E EQUIPMENT SERVICES INC	Parts for unit 102079 hydraulic valve repair
576	132175F004675	WSPM010791	Stone & Webster Construction Inc	H&H FLEET LLC	H&H Fleet Specialist, for service and repairs of Freightliner Trucks on rent from Charlie Brown Trucking, Blanket PO. $100,000.
577	132175-PL03.01	WSPM010449	Stone & Webster Construction Inc	HANSON PRESSURE PIPE INC	Shop Fabricated 120" Pipe and Supports

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

578	132176-PL03.01	WSPM010454	Stone & Webster Construction Inc	HANSON PRESSURE PIPE INC	Shop Fabricated 120" Pipe and Supports
579	WVG3000408	WVG3000408	WECTEC Global Project Services, Inc.	HARTFORD STEAM BOILER INSPC & INSR	TRANSFER OF FUNDS FROM 661204-OP
580	784064	WSPM004355	Stone & Webster Construction Inc	HAT D TRANSPORTATION CO	Add Funds to PO# 784064
581	132175F001704	WSPM004400	Stone & Webster Construction Inc	HAT D TRANSPORTATION CO	Batch Plant - Increase funding PO 784064 - Hat D - Pigs - one year
582	132175F003943	WSPM004493	Stone & Webster Construction Inc	HAT D TRANSPORTATION CO	Batch Plant - Add Funds to PO 892531 - Hat D - Balance due on rental
583	132175F000240	WSPM004658	Stone & Webster Construction Inc	HAVENS LEASING LLC	Batch Plant - Add funds to PO for Pig rental - PO 775650
584	132175F003002	WSPM010011	Stone & Webster Construction Inc	H&E	MANITOWOC 16000 DASH LIGHTS
585	132175F004958	WSPM004925	WECTEC Global Project Services, Inc.	H&E	PO covering $100,000 for crane parts, H&E Equipment Services, 10710 Nations Ford Rd, Charlotte NC 28273. POC Mickey Caldwell 704-504-2870.
586	4500721414	4500721414	WECTEC Global Project Services, Inc.	H&E	Equipment Repair Parts and Service
587	4500721416	4500721416	WECTEC Global Project Services, Inc.	H&E	Equipment Repair Parts and Service
588	4500722494	4500722494	WECTEC Global Project Services, Inc.	H&E	Equipment Repair Parts and Service
589	132175F001194	WSPM011108	Stone & Webster Construction Inc	HERC RENTALS INC	Breaking Concrete at Unit 3, Hyd. Hammer #1200 Rental for one Month
590	132175F002406	WSPM004389	Stone & Webster Construction Inc	HERC RENTALS INC	Add Funds to PO for Parts and Labor on PO 814259 Repair of Unit 094320007 Wacker from Hertz
591	132175F004097	WSPM004853	Stone & Webster Construction Inc	HERC RENTALS INC	4 light plants to re-place units # 62062, 63198, 63246, 63269. Rental for 36 months.
592	132175F004182	WSPM004874	Stone & Webster Construction Inc	HERC RENTALS INC	Requesting $1540.20 for damage to Genie 32' platform lift Ser# GS3214A-135726.
593	132175F004188	WSPM004873	Stone & Webster Construction Inc	HERC RENTALS INC	Requesting $3,401.28 for damages to Hertz 85' boom lift, Ser# 0300162565.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

594	132175F004567	WSPM004837	Stone & Webster Construction Inc	HERC RENTALS INC	Request $9,216.22 for site damage to Hertz 135' boom lift Equip # 481-95-0027.
595	132175F004610	WSPM003071	Stone & Webster Construction Inc	HERC RENTALS INC	CLEANING BEFORE AND AFTER POURS ANNEX 3 AND TRANSFORMER AREA
596	132175F005562	WSPM010129	WECTEC Global Project Services, Inc.	HERC RENTALS INC	Temporary Construction Equipment Rental Excavation for Balance of Plant
597	132175F005564	WSPM004895	WECTEC Global Project Services, Inc.	HERC RENTALS INC	PO for ongoing Hertz JLG Training (started March 15, 2016)
598	132175F005893-REL-18	WSPM004714	WECTEC Global Project Services, Inc.	HERC RENTALS INC	HERTZ DIESEL HEATERS
599	132175F005893-REL-19	WSPM010614	WECTEC Global Project Services, Inc.	HERC RENTALS INC	HEATING AND AIR UNIT FOR CONCRETE COMPLEX
600	132175F006002	WSPM004719	WECTEC Global Project Services, Inc.	HERC RENTALS INC	Flexible HVAC Duct needed from Herc Rentals for a/c heating units Area(s) of the Plant to be used: NI3 AND NI4, AND 20â€ X 500’ of the Duct will be used for the new hire conex /ready roof building where the python safety tethering is done
601	4500714189	4500714189	WECTEC Contractors Inc	HERC RENTALS INC	Spare Parts
602	4500717517	4500717517	WECTEC Contractors Inc	HERC RENTALS INC	PARTS
603	WVG3005893-REL-17	WVG3005893	WECTEC Global Project Services, Inc.	HERC RENTALS INC	Heaters for the MAB
604	132175-J600.04 REL 5	WSPM007258	WECTEC Global Project Services, Inc.	HILTI CORP	Safety Related Hilti Product Blanket Order Release
605	132175-D500.52	WSPM011171	WECTEC Global Project Services, Inc.	HILTI INC	Hilti Material for Building 315
606	132175F004477	WSPM010487	Stone & Webster Construction Inc	HILTI INC	Replacement Battery & Charger for PS200 Hilti Rebar Finder
607	132175F006027	WSPM010026	WECTEC Global Project Services, Inc.	HILTI INC	HILTI X-SCAN PS 1000-B REBAR SCANNER NEEDED BY TURBINE #3 PIPEFITTERS
608	132175-J600.04 REL 2	WSPM010077	WECTEC Global Project Services, Inc.	HILTI INC	Safety Related Hilti Product Blanket Order Release
609	132175-J600.04 REL 3	WSPM010290	WECTEC Global Project Services, Inc.	HILTI INC	Safety Related Hilti Product Blanket Order Release

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

610	132175-J600.04 REL 4	WSPM007193	WECTEC Global Project Services, Inc.	HILTI INC	Safety Related Hilti Products Release
611	J132176-FPR134-00029	WSPM010263	Stone & Webster Construction Inc	HILTI INC	Construction Aid Anchors Unit 4 NI Mudmat
612	WVG3000210	WVG3000210	WECTEC Global Project Services, Inc.	HILTI INC	Temporary Anchor Bolts for securing unit 4 CA03 Module panels
613	WVG3000508	WVG3000508	Stone & Webster Construction Inc	HILTI INC	CA03 Module Temporary Anchor Bolts
614	WVG3000852	WVG3000852	WECTEC Global Project Services, Inc.	HILTI INC	PERMANENT PLANT MATERIAL FOR THE 315 BLDG
615	WVG4000267	WVG4000267	WECTEC Global Project Services, Inc.	HILTI INC	Material left in place for Unit 4 Turbine Building at 120' elevation for securing the DTS-MS-04A equipment in place, work package SV4-2040-CEW-CV5843
616	WVG3000678	WVG3000678	WECTEC Global Project Services, Inc.	H-MAC SYSTEMS INC	Equipment to be used on the Unit 3 Initial Energization Temp Air for Battery Rooms
617	132175F004475	WSPM005009	Stone & Webster Construction Inc	HOIST AND CRANE SYSTEMS INC	Hoist and Crane Systems, request $50,000 for annual inspections of overhead cranes in 167 and 184 Bldg.
618	132175F004475A	WSPM004868	Stone & Webster Construction Inc	HOIST AND CRANE SYSTEMS INC	Hoist and Crane Systems, request $50,000 for annual inspections of overhead cranes in 167 and 184 Bldg.
619	826508-3P	WSPM004964	Stone & Webster Construction Inc	HOIST AND CRANE SYSTEMS INC	The Commissioning, Inspection, Testing and Annual Inspection of the 2-3 Ton Overhead Cranes in the 184 Bldg
620	132175F006009	WSPM010076	WECTEC Global Project Services, Inc.	HOLLOWAY HOUSTON INC	lifting of the Containment Vessel Cover(s) for Unit 3 & Unit 4
621	132175F006052	WSPM010206	WECTEC Global Project Services, Inc.	HOLLOWAY HOUSTON INC	Rental of 800T G2160 Wide body shackle to be used for the lifting of CA20
622	132175-EF04.01	WSPM002948	WECTEC Global Project Services, Inc.	HOSE-MCCANN COMMUNICATIONS	Sound Power Phone Equipment
623	132176-EF04.01	WSPM003113	WECTEC Global Project Services, Inc.	HOSE-MCCANN COMMUNICATIONS	Sound Power Phone Equipment

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

624	WVG3001482	WVG3001482	WECTEC Global Project Services, Inc.	HSG CONSTRUCTORS LLC	BOP TEMPORARY CONSTRUCTION AID MATERIAL FOR TRANSFORMER UNIT 4 WP# 850019
625	132175F000671	WSPM010563	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Unit 3 Turbine Building Grounding Terminations Material
626	132175F000807	WSPM009895	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Material for SES Ductbank from Northeast of Diesel to North of Transformer Area
627	132175F000831	WSPM010568	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	MAB Electrical Supplies
628	132175F000911	WSPM009896	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Phase 2 ZFS and ZBS Ductbank Material
629	132175F001430	WSPM009935	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Permanent Plant Materials for Systems CWS/RWS duct banks
630	132175F001784	WSPM003592	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Washdown Heaters
631	132175F001858	WSPM009824	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	For use in the NOI 25 tents
632	132175F002950	WSPM010009	Stone & Webster Construction Inc	HUNT ELECTRIC SUPPLY CO INC	Temporary Power Site Wide
633	132175F005259	WSPM004945	WECTEC Global Project Services, Inc.	HUNT ELECTRIC SUPPLY CO INC	Modules Temporary Lighting
634	J132175-C107.02	WSPM009756	Stone & Webster Construction Inc	HYDRO CONDUIT CORP	Reinforced Concrete Pipe|
635	J132175-C107.03	WSPM002189	Stone & Webster Construction Inc	HYDRO CONDUIT CORP	Reinforced Concrete Pipe
636	J132175-C107-01	WSPM002190	Stone & Webster Construction Inc	HYDRO CONDUIT CORP	Reinforced Concrete Pipe Class III, Class V|
637	132175F002278	WSPM010053	Stone & Webster Construction Inc	HYTORC	For Setting WATERBOXES/Temp For Boilers
638	132175F005637	WSPM003630	WECTEC Global Project Services, Inc.	HYTORC	HYTORC TOOLS NEEDED FOR THE CONNECTIONS OF TI4 CONDENSER WATER-BOXES AND ASSOCIATED 120" CROSSOVER PIPING
639	132175F001943	WSPM004444	Stone & Webster Construction Inc	I & I SLING INC	Extension of inspection / certification services for rigging from I&I Slings with additional funds added to BPO 857339
640	132175F002252	WSPM015071	Stone & Webster Construction Inc	I & I SLING INC	Rigging Sling for Modules

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

641	132175F003694	WSPM004484	Stone & Webster Construction Inc	INDUSTRIAL RUBBER AND SUPPLY	Temporary Material For Flushing The Water Lines
642	132175F001013-REL001	WSPM010112	Stone & Webster Construction Inc	INFORMATION AND COMPUTING SVCS INC	Est. Blanket PO for ICS - Employee Badges not to exceed $80,000 or 2 years
643	132175F001013-REL002	WSPM010484	Stone & Webster Construction Inc	INFORMATION AND COMPUTING SVCS INC	Est. Blanket PO for ICS - Employee Badges not to exceed $80,000 or 2 years
644	132175F001013-REL003	WSPM009978	WECTEC Global Project Services, Inc.	INFORMATION AND COMPUTING SVCS INC	Est. Blanket PO for ICS - Employee Badges not to exceed $80,000 or 2 years
645	132175F004847	WSPM015455	Stone & Webster Construction Inc	INFORMATION AND COMPUTING SVCS INC	Equential Clocks for Operation Needs
646	132175F005110	WSPM004831	WECTEC Global Project Services, Inc.	INFORMATION AND COMPUTING SVCS INC	Ribbon and Cleaner kits for Badge Printers ZXP3 and P120i
647	132175F005724	WSPM004905	WECTEC Global Project Services, Inc.	INTEGRASERV INC	to be used for labeling of received material in warehouse
648	132175F000606	WSPM015391	Stone & Webster Construction Inc	INTERGRAPH SOLUTIONS GROUP	Training for Onsite SEG Civil Eng.
649	132175F002608	WSPM004499	Stone & Webster Construction Inc	INTERGRAPH SOLUTIONS GROUP	GT Strudl Training Courses for Field Rigging Engineers
650	WVG3001144	WVG3001144	WECTEC Global Project Services, Inc.	INTERTEK TECHINCAL SERVICES INC	Module - 3rd Party Inspection / Labor Surveillance
651	132175F005721	WSPM004906	WECTEC Global Project Services, Inc.	JACKIE B LOVETT TRUCKING CO INC	Payment of invoice for Lovett Trucking
652	WVG3000427	WVG3000427	Stone & Webster Construction Inc	JACKIE B LOVETT TRUCKING CO INC	Premium for Excess Liability Insurance Coverage - Jackie B. Lovett Trucking Co. Inc
653	700135-3M	WSPM004316	Stone & Webster Construction Inc	JANPRO OF SOUTHEAST GEORGIA	Extend PO700135 Jan Pro, add additional funding and not to exceed order
654	132175F002514	WSPM010192	Stone & Webster Construction Inc	L B FOSTER RAIL TECHNOLOGIES CORP	HLD Rail Lubricant
655	WVG3000966	WVG3000966	Stone & Webster Construction Inc	LAKESIDE REFRIGERATION	Lakeside Refrigeration Services
656	132175F000815	WSPM010566	Stone & Webster Construction Inc	LANDRUM SUPPLY CO	TEMPORARY CONSTRUCTION - Lift Station Pump
657	132175F001090	WSPM009869	Stone & Webster Construction Inc	LANDRUM SUPPLY CO	TEMPORARY CONSTRUCTION - Batch Plant Condensate Pumps
658	132175F001990	WSPM010164	Stone & Webster Construction Inc	LANDRUM SUPPLY CO	TEMPORARY CONSTRUCTION - Sump Pumps

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

659	132175F004104	WSPM010637	Stone & Webster Construction Inc	LANDRUM SUPPLY CO	Construction Aid - BOP Plumbers
660	132175F004922	WSPM009893	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - Building 304 Plumbing
661	132175F005095	WSPM009976	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction Aid - Building 304 Plumbing
662	132175F005523	WSPM009750	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - BOP - Plumbing - 120 building/Batch Plant
663	132175F005689	WSPM004888	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - BOP Plumbing & Testing
664	132175F005896	WSPM010136	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - BOP - Batch Plant - Ice House and Demin Skid
665	132175F005940	WSPM002998	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - Grinder Pump - Sanitary Sewer
666	132175F005952	WSPM010197	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - BOP - Plumbing for Site Restrooms
667	132175F006082	WSPM010214	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	Temporary Construction - Plumbing for BOP
668	WVG3000714	WVG3000714	WECTEC Global Project Services, Inc.	LANDRUM SUPPLY CO	BOP TEMPORARY CONSTRUCTION AID FOR USE AT 129 Bathroom Trailer
669	132175-C202A	WSPM003274	Stone & Webster Construction Inc	LANIER MUNICIPAL SUPPLY CO INC	Yard Fire System Valves
670	132175F005409	WSPM003575	WECTEC Global Project Services, Inc.	LEICA GEOSYSTEMS INC	Site Survey Support
671	4500715839	4500715839	WECTEC Contractors Inc	LEICA GEOSYSTEMS INC	PARTS
672	132175F000532	WSPM004563	Stone & Webster Construction Inc	LIFTING GEAR HIRE CORP	Skid Pan - Scaffolds
673	132175F000782	WSPM009868	Stone & Webster Construction Inc	LIFTING GEAR HIRE CORP	(3) Skip Pans for Unit 3, Jim Schaible
674	132175F003082	WSPM004467	Stone & Webster Construction Inc	LIFTING GEAR HIRE CORP	Skip Pans for Annex and Transformer Unit 3
675	132175F003124	WSPM004477	Stone & Webster Construction Inc	LIFTING GEAR HIRE CORP	Removing Elevated Scrap Trash/Waste During Construction Davis/Peel
676	132175F005654	WSPM014720	WECTEC Global Project Services, Inc.	LIFTING GEAR HIRE CORP	Rental equipment for CA03 Installation, work package SV3-CA03-MHH-005
677	WVG3000737	WVG3000737	Stone & Webster Construction Inc	LIFTING GEAR HIRE CORP	Rental of air skate load module system, steel gantries and associated rigging equipment to be used for skidding the (8) CWS pumps into bldg 184

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

678	132175-D800.03	WSPM003366	WECTEC Global Project Services, Inc.	LIGHTNING LIFT PRODUCTS	Portable Scissor Lift
680	WVG4001238	WVG4001238	WECTEC Global Project Services, Inc.	LINCOLN STRUCTURAL SOLUTIONS	Material to be left in place and used for installation of TB05 (CA81) for Unit 4 Turbine building, work package SV4-2050-SSW-CV1823
681	WVG3000122	WVG3000122	Stone & Webster Construction Inc	LINE EQUIPMENT SALES CO INC	Electrical PPE Testing - Line Equipment Sales - NTE $2,500.00
682	132175F001286	WSPM004610	Stone & Webster Construction Inc	LOWE SPECIALIZED TRANSPORT LLC	TRAILERS
683	132175F002837	WSPM004416	Stone & Webster Construction Inc	LOWE SPECIALIZED TRANSPORT LLC	FLATBED TRAILERS MUST BE DOT READY-FOR WAREHOUSE ISSUING-DURATION OF 24 MONTHS
684	132175-PY30.02	WSPM000107	WECTEC Global Project Services, Inc.	MACKSON INC	Single Stage Orifice Plate (PY30) for Various NSR Applications
685	132175-PY31.01	WSPM000106	WECTEC Global Project Services, Inc.	MACKSON INC	Multi-Stage Orifices (PY31) for Various NSR Applications
686	132176-PY30.02	WSPM000837	WECTEC Global Project Services, Inc.	MACKSON INC	Single Stage Orifice Plate (PY30) for Various NSR Applications
687	132176-PY31.01	WSPM000836	WECTEC Global Project Services, Inc.	MACKSON INC	Multi-Stage Orifices (PY31) for Various NSR Applications
688	WSV3B00038	WSV3B00038	WECTEC Global Project Services, Inc.	MACKSON INC	B31.1 Bolts Safety Class D - Blanket Order Release
689	132175-SS01.48	WSPM010856	WECTEC Global Project Services, Inc.	MACKSON NUCLEAR LLC	Structural Steel Materials for Anchor Plate Fabrication
690	4500675740	4500675740	Westinghouse Electric Company LLC	MANGIAROTTI SpA	Instrumented Cover Invoicing
691	132175F005485	WSPM004900	WECTEC Global Project Services, Inc.	MAR COR PURIFICATION INC	Water Quality lab no bldg no# PM temp.const. activity. mar cor polisher sys. for sampling- parts, Installation service "as ordered for VC Summer 132177F010401 "
692	132175F005578	WSPM004948	WECTEC Global Project Services, Inc.	MAR COR PURIFICATION INC	Faucet-PVC 3/8" Deck Mount by Mar Cor to be used w/ DI Polishing system for the water Quality Lab
693	132175F005861	WSPM004709	WECTEC Global Project Services, Inc.	MAR COR PURIFICATION INC	UV Disinfection unit for the DI Polishing system for Water Quality Lab vendor will install on site .

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

694	132175F000245	WSPM003726	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	#57 Stone to be used as construction aid material for bedding, backfill and leveling of manholes and duct bank associated with Phase 1 undergrounds-Work Package SV3-ECS-CCW-CV1902
695	132175F000352-004-REL	WSPM009876	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	GABC Stone for site support, Blanket Order, Rick Prohaska, 132175F000352 Release 4
696	132175F000352-005-REL	WSPM009878	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
697	132175F000352-006-REL	WSPM009881	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
698	132175F000352-007-REL	WSPM009988	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
699	132175F000352-008-REL	WSPM009990	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
700	132175F000352-009-REL	WSPM009939	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
701	132175F000352-010-REL	WSPM009768	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
702	132175F000352-011-REL	WSPM009773	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
703	132175F000352-012-REL	WSPM009776	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
704	132175F000352-013-REL	WSPM009825	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
705	132175F000352-014-REL	WSPM009839	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
706	132175F000352-015-REL	WSPM010167	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
707	132175F000352-016-REL	WSPM010173	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
708	132175F000352-017-REL	WSPM010177	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
709	132175F000352-020-REL	WSPM010181	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
710	132175F000352-021-REL	WSPM010047	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
711	132175F000352-022-REL	WSPM010057	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

712	132175F000352-023-REL	WSPM010021	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
713	132175F000352-024-REL	WSPM010004	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
714	132175F000352-025-REL	WSPM010008	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
715	132175F000352-026-REL	WSPM010099	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
716	132175F000352-027-REL	WSPM010100	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
717	132175F000352-028-REL	WSPM010101	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
718	132175F000352-029-REL	WSPM010106	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
719	132175F000352-030-REL	WSPM010060	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
720	132175F000352-031-REL	WSPM010065	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
721	132175F000352-032-REL	WSPM010357	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
722	132175F000352-033-REL	WSPM010359	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
723	132175F000352-034-REL	WSPM010360	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
724	132175F000352-035-REL	WSPM010362	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
725	132175F000352-036-REL	WSPM010366	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
726	132175F000352-037-REL	WSPM010370	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
727	132175F000352-038-REL	WSPM010371	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
728	132175F000352-039-REL	WSPM010373	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
729	132175F000352-040-REL	WSPM010439	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
730	132175F000352-041-REL	WSPM010274	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
731	132175F000352-042-REL	WSPM010282	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

732	132175F000352-043-REL	WSPM010283	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
733	132175F000352-044-REL	WSPM010285	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
734	132175F000352-045-REL	WSPM010622	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
735	132175F000352-046-REL	WSPM010636	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
736	132175F000352-047-REL	WSPM010639	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
737	132175F000352-048-REL	WSPM010650	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
738	132175F000352-049-REL	WSPM010652	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
739	132175F000352-050-REL	WSPM010654	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
740	132175F000352-051-REL	WSPM003722	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
741	132175F000352-052-REL	WSPM010537	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
742	132175F000352-053-REL	WSPM009983	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
743	132175F000352-055-REL	WSPM009855	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
744	132175F000352-056-REL	WSPM009856	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
745	132175F000352-058-REL	WSPM009787	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
746	132175F000352-059-REL	WSPM009790	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
747	132175F000352-061-REL	WSPM010140	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
748	132175F000352-062-REL	WSPM010207	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
749	132175F000929	WSPM004630	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	NOI 25 - GABC Additional Laydown
750	132175F00352-019-REL	WSPM003708	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
751	132175F005521	WSPM003566	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	GAB for Building 305, Rick Prohaska
752	J132175-FPR13-00148	WSPM002115	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Aggregate - Road Base

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

753	J132175-FPR13-00547	WSPM004372	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Aggregate - Road Base
754	J132175-FPR13-00597	WSPM004373	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	GABC - Aggregate - Road Base
755	J132175-FPR13-00657	WSPM004374	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Aggregate #57 Stone
756	J132175-FPR14-00048	WSPM002108	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Aggregate - #57 Stone
757	J1321760003-FPR124-00017	WSPM002275	Stone & Webster Construction Inc	MARTIN MARIETTA MATERIALS	Crusher Run - No Particles Greater Than 1-1/2" - Per GDOT Section 815,
758	WVG3000039	WVG3000039	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	#57 stone for BOP-Cable Trench Sys & FPS backfill, F000245-REL021
759	WVG3000095	WVG3000095	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	GABC - 132175F000352-063-REL
760	WVG3000126	WVG3000126	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB - 132175F000352-REL 064
761	WVG3000285	WVG3000285	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB (132175F000352-REL065)
762	WVG3000386	WVG3000386	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	#57 stone to be used for site support, Rick Prohaska, 132175F000245
763	WVG3000387	WVG3000387	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
764	WVG3000526	WVG3000526	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
765	WVG3000723	WVG3000723	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration
766	WVG3000884	WVG3000884	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	57 stone for site support-utility installation, 132175F000245Rick Prohaska
767	WVG3001126	WVG3001126	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order F000352 REL 069 for GAB for project duration
768	WVG3001129	WVG3001129	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order F000352 REL 070 for GAB for project duration
769	WVG3001354	WVG3001354	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	#57 stone for SES/Security Infrastructure installation, blanket order, Rick Prohaska, 132175F000245

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

770	WVG3001447	WVG3001447	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order F000352 REL 071 for GAB for project duration
771	WVG3001535	WVG3001535	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	REL 072 to "Blanket Order" 132175F000352 for GAB for project duration
772	WVG3001694	WVG3001694	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	#57 stone for phased underground utility installation, Rick Prohaska, BPO 132175F000245 REL 025 WVG3001694
773	WVG3001733	WVG3001733	WECTEC Global Project Services, Inc.	MARTIN MARIETTA MATERIALS	Blanket Order for GAB for project duration 132175F000352 REL 073
774	WVG3000738	WVG3000738	Stone & Webster Construction Inc	MATHESON TRI GAS INC	Matheson Tri Gas Transferring JDE PO 801955-3P to SPMAT
775	WVG3000740	WVG3000740	WECTEC Global Project Services, Inc.	MATHESON TRI GAS INC	Open funds from F000365 transfer to new PO (Air Liquide to Matheson Tri Gas)
776	WVG300738A	WVG300738A	Stone & Webster Construction Inc	MATHESON TRI GAS INC	Matheson Tri Gas Transferring JDE PO 801955-3P to
777	132175-MH40.01	WSPM003996	Stone & Webster Construction Inc	MAZZELLA LIFTING TECHNOLOGIES INC	MH40 Monorail Hoists and Trolleys
778	132176-MH40.01	WSPM003992	Stone & Webster Construction Inc	MAZZELLA LIFTING TECHNOLOGIES INC	MH40 Monorail Hoists and Trolleys
779	WVG3000030	WVG3000030	WECTEC Global Project Services, Inc.	MAZZELLA LIFTING TECHNOLOGIES INC	equipment to be used for general rigging in the MAB-needed for CA01-07 upending, work package SV4-CA01-MHH-023
780	WVG3000249	WVG3000249	WECTEC Global Project Services, Inc.	MAZZELLA LIFTING TECHNOLOGIES INC	Equipment to be used for offloading materials at the 322 and 307 bldgs to supports RMS and PMS equipment
781	WVG3000849	WVG3000849	WECTEC Global Project Services, Inc.	MAZZELLA LIFTING TECHNOLOGIES INC	CRANE CABLE - 28MM DY34 MAX RLANG HPTP X 3050' FOR MANITIWOC 16000 CRAWLER
782	132175F005536	WSPM004939	WECTEC Global Project Services, Inc.	MCDONOUGH CONSTRUCTION RENTALS INC	2 YEAR RENTAL - CONSTRUCTION ELEVATOR INSTALLED EAST SIDE OF TI3 & TI 4 BETWEEN COLUMNS 13-14 FOR PERSONAL & EQUIPMENT TRANSPORTATION
783	132175F002436	WSPM004409	Stone & Webster Construction Inc	MCGINTY GORDON & ASSOCIATES	Southeastern Rail Consulting Insurnace Renewal for 2014-2015

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

784	132175-C121.03	WSPM010305	Stone & Webster Construction Inc	MRC GLOBAL US INC	Transformer Pad Pipes and Caps
785	132175-C121.13	WSPM010061	Stone & Webster Construction Inc	MRC GLOBAL US INC	Casing Piping for PWS and YFS for Building 303
786	132175F001738	WSPM009850	Stone & Webster Construction Inc	MRC GLOBAL US INC	*URGENT* PIPE CAPS
787	132175F001782	WSPM011020	Stone & Webster Construction Inc	MRC GLOBAL US INC	Temporary Construction - Plumbing/Compressed Air
788	132175F003698	WSPM011061	Stone & Webster Construction Inc	MRC GLOBAL US INC	Construction Aid
789	132175F005184	WSPM009944	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction - Plumbing
790	132175F005195	WSPM009946	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction - BOP Testing
791	132175F005268	WSPM009725	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction Aid - BOP Plumbing
792	132175F005544	WSPM009754	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Nonpermanent Plant Material For Testing Purposes. NI3 Pipefitters.
793	132175F005581	WSPM009854	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction Grinder Pump Material Building 120 Restrooms
794	WVG3000059	WVG3000059	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	caps and plugs for material storage at the warehouse
795	WVG3000353	WVG3000353	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Hot Item Please Expedite If Possible. Plugs for CA20 attachment brackets. FME. Nonpermanent Plant.
796	WVG3001128	WVG3001128	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP CONSTRUCTION AID
797	WVG3001243	WVG3001243	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction Aid for Dewatering on Entire Site
798	WVG3001269	WVG3001269	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP TEMPORARY CONSTRCTION AID MATERIAL
799	132175-C913B.01	WSPM003263	Stone & Webster Construction Inc	MRC GLOBAL US INC	Underground Pipe Casings
800	132175-PL03.02	WSPM010461	Stone & Webster Construction Inc	MRC GLOBAL US INC	Victaulic Piping for CAS System
801	132176-PL03.02	WSPM010462	Stone & Webster Construction Inc	MRC GLOBAL US INC	Victaulic Piping for CAS System
802	WVG3001382	WVG3001382	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	TI3 PIPE - FOR TEMP ARGON HEADER - DANNY TAPLEY PTT 154

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

803	WVG3001391	WVG3001391	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP TEMPORARY CONSTRUCTION AID FOR UNIT RESTROOMS ON THE ENTIRE SITE
804	WVG3001392	WVG3001392	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP TEMPORARY CONSTRUCTION AID FOR BATHRROM/ ICEHOUSE/& BATCH PLANT
805	WVG3001397	WVG3001397	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	(IHP) Integrated Head Package FME Covers
806	WVG3001451	WVG3001451	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	TI3 PIPE TEMP ARGON HEADER DANNY PTT 154/TREY PTT 910
807	WVG3001468	WVG3001468	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	TI3 SS FITTINGS TEMP ARGON HEADER. DANNY TAPLEY PTT 154 / TREY PTT 910
808	132175F004416	WSPM004862	Stone & Webster Construction Inc	MCMASTER CARR SUPPLY CO	Safeguards Area
809	132175-FPR14-00247	WSPM006980	Stone & Webster Construction Inc	MERRILLS INVESTIGATIONS	Drug Detection by Canine
810	132175F005807	WSPM003011	WECTEC Global Project Services, Inc.	MFE RENTALS INC	Hardness Tester, Krautkramer MIC 10
811	132175F000369	WSPM010532	Stone & Webster Construction Inc	MID AMERICA POWERED VEHICLES CORP	CLUB CAR XRT950 PARTS
812	WVG3001249	WVG3001249	Stone & Webster Construction Inc	MID SOUTH LUMBER CO	Lumber for Construction Aids for Unit 4 Annex
813	132176-MS90.01	WSPM000919	Stone & Webster Construction Inc	MILTON CAT	Ancillary Diesel Generators
814	132175F000699	WSPM004640	Stone & Webster Construction Inc	MOBILE MINI INC	(2) Conex's for Rebar Bender Area
815	WVG3000162	WVG3000162	Stone & Webster Construction Inc	MOBILE MINI INC	BPO to Cover All New and Existing Mobile Minis
816	132175F000530	WSPM010587	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business Items Needed until Blanket PO is placed in SmartPlant
817	132175F000576-REL001	WSPM004636	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - Est. Blanket PO in Smart Plant Replace old JDE PO 878886-3P
818	132175F000576-REL002	WSPM004637	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - Est. Blanket PO in Smart Plant Replace old JDE PO 878886-3P

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

819	132175F000576-REL004	WSPM010048	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - Est. Blanket PO in Smart Plant Replace old JDE PO 878886-3P
820	132175F000576-REL012	WSPM010480	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - Est. Blanket PO in Smart Plant Replace old JDE PO 878886-3P
821	132175F005778	WSPM004913	WECTEC Global Project Services, Inc.	MODERN BUSINESS	office furniture
822	132175F005871-B	WSPM004710	WECTEC Global Project Services, Inc.	MODERN BUSINESS	Consumables
823	WVG3000116	WVG3000116	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - 132175F000576-REL019
824	WVG3000259	WVG3000259	Stone & Webster Construction Inc	MODERN BUSINESS	BPO 132175F000576 Marker Boards
825	WVG3000485	WVG3000485	Stone & Webster Construction Inc	MODERN BUSINESS	124 War Room
826	WVG3000636	WVG3000636	Stone & Webster Construction Inc	MODERN BUSINESS	Modern Business - Est. Blanket PO in Smart Plant Replace old JDE PO 878886-3P
827	WVG3000706	WVG3000706	Stone & Webster Construction Inc	MODERN BUSINESS	Stackable Chairs for RM 4 @ Tobacco Road
828	132175F004321	WSPM004810	Stone & Webster Construction Inc	MODSPACE	Building 165A
829	132175F001451	WSPM010001	Stone & Webster Construction Inc	MOORE MEDICAL LLC	Medical Supplies from MooreMedical
830	132175F001502	WSPM004600	Stone & Webster Construction Inc	MOORE MEDICAL LLC	Medical Supplies from Moore Medical (2)
831	J132175-FPR14-00040	WSPM013574	Stone & Webster Construction Inc	MORRIS AND ASSOCIATES INC	Professional Services Agreement
832	132175F004372	WSPM015080	Stone & Webster Construction Inc	MR GOLF CARTS INC	Golf chart for Dan Elder, Weld Training. 1 month rental.
833	WVG3000156	WVG3000156	Stone & Webster Construction Inc	MR GOLF CARTS INC	BPO to Cover All New and Existing Mr. Golf Cart Rentals
834	132175-C121.15	WSPM015662	Stone & Webster Construction Inc	MRC GLOBAL US INC	Miscellaneous Pipe and Fittings for U/G Phase 3 and 8 CWS, and Building 315 PWS and RWS
835	132175F001135	WSPM012071	Stone & Webster Construction Inc	MRC GLOBAL US INC	Modification of Grout Pump Outlet
836	132175F001241	WSPM012072	Stone & Webster Construction Inc	MRC GLOBAL US INC	PIPE CAPS
837	132175F002994	WSPM015232	Stone & Webster Construction Inc	MRC GLOBAL US INC	Non-safety, temporary material for Hydro on the mechanical modules

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

838	132175F004324	WSPM012133	Stone & Webster Construction Inc	MRC GLOBAL US INC	Temporary Construction Aid - BOP - Plumbing
839	132175F005276	WSPM015669	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction-Plumbing-BOP
840	132175F005323	WSPM015670	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction - BOP Plumbing - Building 120
841	132175F005693	WSPM011313	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Temporary Construction - BOP - Batch Plant Valves
842	WVG3000383	WVG3000383	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Material for 184 Valve Recovery
843	WVG3000703	WVG3000703	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP/PLUMBING,TESTING/BATCH PLANT/ ICE HOUSE
844	WVG3000833	WVG3000833	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	TEMP. FIRE PROTECTION SYSTEM-TURBINE#4
845	WVG3001024	WVG3001024	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	TUBING -PVC CLEAR VINYL FOR TI#3 CARPENTERS
846	WVG3001267	WVG3001267	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	Material to be left in place and used for welded cable tray supports, wok package SV3-2039-SHW-860272
847	WVG3001496	WVG3001496	WECTEC Global Project Services, Inc.	MRC GLOBAL US INC	BOP TEMPORARY CONSTRUCTION AID MATERIAL FOR HYDRO TESTING
848	132175F000968	WSPM004626	Stone & Webster Construction Inc	MSC INDUSTRIAL SUPPLY CO INC (PA &	Batch Plant - Limit Switches for Ice House
849	132175F005240	WSPM009963	WECTEC Global Project Services, Inc.	MSC INDUSTRIAL SUPPLY CO INC (PA &	Drum Plug Socket
850	WVG3000630	WVG3000630	WECTEC Global Project Services, Inc.	MULTISCOPE DOCUMENT SOLUTIONS INC	New printers to be used for Vogtle Construction Support Buildings.
851	132175-C121.08	WSPM013218	Stone & Webster Construction Inc	MUNS SERVICES LLC	WWS Piping for the Transformer Area - Phase 2 Construction
852	132175-C904.01	WSPM015092	Stone & Webster Construction Inc	MURRAY SUPPLY CO LLC	Standard Plant Equipment & Floor Drains
853	132175-C904.02	WSPM004586	Stone & Webster Construction Inc	MURRAY SUPPLY CO LLC	Floor and Equipment Drain Screws and Drains
854	132175-PV50.02	WSPM011812	WECTEC Global Project Services, Inc.	MURRAY SUPPLY CO LLC	PV50.02 - NFPA Code Valves (NS)
855	132175-PV50.03	WSPM000110	WECTEC Global Project Services, Inc.	MURRAY SUPPLY CO LLC	NFPA Code Valves (Datasheets PV50-Z0D-130, 132, 134, 136, 138)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

856	132176-MB70.00	WSPM003934	Stone & Webster Construction Inc	MURRAY SUPPLY CO LLC	MB70 - Hot Water Heaters
857	132176-PV50.02	WSPM011686	WECTEC Global Project Services, Inc.	MURRAY SUPPLY CO LLC	PV50.02 - NFPA Code Valves (NS)
858	132176-PV50.03	WSPM000841	WECTEC Global Project Services, Inc.	MURRAY SUPPLY CO LLC	NFPA Code Valves
863	132175F004959	WSPM009884	WECTEC Global Project Services, Inc.	NELSON STUD WELDING INC	Equipment for thur decking stud welding
864	WVG3000213	WVG3000213	WECTEC Global Project Services, Inc.	NELSON STUD WELDING INC	ANNEX 3 NELSON TOOLS TO BE USED ON HILTI GIRDER SUP STEEL WELD STUDS WPSV3-2053-SHW-EL7841
865	WVG3000214	WVG3000214	WECTEC Global Project Services, Inc.	NELSON STUD WELDING INC	TURBINE 3 NELSON TOOLS TO BE USED ON HILTI MI-120 GIRDER SUP STEEL WP SV3-2052-SHW-860953
866	WVG3000255	WVG3000255	Stone & Webster Construction Inc	NELSON STUD WELDING INC	ANNEX 3 NELSON TOOLS TO BE USED ON HILTI MI-120 GIRDER SUP STEEL SV3-2053-SHW-EL7841
867	132175F005842	WSPM010216	WECTEC Global Project Services, Inc.	NEW PIG CORPORATION	Environmental Spill Supplies
868	WVG3000284	WVG3000284	WECTEC Global Project Services, Inc.	NEW PIG CORPORATION	HSE - Environmental Spill Supplies
869	WVG3000535	WVG3000535	WECTEC Global Project Services, Inc.	NEW PIG CORPORATION	HSE - Environmental - New Pig Supplies
870	WVG3000996	WVG3000996	Stone & Webster Construction Inc	NEW PIG CORPORATION	Material to be used for spills at the warehouse
871	WVG3001330	WVG3001330	WECTEC Global Project Services, Inc.	NEWCO INC	PT Kits for Module Welding
872	132175F000524	WSPM010176	Stone & Webster Construction Inc	NORTON SANDBLASTING EQUIPMENT	PAINT BOOTH
873	132175F004269	WSPM004869	Stone & Webster Construction Inc	NORTON SANDBLASTING EQUIPMENT	Van Air Blast Pak FD-400 Air Dryer, Bernie Wiggington, Paint Shop. 3 years rental.
874	132175-ER01.01	WSPM002958	Stone & Webster Construction Inc	NOVA MACHINE PRODUCTS CORP	Cable Tray and Fittings
875	132175-ER01.05	WSPM002960	Stone & Webster Construction Inc	NOVA MACHINE PRODUCTS CORP	Class 1E Cable Tray and Fittings

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

876	132175F005710	WSPM000272	WECTEC Global Project Services, Inc.	NOVA MACHINE PRODUCTS CORP	Material to be left in place and used to replace hardware that has been damaged or removed and to be used as surplus. Work package SV3-2060-SUW-CV0193
877	132176-C811.04	WSPM008009	WECTEC Global Project Services, Inc.	NOVA MACHINE PRODUCTS CORP	Replacement Gaskets for Condenser Waterbox
878	132176-D500.31	WSPM003197	Stone & Webster Construction Inc	NOVA MACHINE PRODUCTS CORP	Washers For CA04 Unit 4 Source Range Detectors
879	132176-ER01.01	WSPM003104	Stone & Webster Construction Inc	NOVA MACHINE PRODUCTS CORP	Cable Tray and Fittings
880	132176-ER01.05	WSPM003959	Stone & Webster Construction Inc	NOVA MACHINE PRODUCTS CORP	Class 1E Cable Tray and Fittings
881	132175F001317	WSPM005463	Stone & Webster Construction Inc	OCCUPATIONAL HEALTH AND DYNAMICS	DoseBadge Dosimeter Annual Calibration & Reader Calibration
882	WVG3000860	WVG3000860	WECTEC Global Project Services, Inc.	OCCUPATIONAL HEALTH AND DYNAMICS	HSE/IH - OHD doseBadge Noise Dosimeter Annual Calibration
883	WVG3000050	WVG3000050	WECTEC Global Project Services, Inc.	OFFICE FURNITURE WAREHOUSE OF PITTS	Bldg. 171
884	J132175-J500.01	WSPM002102	Stone & Webster Construction Inc	OLDCASTLE PRECAST	Precast Manholes and Trenches for RWS Well Water Bldg 315|
885	132175-J500.07	WSPM003746	Stone & Webster Construction Inc	OLDCASTLE PRECAST INC	Cooling Tower Precast Drop Inlets
886	J132175-J500.04	WSPM009785	Stone & Webster Construction Inc	OLDCASTLE PRECAST INC	Precast Drop Inlet
887	J132175-J500-01	WSPM002103	Stone & Webster Construction Inc	OLDCASTLE PRECAST INC	Precast Drop Inlet|
888	132175F001025	WSPM004624	Stone & Webster Construction Inc	PAC-VAN INC	Storage at NI 3 for Steve Wallace
889	132175F001122	WSPM004618	Stone & Webster Construction Inc	PAC-VAN INC	Connex's for Preventive Maintenance Group Storage Supplies
890	132175F001585	WSPM004425	Stone & Webster Construction Inc	PAC-VAN INC	Steve Scott Storage Conexes
891	132175F001908-A	WSPM004447	Stone & Webster Construction Inc	PAC-VAN INC	NO17 module fabrication
892	WVG3000163	WVG3000163	Stone & Webster Construction Inc	PAC-VAN INC	BPO to Cover All New and Existing PacVans
893	132175F004865	WSPM005011	WECTEC Global Project Services, Inc.	PANNIER CORP	Pannier Service Repair PM labeling Embossing equipment

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

894	132175F005646	WSPM004884	WECTEC Global Project Services, Inc.	PARTNERS IN LEADERSHIP LLC	Two day self tracking training: The Oz Principle Accountability Training Integration Meeting at Plant Vogtle 3 & 4
895	132175-C717A-00	WSPM003267	Stone & Webster Construction Inc	PATTERSON PUMP CO	Fire Pump Skids
896	4500654771	4500654771	Westinghouse Electric Company LLC	PCR HOLDINGS INC	Weight Equivalency Cacl. for SB
897	Lease	Lease	Wectec LLC	Peach Orchard Center, LLC	2215 Tobacco Rd, Augusta GA, 30906-8111
898	132175F003651	WSPM010696	Stone & Webster Construction Inc	PEDRICK TOOL AND MACHINE CO INC	Equipment
899	132175F001815	WSPM004455	Stone & Webster Construction Inc	PENN TOOL	Batch Plant - Grease fittings for trucks
900	132175F001894	WSPM003514	Stone & Webster Construction Inc	PENN TOOL	#4400 WO GRUBB 16000 SERVICE FILTERS
901	132175F003099	WSPM004465	Stone & Webster Construction Inc	PENN TOOL	Lloyd's of London to witness the proof load test of (2) Enerpac 400Te pull cylinders and (1) Enerpac 800Te pull cylinder
902	132175F003334	WSPM010446	Stone & Webster Construction Inc	PENN TOOL	MAB Safety Harness Storage
903	132175F003463	WSPM010618	Stone & Webster Construction Inc	PENN TOOL	FME Cabinets for Module ASME Piping
904	132175F003786	WSPM011989	Stone & Webster Construction Inc	PENN TOOL	Enerpac open PO to allow field services, maintenance and training activities
905	132175F003973	WSPM004845	Stone & Webster Construction Inc	PENN TOOL	To replace load cell connectors on the EVO-W units, in connection with 132175F003786
906	132175F004268	WSPM003331	Stone & Webster Construction Inc	PENN TOOL	Repair and re-load test jacks
907	132175F004684	WSPM009925	WECTEC Global Project Services, Inc.	PENN TOOL	Temporary Construction Aid - NI3 - Auxilary & Containment Buildings
908	132175F004713	WSPM004916	Stone & Webster Construction Inc	PENN TOOL	CLOSING SEAMS, LEAK PROOFING THE FORM WALLS AT TRANSFORMER AREA TEMP CONSTRUCTION AID
909	132175F004932	WSPM009888	WECTEC Global Project Services, Inc.	PENN TOOL	Temporary Construction Aid - Civil Required
910	132175F005167	WSPM009967	WECTEC Global Project Services, Inc.	PENN TOOL	Temporary Construction Aid - Water Removal

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

911	132175F005354	WSPM009807	WECTEC Global Project Services, Inc.	PENN TOOL	SITE SURVEY SUPPORT
912	132175F005501	WSPM004898	WECTEC Global Project Services, Inc.	PENN TOOL	Temporary Construction - NI4 Piping
913	132175F005606	WSPM004881	WECTEC Global Project Services, Inc.	PENN TOOL	Allen-Bradley software for commissioning PLCs
914	WVG3000007	WVG3000007	WECTEC Global Project Services, Inc.	PENN TOOL	Material to be used for temporary use on Unit 3 ductwork for testing and balancing
915	WVG3000861	WVG3000861	Stone & Webster Construction Inc	PENN TOOL	Black Cartridges for Sign Shop
916	WVG3000928	WVG3000928	Stone & Webster Construction Inc	PENN TOOL	Water Line Support Unit 3 & 4
917	132175F000078-A	WSPM010507	Stone & Webster Construction Inc	PENSKE TRUCK LEASING CO LP	TRUCK AND TRAILER TO MOVE MATERIAL FROM PARKING LOT AND NOI7
918	132175F001481	WSPM004602	Stone & Webster Construction Inc	PENSKE TRUCK LEASING CO LP	Replace and Repair Incident Damage to Penske Truck, PO 893675, Unit 100515
919	WVG3000349	WVG3000349	WECTEC Global Project Services, Inc.	PH TOOL LLC	NDE Equipment-UT Calibration Blocks
920	132175F005794	WSPM007121	WECTEC Global Project Services, Inc.	PINNER CLINIC PA	Est. Blanket PO for Pinner Clinic - Medical Reviewing Official MRO - not to exceed $300,000 or 2 years
921	132175F000386	WSPM004651	Stone & Webster Construction Inc	PORTABLE REFRIGERATION STORAGE INC	Change Order to (2) Extend Refrig. Connex from Portable Refrigeration Unit #'s CRLU810767 & CRLU910782, PO 719626 for 24 Months
922	132175F000392	WSPM004650	Stone & Webster Construction Inc	PORTABLE REFRIGERATION STORAGE INC	(3) Refrigeration Connex's for NI 4 Bottom Head for Safety Related Grout Storage
923	132175F001303	WSPM004609	Stone & Webster Construction Inc	PORTABLE REFRIGERATION STORAGE INC	TEMP CONTROLLED CONNEX FOR MEMBRANE STORAGE
924	132175F002839	WSPM004415	Stone & Webster Construction Inc	PORTABLE REFRIGERATION STORAGE INC	Change Order to Extend Rental for 12 months on 20' Refrigerated Conex from Portable Refrigeration Storage PO 685924
925	132175F002917	WSPM004506	Stone & Webster Construction Inc	PORTABLE REFRIGERATION STORAGE INC	Change Order to Extend Rental 12 Months on PO 680016 from Portable Refigeration Storage

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

926	132175F004965	WSPM009980	WECTEC Global Project Services, Inc.	POWERHOUSE EQUIPMENT AND ENGRNG	2 - RL-50 Portable Boiler room trailers, Concrete group Robert Carr. 4 months rent.
927	132175F000078	WSPM004661	Stone & Webster Construction Inc	PREMIER TRAILER LEASING INC	TRUCK AND TRAILER TO MOVE MATERIAL FROM PARKING LOT AND NOI7
928	132175F000942	WSPM009987	Stone & Webster Construction Inc	PREMIER TRAILER LEASING INC	TRUCKS AND TRAILERS FOR WAREHOUSE
929	WVG3000417	WVG3000417	Stone & Webster Construction Inc	PREMIER TRAILER LEASING INC	TRANSFER OF FUNDS FROM 890968-3P
930	132175F005125	WSPM004833	WECTEC Global Project Services, Inc.	PRIVATE PROFESSIONAL SERVICES INC	Add Funding to PO 831563-000 3P - Private Professional Services Inc not to exceed 3 years or $60,000
931	WVG3000290	WVG3000290	WECTEC Global Project Services, Inc.	PROJECT TIME AND COST HOLDINGS INC	CONSULTANT SERVICES TO BE PERFORMED FROM THE CHARLOTTE OFFICE
932	4500716562	4500716562	WECTEC Contractors Inc	PUBLIC WORKS EQUIPMENT AND SUPPLY	PARTS
934	132175F003273	WSPM010355	Stone & Webster Construction Inc	QUALITY INDUSTRIAL DISTRIBUTION	Batch Plant - Shop Air Fittings
938	132175F003612	WSPM004462	Stone & Webster Construction Inc	REED ICE CO INC	ICE, for site support
939	4500602717	4500602717	Westinghouse Electric Company LLC	REFRIGERATION SALES CORP	Pump,Vacuum,Rotary Vane, w 60Hz Motor
940	132175-K308-01	WSPM009760	Stone & Webster Construction Inc	REGALBROWN INC	Pressure Switch
941	132175F000118	WSPM010685	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Replacement parts - Plant 1 Roller
942	132175F000136	WSPM010686	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Replacement Parts for Wash Pit
943	132175F000451	WSPM010505	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Oil/Air filters for Plants and shop
944	132175F000623	WSPM014140	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Valve parts for plant
945	132175F001732	WSPM009774	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Chute Seals
946	132175F001817	WSPM009823	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Blower filters
947	132175F001835	WSPM009828	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Solenoid Valves for Agg Gates

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

948	132175F002029	WSPM010163	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Inner and outer seal
949	132175F002151	WSPM004432	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Parts for Plant water meters
950	132175F002871	WSPM004414	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Plant - Glue, Boot, Hold Down Roller
951	132175F002944	WSPM010093	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Belt Wiper, grease fittings
952	132175F002997-001-REL	WSPM010103	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
953	132175F002997-003-REL	WSPM010354	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
954	132175F002997-007-REL	WSPM010435	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
955	132175F002997-008-REL	WSPM010279	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
956	132175F002997-009-REL	WSPM010624	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
957	132175F002997-010-REL	WSPM010629	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
958	132175F002997-011-REL	WSPM010697	Stone & Webster Construction Inc	REXCON LLC	BPO RELEASE 11 - F004144 & F004206
959	132175F002997-012-REL	WSPM010660	Stone & Webster Construction Inc	REXCON LLC	BLANKET RELEASE 12
960	132175F002997-013-REL	WSPM010661	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
961	132175F002997-014-REL	WSPM010491	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon
962	132175F002997-015-REL	WSPM010494	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
963	132175F002997-016-REL	WSPM010548	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
964	132175F002997-018-REL	WSPM009900	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
965	132175F002997-024-REL	WSPM004473	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant - Rexcon (To Establish Blanket PO)
966	132175F004490	WSPM010486	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Air Coupling, Jack
967	132175F004605	WSPM010594	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Water Hose, Limit Switch
968	WVG3000193	WVG3000193	Stone & Webster Construction Inc	REXCON LLC	Batch Plant - Rexcon PO 2997 REL 027 (To Establish Blanket PO)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

969	WVG3000511	WVG3000511	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant - Rexcon BPO 2997 REL 30
970	WVG3000590	WVG3000590	WECTEC Global Project Services, Inc.	REXCON LLC	5" Butterfly Valves for Batch Plant
971	WVG3000598	WVG3000598	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant - Rexcon BPO 2997 REL 31
972	WVG3000609	WVG3000609	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant - Rexcon BPO 2997 REL 32
973	WVG3000622	WVG3000622	WECTEC Global Project Services, Inc.	REXCON LLC	Coupling and Gaskets - Batch Plant
974	WVG3000664	WVG3000664	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant - Rexcon BPO 2997 REL 33
975	WVG3000867	WVG3000867	WECTEC Global Project Services, Inc.	REXCON LLC	Batch Plant Dust Bag 8"x114"
976	132175F001444	WSPM015657	Stone & Webster Construction Inc	RFID MERGER CORPHOTHEAD TECH INC	HOT Guard Biosensor
977	WVG3001262	WVG3001262	WECTEC Global Project Services, Inc.	RICHMOND SUPPLY CO	to be left in place and used for bldg 315 potable water system chem add skid (SV0-PWS-MS-501), work package SV0-PWS-01-CT001
978	WVG3001428	WVG3001428	WECTEC Global Project Services, Inc.	RICHMOND SUPPLY CO	Material left in place for installation on PWS Jockey Pump, 0-PWS-MP503, suction in place of crack installed instrument, SV0-PWS-01-IT001 (REPLACEMENT)
979	132175-JE02.00	WSPM010131	WECTEC Global Project Services, Inc.	ROSEMOUNT INC	SV0-PWS-JE-FT510 Transmitter Replacement
982	132175-AS20.01	WSPM003324	Stone & Webster Construction Inc	SAFARILAND LLC	Security Equipment - GPs, DFPs, and BREs
983	132176-AS20.01	WSPM002986	Stone & Webster Construction Inc	SAFARILAND LLC	Gun Ports, Defensive Fighting Positions and Bullet Restistant Enclosures.
984	WVG3000734	WVG3000734	Stone & Webster Construction Inc	SAFETY-KLEEN	Rental Parts Washer with Service (Safety-Kleen) Revision to 132175F001923
985	132175F003068	WSPM004468	Stone & Webster Construction Inc	SATELLITE SHELTERS INC	Assuming Lease from SNC for Building 187 to CBI Starting 3-1-15
986	132175F004643	WSPM004840	Stone & Webster Construction Inc	SATELLITE SHELTERS INC	5-Plex for CBI - Paintings and Coatings

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

987	132175-J300.12	WSPM003799	Stone & Webster Construction Inc	SEFA GROUP INC	Fly Ash for Concrete
988	132175F002881	WSPM010095	Stone & Webster Construction Inc	SERVICE INDUSTRIAL SUPPLY CO	Duct Tape - Nuclear Grade
989	132175-EJ02.01	WSPM010064	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Non-Class 1E Junction Boxes
990	132175-EL01.02	WSPM002957	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Lighting Controller System & Equipment
991	132175-ER02.01	WSPM010375	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Conduit and Fittings
992	132175F001158	WSPM011182	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Material for NI 3 Electricians
993	132175F002081	WSPM011184	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	ITEMS TO PROVIDE TEMPORARY POWER TO THE NORTH END OF TB-4
994	132175F003020	WSPM004470	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Temporary Power Site Wide
995	132175-SH21.01	WSPM011173	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Cable Tray Supports
996	132176-EJ02.01	WSPM003111	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Non Class 1E Junction Boxes
997	132176-ER02.01	WSPM003958	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Conduit and Fittings
998	132176-SH21.01	WSPM012195	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Cable Tray Supports
999	J132175-E112.05	WSPM002177	Stone & Webster Construction Inc	SHEALY ELECTRICAL WHOLESALERS INC.	Rigid Galvanized Steel Conduit
1000	132175F005642	WSPM009795	WECTEC Global Project Services, Inc.	SHERWIN WILLIAMS	Construction aid material to be used for temporary use for Unit 3 Turbine Building coating of supplemental steel, work package SV3-2053-SHW-EL7843
1001	132175F004072	WSPM003344	Stone & Webster Construction Inc	SIKA CORPORATION	Concrete admixture: Hydration Stabilizer/vertical pumping aid for the batch plant
1002	132175-J300.03B	WSPM003143	Stone & Webster Construction Inc	SIKA CORPORATION	Admixtures for Concrete|
1003	844736-3P	WSPM004363	Stone & Webster Construction Inc	SIKA CORPORATION	Batch Plant - Add funds to PO # 844736-3P
1004	132175F001653	WSPM004405	Stone & Webster Construction Inc	SILICON STUD WELDING PRODUCTS	REPLACEMENT AND ADDITIONAL STUD WELDING PARTS

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1005	714750	WSPM010552	Stone & Webster Construction Inc	SNIDER TIRE INC	Change Order to Add Funds to PO 714750 Snider for material and service
1006	WVG3001537	WVG3001537	WECTEC Global Project Services, Inc.	SNIDER TIRE INC	Replacement Tires for Site Rented Big Red Forklift at WW
1007	132175-AD02.02	WSPM003330	WECTEC Global Project Services, Inc.	SOMMER USA INC	Non-Safety Related Hollow Metal Doors and associated hardware for Vogtle Unit 3
1008	132175-PV38.01	WSPM012094	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 101
1009	132175-PV38.02	WSPM012095	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 102
1010	132175-PV38.03	WSPM010347	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 103
1011	132176-PV38.01	WSPM012142	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 101
1012	132176-PV38.02	WSPM012143	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 102
1013	132176-PV38.03	WSPM010350	WECTEC Global Project Services, Inc.	SOUTH CAROLINA FLUID TECH LLC	PV38 Automatic Vent Valves - DS 103
1014	132175F001699	WSPM004401	Stone & Webster Construction Inc	SOUTHEAST COASTAL CONSULTING INC	Add Addtiional Funds ($50K) for PO 735956 Southeastern Rail Consulting
1015	132175F001699A	WSPM004398	WECTEC Global Project Services, Inc.	SOUTHEAST COASTAL CONSULTING INC	Add Addtiional Funds for PO 735956
1016	798815 - 3M	WSPM004357	Stone & Webster Construction Inc	SOUTHERN LINC	PTT SERVICES AND EQUIPMENT
1017	132175-K035A.01	WSPM010157	Stone & Webster Construction Inc	SOUTHWELL CORP	WASTE WATER COMPOSITE SAMPLER
1018	132175F003673	WSPM004483	Stone & Webster Construction Inc	SPIDER SAFETY INC	Load test and inspection on Spider baskets for MAB
1019	132175F003745	WSPM010335	Stone & Webster Construction Inc	SPIDER SAFETY INC	Suspension Brackets, Spider. For MAB Spider baskets.
1020	132175F003798	WSPM010337	Stone & Webster Construction Inc	SPIDER SAFETY INC	Suspension Brackets, Spider. For MAB Spider baskets.
1021	132175F005142	WSPM009984	WECTEC Global Project Services, Inc.	SPIDER SAFETY INC	Scaffold baskets for beta hoist system
1022	132175-PY40.00	WSPM010456	Stone & Webster Construction Inc	SPIRAX SARCO INC	PY40 Steam Traps
1023	132176-PY40.00	WSPM010458	Stone & Webster Construction Inc	SPIRAX SARCO INC	PY40 Steam Traps

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1024	132175F000168	WSPM010511	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	VEST FOR SUPERVISORS
1025	132175F000179	WSPM010530	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Employee Incentatives
1026	132175F000362	WSPM010498	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Safety Vest
1027	132175F000712	WSPM010558	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Employee Incentatives
1028	132175F000809	WSPM010569	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Safety Vests
1029	132175F000870	WSPM009764	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	VEST FOR SUPERVISORS
1030	132175F001081	WSPM009871	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Fire Watch Vest
1031	132175F001655	WSPM009782	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	VEST FOR SUPERVISORS
1032	132175F001723	WSPM009783	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Security Safety Vests w/ labeling
1033	132175F002300	WSPM010251	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Vests
1034	132175F002806-REL002	WSPM009903	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Blanket Order for Sportex - Employee Incentatives
1035	132175F003213	WSPM010436	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Security Safety Vests w/ Labeling
1036	132175F003584	WSPM010443	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Safety Committee Vests
1037	132175F004457	WSPM010490	Stone & Webster Construction Inc	SPORTEX APPAREL OF ARIZONA	Sportex - ERT Rescue Bags
1038	132175F005089	WSPM009951	WECTEC Global Project Services, Inc.	SPORTEX APPAREL OF ARIZONA	ERT Vests
1039	WVG3000648	WVG3000648	WECTEC Global Project Services, Inc.	SPORTEX APPAREL OF ARIZONA	HSE-PPE VESTS "HSE/SAFETY" ADDTL SIZES NEEDED
1040	132175-H700.03	WSPM003146	Stone & Webster Construction Inc	SSM INDUSTRIES INC	HVAC Ductwork - CA20, R104, and R161
1041	132175-MA01.00	WSPM003788	Stone & Webster Construction Inc	SSM INDUSTRIES INC	Centrifugal and Propeller Fans
1042	132175-MD01.00	WSPM003787	Stone & Webster Construction Inc	SSM INDUSTRIES INC	Nonsafety-Related Dampers
1043	132176-MA01.00	WSPM003935	Stone & Webster Construction Inc	SSM INDUSTRIES INC	Centrifugal and Propeller Fans

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1044	132176-MD01.00	WSPM003933	Stone & Webster Construction Inc	SSM INDUSTRIES INC	Nonsafety-Related Dampers
1045	WVG3001245	WVG3001245	WECTEC Global Project Services, Inc.	SSM INDUSTRIES INC	MATERIAL LEFT IN PLACE ANNEX 3 BENT PLATE CMU WALLS WP# SV3-4030-AMW-850000
1046	132175F005669	WSPM013179	WECTEC Global Project Services, Inc.	STAPLES CONTRACT AND COMMERCIAL	stamp to be used for the ITAAC group to retrofit ITAAC screening forms of 750 work packages to satisfy CAR 2016-1916
1047	132175F005790	WSPM013177	WECTEC Global Project Services, Inc.	STAPLES CONTRACT AND COMMERCIAL	To be used for the Welding Departmental Printers to generate weld data sheets for project construction
1048	4500645824	4500645824	Westinghouse Electric Company LLC	STEVENSON & ASSOCIATES	Vogtle Option 3
1049	132175-J800.14	WSPM003794	Stone & Webster Construction Inc	STIRLING LLOYD PRODUCTS INC	Nuclear Island Waterproofing Membrane Material|
1050	WVG3000168	WVG3000168	WECTEC Global Project Services, Inc.	STRAIGHTPOINT INC	Recalibration and repair of load cells for general site use
1051	132175-PY02.00	WSPM010258	Stone & Webster Construction Inc	SURE FLOW EQUIPMENT INC	Inline Piping Strainers, ANSI/ASME B31.1
1052	132175-PY03.00	WSPM010301	Stone & Webster Construction Inc	SURE FLOW EQUIPMENT INC	Inline Piping Temporary Strainers ASME B31.1
1053	132176-PY02.00	WSPM010259	Stone & Webster Construction Inc	SURE FLOW EQUIPMENT INC	Inline Piping Strainers, ANSI/ASME B31.1
1054	132176-PY03.00	WSPM010302	Stone & Webster Construction Inc	SURE FLOW EQUIPMENT INC	Inline Piping Temporary Strainers ASME B31.1
1055	Lease	Lease	Wectec LLC	Synergy Group, LLC	321 Mills Road, Waynesboro, GA, 30830
1056	132175-EY20.01	WSPM003152	Stone & Webster Construction Inc	TE CONNECTIVITY	Cable Splices and Terminations
1057	132176-EY20.01	WSPM003943	Stone & Webster Construction Inc	TE CONNECTIVITY	Cable Splices and Terminations
1058	132175-C913.00	WSPM003265	Stone & Webster Construction Inc	TEAM INDUSTRIES INC	WLS Double Contained Piping
1059	132175F002357	WSPM010610	Stone & Webster Construction Inc	TECHNICAL DIAGNOSTIC SERVICES INC	DOBLE Protective Relaying Test Equipment
1060	132175F002489	WSPM010612	Stone & Webster Construction Inc	TECHNICAL DIAGNOSTIC SERVICES INC	EGIL - Circuit Breaker Analyzer
1061	132175F002539	WSPM010541	Stone & Webster Construction Inc	TECHNICAL DIAGNOSTIC SERVICES INC	HVINC - High Voltage Portable HIPOT Tester

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1062	132175F002553	WSPM010542	Stone & Webster Construction Inc	TECHNICAL DIAGNOSTIC SERVICES INC	Hipotronics - DC High Potential Tester
1063	132175F003429	WSPM010420	Stone & Webster Construction Inc	TECHNICAL DIAGNOSTIC SERVICES INC	Commissioning - Stroboscope
1064	132175F005719	WSPM004892	WECTEC Global Project Services, Inc.	TELVENT DTN LLC	Web based programs used to monitor and track weather on or around the site (i.e. Phase 1, 2, 3)
1065	WVG3000476	WVG3000476	WECTEC Global Project Services, Inc.	TELVENT DTN LLC	TELVENT WEATHER SENTRY - 876587 3P TRANSFER
1066	132176-E030.01	WSPM003189	Stone & Webster Construction Inc	THE CALVERT CO INC	Vogtle Unit 4 Iso Phase Bus Duct MPA-E030-00 |
1067	132176-E031.01	WSPM010224	Stone & Webster Construction Inc	THE CALVERT CO INC	Vogtle Unit 4 Non Seg Phase Bus Duct MPA-E031-00|
1068	4500657834	4500657834	Westinghouse Electric Company LLC	THE HILLIARD CORP	Lube Oil Mist Eliminator
1069	886652	WSPM004368	WECTEC Global Project Services, Inc.	THOMPSON PUMP AND MFG CO PT	Change Order to Add additional Funds for 2 months on Pump Rental from Thompson Pump PO 886652
1071	132175-C120.00 - REL 1	WSPM004564	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	RELEASE 1 BPO B31.1 Pipe and Fittings
1072	132175-C120.00 REL 10	WSPM004565	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1073	132175-C120.00 REL 11	WSPM010632	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1074	132175-C120.00 REL 12	WSPM004566	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1075	132175-C120.00 REL 14	WSPM004567	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1076	132175-C120.00 REL 15	WSPM010698	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1077	132175-C120.00 REL 16	WSPM004568	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1078	132175-C120.00 REL 17	WSPM009968	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1079	132175-C120.00 REL 18	WSPM009982	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1080	132175-C120.00 REL 19	WSPM004569	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1081	132175-C120.00 REL 2	WSPM004570	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1082	132175-C120.00 REL 20	WSPM004571	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1083	132175-C120.00 REL 21	WSPM003232	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1084	132175-C120.00 REL 22	WSPM003233	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1085	132175-C120.00 REL 23	WSPM003234	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe & Fittings Blanket Release
1086	132175-C120.00 REL 24	WSPM010068	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe & Fitting Blanket Order Release
1087	132175-C120.00 REL 25	WSPM000582	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe & Fitting Blanket Order Release
1088	132175-C120.00 REL 26	WSPM007806	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe & Fitting Blanket Order Release
1089	132175-C120.00 REL 7	WSPM004572	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1090	132175-C120.00 REL 9	WSPM010278	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1091	132175-C120.00 RELEASE 4	WSPM004573	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe and Fittings - Blanket Order
1092	132175-C124.02	WSPM004589	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	Alloy Steel Pipe for Condenser C S-83 Replacement
1093	132175-C125.05	WSPM004588	Stone & Webster Construction Inc	TIOGA PIPE SUPPLY CO INC	Stainless Steel Material for the Mechanical Modules and WWS Collection Basin
1094	WSV3B00036	WSV3B00036	WECTEC Global Project Services, Inc.	TIOGA PIPE SUPPLY CO INC	B31.1 Pipe & Fitting Blanket Order Release
1095	132175F002240	WSPM012075	Stone & Webster Construction Inc	TOOLHOUND INC	Barcode Tags for Tools
1096	132175F004501	WSPM015198	Stone & Webster Construction Inc	TOOLHOUND INC	BARCODES FOR CBI OWNED TOOLS
1097	WVG3001305	WVG3001305	WECTEC Global Project Services, Inc.	TOOLHOUND INC	Tool room One Team barcodes
1098	132175F000406	WSPM004649	Stone & Webster Construction Inc	TOTAL STORAGE SERVICES LLC	40 foot connex for storing hydro equipment
1099	132175F000901	WSPM014764	Stone & Webster Construction Inc	TOTAL STORAGE SERVICES LLC	Conex for Facilities General Storage
1100	132175F001108	WSPM004619	Stone & Webster Construction Inc	TOTAL STORAGE SERVICES LLC	Tool Storage
1101	132175F002274	WSPM004426	Stone & Webster Construction Inc	TOTAL STORAGE SERVICES LLC	Storage Conex Annex 3
1102	132175F005686	WSPM004887	WECTEC Global Project Services, Inc.	TOWER 3 GOLF	Management Training-Leadership Alignment Workshop

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1103	132175F001320	WSPM010003	Stone & Webster Construction Inc	TPM INC	Staples for Printers
1104	132175-H100.08	WSPM001921	WECTEC Global Project Services, Inc.	TRACHTE LLC	Fire Protection Deluge Valve Houses
1105	132175F003567	WSPM015298	Stone & Webster Construction Inc	TRANSCAT INC	Commissioning - Digital Hydrometer
1106	132175-J500.09	WSPM003748	Stone & Webster Construction Inc	TRENWA INC	Trench System for Security System
1107	132175F005231A	WSPM009960	WECTEC Global Project Services, Inc.	TRI TOOL INC	Equipment to Support Main Steam Piping
1108	J132175-FPR12-01717-00	WSPM002174	Stone & Webster Construction Inc	TRIFAST SYSTEMS INC	Concrete Anchors for RWS Pumphouse Ductbank
1109	132175-J600.03	WSPM003796	Stone & Webster Construction Inc	TRIO FASTENERS INC	Anchor Bolts & Embeds (Area 315 And Make-Up Wells 3 & 4)
1110	132175F004540	WSPM004813	Stone & Webster Construction Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	Request $25,000 for Truck Parts Specalist of Augusta INC, for parts assoicated with site owned equipment.
1111	4500715821	4500715821	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1112	4500715912	4500715912	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1113	4500716067	4500716067	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1114	4500716528	4500716528	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1115	4500716570	4500716570	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1116	4500716615	4500716615	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS
1117	4500717463	4500717463	WECTEC Contractors Inc	TRUCK PARTS SPECIALISTS OF AUGUSTA	PARTS

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1118	132175F001960	WSPM004442	Stone & Webster Construction Inc	TUCKER SECURITY AND FIRE INC	Add funding to PO 844086 $2000.00
1119	132175F005149	WSPM009955	WECTEC Global Project Services, Inc.	TYFLOT INC	FME Plugs For Use By The Pipefitters Nuclear Island 3.
1120	132175F005191	WSPM009945	WECTEC Global Project Services, Inc.	TYFLOT INC	FME Covers For Pipefitters NI3.
1121	132175F005308	WSPM005014	WECTEC Global Project Services, Inc.	ULINE	TURBINE 3 BARRICADE CONES, CONTACT ERIC PTT 646
1122	132175-EF60.01	WSPM000865	WECTEC Global Project Services, Inc.	UNITED CONTROLS INTERNATIONAL	Local Communication Panels
1123	132176-EF60.01	WSPM001156	WECTEC Global Project Services, Inc.	UNITED CONTROLS INTERNATIONAL	Local Communication Panels
1124	132175F005892	WSPM004712	WECTEC Global Project Services, Inc.	UNIVERSITY OCCUPATIONAL HEALTH CENT	Open PO for Fit for Duty Evaluations - University Occupational
1125	WVG3001031	WVG3001031	WECTEC Global Project Services, Inc.	UPS FREIGHT	Vogtle Freight Shipments-UPS Freight Blanket PO, Brandlow Ludlow
1126	132175-EG01.02	WSPM010459	Stone & Webster Construction Inc	VALLEN	GS Material
1127	132175-EL01.04	WSPM010330	Stone & Webster Construction Inc	VALLEN	Lighting Dimming Control System
1128	132175F000205	WSPM010578	Stone & Webster Construction Inc	VALLEN	Methyl Ethyl Ketone & Methylene Chloride
1129	132175F000863	WSPM005031	Stone & Webster Construction Inc	VALLEN	Sqwincher Sqweeze Pops
1130	132175F000956	WSPM015523	Stone & Webster Construction Inc	VALLEN	To Clean the Turbine Casings
1131	132175F001811	WSPM009734	Stone & Webster Construction Inc	VALLEN	Carboy Stopcock, Rectangular Carboy Stopcock, Total Chlorine Test Kit, & Ph Paper
1132	132175F001982	WSPM009851	Stone & Webster Construction Inc	VALLEN	MSA Filters
1133	132175F001995	WSPM005183	Stone & Webster Construction Inc	VALLEN	Ice Melt
1134	132175F002660	WSPM010055	Stone & Webster Construction Inc	VALLEN	Temporary Construction Aid for Pipefitters in NI-3 for Dewatering in Aux Bldg.
1135	132175F003072	WSPM010102	Stone & Webster Construction Inc	VALLEN	Temporary Construction - Insulators

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1136	132175F003283	WSPM010353	Stone & Webster Construction Inc	VALLEN	Non Permant Plant: Construction Aid Material for NI-3 Pipefitters Testing Pipe Dept.
1137	132175F003372	WSPM010361	Stone & Webster Construction Inc	VALLEN	Test Lab- Anti-Seize
1138	132175F004598	WSPM010544	Stone & Webster Construction Inc	VALLEN	SG 2093 HUMIDITY INDICATOR CARDS- Preventive Maintenace Temporary Construction Activities
1139	132175F004870	WSPM009916	Stone & Webster Construction Inc	VALLEN	Batch Plant - pressure reducing valve, wash down nozzle, spray WD40
1140	132175F005042	WSPM009931	WECTEC Global Project Services, Inc.	VALLEN	Gas Detector Tubes
1141	132175F005087	WSPM009972	WECTEC Global Project Services, Inc.	VALLEN	Construction Aid Non Permanent Turbine 3 WP CDS-ME2E-PLW-ME5687
1142	132175F005186	WSPM009956	WECTEC Global Project Services, Inc.	VALLEN	150WATT HALOGEN BULBS FOR BATCH PLANT
1143	132175F005253	WSPM009747	WECTEC Global Project Services, Inc.	VALLEN	Brackets for Eye Wash Stations
1144	132175F005341	WSPM009726	WECTEC Global Project Services, Inc.	VALLEN	3M Particulate Filters P100
1145	132175F005649	WSPM009797	WECTEC Global Project Services, Inc.	VALLEN	Temporary Construction - Plant Maintenance Group
1146	132175F005869	WSPM010134	WECTEC Global Project Services, Inc.	VALLEN	Temporary Construction - Plumbing/Testing - BOP
1147	132175-FPR12-02341-00	WSPM003211	Stone & Webster Construction Inc	VALLEN	Erico Tap & Run Weld Material
1148	132176-E111.02	WSPM003188	Stone & Webster Construction Inc	VALLEN	Turbine Building Elevation 82'-9" and Auxiliary Building Ele
1149	132176-EG01.01	WSPM010296	Stone & Webster Construction Inc	VALLEN	Grounding System Material
1150	132176-EL01.04	WSPM010066	Stone & Webster Construction Inc	VALLEN	Lighting Dimming Control System
1151	J132175-E111.03	WSPM002179	Stone & Webster Construction Inc	VALLEN	Non Class 1 E Ground Cable|
1152	WVG3000058	WVG3000058	WECTEC Global Project Services, Inc.	VALLEN	IH SUPPLIES - HSE FIELD
1153	WVG3000250	WVG3000250	WECTEC Global Project Services, Inc.	VALLEN	Material to be used to support commissioning and testing of instrumentation in buildings like the 315, 303, Annex, Aux, Turbine, and Containment

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1154	WVG3000251	WVG3000251	WECTEC Global Project Services, Inc.	VALLEN	Material to be used to support commissioning and testing of instrumentation in buildings like the 315, 303, Annex, Aux, Turbine, and Containment
1155	WVG3000775	WVG3000775	WECTEC Global Project Services, Inc.	VALLEN	to be used for forms and embeds in the Aux building
1156	WVG3001295	WVG3001295	WECTEC Global Project Services, Inc.	VALLEN	Emergency Respiratory Protection Supplies, Equipment & Services to Support Training for & Rescues with Self-Contained Breathing Apparatus & Supplied Air Breathing Apparatus
1157	132175F002381	WSPM004395	Stone & Webster Construction Inc	VENTYX ENERGY LLC	Ventyx eSOMS Software
1158	132175-Q111.00	WSPM003913	Stone & Webster Construction Inc	VITAL FUEL SYSTMS	Diesel Fuel Tank, Pump, Piping, and Dispenser Station
1159	WVG3001259	WVG3001259	WECTEC Global Project Services, Inc.	VITAL FUEL SYSTMS	Material to be left in place and used for bldg 315 ZRS diesel fuel storage tank Critical LoLo Level Switch, work paclage SV0-ZRS-04-IT001
1160	132175-AD03.01	WSPM003329	Stone & Webster Construction Inc	WALZ AND KRENZER INC	CA20 Watertight Doors
1163	132175F005018	WSPM004825	WECTEC Global Project Services, Inc.	WESTSIDE MEDICAL CENTER	Add Funds to PO 689073 for Westside Medical not to exceed $200,000 or 1 yr.
1164	132175F003228	WSPM013727	Stone & Webster Construction Inc	WHITAKER LABORATORY INC	Batch Plant - Add funds to PO# 689063
1165	132175F003303	WSPM004513	Stone & Webster Construction Inc	WILLIAMS SCOTSMAN INC	CO to PO 633767 extending rental 12 months on 60X24 Mod Box(Williams Scotsman)
1166	132175-C127.02	WSPM009751	WECTEC Global Project Services, Inc.	WOLSELEY INDUSTRIAL GROUP	Copper Tubing and Fittings for Annex PWS Bulk Order
1167	132175F000482	WSPM013403	Stone & Webster Construction Inc	WOLSELEY INDUSTRIAL GROUP	Temporary Piping supplies-Tyrone Davis
1168	132175F004235	WSPM013321	Stone & Webster Construction Inc	WOLSELEY INDUSTRIAL GROUP	Temporary Construction Aid - BOP Plumbing
1169	132175F004309	WSPM004811	Stone & Webster Construction Inc	WOLSELEY INDUSTRIAL GROUP	Temporary Construction Aid - NI4 Testing

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1170	132175F005404	WSPM013315	WECTEC Global Project Services, Inc.	WOLSELEY INDUSTRIAL GROUP	Temporary Construction Aid - BOP - Plumbing/Plant Air
1171	132176F000005	WSPM010694	Stone & Webster Construction Inc	WOLSELEY INDUSTRIAL GROUP	Unit 4 Turbine Building Elevation 82'-9" to Elevation 94'-0" Construction Aid Materials
1172	WVG3000568	WVG3000568	WECTEC Global Project Services, Inc.	WOLVERINE FIRE PROTECTION CO	FIRE PROTECTION DESIGN - 739840 3P TRANS
1173	WVG3000415	WVG3000415	WECTEC Global Project Services, Inc.	WOW BUSINESS SERVICES	TRANSFER OF FUNDS FROM 978644-3P
1174	132175F000542	WSPM010564	Stone & Webster Construction Inc	WW GRAINGER INC	GREEN ACCEPT TAGS
1175	132175F001291	WSPM013387	Stone & Webster Construction Inc	WW GRAINGER INC	GREEN ACCEPT TAGS/RED HOLD TAGS/RED RISK RELEASE TAGS
1176	132175F003073	WSPM011188	Stone & Webster Construction Inc	WW GRAINGER INC	Commissioning - FLIR Infrared Imagers
1177	132175F004590	WSPM010543	Stone & Webster Construction Inc	WW GRAINGER INC	Desiccant material for Preventive Maintence Temporary Construction activities-SG 1908 for 16 unit and no SDS required for the 2 unit desiccant
1178	132175F005086	WSPM009971	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Humidty Control in Level A Storage
1179	132175F005244	WSPM009722	WECTEC Global Project Services, Inc.	WW GRAINGER INC	PM Water Quality Lab Supplies Pipette tips 100 to1000 microlite P/N 21R685 and stir bars
1180	132175F005356	WSPM009723	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Drager Tubes
1181	132175F005566	WSPM004894	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Magnifying glasses for Labeling team to read drawings and tags for the Perm plant Temporary const. equipment labeling
1182	132175F005781	WSPM010126	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Confined Space Modules Work
1183	WVG3000078	WVG3000078	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Turbidity Meter for Water Quality Lab activities,
1184	WVG3000202	WVG3000202	WECTEC Global Project Services, Inc.	WW GRAINGER INC	PM Temporary Construction Activities, Wood Screws for Wboro Warehouse to build crates and dunnage

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1185	WVG3000265	WVG3000265	WECTEC Global Project Services, Inc.	WW GRAINGER INC	MAB Emergency Notification Tool
1186	WVG3000287	WVG3000287	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Bondo for Formwork Repair in Precast Yard
1187	WVG3000955	WVG3000955	WECTEC Global Project Services, Inc.	WW GRAINGER INC	Temp Const. Activities Consumable
1188	WVG3000985	WVG3000985	WECTEC Global Project Services, Inc.	WW GRAINGER INC	To be used for rebar fabrication shops in NOI-6/7/8/9/10
1189	132175F005158-REL-001	WSPM009959	WECTEC Global Project Services, Inc.	YAK MAT LLC	RELEASE 001 YAK Mat LLC, POC: Chad West 912-551-2207. For crane mats.
1190	132175F005158-REL-002	WSPM009801	WECTEC Global Project Services, Inc.	YAK MAT LLC	BLANKET RELEASE FOR CRANE MATS
1191	WVG3001529	WVG3001529	WECTEC Global Project Services, Inc.	YAK MAT LLC	Timber crane mats to be used as a load spreading footing for new Liebherr LR-11350 crawler crane
1192	132175F000763	WSPM015065	Stone & Webster Construction Inc	YANCEY BROTHERS CO	BRADCO TRENCHER CHAIN AND TEETH SPARE
1193	132175F001532	WSPM009941	Stone & Webster Construction Inc	YANCEY BROTHERS CO	YANCEY TO R AND R FORKLIFT TIRE ON TH514
1194	132175F002565	WSPM004503	Stone & Webster Construction Inc	YANCEY BROTHERS CO	TH514 SER# 0TBW00765 Yancey To Repair Tilt Cylinder Damage
1195	132175F002931	WSPM004394	Stone & Webster Construction Inc	YANCEY BROTHERS CO	SERVICES FOR DGU INSTALLATION
1196	132175F003772	WSPM004490	Stone & Webster Construction Inc	YANCEY BROTHERS CO	Request $355.07 to replace missing Hitch pins from TH-514 forklifts.
1197	132175F004219	WSPM004872	Stone & Webster Construction Inc	YANCEY BROTHERS CO	Request $172.31 for repair of Yancey TH-514 Ser# 0MWC00267 ignition switch caused by site danmage. See attached invoice.
1198	132175F004539	WSPM004814	Stone & Webster Construction Inc	YANCEY BROTHERS CO	Request $25,000 for service and parts assoicated with site damaged rental equipment from YANCEY.
1199	WVG3000906	WVG3000906	Stone & Webster Construction Inc	YANCEY BROTHERS CO	Repair Carriage/Coupler Assemby and Windshield - Forklift totaling $17,080.00
1200	132175-D100.17	WSPM014779	Stone & Webster Construction Inc	YEAROUT INDUSTRIAL LLC	CA03 Module Material
1201	132175-K105.01	WSPM014776	Stone & Webster Construction Inc	YOKOGAWA CORP OF AMERICA	FLOW PITOT TUBE W/INTEGRAL TRANSMITTER

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

1202	132175-MY51.00	WSPM003926	WECTEC Global Project Services, Inc.	CHROMALOX INC	MY51 Electric Heaters
1203	132176-MY51.00	WSPM003043	WECTEC Global Project Services, Inc.	CHROMALOX INC	MY51 Electric Heaters
1204	132176-C202.15	132176-C202.15	WECTEC Global Project Services, Inc.	Lanier Municipal Supply Co Inc	Post Indicator Valves for FPS
1205	4500446434	4500446434	Westinghouse Electric Company LLC	COMPOSITE COOLING SOLUTIONS	Induced Draft Cooling Tower Package
1207	132176-EW31.01	132176-EW31.01	WECTEC Global Project Services, Inc.	CABLELAN NUCLEAR	FIBER OPTIC CABLE
1208	132175-EW31.01	132175-EW31.01	WECTEC Global Project Services, Inc.	CABLELAN NUCLEAR	Fiber Optic Cable
1209	132175-J800.26	132175-J800.26	WECTEC Global Project Services, Inc.	APPLIED TECHNICAL SERVICES INC
1210	132175-MY51.01	132175-MY51.01	WECTEC Global Project Services, Inc.	Indeeco	Unit Heaters
1211	132176-MY51.01	132176-MY51.01	WECTEC Global Project Services, Inc.	Indeeco	Unit Heaters
1212	132175F000097	132175F000097	WECTEC Global Project Services, Inc.	Landrum Supply Co	Ice House Drinking Water System
1213	132175F000302	N/A	WECTEC Global Project Services, Inc.	New PIG	FOR DONNY JOHNSON-WAREHOUSE STORAGE
1214	132175F005955A	WSPM015196	WECTEC Global Project Services, Inc.	Toolhound Inc.	Barcodes for Tools and Scanner

B.    Service Provider shall assume the subcontracts and purchase orders listed below but will not assign the subcontracts and purchase orders to Owners. Instead, Service Provider will amend the subcontracts and purchase orders listed below to include Owners or their designee as an additional party with all rights, claims, and defenses as are possessed by Service Provider under the terms of the subcontract or purchase order.

	Purchase Order/	SAP			Contract
	Subcontract	PO	Debtor	SubContractor/Vendor	Description/Title
1	4500645097	4500645097	Westinghouse Electric Company LLC	3SPACE INC	2411401 Vogtle Tank Measurement Support
2	4500408960	4500408960	Westinghouse Electric Company LLC	ABB INC	Main Generator Circuit Breaker
3	4500458067	4500458067	Westinghouse Electric Company LLC	ABB INC	Neutral Grounding Transformer

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

4	132175-G230.04	WSPM003206	WECTEC Global Project Services, Inc.	AECON INDUSTRIAL	ASME III Mechanical Modules
5	132176-G230.04	WSPM003940	WECTEC Global Project Services, Inc.	AECON INDUSTRIAL	ASME III Mechanical Modules
6	4500379569	4500379569	Westinghouse Electric Company LLC	ALFA LAVAL	SFS Heat Exchangers
7	4500693387	4500693387	Westinghouse Electric Company LLC	ALLIED RUBBER AND SUPPLY	Mechanical Connections/Quick Disconnects
8	4500371102	4500371102	Westinghouse Electric Company LLC	AMER INDUSTRIAL TECHNOLOGIES, INC.	Fuel Transfer Tube
9	4500385789	4500385789	Westinghouse Electric Company LLC	AMER INDUSTRIAL TECHNOLOGIES, INC.	VES Air Tank Package
10	4500666213	4500666213	Westinghouse Electric Company LLC	AMERICAN TANK & VESSEL INC	PCS Passive Containment Cooling Ancillary Water Storage Tank
11	4500666219	4500666219	Westinghouse Electric Company LLC	AMERICAN TANK & VESSEL INC	CVS Boric Acid Tank
12	132175-C651.04	WSPM010358	Stone & Webster Construction Inc	ANVIL INTERNATIONAL INC	YFS And RWS Pipe Support Material
13	132175-C651.07	WSPM009746	WECTEC Global Project Services, Inc.	ANVIL INTERNATIONAL INC	Non-Safety Related Pipe Support Material
14	132175-PH03.01A	WSPM004557	WECTEC Global Project Services, Inc.	ANVIL INTERNATIONAL INC	Shop Fabricated ASME B31.1 Supports - PH03.01A
15	132176-PH03.01A	WSPM004737	WECTEC Global Project Services, Inc.	ANVIL INTERNATIONAL INC	Shop Fabricated ASME B31.1 Supports - PH03.01A
16	4500636703	4500636703	Westinghouse Electric Company LLC	ARINC INC	Delivery to Site - SV3
17	4500440120	4500440120	Westinghouse Electric Company LLC	ASTRO AUTOMATION INC	New RCC Handling Tool
18	4500629276	4500629276	Westinghouse Electric Company LLC	ASTRO AUTOMATION INC	Reactor Coolant Pump/Motor Maintenance Cart
19	4500633087	4500633087	Westinghouse Electric Company LLC	ASTRO AUTOMATION INC	Reactor Coolant Pump/Motor Maintenance Cart
20	4500696026	4500696026	Westinghouse Electric Company LLC	ASTRO AUTOMATION INC	RCP Casing Stand Storage Disassembly
21	4500336213	4500336213	Westinghouse Electric Company LLC	AT&F ADVANCED METALS	WLS Vapor Condenser
22	4500336026	4500336026	Westinghouse Electric Company LLC	AT&F NUCLEAR	SV4 Waste Holdup & Mon Tank MT3L
23	4500665080	4500665080	Westinghouse Electric Company LLC	AT&F NUCLEAR	PXS ph Adjustment Baskets

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

25	4500649171	4500649171	Westinghouse Electric Company LLC	AT&F NUCLEAR	Stilling Well
26	132175-MS05.00	WSPM003991	WECTEC Global Project Services, Inc.	ATLAS COPCO COMPRESSORS LLC	Air Compressor, Air Dryer and Receiver Packages for Instrument Air and Services Subsystems
27	132176-MS05.00	WSPM003388	WECTEC Global Project Services, Inc.	ATLAS COPCO COMPRESSORS LLC	Air Compressor, Air Dryer and Receiver Packages for Instrument Air and Services Subsystems
28	4500387738	4500387738	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	RNS Normal RHR Heat Exchangers
29	4500371040	4500371040	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	SV3 Heat Exchanger, CVS Letdown, ME2S
30	4500433682	4500433682	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	Containment Piping Penetrations with Flued Heads
31	4500687086	4500687086	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	High Pressure Cartridge Filters (Reactor Coolant Filters)
32	4500644157	4500644157	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	MV60 Seismic Repair- Return to Storage
33	4500654412	4500654412	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	Authorized Inspection charge at site
34	4500656014	4500656014	Westinghouse Electric Company LLC	ATLAS INDUSTRIAL MFG CO	Degasifier Column, Vertical (re-rated)
35	4400127848	4400127848	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	Pressure Heater Controller for SV3.
36	4400131010	4400131010	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	VOGTLE 3 MCR/RSR TRANSFER PANEL
37	4400131012	4400131012	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	VOGTLE 4 MCR/RSR TRANSFER PANEL
38	4400131013	4400131013	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	VOGTLE 3 OCS PRINTER STANDS
39	4400131014	4400131014	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	VOGTLE 3 WALL PANEL INFORMATION SYSTEM
40	4400133271	4400133271	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	INVOICE 480-JI-00742
41	4400133649	4400133649	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	SV4 PHC & Spares
42	4400134340	4400134340	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	Vogtle - Packaging, Container Loading
43	4400136330	4400136330	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	SV4 OCS Printer Stands
44	4400136331	4400136331	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	VS3 OCS Printer Stands

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

45	4400138050	4400138050	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	AP1000 DRPI System and Install kits Vogt
46	4400152032	4400152032	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	Vogtle Unit 3 PLS Batch 1 FCN Parts
47	4400152556	4400152556	Westinghouse Electric Company LLC	BENTLEY WORLD PACKAGING LTD	AP1000 PMS VOGTLE UNIT 4
48	4500414207	4500414207	Westinghouse Electric Company LLC	BEST LINE EQUIPMENT	Auxiliary Building Inspection Platform
49	4500379105	4500379105	Westinghouse Electric Company LLC	BHI, INC	Containment Piping Penetrations with Flued Heads
54	4500673868	4500673868	Westinghouse Electric Company LLC	CAMERON MEASUREMENT SYSTEMS PA	AP1000 JE25 Ultrasonic Flowmeters
55	4500368833	4500368833	Westinghouse Electric Company LLC	CAMERON MEASUREMENT SYSTEMS PA	Feedwater Ultrasonic Flow Measurement Package
56	132175-MS11.00	WSPM003867	WECTEC Global Project Services, Inc.	CAMFIL	Air Filtration Units
57	132176-MS11.00	WSPM003048	WECTEC Global Project Services, Inc.	CAMFIL	Air Filtration Units
58	132175-CR01.03	WSPM003257	WECTEC Global Project Services, Inc.	CAROLINA FABRICATORS INC	Welded Hoop Ties at Wall 11
59	132175-D500.49	WSPM007807	WECTEC Global Project Services, Inc.	CAROLINA FABRICATORS INC	Steel Grating For 300 Series Transformers
60	132175-SS01.47	WSPM010615	WECTEC Global Project Services, Inc.	CAROLINA FABRICATORS INC	Personnel Hatch Penetration Seal Rings
61	132176-CR01.03	WSPM003751	WECTEC Global Project Services, Inc.	CAROLINA FABRICATORS INC	Welded Hoop Ties at Wall 11
62	132176-SS01.47	WSPM010852	WECTEC Global Project Services, Inc.	CAROLINA FABRICATORS INC	Personnel Hatch Penetration Seal Rings
63	132175-C121.01-00	WSPM004574	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Carbon Steel Pipe
64	132175-C601.01	WSPM004587	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated ASME B31.1 Piping
65	132175-C601.03	WSPM004529	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Equipment Module Piping
66	132175-C601.04	WSPM010233	Stone & Webster Construction Inc	CB&I LAURENS INC	Fabrication of R365 Module
67	132175-C601.08	WSPM004530	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated Piping for ASME III Modules

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

68	132175-C607.01-00	WSPM004598	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Pipe Spools|
69	132175-C607.02	WSPM004597	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Pipe Sleeves|
70	132176-C601.01	WSPM004908	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated ASME B31.1 Piping
71	132176-C601.03	WSPM004909	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Equipment Module Piping
72	132176-C601.04	WSPM003764	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Fabrication of R365 Module
73	132176-C601.08	WSPM004910	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated ASME III Piping for ASME III Mechanical Modules
74	132176-C607.01-00	WSPM010144	Stone & Webster Construction Inc	CB&I LAURENS INC	Pipe Spools|
75	132176-C607.02	WSPM004911	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Pipe Sleeves|
76	J132175-C121.02	WSPM002188	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Steel Pipe, Fittings|
77	J132175-C125.01-00	WSPM002187	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	SS Pipe|
78	J132175-C601.02	WSPM004370	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated ASME III Piping|
79	J132176-C121.01	WSPM010143	Stone & Webster Construction Inc	CB&I LAURENS INC	Carbon Steel Pipe
80	J132176-C601.02	WSPM004376	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	Shop Fabricated ASME III Piping|
81	WVG3000605	WVG3000605	WECTEC Global Project Services, Inc.	CB&I LAURENS INC	DELIVERY MILESTONES - 972280 OP TRANS
82	4500328462	4500328462	Westinghouse Electric Company LLC	CCI AG	IRWST and Containment Recirculation Screens
83	4500425679	4500425679	Westinghouse Electric Company LLC	CCI AG	Main Steam Power Operated Relief Valves (MSPORV)
85	4500412721	4500412721	Westinghouse Electric Company LLC	CCI AG	Feedwater Control Valves (FCV)
86	4500662064	4500662064	Westinghouse Electric Company LLC	CHALMERS & KUBECK INC	Steam Generators
87	4500625876	4500625876	Westinghouse Electric Company LLC	CHERRY ENGINEERING INC	Engineering Services
88	4500340787	4500340787	Westinghouse Electric Company LLC	CHROMALOX, INC.	Recirculation Heaters - PCS
89	132175-CE01.01	WSPM003262	WECTEC Global Project Services, Inc.	CIVES STEEL CO	EMBEDS - Aux Bldg 66'6" to 82'6" (A2-CS-X, CE01, SV3)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

90	132175-D100.16 RELEASE 1	WSPM003450	WECTEC Global Project Services, Inc.	CIVES STEEL CO	Fabrication & Commodities for Vogtle Units 3 & 4
91	132175-D100.16 RELEASE 2	WSPM003449	WECTEC Global Project Services, Inc.	CIVES STEEL CO	Fabrication & Commodities for Vogtle Units 3 & 4
92	132175-D500.12	WSPM003377	WECTEC Global Project Services, Inc.	CIVES STEEL CO	Leak Chase Material
93	132176-CE01.01	WSPM003757	WECTEC Global Project Services, Inc.	CIVES STEEL CO	Safety Related Embeds/Anchors (A1, A2, A3, A4, A5, A6, AA1, C2, C3, C4-CS-X) CE01
94	4500460933	4500460933	Westinghouse Electric Company LLC	CLARK COOPER DIVISION OF MAGNATROL	Solenoid Operated Globe Valves (B16.34 Exclusion)
95	132175-CE01.04-REL 1	WSPM007198	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	Safety-Related Embed Plates and Miscellaneous Steel
96	132175-CE01.04-REL 2	WSPM007197	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	Safety-Related Embed Plates and Miscellaneous Steel
97	132175-MY04.01	WSPM003928	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	VFS Debris Screen, ASME Section III, Class 3
98	132176-CE01.04-REL 1	WSPM007219	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	Safety-Related Embed Plates and Miscellaneous Steel
99	132176-CE01.04-REL 2	WSPM007218	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	Safety-Related Embed Plates and Miscellaneous Steel
100	132176-MY04.01	WSPM003045	WECTEC Global Project Services, Inc.	CONSOLIDATED PIPE AND SUPPLY CO INC	VFS Debris Screen, ASME Section III, Class 3
101	4500642121	4500642121	Westinghouse Electric Company LLC	CONSOLIDATED POWER SUPPLY	Bar,Alloy 690,14.5" Dia,ASME III-NB
102	132175-CE01.04-REL 3	WSPM011054	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety-Related Embed Plates and Miscellaneous Steel
103	132175-CR01.06	WSPM003256	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety Related Mechanical Splices for Reinforcing Steel, Conforming to APP-CR01-Z0-010
104	132175-D100.07	WSPM004534	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Pipe Support Shim Material
105	132175-PL02.03 REL 1	WSPM013516	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	ASME III Piping Materials Blanket
106	132175-PL02.08	WSPM010897	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Fabrication of ASME III Piping Spools
107	132176-CE01.04-REL 3	WSPM011055	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety-Related Embed Plates and Miscellaneous Steel
108	132176-PL02.08	WSPM010895	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Fabrication of ASME III Piping Spools

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

109	132175-CE01.04-REL 4	WSPM015721	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety-Related Embed Plates and Miscellaneous Steel
110	132176-CE01.04-REL 4	WSPM015722	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety-Related Embed Plates and Miscellaneous Steel
111	132176-CR01.06	WSPM003740	WECTEC Global Project Services, Inc.	CONSOLIDATED POWER SUPPLY	Safety Related Mechanical Splices for Reinforcing Steel, Conforming to APP-CR01-Z0-010
112	4500315746	4500315746	Westinghouse Electric Company LLC	CONTROL COMPONENTS INC.	Pressure Regulating Globe Valves, ASME B16.34
113	4500312904	4500312904	Westinghouse Electric Company LLC	CRANE NUCLEAR INC	Ball and Plug Valves, ASME Boiler and Pressure Vessel Code Section III Class 2 and 3
114	4500365224	4500365224	Westinghouse Electric Company LLC	CRANE NUCLEAR INC	Motor Operated Gate and Globe Valves, ASME B16.34
116	4500608832	4500608832	Westinghouse Electric Company LLC	CRANE NUCLEAR INC	3" & Larger Manually Operated Gate, Globe, & Check Vlvs, ASME B16.34
117	4500414861	4500414861	Westinghouse Electric Company LLC	CRANE NUCLEAR INC	Ball and Plug Valves, ASME B16.34
118	4500322834	4500322834	Westinghouse Electric Company LLC	CRANE NUCLEAR INC	Three-Way ASME B16.34 Valves
119	4500265132	4500265132	Westinghouse Electric Company LLC	CURTISS WRIGHT EMCORP	RCS Reactor Coolant Pumps - ASME Section III
120	4500700854	4500700854	Westinghouse Electric Company LLC	CURTISS-WRIGHT FLOW CTRL QUALTECH	Tank,Collection,CCS,Relief Vlv Discharge
121	4500700859	4500700859	Westinghouse Electric Company LLC	CURTISS-WRIGHT FLOW CTRL QUALTECH	Tank,Collection,CCS,Relief Vlv Discharge
123	4500700868	4500700868	Westinghouse Electric Company LLC	CURTISS-WRIGHT FLOW CTRL QUALTECH	Containment Flood-up Weirs
124	4500710537	4500710537	Westinghouse Electric Company LLC	CURTISS-WRIGHT FLOW CTRL QUALTECH	Aux Bldg Expansion Gap Radiation Shield
125	4500325875	4500325875	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	SFS Spent Fuel System Cooling Pumps
126	4500611385	4500611385	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	SV3- MP2U BAST Recirc Pump
127	4500330217	4500330217	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	WLS Reactor Coolant Drain Tank Pumps
128	4500336294	4500336294	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	WLS Degasifier Separator Pumps
129	4500656834	4500656834	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	1" & 2" Manually Operated Globe and Check Valves, ASME Sec III Cl 1, 2, & 3

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

130	4500328840	4500328840	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	3" & Larger Man Operated Gate, Globe and Check Vlvs, ASME Sec III Cl 1,2,3
131	4500695579	4500695579	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	1" & 2" Manually Operated Globe and Check Valves, ASME B16.34
132	4500695586	4500695586	Westinghouse Electric Company LLC	CURTISS-WRIGHT NUCLEAR DIVISION	1" & 2" Manually Operated Globe and Check Valves, ASME B16.34
134	4500703315	4500703315	Westinghouse Electric Company LLC	DIETERICH STANDARD INC	JE79 Load Change Evaluation
135	4500264977	4500264977	Westinghouse Electric Company LLC	DOOSAN HEAVY INDUSTRIES &	Steam Generators
136	4500264953	4500264953	Westinghouse Electric Company LLC	DOOSAN HEAVY INDUSTRIES &	Reactor Vessel Equipment
137	4500365096	4500365096	Westinghouse Electric Company LLC	DRESSER CONSOLIDATED	Main Steam Safety Valves (MSSV)
138	4500658075	4500658075	Westinghouse Electric Company LLC	DRS CONSOLIDATED CONTROLS INC	Switch,Transfer,3-Phase,4-Pole,208/120 V
139	4500426690	4500426690	Westinghouse Electric Company LLC	DRS CONSOLIDATED CONTROLS INC	Vogtle 3 Preamplifiers (8)
140	132175-D100.CA004	WSPM003448	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Select CH & CS Module Fabrication
141	132175-JT01.01	WSPM011809	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	ASME III Tubing
142	132175-SH22.02	WSPM003912	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	ELECTRICAL CONDUIT AND JUNCTION BOX SUPPORTS
143	132175-SH25.01	WSPM003911	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Seismic Category I Cable Tray Supports
144	132175-SH25.02	WSPM009833	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Seismic Category I Cable Tray Supports
145	132176-D100.CA004	WSPM003739	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Select CH & CS Module Fabrication
146	132176-SH22.02	WSPM003140	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Electrical Conduit and Junction Box Supports
147	132176-SH25.01	WSPM003139	WECTEC Global Project Services, Inc.	DUBOSE NATIONAL ENERGY SERVICES INC	Cat I Cable Tray Supports
148	132176-SH25.02	WSPM009834	Stone & Webster Construction Inc	DUBOSE NATIONAL ENERGY SERVICES INC	Seismic Category I Cable Tray Supports
149	4500666297	4500666297	Westinghouse Electric Company LLC	E.S. FOX LIMITED	CHANGE NOTICE ITEMS WITH QUALITY

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

150	4500666464	4500666464	Westinghouse Electric Company LLC	E.S. FOX LIMITED	Immersion Heater
151	4500644922	4500644922	Westinghouse Electric Company LLC	EAGLE EYE POWER SOLUTIONS LLC	Automatic Battery Monitors
152	4500691866	4500691866	Westinghouse Electric Company LLC	EAGLE EYE POWER SOLUTIONS LLC	Automatic Battery Monitors
153	4500678038	4500678038	Westinghouse Electric Company LLC	EATON CORP	Non-Class 1E Fused Transfer Switch Boxes
154	4500678040	4500678040	Westinghouse Electric Company LLC	EATON CORP	AC Distribution Panels
155	4500674897	4500674897	Westinghouse Electric Company LLC	EATON CORP	Non-1E Dry Type Transformers for Power and Lighting
156	132175-DF02.01	WSPM001413	WECTEC Global Project Services, Inc.	EATON CORP	Non 1E Fused Transfer Switch Boxes
157	132175-DS02.01	WSPM009993	Stone & Webster Construction Inc	EATON CORP	Non 1E 250 VDC Switchboards
158	132175-E028.02	WSPM003362	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Dry-Type Transformers
159	132175-E028.03	WSPM003361	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Liquid Immersed Transformers for Step-Up Operation
160	132175-EA02.01	WSPM002955	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E AC Distribution Panels for EDS
161	132175-EB02.02	WSPM002953	WECTEC Global Project Services, Inc.	EATON CORP	Non-Segregated Phase Bus Duct for Electric Auxiliary Boiler
162	132175-EC01.01	WSPM002952	WECTEC Global Project Services, Inc.	EATON CORP	Motor Control Centers
163	132175-ED01.01	WSPM002949	WECTEC Global Project Services, Inc.	EATON CORP	480Y/277 VAC and 208Y/120 VAC Distribution Panels
164	132175-EK01.01	WSPM010306	Stone & Webster Construction Inc	EATON CORP	Non-Class 1E Low Voltage Load Centers and Bus Duct
165	132175-ES01.01	WSPM002961	WECTEC Global Project Services, Inc.	EATON CORP	Medium Voltage Switchgear
166	132175-ET30.01	WSPM010299	Stone & Webster Construction Inc	EATON CORP	General Purpose Dry Type Transformer
167	132175-EY11.01	WSPM003153	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Disconnect Switches
168	132176-DF02.01	WSPM001169	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Fused Transfer Switch Boxes
169	132176-DS02.01	WSPM003190	WECTEC Global Project Services, Inc.	EATON CORP	Non 1E 250 VDC Switchboards

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

170	132176-EA02.01	WSPM003186	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E AC Distribution Panels for EDS
171	132176-EB02.02	WSPM003116	WECTEC Global Project Services, Inc.	EATON CORP	Non-Segregated Phase Bus Duct for Electric Auxiliary Boiler
172	132176-ED01.01	WSPM003114	WECTEC Global Project Services, Inc.	EATON CORP	480Y/277 VAC and 208Y/120 VAC Distribution Panels
173	132176-ET30.01	WSPM010269	Stone & Webster Construction Inc	EATON CORP	General Purpose Dry Type Transformer
174	132176-EY11.01	WSPM003944	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Disconnect Switches
175	J132175-E051.01-00	WSPM002181	WECTEC Global Project Services, Inc.	EATON CORP	Non Class 1E Low Voltage Secondary Unit Substations
176	J132175-E052.01-00	WSPM002180	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E 480 V Motor Control Centers|
177	132176-EC01.01	WSPM003115	WECTEC Global Project Services, Inc.	EATON CORP	Motor Control Centers
178	132176-EK01.01	WSPM003110	WECTEC Global Project Services, Inc.	EATON CORP	Non-Class 1E Low Voltage Load Centers and Bus Duct
179	132176-ES01.01	WSPM003955	WECTEC Global Project Services, Inc.	EATON CORP	Medium Voltage Switchgear
180	4500406021	4500406021	Westinghouse Electric Company LLC	EBARA CORPORATION	SWS Service Water Pumps (Vertical Wetpit)
181	4500372318	4500372318	Westinghouse Electric Company LLC	EBARA CORPORATION	FWS Startup Feedwater Pumps (Horizontal Multi-Stage Centrifugal)
182	4500406266	4500406266	Westinghouse Electric Company LLC	EBARA CORPORATION	CCS Component Cooling Water Pumps
184	4500402050	4500402050	Westinghouse Electric Company LLC	EFACEC USA INC	Three-Winding Unit Auxiliary Transformers
185	4500629261	4500629261	Westinghouse Electric Company LLC	ELLIS & WATTS GLOBAL INDUSTRIES INC	Safety Related Ductwork and Expansion Joints
186	4500682178	4500682178	Westinghouse Electric Company LLC	ELLIS & WATTS GLOBAL INDUSTRIES INC	PSS Delay Coils
187	4500630741	4500630741	Westinghouse Electric Company LLC	ELLIS & WATTS GLOBAL INDUSTRIES INC	IRWST Vent and Overflow Weir Covers
189	132175-MS10.00	WSPM001587	WECTEC Global Project Services, Inc.	ELLIS & WATTS GLOBAL INDUSTRIES INC	MS10 Air Handling Units
190	132175-MS14.00	WSPM010393	Stone & Webster Construction Inc	ELLIS & WATTS GLOBAL INDUSTRIES INC	MS14 - Containment Recirculation Fan Coil Units
191	4500628794	4500628794	Westinghouse Electric Company LLC	EMERSON PROCESS MANAGEMENT	Engineer (Days)
192	4500702350	4500702350	Westinghouse Electric Company LLC	EMERSON PROCESS MANAGEMENT	ALL SV3 BATCH 1A DDS PARTS

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

193	4500702389	4500702389	Westinghouse Electric Company LLC	EMERSON PROCESS MANAGEMENT	ALL SV4 BATCH 1A DDS PARTS
194	132175-PH02.04	WSPM003922	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	ASME III Subsection NF Support Materials
195	132175-PL02.02	WSPM004558	WECTEC Global Project Services, Inc.	ENERGY AND PROCESS CORP	ASME III Cat. I/B Piping Materials for SFS System, Module CA01
196	4500416495	4500416495	Westinghouse Electric Company LLC	ENERGY STEEL AND SUPPLY CO	Reactor Coolant System Support Components Includes: RV, SG, PZR
197	4500427657	4500427657	Westinghouse Electric Company LLC	ENERGY STEEL AND SUPPLY CO	Reactor Coolant System Support Components Includes: RV, SG, PZR
199	132175-C607.04	WSPM015711	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Fabrication of ASME B31.1 Embedded Pipe Spools
200	132175-CE01.05	WSPM007262	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Safety-Related Embed Plates and Miscellaneous Steel
201	132176-CE01.05	WSPM007295	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Safety-Related Embed Plates and Miscellaneous Steel
202	J132176-C607.04	WSPM015713	WECTEC Global Project Services, Inc.	ENERGY STEEL AND SUPPLY CO	Fabrication of ASME B31.1 Embedded Pipe Spools
203	4500461828	4500461828	Westinghouse Electric Company LLC	ENERSYS	Non-1E Batteries
204	4500383567	4500383567	Westinghouse Electric Company LLC	ENERSYS DELAWARE INC	Class 1E Battery Cells
205	4500703454	4500703454	Westinghouse Electric Company LLC	ENERSYS DELAWARE INC	Non-1E Batteries
207	4500430528	4500430528	Westinghouse Electric Company LLC	EVOQUA WATER TECHNOLOGIES LLC	BDS Electrodeionization Packages
208	132175-MS08.00	WSPM003989	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	CORS
209	132175-MS09.00	WSPM003988	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	Demin Water Treatment
210	132175-MS19.00	WSPM003866	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	Condensate Polishing Package Unit 3
211	132175-MS30.01	WSPM010466	Stone & Webster Construction Inc	EVOQUA WATER TECHNOLOGIES LLC	Turbine Island Chemical Feed System
212	132176-MS08.00	WSPM003386	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	CORS
213	132176-MS09.00	WSPM003385	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	Demin Water Treatment

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

214	132176-MS19.00	WSPM003047	WECTEC Global Project Services, Inc.	EVOQUA WATER TECHNOLOGIES LLC	Condensate Polishing Package Unit4|
215	132176-MS30.01	WSPM010467	Stone & Webster Construction Inc	EVOQUA WATER TECHNOLOGIES LLC	Turbine Island Chemical Feed System
217	4500332459	4500332459	Westinghouse Electric Company LLC	FARRIS ENGINEERING SERVICES	Auxiliary Relief Valves, ASME B16.34
219	4500411181	4500411181	Westinghouse Electric Company LLC	FISHER CONTROLS INTERNATIONAL INC	Air Operated Globe Valves, ASME Sec III Class 1, 2, & 3
220	4500327665	4500327665	Westinghouse Electric Company LLC	FISHER CONTROLS INTL INC	Air Operated Globe Valves, ASME Sec III Class 1, 2, & 3
221	4500338991	4500338991	Westinghouse Electric Company LLC	FISHER CONTROLS INTL INC	Passive Residual Heat Removal Discharge Valves
222	4500352002	4500352002	Westinghouse Electric Company LLC	FISHER CONTROLS INTL INC	Three-Way ASME B16.34 Valves
223	4500371190	4500371190	Westinghouse Electric Company LLC	FISHER CONTROLS INTL INC	Pressurizer Spray Valves
224	132175-MP05.01	WSPM001595	WECTEC Global Project Services, Inc.	FLOWSERVE - NC	MP05.01 Replacement Parts
225	4500328269	4500328269	Westinghouse Electric Company LLC	FLOWSERVE CORP	CVS Makeup Pumps
226	4500328256	4500328256	Westinghouse Electric Company LLC	FLOWSERVE CORP	RNS Centrifugal Normal RHR Pumps
227	4500326442	4500326442	Westinghouse Electric Company LLC	FLOWSERVE CORP - COOKEVILLE TN	Ball and Plug Valves, ASME B16.34
228	4500328752	4500328752	Westinghouse Electric Company LLC	FLOWSERVE CORP - COOKEVILLE TN	Ball and Plug Valves, ASME B16.34
229	4500319052	4500319052	Westinghouse Electric Company LLC	FLOWSERVE CORP - RALEIGH NC	Motor Operated Globe and Gate Valves, ASME Section III, Class 1, 2, & 3
230	4500316051	4500316051	Westinghouse Electric Company LLC	FLOWSERVE CORP - RALEIGH NC	3" & Larger Man Operated Gate, Globe and Check Vlvs, ASME Sec III Cl 1,2,3
231	4500327443	4500327443	Westinghouse Electric Company LLC	FLOWSERVE CORP - RALEIGH NC	Main Steam Isolation Valves (MSIV)
232	4500325750	4500325750	Westinghouse Electric Company LLC	FLOWSERVE CORP - RALEIGH NC	Feedwater Isolation Valves (FWIV)
233	4500328691	4500328691	Westinghouse Electric Company LLC	FLOWSERVE CORP - RALEIGH NC	Feedwater Check Valves (FWCV)
235	4500332338	4500332338	Westinghouse Electric Company LLC	FLOWSERVE CORP - SPRINGVILLE UT	Air Operated Globe Valves, ASME B16.34
236	4500344391	4500344391	Westinghouse Electric Company LLC	FLOWSERVE CORP - VERNON CA	PCS Recirculation Pumps

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

237	4500405443	4500405443	Westinghouse Electric Company LLC	FLOWSERVE CORP - VERNON CA	PCS Recirculation Pumps
238	4500354708	4500354708	Westinghouse Electric Company LLC	FLUID HANDLING LLC	SV3 Heat Exchanger, CVS Pump, ME2Q
239	4500331052	4500331052	Westinghouse Electric Company LLC	GARDNER DENVER INC	Liquid Ring Vacuum Pumps (WLS Degasifier Vacuum Pumps)
241	132175-K206.00	WSPM001688	WECTEC Global Project Services, Inc.	GENERAL ATOMICS	Building 305 Radiation Monitors (Area & P/I/G)
242	132175-CR01.07 REL 1	WSPM003255	WECTEC Global Project Services, Inc.	GERDAU INC	Mechanical Splices
243	132175F001701	WSPM011183	Stone & Webster Construction Inc	GERDAU INC	NI-4 Threading Parts for Arnie Uranga
244	132175F001709	WSPM009738	Stone & Webster Construction Inc	GERDAU INC	Chaser for Rodbusters Lenton Chaser set pitt1.25mm art.nr.14900 company Erico
245	132175F002964	WSPM004521	Stone & Webster Construction Inc	GERDAU INC	Training for the rebar threader
246	132175F003565	WSPM010427	Stone & Webster Construction Inc	GERDAU INC	Caps From Gerdau For Thread Protection Nuclear Island Rebar Fab Shop
247	132175F003655	WSPM010444	Stone & Webster Construction Inc	GERDAU INC	Nonpermanent Plant Equiptment For Use On Unit 3 Shield Building. Cadweld Equiptment/No Filler. Per E&DCR SV0-CR01-GEF-000499
248	132175F004067	WSPM010634	Stone & Webster Construction Inc	GERDAU INC	Rebar Threading Machine Replacement Parts. Nuclear Island 3 Rebar Fab Shop.
249	132175F004769	WSPM009901	Stone & Webster Construction Inc	GERDAU INC	Rebar Threading Machine Replacement Parts. Nuclear island 3 Rebar Fab Shop.
250	132175F005480	WSPM009743	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar caps to protect threading at rebar fab shop NI3.
251	132175F005709	WSPM009804	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar Caps For Thread Protection. Nuclear Island 3 Rebar Fab Shop.
252	132175-J400.00	WSPM003744	WECTEC Global Project Services, Inc.	GERDAU INC	Non-Safety Related Rebar and Couplers
253	132176-CR01.04 REL 1	WSPM001207	WECTEC Global Project Services, Inc.	GERDAU INC	Reinforcing Steel (Safety Class C) - Bulk Supply
254	132176-CR01.04-REL02	WSPM003750	WECTEC Global Project Services, Inc.	GERDAU INC	Stock Reinforcing Blanket Purchase Agreement Release #2

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

255	132176-CR01.04-REL03	WSPM011073	WECTEC Global Project Services, Inc.	GERDAU INC	Stock Bar Release #3
256	132176-J400.00	WSPM003938	WECTEC Global Project Services, Inc.	GERDAU INC	Safety Related Rebar Unit 4
257	J132175-J400A-00	WSPM002104	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar Billets|
258	WVG3000018	WVG3000018	WECTEC Global Project Services, Inc.	GERDAU INC	Thread Chasers For Rebar Threading Machine Nuclear Island 3.
259	WVG3000160	WVG3000160	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar Caps Nuclear Island 3. For Thread Protection.
260	WVG3000206	WVG3000206	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar thread protectors. Nuclear Island 3 Rebar Fab Shop.
261	WVG3000658	WVG3000658	WECTEC Global Project Services, Inc.	GERDAU INC	Rebar thread chasers for rebar threader machine. Fab shop in Nuclear Island 3.
262	WVG3000659	WVG3000659	Stone & Webster Construction Inc	GERDAU INC	Nonpermanent Plant. Construction Aid Material. Nuclear Island 3.
263	WVG3001363	WVG3001363	WECTEC Global Project Services, Inc.	GERDAU INC	to be used for operations of rebar fabrication-safety requirements, used in NOI 6 fabrication shops
264	WVG3001375	WVG3001375	WECTEC Global Project Services, Inc.	GERDAU INC	To be used for operations of rebar fabrication-safety requirement in NOI-6 fabrication shop
265	WVG3001379	WVG3001379	WECTEC Global Project Services, Inc.	GERDAU INC	to be used for operations of rebar fabrication-safety requirement in NOI-6 fabrication shop
266	WVG3001516	WVG3001516	WECTEC Global Project Services, Inc.	GERDAU INC	temporary construction aid to be used in NOI-6 Fabrication Shops, required in operations of the rebar fabrication process.
267	4500620847	4500620847	Westinghouse Electric Company LLC	GRAHAM CORP	RCS Air Ejector Package
268	132175-D100.CA005	WSPM003447	WECTEC Global Project Services, Inc.	GREENBERRY FABRICATION	CA Module Fabrication
269	132175-SS01.39	WSPM000236	WECTEC Global Project Services, Inc.	GREENBERRY FABRICATION	The CH Structural Modules
270	132176-D100.CA005	WSPM003738	WECTEC Global Project Services, Inc.	GREENBERRY FABRICATION	CA Module Fabrication
271	132176-SS01.39	WSPM000829	WECTEC Global Project Services, Inc.	GREENBERRY FABRICATION	The CH Structural Modules

CONFIDENTIAL & PROPRIETARY
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272	4500352740	4500352740	Westinghouse Electric Company LLC	GSE POWER SYSTEMS INC	LSS #1 RFT
274	4500426010	4500426010	Westinghouse Electric Company LLC	GUTOR Electronic LLC	Class 1E Battery Chargers
275	4500456642	4500456642	Westinghouse Electric Company LLC	GUTOR Electronic LLC	Non-1E Battery Chargers
276	4500665006	4500665006	Westinghouse Electric Company LLC	GUTOR Electronic LLC	Non-1E Battery Chargers
277	4500328271	4500328271	Westinghouse Electric Company LLC	HAYWARD TYLER PUMP CO	BDS Stm Gen Drain & Recirc Pump
278	4500359753	4500359753	Westinghouse Electric Company LLC	HOLTEC INTERNATIONAL	Spent Fuel Storage Racks
279	4500449508	4500449508	Westinghouse Electric Company LLC	HOLTEC INTERNATIONAL	Spent Fuel Storage Racks
280	4500450369	4500450369	Westinghouse Electric Company LLC	HOLTEC INTERNATIONAL	Spent Fuel Storage Racks
281	4500459598	4500459598	Westinghouse Electric Company LLC	HOLTEC INTERNATIONAL	Spent Fuel Storage Racks
282	4500652956	4500652956	Westinghouse Electric Company LLC	HYDRATIGHT OPERATION INC	SG Manhole Stud Bolt Tensioner
283	4500365480	4500365480	Westinghouse Electric Company LLC	HYUNDAI HEAVY INDUSTRIES	Feedwater Pump Packages
284	4500654220	4500654220	Westinghouse Electric Company LLC	IHI CORPORATION	Material Consulting Fee
285	4500655276	4500655276	Westinghouse Electric Company LLC	IHI CORPORATION	SV3 Design, Mfg., & Documentation Cost
286	4500705328	4500705328	Westinghouse Electric Company LLC	IHI CORPORATION	Review of Work Package
287	132175-D100.SB008	WSPM003458	WECTEC Global Project Services, Inc.	IHI CORPORATION	Shield Building Conical Roof
288	132176-D100.SB008	WSPM003200	WECTEC Global Project Services, Inc.	IHI CORPORATION	Shield Building Conical Roof
289	132175-MP10.01	WSPM003995	WECTEC Global Project Services, Inc.	ITT GOULDS PUMPS INC	MP10 Pumps MP1G/R/S/T
290	132176-MP10.01	WSPM003391	WECTEC Global Project Services, Inc.	ITT GOULDS PUMPS INC	MP10 Pumps MP1G/R/S/T
291	132176-PH02.02	WSPM003041	WECTEC Global Project Services, Inc.	JAMES C WHITE CO INC	ASME III Tube Track
292	132175-MS02.01	WSPM003994	WECTEC Global Project Services, Inc.	JOHNSON CONTROL CO	Low Capacity (Air Cooled) Chiller
293	132175-MS02.02	WSPM003993	WECTEC Global Project Services, Inc.	JOHNSON CONTROL CO	High Capacity (Air Cooled) Chiller

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

294	132176-MS02.01	WSPM003390	WECTEC Global Project Services, Inc.	JOHNSON CONTROL CO	Low Capacity (Air Cooled) Chiller
295	132176-MS02.02	WSPM003389	WECTEC Global Project Services, Inc.	JOHNSON CONTROL CO	High Capacity (Air Cooled) Chiller
296	4500416132	4500416132	Westinghouse Electric Company LLC	JOHNSON MARCH SYSTEMS INC	CVS Zinc Injection Package
297	4500371506	4500371506	Westinghouse Electric Company LLC	JOHNSON MARCH SYSTEMS INC	WGS Sample Package
298	4500617215	4500617215	Westinghouse Electric Company LLC	JOHNSON MARCH SYSTEMS INC	Hydrogen Injection Package
299	4500698668	4500698668	Westinghouse Electric Company LLC	JOHNSON MARCH SYSTEMS INC	Panel,Electrohydraulic Control
300	4500626302	4500626302	Westinghouse Electric Company LLC	KTA TATOR INC	Paint Appl Insp Serv Vgtle 4 IIS SPS Cab
301	4500629435	4500629435	Westinghouse Electric Company LLC	KTA TATOR INC	Paint Appl Insp Serv Vgtle 4 IIS SPS Cab
302	4500630383	4500630383	Westinghouse Electric Company LLC	KTA TATOR INC	Paint Appl Insp Serv for Vogtle Unit 4
303	132175-E153.00	WSPM002968	WECTEC Global Project Services, Inc.	LEIDOS ENGINEERING LLC	Engineering Services for Verification & Validation of Standard Plant EFS Design
304	4500379788	4500379788	Westinghouse Electric Company LLC	LHE Co., Ltd.	ME3A Design Analysis Report
305	4500423270	4500423270	Westinghouse Electric Company LLC	LISEGA INC - USA	Reactor Coolant System Support Components Includes: RV, SG, PZR
306	4500435151	4500435151	Westinghouse Electric Company LLC	LISEGA INC - USA	Reactor Coolant System Support Components Includes: RV, SG, PZR
307	132175-C651.03	WSPM010092	Stone & Webster Construction Inc	LISEGA INC - USA	Pipe Support Materials NS related Cat III/E
308	132175-C651.06	WSPM004596	WECTEC Global Project Services, Inc.	LISEGA INC - USA	Lisega Pipe Strap KB04 Mod. WGS Aux
309	132175-PH02.01	WSPM004555	WECTEC Global Project Services, Inc.	LISEGA INC - USA	ASME III Section NF Pipe Supports
310	132175-PH02.03 REL 1	WSPM001655	WECTEC Global Project Services, Inc.	LISEGA INC - USA	ASME III NF Support Material Blanket
311	132175-PH03.01	WSPM004556	WECTEC Global Project Services, Inc.	LISEGA INC - USA	Shop Fabricated ASME B31.1 Pipe Supports - PH03
312	132175-SH60.01	WSPM004665	WECTEC Global Project Services, Inc.	LISEGA INC - USA	WEC Safety Class C Pipe Whip Restraints

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

313	132175-SS01.34	WSPM003907	WECTEC Global Project Services, Inc.	LISEGA INC - USA	Non-Safety Related Structural Steel Support for Turbine Generator Systems & Aux. Equipment (CRV#1,2,3,4,5,6; MSV/CV#1,2,3,4 and MSR A/B)
314	132176-PH02.01	WSPM004736	WECTEC Global Project Services, Inc.	LISEGA INC - USA	ASME III Section NF Pipe Supports
315	132176-PH03.01	WSPM004735	WECTEC Global Project Services, Inc.	LISEGA INC - USA	Shop Fabricated ASME B31.1 Supports PH03 Large Bore and Small Bore, Seismic and Non Seismic
316	132176-SH60.01	WSPM004676	WECTEC Global Project Services, Inc.	LISEGA INC - USA	WEC Safety Class C Pipe Whip Restraints
317	132176-SS01.34	WSPM003136	WECTEC Global Project Services, Inc.	LISEGA INC - USA	Non-Safety Related Structural Steel Support for Turbine Generator Systems & Aux. Equipment (CRV#1,2,3,4,5,6; MSV/CV#1,2,3,4 and MSR A/B)
318	132175-PY25.01	WSPM003915	WECTEC Global Project Services, Inc.	MACKSON INC	Single Stage, ASME III, Class 1, 2, and 3 Orifices
319	132176-PY25.01	WSPM003033	WECTEC Global Project Services, Inc.	MACKSON INC	Single Stage, ASME III, Class 1, 2, and 3 Orifices
320	132175-C121.12	WSPM015259	Stone & Webster Construction Inc	MACO INC	Fabricated Piping and Loose Materials in Accordance with Shop Fab Piping Spec SV3-GW-P0-007
321	132175-C124.01	WSPM004590	WECTEC Global Project Services, Inc.	MACO INC	Alloy Steel Piping and Fittings for ZRS Diesel Exhaust
322	132175-C810.04	WSPM009793	WECTEC Global Project Services, Inc.	MACO INC	Replacement Anchor Bolt Material for Iso Phase Bus Pedestal
323	132175-CE50.03	WSPM000120	WECTEC Global Project Services, Inc.	MACO INC	Non-Safety Embeds & Misc. Steel Items
324	132175-D220.10	WSPM004531	Stone & Webster Construction Inc	MACO INC	CA Module Lift Frames
325	132175-D220.13	WSPM003455	WECTEC Global Project Services, Inc.	MACO INC	Non-Safety Embedded Plates
326	132175-D500.33	WSPM003372	WECTEC Global Project Services, Inc.	MACO INC	Concrete Chairs For Shield Wall
327	132175-D500.41	WSPM003369	WECTEC Global Project Services, Inc.	MACO INC	Steel, Guardrail, Ladders, Grating For WWRB
328	132175-D500.43	WSPM003368	WECTEC Global Project Services, Inc.	MACO INC	Fully Assembled Stair, Grating, And Steel Beam For Building 315

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

329	132175F000631A	WSPM004638	Stone & Webster Construction Inc	MACO INC	Module Wall Fit-up
330	132175F004826	WSPM003815	Stone & Webster Construction Inc	MACO INC	Equipment to be used to support the HP Upper/Lower casings for machining repairs
331	132175F005408	WSPM004936	Stone & Webster Construction Inc	MACO INC	Lifting lugs for Turbine Building roof trusses
332	132175F005909	WSPM002999	Stone & Webster Construction Inc	MACO INC	CA01-07 lifting attachment
333	132175F006016	WSPM004720	Stone & Webster Construction Inc	MACO INC	load testing lifting lugs to be used for CA20 installation, work package SV4-CA20-MHH-040
334	132175F006056	WSPM004723	Stone & Webster Construction Inc	MACO INC	Spacer/Shim to be used for temporary use and placed in the RV closure head during the build
335	132176-C121.11	WSPM004907	WECTEC Global Project Services, Inc.	MACO INC	Fabricated Piping & Loose Piping Materials intended for Cat III/SC-E Applications
336	132176-C913.02	WSPM004729	WECTEC Global Project Services, Inc.	MACO INC	Cast Iron Pipe Materials for Unit 4 SDS and Copper Tubing Materials for PWS
337	132176-CE50.03	WSPM003752	WECTEC Global Project Services, Inc.	MACO INC	Non-Safety Embeds & Misc. Steel Items
338	132176-D220.14	WSPM003199	WECTEC Global Project Services, Inc.	MACO INC	Non-Safety Related Embed Plates
339	132176-D500.41	WSPM003196	WECTEC Global Project Services, Inc.	MACO INC	Steel, Guardrail, Ladders, Grating For WWRB
340	132176F000091	WSPM003132	WECTEC Global Project Services, Inc.	MACO INC	Construction aid material to be embedded and left in place and used for course 1 shield building supports, work package SV4-1208-SCW-CV6994
341	132176-FPR134-00074	WSPM003942	WECTEC Global Project Services, Inc.	MACO INC	HYDRO SUPPORT STEEL
342	WVG3001298	WVG3001298	WECTEC Global Project Services, Inc.	MACO INC	Material left in place at Annex 3 Pour Stop WP # SV3-4002-SSW-CV3906
343	WVG3001408	WVG3001408	WECTEC Global Project Services, Inc.	MACO INC	Non-Safety, Non-Permanent plant material needed for Turbine overhead crane test frame-Plate- A36 1"x 6" x 8", QA Category III, Safety Class E, Storage Level D

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

344	WVG3001471	WVG3001471	WECTEC Global Project Services, Inc.	MACO INC	Load testing of Turbine Island 220 ton O/H crane
345	WVG3001485	WVG3001485	WECTEC Global Project Services, Inc.	MACO INC	TEST WEIGHT BASKET FOR 220 Ton CRANE FOR TI3 MOYA NELSON EXT: 3145
346	4500706639	4500706639	Westinghouse Electric Company LLC	MAGNETROL INTERNATIONAL INC	AP1000 JE27 Radar Level Instruments
347	4500274213	4500274213	Westinghouse Electric Company LLC	MANGIAROTTI SpA	PXS Passive RHR Heat Exchanger
348	4500656971	4500656971	Westinghouse Electric Company LLC	MANGIAROTTI SpA	Pipe Anchors in Brk Exclusion Zone of NI
349	4500278950	4500278950	Westinghouse Electric Company LLC	MANGIAROTTI SpA	PXS Core Makeup Tanks
350	4500273232	4500273232	Westinghouse Electric Company LLC	MANGIAROTTI SpA	PXS Accumulator Tanks
351	4500274162	4500274162	Westinghouse Electric Company LLC	MANGIAROTTI SpA	Pressurizer
352	4500624591	4500624591	Westinghouse Electric Company LLC	MCFARLAND-TRITAN	Lube Oil Jacking Pump Packages
353	132175-MS07.01	WSPM003990	WECTEC Global Project Services, Inc.	MILTON CAT	Diesel Fuel Oil Transfer Packages
354	132175-MS40.01	WSPM003929	WECTEC Global Project Services, Inc.	MILTON CAT	Standby Diesel Generator Units|
355	132176-MS07.01	WSPM003387	WECTEC Global Project Services, Inc.	MILTON CAT	Diesel Fuel Oil Transfer Packages
356	132176-MS40.01	WSPM003046	WECTEC Global Project Services, Inc.	MILTON CAT	Standby Diesel Generator Units|
357	4500430408	4500430408	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (CONAX NUCLEAR)	Electrical Penetration Assembly
358	4500605776	4500605776	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (CONAX NUCLEAR)	Containment Vessel
359	4500372803	4500372803	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (IST) CORP	STND SFTY SR MOD EXCORE DETECTOR ASSY
360	4500670690	4500670690	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (IST) CORP	Standard Safety Quadaxial Cable - Brown
361	4500709430	4500709430	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (IST) CORP	AP1000 PR Instrument Well Cap
362	4500709431	4500709431	Westinghouse Electric Company LLC	MIRION TECHNOLOGIES (IST) CORP	AP1000 PR Instrument Well Cap

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

363	4500642248	4500642248	Westinghouse Electric Company LLC	MOYNO	SV3 WSS Resin Transfer Pump, Pos Disp
364	4500721996	4500721996	Westinghouse Electric Company LLC	NEAL BROTHERS CHARLESTON	Transport & Packaging: PV32/PV33 Valves
365	4500630397	4500630397	Westinghouse Electric Company LLC	NEUGART USA	Reactor Coolant Pump/Motor Maintenance Cart
366	132175-D100.SB003	WSPM003460	WECTEC Global Project Services, Inc.	NEWPORT NEWS INDUSTRIAL CORP	Shield Building
367	132175-D100.SB005	WSPM003459	WECTEC Global Project Services, Inc.	NEWPORT NEWS INDUSTRIAL CORP	Shield Building Air Inlet and Tension Ring
368	132176-D100.SB003	WSPM010835	Stone & Webster Construction Inc	NEWPORT NEWS INDUSTRIAL CORP	Shield Building
369	132176-D100.SB005	WSPM003201	WECTEC Global Project Services, Inc.	NEWPORT NEWS INDUSTRIAL CORP	Shield Building Air Inlet and Tension Ring
370	4500622774	4500622774	Westinghouse Electric Company LLC	NOOK INDUSTRIES INC	Reactor Coolant Pump/Motor Maintenance Cart
371	4500419315	4500419315	Westinghouse Electric Company LLC	NOVA MACHINE PRODUCTS CORP	Spent Fuel Rack Insert for BPRA
372	4500657904	4500657904	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE49 ElectroMagnetic Flowmeters
373	4500660133	4500660133	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE26 N1E Ultrasonic Level Sensors
374	4500665052	4500665052	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE23 Inline Flow Transmitters
375	4500669105	4500669105	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE52 Pressure & dP Transmitters
376	4500670621	4500670621	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE36 Process Analyzers
377	4500673034	4500673034	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	AP1000 JE38 Local Process Indicators
378	4500673562	4500673562	Westinghouse Electric Company LLC	OBAYASHI CORP	AP1000 Strategic Planning Team
379	132175-D100.12 RELEASE 1	WSPM014780	WECTEC Global Project Services, Inc.	OFI CUSTOM METAL FABRICATION	Plates For Unassembled OLPs For Civil Modules
380	132175-SS01.00	WSPM003909	WECTEC Global Project Services, Inc.	OWEN INDUSTRIES INC	Safety Related Structural Steel and Steel Decking, Vogtle Unit 3 [Auxiliary and Containment Bldg]
381	132176-SS01.00	WSPM003137	WECTEC Global Project Services, Inc.	OWEN INDUSTRIES INC	Safety Related Structural Steel and Steel Decking, Vogtle Unit 4 [Auxiliary and Containment Bldg]
382	4500332554	4500332554	Westinghouse Electric Company LLC	PALL CORP - TECH SRVCS	High Pressure Cartridge Filters (Reactor Coolant Filters)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

383	4500343791	4500343791	Westinghouse Electric Company LLC	PALL CORP - TECH SRVCS	Vogtle 3 - Filter Cartridges
384	4500623272	4500623272	Westinghouse Electric Company LLC	PANELMATIC INC	Engineering Services JR03 Design Changes
385	4500718033	4500718033	Westinghouse Electric Company LLC	PANELMATIC INC	Console,Security Station,CAS
401	4500646466	4500646466	Westinghouse Electric Company LLC	PCI ENERGY SERVICES	PXS Core Makeup Tanks
402	4500710153	4500710153	Westinghouse Electric Company LLC	PCI ENERGY SERVICES LLC	ASME Work for IHP
403	4500435333	4500435333	Westinghouse Electric Company LLC	PENN STATE TOOL & DIE CORP	Wet Annular Burnable Absorber Handling Tool
404	4500455598	4500455598	Westinghouse Electric Company LLC	PENN STATE TOOL & DIE CORP	Fuel Transfer Tube
405	4500616610	4500616610	Westinghouse Electric Company LLC	PENTAIR EQUIPMENT PROTECTION	DOOR ASSY, R HNG, PANTONE 421C, NP
406	4500371198	4500371198	Westinghouse Electric Company LLC	PENTAIR VALVES & CONTROLS US LP	Auxiliary Relief Valves, ASME B16.34
407	4500340946	4500340946	Westinghouse Electric Company LLC	PENTAIR VALVES AND CONTROLS US LP	Auxiliary Relief Valves, ASME Section III Classes 2 and 3
408	4500408943	4500408943	Westinghouse Electric Company LLC	PENTAIR VALVES AND CONTROLS US LP	Vacuum Breaker Vlvs, 1", CL 150, SST, Fl
409	4500341043	4500341043	Westinghouse Electric Company LLC	PENTAIR VALVES AND CONTROLS US LP	Vacuum Breaker Valves, ASME B16.34
410	4500365094	4500365094	Westinghouse Electric Company LLC	PENTAIR VALVES AND CONTROLS US LP	Pressurizer Safety Valves
411	132175-MS60.01	WSPM001583	WECTEC Global Project Services, Inc.	PRECISION BOILERS LLC	Electric Auxiliary Boiler Package
412	4500283276	4500283276	Westinghouse Electric Company LLC	PRECISION CUSTOM COMPONENTS	Reactor Internals
413	132175-MD27.00	WSPM010255	Stone & Webster Construction Inc	PREFERRED METAL TECHNOLOGIES INC	MD27 Safety-Related Gravity/Relief Dampers
414	132176-MD27.00	WSPM010254	Stone & Webster Construction Inc	PREFERRED METAL TECHNOLOGIES INC	MD27 Safety-Related Gravity/Relief Dampers
415	4500312913	4500312913	Westinghouse Electric Company LLC	PREMIER TECHNOLOGY INC	Integrated Head Package
417	4500692319	4500692319	Westinghouse Electric Company LLC	PREMIER TECHNOLOGY INC	Reactor Cavity Seal Ring
418	4500630606	4500630606	Westinghouse Electric Company LLC	PREMIER TECHNOLOGY INC	Reactor Vessel Internals Lifting Rig

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

420	4500714777	4500714777	Westinghouse Electric Company LLC	PRYSMIAN COMMUNICATIONS CABLES	CABLE, FIBER OPTIC 24X50/125UM MM BLK
421	4500612168	4500612168	Westinghouse Electric Company LLC	QUALTECH NP	Spent Fuel System Gates
422	4500708614	4500708614	Westinghouse Electric Company LLC	RDF CORP	AP1000 JE32 Resistance Temp Detectors
423	4500639279	4500639279	Westinghouse Electric Company LLC	REMOTE OCEAN SYSTEMS INC	FHS Underwater Camera Equipment
424	4500616098	4500616098	Westinghouse Electric Company LLC	ROLLS-ROYCE CIVIL NUCLEAR CANADA LT	Filter Transfer Casks
426	4500436941	4500436941	Westinghouse Electric Company LLC	RUMSEY ELECTRIC CO	Electrical Protection Relay Panels
427	4500319424	4500319424	Westinghouse Electric Company LLC	SAMSHIN LIMITED	1" & 2" Manually Operated Globe and Check Valves, ASME Sec III Cl 1, 2, & 3
428	4500418139	4500418139	Westinghouse Electric Company LLC	SAMSHIN LIMITED	Motor Operated Gate and Globe Valves, ASME B16.34
429	4500309569	4500309569	Westinghouse Electric Company LLC	SAMSHIN LIMITED	1" & 2" Manually Operated Globe and Check Valves, ASME B16.34
430	4500325899	4500325899	Westinghouse Electric Company LLC	SAMSHIN LIMITED	3" & Larger Manually Operated Gate, Globe, & Check Vlvs, ASME B16.34
434	4500409603	4500409603	Westinghouse Electric Company LLC	SENIOR FLEXONICS PATHWAYS	Containment Piping Penetrations with Flued Heads
435	4500674167	4500674167	Westinghouse Electric Company LLC	SENIOR FLEXONICS PATHWAYS	Joint,Expansion,10",SST
436	4500674873	4500674873	Westinghouse Electric Company LLC	SENIOR FLEXONICS PATHWAYS	Applicable Document Revisions
437	132176-PY20.00	WSPM010307	Stone & Webster Construction Inc	SENIOR FLEXONICS PATHWAYS	PY20 Metallic Expansion Joints
438	4500347757	4500347757	Westinghouse Electric Company LLC	SENTRY EQUIPMENT CORP	WGS Gas Cooler
439	4500404005	4500404005	Westinghouse Electric Company LLC	SENTRY EQUIPMENT CORP	Resin Sampler Package
440	4500378131	4500378131	Westinghouse Electric Company LLC	SENTRY EQUIPMENT CORP	PSS Grab Sampling Unit
441	4500312932	4500312932	Westinghouse Electric Company LLC	SHARPSVILLE CONTAINER	Chemical Feed Tank
442	4500315960	4500315960	Westinghouse Electric Company LLC	SHARPSVILLE CONTAINER	WGS Delay Bed

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

443	4500282878	4500282878	Westinghouse Electric Company LLC	SIEMENS INDUSTRY INC	RCP Variable Frequency Drives, 6.9 kV, 60 Hz Input
444	4500412943	4500412943	Westinghouse Electric Company LLC	SIEMPELKAMP NUCLEAR SERVICES	Hydrogen Recombiners
445	4500663496	4500663496	Westinghouse Electric Company LLC	SPRAYING SYSTEMS CO	Spent Fuel Pool Spray Nozzles
446	4500298889	4500298889	Westinghouse Electric Company LLC	SPX CORP COPES VULCAN OPERATION	Squib Valve
447	4500688697	4500688697	Westinghouse Electric Company LLC	STANEX, LLC	Structural Stability Analysis
448	132175-SS01.02	WSPM003908	WECTEC Global Project Services, Inc.	STEELFAB INC	Non-Safety Related Structural Steel and Decking
449	132176-SS01.02	WSPM010256	Stone & Webster Construction Inc	STEELFAB INC	Non-Safety Related Structural Steel and Decking
450	4500630430	4500630430	Westinghouse Electric Company LLC	STRAINSERT CO	Reactor Coolant Pump/Motor Maintenance Cart
451	132176-MP10.00	WSPM010411	Stone & Webster Construction Inc	SULZER PUMPS US INC	Turbine Building Closed Cooling Water System (TCS) Pumps (MP1H)
452	4500367194	4500367194	Westinghouse Electric Company LLC	SWAGELOK CAPITAL PROJECTS COMPANY	Instrumentation Valves, Safety Related
453	4500459975	4500459975	Westinghouse Electric Company LLC	SWAGELOK CAPITAL PROJECTS COMPANY	Needle Valves
454	4500370661	4500370661	Westinghouse Electric Company LLC	SWAGELOK CAPITAL PROJECTS COMPANY	Mechanical Connections/Quick Disconnects
455	4500601068	4500601068	Westinghouse Electric Company LLC	SWAGELOK CAPITAL PROJECTS COMPANY	Mechanical Connections/Quick Disconnects
456	132175-JT01.02	WSPM007192	Stone & Webster Construction Inc	SWAGELOK NORTH CAROLINA	ASME III Tube Fittings
457	132175-JZ01.01	WSPM003790	WECTEC Global Project Services, Inc.	SWAGELOK NORTH CAROLINA	Instrumentation Valve Manifolds, ASME Section III, Class 2 and 3 for Various Systems
458	132176-JT01.02	WSPM007241	Stone & Webster Construction Inc	SWAGELOK NORTH CAROLINA	ASME III Tube Fittings
459	132176-JZ01.01	WSPM003936	WECTEC Global Project Services, Inc.	SWAGELOK NORTH CAROLINA	Instrumentation Valve Manifolds, ASME Section III, Class 2 and 3 for Various Systems
460	4500449494	4500449494	Westinghouse Electric Company LLC	TAYCO ENGINEERING INC	Hydrogen Igniters
461	4500608824	4500608824	Westinghouse Electric Company LLC	THE CALVERT CO INC	SV3 Repl. EB04 Gaskets and Adhesive Mat.

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

462	4500639965	4500639965	Westinghouse Electric Company LLC	THE HILLIARD CORP	Oil Flushing Unit
463	4500269770	4500269770	Westinghouse Electric Company LLC	TIOGA PIPE SUPPLY CO INC	Reactor Coolant Loop Piping
464	4500318727	4500318727	Westinghouse Electric Company LLC	TOSHIBA AMERICA NUCLEAR ENERGY CORP	Main Step-up Transformers
465	4500416115	4500416115	Westinghouse Electric Company LLC	TRANSCO PRODUCTS INC	Metal Reflective Insulation (SGs, RCPs, PZR, RCL Pipe) To be installed by Vendor
466	4500416114	4500416114	Westinghouse Electric Company LLC	TRANSCO PRODUCTS INC	RV Head Metal Reflective Ins. (includes IHP and RV Flange Ins.) To be installed by Vendor
467	4500416113	4500416113	Westinghouse Electric Company LLC	TRANSCO PRODUCTS INC	Metal Reflective Insulation (Other than MN01, MN03, MN20) To be installed by Vendor
468	4500416112	4500416112	Westinghouse Electric Company LLC	TRANSCO PRODUCTS INC	RV Insulation System (also called Reactor Cavity Insulation) To be installed by Vendor
469	4500318072	4500318072	Westinghouse Electric Company LLC	TRANTER INC	WLS Liquid Seal Water Heat Exchangers
470	4500409669	4500409669	Westinghouse Electric Company LLC	TRI NUCLEAR CORP	Skimmer / Strainers
471	4500695504	4500695504	Westinghouse Electric Company LLC	TRICO WELDING CO	Reactor Coolant Pump/Motor Maintenance Cart
472	4500682637	4500682637	Westinghouse Electric Company LLC	TRICO WELDING CO	Reactor Upper Internals Storage Stand
473	4500680745	4500680745	Westinghouse Electric Company LLC	TRICO WELDING CO	FOOT,LEVELING,IGA LIFT RIG, - Vogtle
474	4500326440	4500326440	Westinghouse Electric Company LLC	TSM TECH CO LTD	BDS Steam Generator Blowdown Heat Exchangers
475	4500340572	4500340572	Westinghouse Electric Company LLC	TSM TECH CO LTD	CVS Mixed Bed and Cation Demineralizers
476	4500452899	4500452899	Westinghouse Electric Company LLC	TSM TECH CO LTD	Reactor Coolant Depressurization Sparger
477	4500707362	4500707362	Westinghouse Electric Company LLC	TURNER INDUSTRIES GROUP LLC	AP1000 Services for Program Stand-Up
478	132175-PL02.05	WSPM007191	WECTEC Global Project Services, Inc.	TURNER INDUSTRIES GROUP LLC	Shop Fabrication of ASME III Piping Subassemblies
479	132176-PL02.05	WSPM007240	WECTEC Global Project Services, Inc.	TURNER INDUSTRIES GROUP LLC	Shop Fabrication of ASME III Piping Subassemblies

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

480	4500656664	4500656664	Westinghouse Electric Company LLC	TW METALS	PXS Core Makeup Tanks
481	4500428822	4500428822	Westinghouse Electric Company LLC	VAL FAB INC	SV3Tank, Batching, Boric Acid, CVS, 60hz
482	4500325905	4500325905	Westinghouse Electric Company LLC	VAL FAB INC	SV4 WLS Degasifier Separator MV7J
483	4500375201	4500375201	Westinghouse Electric Company LLC	VAL FAB INC	Spent Resin Tanks (with Internal Eductors and Screens)
484	4500374238	4500374238	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Solenoid-Operated Globe Valves, ASME Section III Classes 1, 2, and 3
486	4500433665	4500433665	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Pressure Regulating Globe Valves, ASME Section III Classes 2 and 3
487	4500602331	4500602331	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Solenoid-Operated Globe Valves, ASME B16.34
489	4500677839	4500677839	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Cavitating Venturis
491	4500677834	4500677834	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Letdown Orifice
492	4500676913	4500676913	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Plug-Resistant Orifices, ASME Section III
494	4500640482	4500640482	Westinghouse Electric Company LLC	VALCOR ENGINEERING CORP	Safety-Related Eductors
496	132175-D100.CA011	WSPM003465	WECTEC Global Project Services, Inc.	VIGOR	CA01 Book II Component Fabrication
497	132175-D100.CA015	WSPM003464	WECTEC Global Project Services, Inc.	VIGOR	Select CH Modules Fabrication
498	132175-D100.CB002	WSPM003462	WECTEC Global Project Services, Inc.	VIGOR	CB20 Module Design Package
499	132175-G230.M06	WSPM010862	WECTEC Global Project Services, Inc.	VIGOR	Non-Safety Related Mechanical Modules
500	132176-D100.CA011	WSPM010674	Stone & Webster Construction Inc	VIGOR	CA20 Module Fabrication
501	132176-D100.CA015	WSPM003736	WECTEC Global Project Services, Inc.	VIGOR	Select CH Modules Fabrication
502	132176-D100.CB002	WSPM003742	WECTEC Global Project Services, Inc.	VIGOR	CB20 Module Design Package
503	132176-G230.M06	WSPM010863	WECTEC Global Project Services, Inc.	VIGOR	Non-Safety Related Mechanical Modules
504	4500455911	4500455911	Westinghouse Electric Company LLC	VIRGINIA TRANSFORMER	Excitation Transformer

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

505	4500313659	4500313659	Westinghouse Electric Company LLC	WARREN RUPP INC	Air-Operated (Pneumatic) Double Diaphragm Pumps (22 pumps - not listed individually)
506	4500467904	4500467904	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	JE02 Press / Diff. Press Transmitters
507	4500668665	4500668665	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	AP1000 JE03 Primary Temperature Elements
508	4500698276	4500698276	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	AP1000 JE47 HVAC Specialty Instruments
509	4500712520	4500712520	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	AP1000 JE47 HVAC Specialty Instruments
510	4500713925	4500713925	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	AP1000 JE47 HVAC Specialty Instruments
511	4500655653	4500655653	Westinghouse Electric Company LLC	WEED INSTRUMENT DBA ULTRA ELECTRONI	Thermowell,4.5",RTD,SS,ASME III-Class 3
512	4500370608	4500370608	Westinghouse Electric Company LLC	WEIR VALVE & CONTROLS USA INC	Fuel Transfer Tube Gate Valve
514	4500309727	4500309727	Westinghouse Electric Company LLC	WEIR VALVE & CONTROLS USA INC	Butterfly Valves, ASME Section III Classes 2 and 3
515	4500419078	4500419078	Westinghouse Electric Company LLC	WEIR VALVE & CONTROLS USA INC	Air Operated Globe Valves, ASME Sec III Class 1, 2, & 3
517	4500319090	4500319090	Westinghouse Electric Company LLC	WEIR VALVE & CONTROLS USA INC	Butterfly Valves, ASME B16.34
518	4500377559	4500377559	Westinghouse Electric Company LLC	WEIR VALVE & CONTROLS USA INC	Extraction Steam Non-Return Valves
519	132175-VW01.00-RELEASE1	WSPM004664	Stone & Webster Construction Inc	WELDSTAR	ASME III Weld Filler Material, Weldstar Blanket Order
520	4500693471	4500693471	Westinghouse Electric Company LLC	WESCO DISTRIBUTION INC	Plate,Mounting, ET03 Trans, NGR Mod.
530	132175-DF01.01	WSPM003365	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Fused Transfer Switch Boxes
531	132175-DF03.01	WSPM003364	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Spare Battery Term Boxes (DF03 - Aux)
532	132175-DS01.01	WSPM003363	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E 250 VDC Switchboards
533	132175-EA01.01	WSPM002965	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Distribution Panels, 1E, 120 & 208 VAC 60Hz
534	132175-EA03.01	WSPM002954	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Fuse Panels, 1E, 120 VAC 60Hz
535	132175-EJ01.01	WSPM002950	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Junction Boxes

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

536	132176-DF01.01	WSPM003193	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Fused Transfer Switch Boxes
537	132176-DF03.01	WSPM003192	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Spare Battery Term Boxes (DF03 - Aux)
538	132176-DS01.01	WSPM003191	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E 250 VDC Switchboards
539	132176-EA01.01	WSPM003187	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Distribution Panels, 1E, 120 & 208 VAC 60Hz
540	132176-EA03.01	WSPM003185	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Fuse Panels, 1E, 120 VAC 60Hz
541	132176-EJ01.01	WSPM003112	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Class 1E Junction Boxes
542	132176-G230.M07	WSPM001256	WECTEC Global Project Services, Inc.	WESTINGHOUSE ELECTRIC CO LLC	Non-Safety Related Mechanical Modules
543	132175-MS90.01	WSPM001582	WECTEC Global Project Services, Inc.	MILTON CAT	Ancillary Diesel Generators
544	132176-JT01.01	132176-JT01.01	WECTEC Global Project Services, Inc.	Dubose National Energy Services INC	ASME III Tubing
545	4500332480	4500332480	Westinghouse Electric Company LLC	Swagelok	Vogtle Project, Units 3 and 4, PV47, Instrumentation Valves, Non-Safety Related
546	4500672734	4500672734	Westinghouse Electric Company LLC	Ben Franklin Design	Restrictor Plate Assembly Panels and Parts
547	4500700158	4500700158	Westinghouse Electric Company LLC	PCI Energy Services	UT INSP. OF NF SUPPORTS AT VOGTLE 3-4
548	4500677532	4500677532	Westinghouse Electric Company LLC	PREMIER TECHNOLOGY INC	Premier - Vogtle - VH01- SGTIS-U Refurbishment
549	132175-C802.09	132175-C802.09	WECTEC Global Project Services, Inc.	Mackson	B31.1 Bolts Safety D
550	132175-D500.50	132175-D500.50	WECTEC Global Project Services, Inc.	HILTI INC	Hilti H-D Supports
551	132175-FPR12-01836-1	WSPM013138	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
552	132175-FPR12-01836-10	WSPM004541	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
553	132175-FPR12-01836-11	WSPM004542	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
554	132175-FPR12-01836-2	WSPM010271	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
555	132175-FPR12-01836-4	WSPM004543	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

556	132175-FPR12-01836-5	WSPM004544	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
557	132175-FPR12-01836-7	WSPM004546	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
558	132175-FPR12-01836-8	WSPM004547	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
559	132175-FPR12-01836-9	WSPM004548	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
560	132175-FPR12-01834-00	132175-FPR12-01834-00	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Metal
561	4500411985	4500411985	Westinghouse Electric Company LLC	GA PORTS AUTHORITY	Shield Building Logistics
564	4500708616	4500708616	Westinghouse Electric Company LLC	NEFAB PACKAGING NORTH EAST LLC	Crating, skids and packaging
567	4500635130	4500635130	Westinghouse Electric Company LLC	DUVAL PRECISION GRINDING INC	Grind alignment plate
568	4500608147	4500608147	Westinghouse Electric Company LLC	INDUSTRIAL TESTING LAB SERV	Cleaning procedure testing
569	4500663124	4500663124	Westinghouse Electric Company LLC	B&G MANUFACTURING CO INC	Fasteners
570	4500671102	4500671102	Westinghouse Electric Company LLC	FH PETERSON MACHINE CORP	OSV Machine
571	4500677611	4500677611	Westinghouse Electric Company LLC	FLETCH'S SANDBLASTING	Header Piping End Frame Coating
576	4500723822	4500723822	Westinghouse Electric Company LLC	ENERGY AND PROCESS CORP	Shim R.S.
577	4500723651	4500723651	Westinghouse Electric Company LLC	KAUFMAN CO	Air Tank Paint Part A
578	4500721313	4500721313	Westinghouse Electric Company LLC	NEFAB PACKAGING NORTH EAST LLC	SCS COLUMNS SKID & BOX
579	4500650880	4500650880	Westinghouse Electric Company LLC	DUBOSE NATIONAL ENERGY SERVICES INC	Washer
580	4500395458	4500395458	Westinghouse Electric Company LLC	NUCRANE MANUFACTURING LLC	Update PO 4500395458 (U4)
581	4500395460	4500395460	Westinghouse Electric Company LLC	NUCRANE MANUFACTURING LLC	Cask Crane Unit 3 Rework per PIN 4
582	4500422058	4500422058	Westinghouse Electric Company LLC	NUCRANE MANUFACTURING LLC	NuCrane PINs 1&2, Vogtle 15 Ton U4
583	4500430190	4500430190	Westinghouse Electric Company LLC	NUCRANE MANUFACTURING LLC	VOG HH U3 Rework per PIN 001
584	4500600930	4500600930	Westinghouse Electric Company LLC	NUCRANE MANUFACTURING LLC	NuCrane VG U4 20T Pin 0006 (45006000930)

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

588	4500722525	4500722525	Westinghouse Electric Company LLC	STRAINSERT CO	PIN; LOAD CELL, UPPER BLOCK, AUX HOIST,
590	4500723050	4500723050	Westinghouse Electric Company LLC	ARROW TANK AND ENGINEERING CO INC	Storage of PR-10-0360-U3
600	4500698454	4500698454	Westinghouse Electric Company LLC	INDEPENDENT PACKING SERVICES	Preventative Maintenance for Polar
601	4500707952	4500707952	Westinghouse Electric Company LLC	INDEPENDENT PACKING SERVICES	Polar Rail Crating Labor
602	4500718445	4500718445	Westinghouse Electric Company LLC	INDEPENDENT PACKING SERVICES	Crating Labor for VOG3 Polar Crane
604	4500719569	4500719569	Westinghouse Electric Company LLC	INDEPENDENT PACKING SERVICES	On-Site Packaging
608	4500723299	4500723299	Westinghouse Electric Company LLC	INDUSTRIAL PAINTING SPECIALIST	Blast and Paint girder A
610	4500723864	4500723864	Westinghouse Electric Company LLC	INDEPENDENT PACKING SERVICES	On-Site Packaging
611	J132175-FPR12-01834-00	WSPM010400	WECTEC Global Project Services, Inc.	LINCOLN ELECTRIC COMPANY	ASME III Weld Filler Material
612	132175-C825.S03	WSPM004594	Stone & Webster Construction Inc	LINCOLN ELECTRIC COMPANY	ASME III WELD MATERIAL
613	4500719651	4500719651	Westinghouse Electric Company LLC	LYNX TECHNOLOGY PARTNERS INC	CDKSM-1Yr
614	4500400518	4500400518	Westinghouse Electric Company LLC	SHAW NUCLEAR SERVICES INC	procurement of R365 for Vogtle
615	4500404540	4500404540	Westinghouse Electric Company LLC	SHAW NUCLEAR SERVICES INC	Procurement of Q240 for Vogtle
616	4500406088	4500406088	Westinghouse Electric Company LLC	SHAW NUCLEAR SERVICES INC	Vogtle - Transfer of Q305 Design Doc.
617	4500419771	4500419771	Westinghouse Electric Company LLC	SHAW NUCLEAR SERVICES INC	Procurement of Q223 for Vogtle
618	4500419776	4500419776	Westinghouse Electric Company LLC	SHAW NUCLEAR SERVICES INC	Procurement of Q233 for Vogtle
619	4500388070	4500388070	Westinghouse Electric Company LLC	DRS CONSOLIDATED CONTROLS INC	Vogtle 3 Phase Reference Sensors (4)
620	132175-D500.25	132175-D500.25	WECTEC Global Project Services, Inc.	Chatham Steel Corporation	Stainless Steel Plate For KB10 Module
621	132175-D500.21	132175-D500.21	WECTEC Global Project Services, Inc.	Consolidated Power Supply a Div of	Replacement Plates for OLP's in CA20 Module
622	132176-G230.01	WSPM010836	WECTEC Global Project Services, Inc.	Precision Boilers LLC	Electric Auxiliary Boiler Package|

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

623	132175-G230.01	WSPM010833	WECTEC Global Project Services, Inc.	Precision Boilers LLC	Electric Auxiliary Boiler Package|
624	4500699704	4500699704	Westinghouse Electric Company LLC	SARGENT & LUNDY	Fixed Labor Rate 11 Pers.
625	132175-PY51.00	132175-PY51.00	WECTEC Global Project Services, Inc.	Senior Flexonics	Flexible Hoses
626	132176-PY51.00	132176-PY51.00	WECTEC Global Project Services, Inc.	Senior Flexonics	Flexible Hoses
627	132176-D100.CA010	132176-D100.CA010	WECTEC Global Project Services, Inc.	Specialty Maintenance & Construction Inc	CA20 Module Fabrication
628	4500467735	4500467735	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	Testing
629	4500710159	4500710159	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	JE26 Ultrasonic Testing
630	4500715247	4500715247	Westinghouse Electric Company LLC	NUCLEAR LOGISTICS INC	JE27 Testing
631	789426	789426	CB&I, Inc.	WECTEC Global Project Services, Inc.	MC Parts

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
EXHIBIT I

RATES FOR LEASED EQUIPMENT

WESTINGHOUSE CONSTRUCTION EQUIPMENT
EQUIPMENT DAILY RATE PRICING SHEET
APRIL 2017

Rate Group	Rate Group Description	Daily Rate
A01	GRPLR HYDR ROTATING DRUM/DEBRIS (320)	[***]
A03	SHEARS HYDR - 200 TON (320)	[***]
A05	CONCRETE CRUSHER	[***]
A06	HYDRAULIC HO-RAM (320)	[***]
A13	EVERGREEN BUCKET SCALE FOR LOADER	[***]
A17	PULL BEHIND BOX GRADER	[***]
A18	ROOT RAKE FOR D6 DOZER	[***]
A19	DISK HARROW	[***]
A21	BROOM ATTACHMENT FOR L120	[***]
A23	MATERIAL HANDLING ARM	[***]
A24	14' SNOW BLADE FOR WHEEL LOADER	[***]
A27	60" TILT BUCKET FOR 320	[***]
A28	HYDRAULIC BROOM FOR CAT 287C	[***]
A31	SCRAP MAGNET, 46"	[***]
B40	CONSTR & BREATHING AIR COMPRESSORS	[***]
B57	AIR COMPRESSOR - 1-50 CFM SCROLL	[***]
B60	AIR COMPRESSOR, QSI 1000	[***]
B61	AIR TANK - 660 GALLON	[***]
B62	AIR TANK - 2000 GALLON	[***]
C01	BAR SPREADER	[***]
C02	MAN BASKET FOR CRANE	[***]
C06	AIR COMPRESSOR 185 CFM	[***]
C08	AIR COMPRESSOR 375 CFM	[***]
C09	AIR COMPRESSOR, ELEC 215 CFM	[***]
C12	DETECTOR, HOLIDAY	[***]
C21	FORKLIFT - WAREHOUSE 5K-6K#	[***]
C24	CRANE, 17 TON TRUCK MOUNT	[***]
C25	LUFFING JIB	[***]
C27	CRANE, 8.2 TON CARRY DECK	[***]
C28	CRANE, 15 TON ROUGH TERRAIN	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

C29	CRANE, 15 TON CARRY DECK	[***]
C33	CRANE, 60 TON ROUGH TERRAIN	[***]
C39	90 TON ROUGH TERRAIN CRANE	[***]
C40	CRANE, 150 TON ROUGH TERRAIN	[***]
C41	CRANE, 130 TON ROUGH TERRAIN	[***]
C42	CRANE, 220 TON LATTICE BOOM	[***]
C43	CRANE, 300 TON LATTICE BOOM	[***]
C47	WELDER 400 AMP DIESEL	[***]
C53	COMPACTOR	[***]
C55	PIPE THREADER	[***]
C57	BRIDGE CRANE	[***]
C64	BUS, SHORT, 14 PASSENGER	[***]
C68	BUS PASSENGER	[***]
C69	CAR	[***]
C70	EXECUTIVE VEHICLE	[***]
C71	SPOTTING TRACTOR 93 COMMANDO	[***]
C76	SHUTTLE BUS	[***]
C81	OPTICAL LEVEL	[***]
C84	DUAL DRUM AIR WINCH, 10K	[***]
C86	CABLE TUGGER, 10K # PNEUMATIC WINCH	[***]
C87	LASER ALIGNMENT SYSTEM	[***]
C88	PORTABLE METAL BUILDING	[***]
C90	INSPECTION SYSTEM PROBE	[***]
C99	BENDER, CUTTER	[***]
E00	BACKHOE/90HP/4WD/EXT	[***]
E01	BACKHOE/90HP/2WD/EXT	[***]
E03	DOZER/90HP/STD	[***]
E04	DOZER/110HP/LGP	[***]
E05	DOZER/140HP/LGP	[***]
E07	DOZER/75HP/XL	[***]
E08	DOZER/185HP/LGP	[***]
E10	GRADER/215HP/14' BLADE	[***]
E12	EXCAVATOR/8METRIC TON	[***]
E13	EXCAVATOR/20 METRIC TON	[***]
E14	EXCAVATOR/30 METRIC TON	[***]
E15	EXCAVATOR/REMOTE CONTROL BROKK 400	[***]
E16	FORKLIFT/HI REACH/10-12K	[***]
E18	DUMP/OFF ROAD/30 TON	[***]
E19	DUMP/OFF ROAD/35 TON	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

E21	WHEEL LOADER/3.5 YD	[***]
E26	WHEEL LOADER/5-7 YD	[***]
E28	TRACKMOBILE	[***]
E29	WATER TRUCK/OFF ROAD/5-7K	[***]
E31	VIB SOIL COMPACTOR/84"	[***]
E34	33" REMOVE TRENCH COMPACTOR	[***]
E36	KUBOTA TRACTOR	[***]
E37	15 TON FORKLIFT	[***]
E38	INDUSTRIAL FORKLIFT 9000#	[***]
E39	MINI TRACK LOADER	[***]
E41	SRAIGHT MAST FORKLIFT 26 TON	[***]
E42	SELF-CONTAINED BROOM	[***]
E43	60" ZERO TURN MOWER	[***]
E46	STREET SWEEPER, TRUCK MOUNTED	[***]
E51	275HP AG TRACTOR W/DISC	[***]
F06	AIR STRIPPER, LOW PROFILE	[***]
F11	CLARIFIER LAMELLA TRLR MOUNTED	[***]
F15	FILTER LIQUID DUAL CELL SKID	[***]
F16	FILTER LIQUID SINGLE CELL SKID	[***]
F19	FILTER LIQUID IN-LINE BAG	[***]
F20	PORTABLE POOL - 12000 GAL	[***]
F24	KNOCKOUT TANK	[***]
F25	FILTER VAPOR PHASE CARBON (DUAL CELL)	[***]
F26	FILTER VAPOR PHASE CARBON (SINGLE CELL)	[***]
F28	VAPOR PHASE CARBON CELL, 2000#	[***]
F33	SOIL VAPOR EXTRACTION <25 HP SKID (SVE)	[***]
F34	SOIL VAPOR EXTRACTION 25 HP SKID (SVE)	[***]
F35	SOIL VAPOR EXTRACTION 75 HP SKID (SVE)	[***]
F46	COOLING TOWER	[***]
F48	6 LINE BAG FILTER	[***]
F49	FILTER LIQUID 2000# CAPACITY	[***]
G03	GENERATOR 50-75 KW	[***]
G08	GENERATOR 75-100 KW	[***]
G09	GENERATOR, 40-50KW	[***]
H36	PRESSURE LOGGER	[***]
H37	RUGGED READER LOAD-UP	[***]
H39	MOTION RUGGEDIZED DATA COLLECTOR	[***]
H40	HAND-HELD WATER SURVEYOR	[***]
H42	YSI 600 SONDE D/H WATER SURVEYOR	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

H43	YSI 6820/6920 SONDE D/H WATER SURVEYOR	[***]
H44	WATER SURVEYOR W/BLUETOOTH	[***]
H48	ULTRA SONIC FLOW METER	[***]
J06	FERROSCAN SYSTEM FOR REBAR	[***]
J07	GCS 900 GPS FOR EXCAVATOR	[***]
J09	REPEATER FOR GPS SYSTEM	[***]
J10	RTK 900 BASE AND ROVER	[***]
J11	GPS ROVER	[***]
J12	GCS 900 GPS MACHINE CONTROL	[***]
J16	HAND HELD GPS LOW ACCURACY	[***]
J17	HAND HELD GPS HIGH ACCURACY	[***]
J18	HAND HELD GPS GIS ACCURACY	[***]
J20	HIGH RESOLUTION METAL DETECTOR	[***]
J21	TOTAL ROBOTIC SURVEY STATION	[***]
J26	TOTAL SURVEY SYSTEM	[***]
J27	LASER LEVEL	[***]
J28	PIPE LASER	[***]
J30	3D SCANNER W/LDAR	[***]
J40	MAGNETOMETER, UNDERWATER	[***]
K06	FIT TESTER 8020 PORTACOUNT	[***]
K07	PUF AIR SAMPLER	[***]
K08	TSP AIR SAMPLER	[***]
K09	PM10 AIR SAMPLER	[***]
K11	LAPEL AIR SAMPLER	[***]
K12	AIR FLOW CALIBRATOR	[***]
K15	MERCURY ANALYZER - JEROME	[***]
K17	MERCURY ANALYZER - RA915 LUMEX	[***]
K20	AEROSOL MONITOR	[***]
K21	HEAT STRESS MONITOR	[***]
K45	LANDTECH METER	[***]
K46	GEM 5000 W/GPS	[***]
K50	PHOTOIONIZATION DETECTOR	[***]
K51	DOSIMETER	[***]
K54	LEL 4 GAS METER	[***]
K55	PASSIVE 4 GAS LEL METER	[***]
K60	4 GAS METER W/PID	[***]
K65	ORGANIC VAPOR ANALYZER	[***]
K67	OPTICAL EMISSION SPECTROMETER	[***]
K68	FID W/PID	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

K72	400K PSI TENSILE TESTER	[***]
K73	600K PSI TENSILE TESTER	[***]
L05	VACUUM TRUCK - 2000 GAL	[***]
L25	VACUUM UNIT-1500 GAL OSHA	[***]
M01	BARREL SHREDDER	[***]
M08	PUGMILL 100-200 TON/HR	[***]
M09	CEMENT SILO	[***]
N26	NUCLEAR PLATE SOURCE	[***]
N27	NUCLEAR BUTTON SOURCE	[***]
N28	NUCLEAR DISC SOURCE	[***]
N30	2-CHANNEL ALPHA/BETA W/PROBE	[***]
N35	1-CHANNEL SCALER/RATEMETER	[***]
N37	HDHLD AND BENCH FRISKER	[***]
N38	GAMMA SCINTILLATION SURVEYOR	[***]
N41	ALPHA/BETA SAMPLE COUNTER	[***]
N43	LOW VOL PUMPS 14-115 LPM	[***]
N44	LAB AUTO LO BKGRD ALPHA/BETA	[***]
N45	GAMA SPECTROMETER	[***]
N52	XRF TRI-SOURCE ANALYZER	[***]
O05	TRIPLE REEL CABLE TRAILER	[***]
O07	CABLE REEL TRAILER	[***]
O08	FUSION WELDER 412	[***]
O09	KUBOTA RTV1140, 4 SEATER	[***]
O10	KUBOTA RTV900	[***]
O11	SMALL ATV	[***]
O12	PULLER, ELEC WIRING, TRAILER MOUNTED	[***]
O13	CABLE ROLLER	[***]
O15	FUSION MACHINE 618	[***]
O16	FUSION MACHINE 28	[***]
O19	LIGHT PLANT	[***]
O20	MOBILE LIGHT TOWER, 27K WATT	[***]
O24	ROD ROOM	[***]
O25	CONCRETE PIPE PULLER	[***]
O27	40' WELD TEST CONTAINER	[***]
O28	40 FOOT RESTROOM	[***]
O29	ORBITAL WELDING CONTAINERS	[***]
O30	6 ZONE HEAT STRESS RELIEF UNIT	[***]
O31	SPOT COOLERS	[***]
O32	12 ZONE HEAT STRESS RELIEF	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

O33	40' TIME KEEPING ALLEY	[***]
O35	10 TON GANTRY CRANE	[***]
O36	CONDUIT BENDER	[***]
O38	CONDUIT BENDER W/TABLE 2-4 INCH	[***]
O40	4" PVC SOCKET WELDER	[***]
O41	6-8" PIPE LIFTING BAR SET	[***]
O42	PORTABLE ROOF 40X40	[***]
O43	MODULAR CONTROL DUAL	[***]
O44	MODULAR CONTROL SINGLE	[***]
O45	PORTABLE ROOF 40X20	[***]
O47	12 ZONE HEAT STRESS W/DIGITAL RECORDER	[***]
O50	8 PACK LINCOLN V275 CC	[***]
O51	6-PAK WELDER	[***]
O52	4-PAK WELDER	[***]
O53	WELDER, 400-500 AMP CC/CV	[***]
O60	MAN RETRIEVEL SYSTEM	[***]
O71	415 POWER SUPPLY	[***]
O72	M227 POWER SUPPLY	[***]
O73	M15 WELD HEAD	[***]
O74	M52 WELD HEAD	[***]
O75	M81 WELD HEAD	[***]
O76	TORCH NGT W/OPTICS AND VIDEO	[***]
O78	2"-5" GUIDE RING	[***]
O79	8.625" GUIDE RING	[***]
O80	10.75" GUIDE RING	[***]
O81	12.75" GUIDE RING	[***]
O82	16" GUIDE RING	[***]
O83	20" GUIDE RING	[***]
O84	24" GUIDE RING	[***]
O85	28" GUIDE RING	[***]
O86	30" GUIDE RING	[***]
O87	36" GUIDE RING	[***]
O88	48" GUIDE RING	[***]
O90	14" GUIDE RING	[***]
O91	34" GUIDE RING	[***]
O92	M415-DV VISION SYS	[***]
O94	FIRE EXTINGUISHER TRAINING SYSTEM	[***]
O95	CONCRETE BUGGY	[***]
O96	52" GUIDE RING	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

O97	ADJ WELD HEAD FRONT-END	[***]
O98	12 ZONE HEAT STRESS W/REMOTE	[***]
P01	GROUT PUMP 5CY/HR VERSA PUMP	[***]
P56	4X3 HIGH PRESSURE PUMP	[***]
P60	STEAMER W/TRAILER	[***]
P72	TRASH PUMP - 6 IN	[***]
Q10	PICK-UP TRUCK - GUAM	[***]
Q19	DUMP TRUCK (3 CU YDS) - GUAM	[***]
Q61	WELDER, 400 AMP DIESEL - GUAM	[***]
Q62	AIR COMPRESSOR, 185 CFM	[***]
Q80	DECON/OFFICE TRAILER - GUAM	[***]
Q82	TOOL & STORAGE TRAILER - GUAM	[***]
S01	FREIGHT/PERSONNEL ELEVATOR	[***]
S16	TELESCOPIC BELT CONVEYOR	[***]
S20	PRIMARY BATCH PLANT	[***]
S21	SECONDARY BATCH PLANT	[***]
S23	VOGTLE - HLD125	[***]
S30	PIPE PREP MACHINE, 4-8"	[***]
S31	PIPE PREP MACHINE, 6-12"	[***]
S32	PIPE PREP MACHINE, 10-16"	[***]
S33	PIPE PREP MACHINE, 18-24"	[***]
S34	PIPE PREP MACHINE, 22-28"	[***]
S35	PIPE PREP MACHINE, 30-36"	[***]
S36	HYDRAULIC POWER UNIT	[***]
S37	COUNTERBORE MODULE, 4-20"	[***]
S38	COUNTERBORE MODULE, 24-28"	[***]
S39	COUNTERBORE MODULE, 28-36"	[***]
S40	PORTABLE END PREP MACHINE	[***]
S41	END PREP LATHE	[***]
S42	GMAW ROBOTIC WELD SYSTEM	[***]
S43	GTAW LEAK CHASE WELD SYSTEM	[***]
S44	70 FT. WELD TRACK SYSTEM	[***]
S45	POWER DRILL SYSTEM, MULTI-AXLE	[***]
S46	NEXT GEN WELD SYSTEM	[***]
S47	BACKING BAR HOLDING SYSTEM	[***]
S48	WELD COUPON CUTTER	[***]
S49	HYD WRAP AROUND BENDER	[***]
S50	RMTS GRINDER ATTACHMENT	[***]
S51	GROUT MIXER	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

S52	WELD COUPON STATION	[***]
S53	GTAW LEAK CHASE TORCH HEAD	[***]
T04	FIELD ANALYTICAL TRAILER	[***]
T08	DECON/OFFICE TRAILER 28'	[***]
T09	DECON/OFFICE TRAILER 45'	[***]
T10	SECURED PARTS STORAGE CONTAINER	[***]
T11	TOOL AND STORAGE TRLR, <24'	[***]
T13	TOOL AND STORAGE TRLR, 40'-48'	[***]
T14	DROP DECK TRAILER	[***]
T15	TRANSPORT TRAILER, 30-35 TON	[***]
T16	LOWBOY TRAILER	[***]
T21	FLATBED TRAILER, HIGH CAPACITY	[***]
T22	FLATBED TRAILER, LOW CAPACITY	[***]
T26	ICE TRAILER	[***]
T28	LUBE TRAILER	[***]
T29	5TH WHEEL DOLLY TRAILER	[***]
T30	48'-70' EXP DROP DECK TRAILER	[***]
T31	POWER PACK FOR GOLDHOFER	[***]
T32	CONNEX GROUND LEVEL OFFICE 40'	[***]
T33	CONNEX GROUND LEVEL OFFICE 20'	[***]
T34	WELL DEVELOPMENT TRAILER	[***]
T35	MOBILE SHOP/PIPE TRAILER, 18'	[***]
T37	UXO DIVE TRAILER	[***]
T39	6 LINE TRAILER FOR GOLDHOFER	[***]
T40	UPENDER TRAILER	[***]
T41	CEMENT STORAGE TRAILER, 4100 CU FT	[***]
T42	WIRE ROPE SPOOLING TRAILER	[***]
T43	TAG TRAILER, 20 TON	[***]
T44	POWER PACK, 210HP FOR GOLDHOFER	[***]
U77	DIGITAL REPEATER	[***]
U78	REPEATER STATION	[***]
U79	HAND-HELD RADIO 10 PACK	[***]
U80	HAND-HELD RADIO	[***]
U82	REMOTE FIRING DEVICE	[***]
V02	OVER-THE-ROAD DISL TRCTR	[***]
V04	TRUCK - ONE TON STAKE	[***]
V05	TRUCK - TWO TON STAKE	[***]
V06	DUMP TRUCK (5-10 CU YDS)	[***]
V07	DUMP TRUCK (11-15 CU YDS)	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

V08	HYDRO EXCAVATOR, TRUCK MOUNTED	[***]
V11	COMPACT PICK-UP TRUCK	[***]
V12	PICK-UP TRUCK	[***]
V13	PICK-UP - 4WD	[***]
V15	SPORT UTILITY VEHICLE	[***]
V16	WATER TRUCK, 1500-2000 GAL	[***]
V17	WATER TRUCK, 3000-4000 GAL	[***]
V18	CARGO VAN	[***]
V19	VAN	[***]
V21	FUEL TRUCK	[***]
V22	TRUCK FUEL/LUBE	[***]
V23	UTILITY TRUCK	[***]
V24	AIR QUALITY VEHICLE	[***]
V26	ETA - AMBULANCE	[***]
V32	PICK-UP TRUCK, CREW CAB 4X2	[***]
V33	PICK-UP TRUCK, CREW CAB 4X4	[***]
V34	STEP VAN	[***]
V35	SERVICE BODY TRUCK	[***]
V36	PROJECT MAINTENANCE TRUCK	[***]
V37	CRANE MAINTENANCE TRUCK	[***]
V49	TANDEM AXLE FLATBED TRUCK	[***]
V50	TANDEM AXLE YARD TRUCK	[***]
V52	ONE-TON DIESEL DUALY	[***]
V53	47 METER BOOM TRUCK PUMP	[***]
V54	61 METER BOOM TRUCK PUMP	[***]
V55	CONCRETE MIXER TRUCK	[***]
V56	63 METER BOOM TRUCK PUMP	[***]
V57	70 METER BOOM TRUCK PUMP	[***]
V60	SNOW PLOW TRUCK, 4X4	[***]
W15	DEWATERING PRESS - BASF	[***]
W16	PQ EXCELL ICPMS SYSTEM - QATS	[***]
W17	ICA 61-E SPECTOMETER - QATS	[***]
W18	TEKMAR - QATS	[***]
W24	EXPLOSION PROOF REFRIGERATOR - QATS	[***]
W26	PWC STANDARD PANEL VAN	[***]
W27	PWC 1 1/2 TON STAKE BED TRUCK	[***]
W28	PWC 3/4 TON PICKUP TRUCK	[***]
W29	PWC 1/2 TON PICKUP TRUCK	[***]
W30	PWC 1/4 TON PICKUP TRUCK	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

W31	PWC 1 TON HD UTILITY BODY TRUCK	[***]
W32	PWC FORKLIFT	[***]
X30	JON BOAT	[***]
X56	COMMAND TRAILER	[***]
Y05	DRILL RIG - AF6	[***]
Y10	FUSION WELDING TRAILER - SOLID WASTE	[***]
Y18	PICK-UP - 4WD - SOLID WASTE	[***]
Y22	UTILITY TRUCK - SOLID WASTE	[***]
Y23	COMPACT PICK-UP TRUCK 4WD - SW	[***]
Y31	LANDTEC METER GEM 500 - SOLID WASTE	[***]
Y36	TOOL & STORAGE TRAILER >50'	[***]
Y56	824 FUSION WELDER W/GEN & TRLR	[***]
Y57	12/36 FUSION MACHINE	[***]
Y58	2-8" FUSION WELDER	[***]
Y59	6-18" FUSION WELDER	[***]

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-1
DAVIS-BACON ACT REQUIRED PROVISIONS
ARTICLE 34. SECTION (a) MINIMUM WAGES, ETC.
(1) Minimum wages.
(i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the contractor and such laborers and mechanics.
Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1 (b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(l)(iv) of this section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in Sec. 5.5(a)(4) [paragraph (a)(4) below]. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, That the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(l)(ii) of this section) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.
(ii)(A) The contracting officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. The contracting officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:
(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

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(2) The classification is utilized in the area by the construction industry; and
(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.
(ii)(B) If the contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and the contracting officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the contracting officer to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.
(ii)(C) In the event the contractor, the laborers or mechanics to be employed in the classification or their representatives, and the contracting officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the contracting officer shall refer the questions, including the views of all interested parties and the recommendation of the contracting officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.
(ii)(D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(1)(ii) (B) or (C) of this section, shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed in the classification.
(iii) Whenever the minimum wage rate prescribed in the contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.
(iv) If the contractor does not make payments to a trustee or other third person, the contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, Provided, That the Secretary of Labor has found, upon the written request of the contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.
(2) Withholding.
The Department of Energy (“DOE”) shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld
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from the contractor under this contract or any other Federal contract with the same prime contractor, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by the contractor or any subcontractor the full amount of wages required by the contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the contract, DOE may, after written notice to the contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.
(3) Payrolls and basic records.
(i) Payrolls and basic records relating thereto shall be maintained by the contractor during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.
(ii)(A) The contractor shall submit weekly for each week in which any contract work is performed a copy of all payrolls to the DOE) if the agency is a party to the contract, but if the agency is not such a party, the contractor will submit the payrolls to the applicant, sponsor, or owner, as the case may be, for transmission to DOE. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of
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the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The prime contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to DOE if the agency is a party to the contract, but if the agency is not such a party, the contractor will submit them to the applicant, sponsor, or owner, as the case may be, for transmission to DOE, the contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for a prime contractor to require a subcontractor to provide addresses and social security numbers to the prime contractor for its own records, without weekly submission to the sponsoring government agency (or the applicant, sponsor, or owner).
(ii)(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by the contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the contract and shall certify the following:
(1) That the payroll for the payroll period contains the information required to be provided under Sec. 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5, the appropriate information is being maintained under Sec. 5.5 (a)(3)(i) of Regulations, 29 CFR part 5, and that such information is correct and complete;
(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;
(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the contract.
(ii)(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by paragraph (a)(3)(ii)(B) of this section.
(ii)(D) The falsification of any of the above certifications may subject the contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 231 of title 31 of the United States Code.
(iii) The contractor or subcontractor shall make the records required under paragraph (a)(3)(i) of this section available for inspection, copying, or transcription by authorized representatives of DOE or the Department of Labor, and shall permit such representatives
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to interview employees during working hours on the job. If the contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to the contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.
(4) Apprentices and trainees
(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the contractor’s or subcontractor’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

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(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.
(iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30.
(5) Compliance with Copeland Act requirements.
The contractor shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this contract.
(6) Subcontracts.
The contractor or subcontractor shall insert in any subcontracts the clauses contained in 29 CFR 5.5(a)(1) through (10) and such other clauses as DOE may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The prime contractor shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all the contract clauses in 29 CFR 5.5.
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(7) Contract termination: debarment.
A breach of the contract clauses in 29 CFR 5.5 may be grounds for termination of the contract, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12.
(8) Compliance with Davis-Bacon and Related Acts requirements.
All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this contract.
(9) Disputes concerning labor standards.
Disputes arising out of the labor standards provisions of this contract shall not be subject to the general disputes clause of this contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between the contractor (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.
(10) Certification of eligibility.
(i) By entering into this contract, the contractor certifies that neither it (nor he or she) nor any person or firm who has an interest in the contractor’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).
(ii) No part of this contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).
(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

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EXHIBIT J-2
DAVIS-BACON ACT WAGE DETERMINATION(S)
1.    For all construction (as defined in DOL regulations at 29 CFR 5.2 to include installation where appropriate, hereinafter “construction”) under this Agreement and subcontracts hereunder, incorporate the following “Heavy” wage determination schedule and conformances: GA90 Modification 0 (1/03/14), found at: http://www.wdol.gov/wdol/scafiles/davisbacon/GA90.dvb, and attached hereto as Exhibit J-3.
2.    For all construction under this Agreement and subcontracts hereunder, on sheltered enclosures with walk-in access for the purpose of housing persons, machinery, equipment, incorporate the following “Building” wage determination schedule: GA126 Modification 1 (1/17/14) found at http://www.wdol.gov/wdol/scafiles/davisbacon/GA126.dvb, and attached hereto as Exhibit J-4.
3.    For all construction under this Agreement and subcontracts hereunder, on paved roads and other paved surfaces, please use GA7 Modification 0 (1/3/14) “Highway” schedule found at http://www.wdol.gov/wdol/scafiles/davisbacon/GA7.dvb, and attached hereto as Exhibit J-5.
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EXHIBIT J-3
HEAVY WAGE DETERMINATION
General Decision Number: GA140090 01/03/2014 GA90
Superseded General Decision Number: GA20130090
State: Georgia
Construction Type: Heavy
Heavy Construction, Includes Water and Sewer Lines, and Heavy Construction on Treatment Plant Sites and Industrial Sites (Refineries, Power Plants, Chemical and Manufacturing Plants, Paper Mills, Etc.)
Counties: Burke, McDuffie and Richmond Counties in Georgia.
Modification Number      Publication Date

            0                               01/03/2014

* ELEC1579-002 10/01/2013

	Rates	Fringes
ELECTRICIAN	$23.00	11.40

ENGI0474-029 07/01/2013
BURKE & RICHMOND COUNTIES

	Rates	Fringes
POWER EQUIPMENT OPERATOR:
Crane: 119 Tons and Under	$24.55	12.30
Crane: 120 to 249 Tons	$25.55	12.30
Crane: 250 to 499 Tons	$26.55	12.30
Crane: 500 Tons and Larger	$27.55	12.30
Mechanic	$24.55	12.30

ENGI0926-032 07/01/2013
MCDUFFIE COUNTY
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CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
POWER EQUIPMENT OPERATOR:
Crane, Mechanic	$27.88	10.13

SUGA2012-108 08/11/2012

	Rates	Fringes
CARPENTER (Form Work Only)	$15.44	0.00
CARPENTER, Excludes Form Work	$14.76	0.00
CEMENT MASON/CONCRETE FINISHER	$16.96	0.00
IRONWORKER, REINFORCING	$13.30	1.66
LABORER: Common or General	$9.84	0.00
LABORER: Pipelayer	$9.48	0.00
OPERATOR: Backhoe/Excavator/Trackhoe	$12.80	0.00
OPERATOR: Bulldozer	$14.58	0.00
OPERATOR: Grader/Blade	$20.24	0.00
OPERATOR: Loader	$16.59	4.13
OPERATOR: Piledriver	$18.72	2.06
OPERATOR: Roller	$12.04	0.69
TRUCK DRIVER: Dump Truck	$12.79	0.00
TRUCK DRIVER: Lowboy Truck	$17.28	1.84

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).
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The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.
Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.
0000/9999: weighted union wage rates will be published annually each January.
Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.

WAGE DETERMINATION APPEALS PROCESS
1.) Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter

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a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:
Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:
Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

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Ms. Nikky Ude
Department of Energy
1000 Independence Avenue, SW
Washington, DC 20585
Nikky.Ude@hq.doe.gov
RE:                  Project No.: Units 3 and 4 of Vogtle Electric Plant
Wage Decision No.: GA140090 Mod. 0
Location: Burke County, GA
WHD Number: 4790
Dear Ms. Ude:
This is in response to your request proposing the additional classifications and wage rates to the above wage decision in accordance with 29 CFR 5.5(a)(1)(ii).

PROPOSED CLASSIFCATIONS	PROPOSED HOURLY RATE	FRINGE BENEFITS
Asbestos Worker/Insulator	$23.92	$12.04
Millwright	$26.95	$11.55
Sprinkler Fitter	$25.99	$15.87
Mechanic Services	$18.21	$12.35
Machinist	$26.95	$11.55
Well Driller	$24.55	$12.35
The request for Mechanic Services is not approved because the work to be performed by this classification may be performed by a classification already included in the wage decision [see 29 C.F.R., section 5.5(a)(1)(ii)(A)(1)]. The appropriate classification is Mechanic at a rate of $24.55 per hour plus $12.30 in fringe benefits and shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed.
The Machinist is not subject as the Davis-Bacon Act provides that prevailing wages are to be paid to all mechanics and laborers employed directly upon the site of work. The regulations [see 29 C.F.R., section 5.2(1)] define the site of work as limited to the physical place or places where the construction called for in the contract will remain when work on it is completed and other adjacent or nearby property used in the construction.
The remaining classifications and wage rates are approved and the wage rates proposed must be paid to all workers performing work within the classifications under this contract from the first day work is performed.

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Your request has been conformed consistent with All Agency Memorandum 213 (http://www.wdol.gov/aam/aam213.pdf) which describes the conformance process in detail and the basis on which your proposed rate was denied. Any requests for appeal of the conformance decision must be made within thirty (30) days from the date of this letter. If you have any questions or concerns regarding this conformance decision, please contact the undersigned at the telephone or email address listed below.
Sincerely,

/s/ T. Holmes for
Kenneth Reinshuttle
Section Chief
Davis Bacon Branch
Wage & Hour Division
202.693.1016
reinshuttle.ken@dol.gov

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EXHIBIT J-4
BUILDING WAGE DETERMINATION
General Decision Number: GA140126 01/17/2014 GA126
Superseded General Decision Number: GA20130126
State: Georgia
Construction Type:    Building
County: Burke County in Georgia.
Modification Number      Publication Date

            0                               01/03/2014

            1                               01/17/2014

BOIL0026-001 01/01/2013

	Rates	Fringes
BOILERMAKER	$24.91	19.69

* ELEV0032-001 01/01/2014

	Rates	Fringes
ELEVATOR MECHANIC	$36.96	26.785+a+b

PAID HOLIDAYS:
    a. New Year’s Day, Memorial Day, Independence Day, Labor Day, Vetern’s Day, Thanksgiving Day, the Friday after Thanksgiving, and Christmas Day.
    b. Employer contributes 8% of regular hourly rate to vacation pay credit for employee who has worked in business more than 5 years; 6% for less than 5 years’ service.

ENGI0474-003 07/01/2013
Exhibit J-4 Page 1

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
POWER EQUIPMENT OPERATOR:
Backhoe/Excavator, Bobcat/Skid Steer/Skid Loader, Bulldozer, Forklift (under 15 tons), and Loader	$22.72	12.30
Crane (over 10 tons) and Forklift (15 tons and over)	$24.55	12.30
Crane (over 120 tons)	$25.55	12.30
Crane (over 250 tons)	$26.55	12.30
Oiler	$20.38	12.30

PLUM0150-006 10/01/2012

	Rates	Fringes[3]
PLUMBER/PIPEFITTER	$22.94	12.71

SHEE0085-003 08/01/2012

	Rates	Fringes
SHEET METAL WORKER (Including HVAC Duct Installation; Excluding Metal Roof Installation)	$28.34	11.55

SUGA2012-033 08/11/2012

	Rates	Fringes
BRICKLAYER	$16.00	0.00
CARPENTER, Includes Drywall Hanging and Metal Stud Installation	$15.28	0.00
CEMENT MASON/CONCRETE FINISHER	$16.58	0.00
DRYWALL FINISHER/TAPER	$17.00	0.00
ELECTRICIAN	$19.71	3.60
HVAC MECHANIC (Installation of HVAC Unit Only, Excludes Installation of HVAC Pipe and Duct)	$18.00	3.89
IRONWORKER, REINFORCING	$17.94	0.00
IRONWORKER, STRUCTURAL	$20.00	0.35
LABORER: Common or General	$10.25	0.32
LABORER: Mason Tender – Brick	$9.00	0.00
LABORER: Pipelayer	$12.00	0.23
3
Exhibit J-4 Page 2

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
OPERATOR: Grader/Blade	$17.52	0.00
PAINTER: Brush, Roller and Spray	$16.00	1.62
ROOFER (Installation of Metal Roofs Only)	$15.02	0.00
ROOFER, Excludes Installation of Metal Roofs	$10.76	0.00
TILE FINISHER	$10.31	0.00
TILE SETTER	$19.50	0.00
TRUCK DRIVER: Dump Truck	$12.70	0.00
TRUCK DRIVER: Lowboy Truck	$17.41	0.00

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).

The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.
Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.
0000/9999: weighted union wage rates will be published annually each January.
Exhibit J-4 Page 3

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.

WAGE DETERMINATION APPEALS PROCESS
1.) Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:
Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:
Exhibit J-4 Page 4

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

Exhibit J-4 Page 5

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION
EXHIBIT J-5
HIGHWAY WAGE DETERMINATION
General Decision Number: GA140007 01/03/2014 GA7
Superseded General Decision Number: GA20130007
State: Georgia
Construction Type: Highway
Counties: Burke, Columbia, Glascock, Hancock, Jefferson, Jenkins, Lincoln, McDuffie, Richmond, Taliaferro, Warren, Washington and Wilkes Counties in Georgia.
HIGHWAY CONSTRUCTION PROJECTS
Modification Number      Publication Date

            0                               01/03/2014

SUGA2011-007 03/07/2011

	Rates	Fringes
CARPENTER	$ 11.45
CEMENT MASON/CONCRETE FINISHER	$ 11.36
LABORER
Asphalt Raker	$ 11.00
Asphalt Screed Person	$ 10.50
Common or General	$ 8.93
Form Setter	$ 10.35
Guardrail Erector	$ 13.50
Milling Machine Ground Person	$ 10.00
Pipe Layer	$ 10.20
POWER EQUIPMENT OPERATOR:
Asphalt Distributor	$ 14.10
Asphalt Paver/Spreader	$ 12.00
Backhoe/Excavator	$ 10.80
Bulldozer	$ 11.60
Compactor	$ 10.00
Crane/Dragline	$ 17.50
Front End Loader	$ 10.70
Material Transfer Vehicle (Shuttle Buggy)	$ 11.30
Exhibit J-5 Page 1

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
Mechanic	$ 12.75
Milling Machine	$ 11.50
Motorgrader Fine Grade	$ 14.55
Motorgrader/Blade	$ 16.00
Roller	$ 10.00
Water Truck	$ 11.25
TRUCK DRIVER
26,000 GVW & Under	$ 10.79
26,001 GVW & Over	$ 12.75

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).

The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.
Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.
0000/9999: weighted union wage rates will be published annually each January.
Exhibit J-5 Page 2

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.

WAGE DETERMINATION APPEALS PROCESS
1.) Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to: Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Exhibit J-5 Page 3

CONFIDENTIAL & PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

Exhibit J-5 Page 4